Exhibit 2.1

IN THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF TEXAS HOUSTON DIVISION			United States Bankruptcy Court Southern District of Texas ENTERED January 16, 2024 Nathan Ochsner, Clerk
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In re:	§	Chapter 11
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CORE SCIENTIFIC, INC., et al.,	§	Case No. 22-90341 (CML)
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Debtors[1]	§	(Jointly Administered)
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FINDINGS OF FACT,

CONCLUSIONS OF LAW, AND ORDER (I) APPROVING

DISCLOSURE STATEMENT ON A FINAL BASIS AND

(II) CONFIRMING FOURTH AMENDED JOINT CHAPTER 11

PLAN OF CORE SCIENTIFIC, INC. AND ITS AFFILIATED DEBTORS

Core Scientific, Inc. and its debtor affiliates, as debtors and debtors in possession in the above-captioned chapter 11 cases (collectively, the “Debtors”) having:

a.

commenced, on December 21, 2022 (the “Petition Date”), these Chapter 11 Cases by filing voluntary petitions in the United States Bankruptcy Court for the Southern District of Texas (the “Court”) for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”);

b.	obtained, on December 22, 2022, entry of the Amended Order Directing Joint Administration of Chapter 11 Cases Pursuant to Bankruptcy Rule 1015(b) and Bankruptcy Local Rule 1015-1 (Docket No. 105);

c.

proposed and filed the Fourth Amended Joint Chapter 11 Plan of Core Scientific, Inc. and Its Affiliated Debtors, dated December 28, 2023 (Docket No. 1639) and the Fourth Amended Joint Chapter 11 Plan of Core Scientific, Inc. and Its Affiliated Debtors (With Technical Modifications, dated January 15, 2024 (Docket No. 1722) (including any exhibits and schedules thereto and as may be modified, amended, or supplemented from time to time, the “Plan”),[2] and filed the Disclosure Statement for Third Amended

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The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are as follows: Core Scientific Mining LLC (6971); Core Scientific, Inc. (3837); Core Scientific Acquired Mining LLC (6074); Core Scientific Operating Company (5526); Radar Relay, Inc. (0496); Core Scientific Specialty Mining (Oklahoma) LLC (4327); American Property Acquisition, LLC (0825); Starboard Capital LLC (6677); RADAR LLC (5106); American Property Acquisitions I, LLC (9717); and American Property Acquisitions VII, LLC (3198). The Debtors’ corporate headquarters is 210 Barton Springs Road, Suite 300, Austin, Texas 78704. The Debtors’ service address is 2407 S. Congress Ave, Suite E-101, Austin, Texas 78704.

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Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan. The rules of interpretation set forth in Article I of the Plan and the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to this Confirmation Order.

Joint Chapter 11 Plan of Core Scientific, Inc. and Its Affiliated Debtors, dated November 16, 2023 (Docket No. 1439) (the “Initial Disclosure Statement”) and the Supplement to Disclosure Statement for Fourth Amended Joint Chapter 11 Plan of Core Scientific, Inc. and Its Affiliated Debtors, dated December 28, 2023 (Docket No. 1640) (the “Disclosure Statement Supplement” and together with the Initial Disclosure Statement, and including any exhibits and schedules thereto and as may be modified, amended, or supplemented from time to time, the “Disclosure Statement”);

d.

obtained, on November 17, 2023, after notice and hearing, entry of the Order (I) Scheduling Combined Hearing On (A) Adequacy of Disclosure Statement and (B) Confirmation of Plan; (II) Conditionally Approving Disclosure Statement and Form and Manner of Notice of Conditional Disclosure Statement Hearing; (III) Establishing Solicitation and Voting Procedures; (IV) Establishing Notice and Objection Procedures for Confirmation of Proposed Plan; (V) Approving Notice Procedures for the Assumption or Rejection of Executory Contracts and Unexpired Leases; (VI) Approving Notice Procedures for Reinstatement of Claims; (VII) Establishing Rights Offering Procedures; and (VII) Granting Related Relief (Docket No. 1447) (the “Initial Disclosure Statement Order”), which, among other things, (i) conditionally approved the Initial Disclosure Statement and (ii) approved solicitation procedures related to the Plan;

e.

obtained, on December 28, 2023, after notice, entry of the Order (I) Modifying Dates and Deadlines Set Forth in the Disclosure Statement Order and (II) Conditionally Approving the Debtors’ Disclosure Statement Supplement (Docket No. 1638) (the “Supplemental Disclosure Statement Order” and together with the Initial Disclosure Statement Order, the “Disclosure Statement Order”), which, among other things, (i) conditionally approved the Disclosure Statement Supplement, (ii) approved solicitation procedures related to the Plan, (iii) set the deadline for filing objections to confirmation of the Plan and final approval of the Disclosure Statement for January 11, 2024 at 5:00 p.m. (Prevailing Central Time), and (iv) scheduled a hearing to consider confirmation of the Plan and final approval of the Disclosure Statement for January 16, 2024 at 10:00 a.m. (Prevailing Central Time) (the “Combined Hearing”);

f.

served, through their claims, noticing, and solicitation agent, Stretto, Inc. (“Stretto”), the Disclosure Statement, the Plan, and related solicitation materials, including the ballots (the “Ballots”), notice of non-voting status (“Notice of Non-Voting Status”), release opt out forms (“Release Opt Out Forms”), and notice of the Combined Hearing (collectively, the “Solicitation Materials”) to Holders of Claims and Interests and other parties in interest in accordance with the Disclosure Statement Order, as described in the affidavits filed at Docket Nos. 1471, 1529, 1530, 1542, 1547, 1552, 1591, 1628, 1672, and 1689 (collectively, the “Solicitation Affidavits”) and the Declaration of Jung W. Song of Stretto, Inc. Regarding Voting and Tabulation of Ballots Cast on Fourth Amended Joint Chapter 11 Plan of Core Scientific, Inc. and Its Affiliated Debtors (Docket No. 1721), filed on January 14, 2024 (the “Solicitation Declaration”);

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g.

caused to be published in the Austin American Statesman, Cherokee Scout, Dalton Daily Citizen, Denton Record Chronicle, Grand Forks Herald, Muskogee Phoenix, Odessa American, Pecos Enterprise, The Lake News, and Wall Street Journal National Edition the notice of the Combined Hearing as set forth in the Affidavits of Publication, filed by Stretto on December 5, 2023 (Docket No. 1509) and the Affidavits of Publication, filed by Stretto on January 15, 2024 (Docket No. 1732) (collectively, the “Certificates of Publication”);

h.

caused, through Stretto, (i) the Notice of Cure Amounts Related to the Assumption of Executory Contracts and Unexpired Leases in Connection with Confirmation of Plan (Docket No. 1511) on December 5, 2023 and (ii) the Notice of Cure Amounts Related to Reinstatement of Other Secured Claims in Class 4 in Connection with Confirmation of Plan (Docket No. 1512) on December 5, 2023 (collectively, and as may be further amended or supplemented from time to time, the “Cure Notices”) setting forth the applicable Cure Amounts to be served on the counterparties to such Executory Contracts and Unexpired Leases or Holders of Reinstated Claims, as applicable, as set forth in the Certificate of Service, filed December 7, 2023 (Docket No. 1523).

i.

filed, (i) on December 8, 2023, the Notice of Filing of Plan Supplement in Connection with Third Amended Joint Chapter 11 Plan of Core Scientific, Inc. and Its Affiliated Debtors (Docket No. 1528), (ii) on December 11, 2023, the Notice of Filing of Amended Plan Supplement in Connection with Third Amended Joint Chapter 11 Plan of Core Scientific, Inc. and Its Affiliated Debtors (Docket No. 1536), (iii) on December 27, 2023, the Notice of Filing of Second Amended Plan Supplement in Connection with Fourth Amended Joint Chapter 11 Plan of Core Scientific, Inc. and Its Affiliated Debtors (Docket No. 1623), (iv) on January 5, 2024, the Notice of Filing of Third Amended Plan Supplement in Connection with Fourth Amended Joint Chapter 11 Plan of Core Scientific, Inc. and Its Affiliated Debtors (Docket No. 1685), and (v) on January 16, 2024, the Notice of Filing of Fourth Amended Plan Supplement in Connection with Fourth Amended Joint Chapter 11 Plan of Core Scientific, Inc. and Its Affiliated Debtors (Docket No. 1738) (collectively, and as may be further amended or supplemented from time to time, the “Plan Supplement”); and

j.

filed, on January 14, 2024, the (i) Debtors’ Memorandum of Law in Support of (I) Confirmation of Fourth Amended Joint Chapter 11 Plan of Core Scientific, Inc. and Its Affiliated Debtors and (II) Final Approval of the Disclosure Statement (Docket No. 1718), (ii) Declaration of Michael Bros in Support of (I) Confirmation of Fourth Amended Joint Chapter 11 Plan of Core Scientific, Inc. and Its Affiliated Debtors, (II) Final Approval of the Disclosure Statement, (III) the OG&E Settlement, and (IV) the Foundry Settlement (Docket No. 1725) (the “Bros Declaration”), (iii) Declaration of Rodi Blokh in Support of Confirmation of Fourth Amended Joint Chapter 11 Plan of Core Scientific, Inc. and Its Affiliated Debtors (Docket No. 1717) (the “Blokh Declaration”), (iv) Declaration of John Singh in Support of Confirmation of Fourth Amended Joint Chapter 11 Plan of Core Scientific, Inc. and Its Affiliated Debtors (Docket No. 1720) (the “Singh Declaration”), and (v) Declaration of Neal P. Goldman in Support of Confirmation of Fourth Amended Joint Chapter 11 Plan of Core Scientific, Inc. and Its Affiliated Debtors (Docket No. 1719) (the “Goldman Declaration” and, together with the Solicitation Declaration, the Bros Declaration, the Blokh Declaration, and the Singh Declaration, the “Supporting Declarations”);

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This Court having:

a.	approved in the Supplemental Disclosure Statement Order January 11, 2024, at 5:00 p.m. (Central Time) as the deadline for voting on the Plan;

b.

set in the Supplemental Disclosure Statement Order January 11, 2024, at 5:00 p.m. (Central Time) as the deadline by which objections to Confirmation of the Plan must be filed (the “Objection Deadline”);

c.

set in the Supplemental Disclosure Statement Order January 16, 2024, at 10:00 a.m. (Central Time) as the date and time for the Combined Hearing pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code;

d.

reviewed the Disclosure Statement, the Plan, the Confirmation Brief, the Plan Supplement, the Voting Certification, the Supporting Declarations, exhibits, statements, responses, and comments regarding Confirmation, including any and all objections, statements, and reservations of rights filed by parties in interest on the docket of the Chapter 11 Cases;

e.	held the Combined Hearing on January 16, 2024;

f.	heard the arguments and considered the evidence presented, proffered, and adduced at the Combined Hearing;

g.	considered the entire record of the Combined Hearing;

h.	taken judicial notice of the entire record of these Chapter 11 Cases; and

i.

overruled all objections to the Plan, Confirmation, final approval of the Disclosure Statement, and all statements and reservations of rights not consensually resolved or withdrawn, except as expressly provided herein.

NOW, THEREFORE, based on the foregoing, and after due deliberation and sufficient cause appearing therefor, this Court hereby FINDS, DETERMINES, and CONCLUDES as follows:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

a. Findings of Fact and Conclusions of Law. The findings and conclusions set forth herein and orally on the record of the Combined Hearing constitute this Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Rules 7052 and 9014 of the Federal Rules of Bankruptcy Procedure

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(the “Bankruptcy Rules”). All findings of fact and conclusions of law announced by this Court at the Combined Hearing in relation to Confirmation of the Plan and final approval of the Disclosure Statement are hereby incorporated into this Confirmation Order and are essential, inextricable, and nonseverable components and terms of this Confirmation Order and the treatment and distributions provided under the Plan. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

b. Jurisdiction, Venue, Core Proceeding. This Court has jurisdiction over these Chapter 11 Cases pursuant to 28 U.S.C. § 1334. Confirmation of the Plan and final approval of the Disclosure Statement are core proceedings pursuant to 28 U.S.C. § 157(b) and this Court has jurisdiction to enter a final order with respect thereto. Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409. To the extent necessary, the parties have impliedly consented to the entry of a final order by this Court with respect to Confirmation of the Plan and final approval of the Disclosure Statement. The Debtors are eligible debtors under section 109 of the Bankruptcy Code and are proper plan proponents under section 1121(a) of the Bankruptcy Code.

c. Chapter 11 Petitions. On the Petition Date, the Debtors commenced with this Court voluntary cases under chapter 11 of the Bankruptcy Code. On December 22, 2022, this Court entered an order authorizing the joint administration of the Debtors’ Chapter 11 Cases in accordance with Bankruptcy Rule 1015(b) and Bankruptcy Local Rule 1015-1. See Docket No. 105.

d. Since the Petition Date, the Debtors have operated their business and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. On January 9, 2023, the U.S. Trustee appointed an official committee of unsecured creditors

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(the “Creditors’ Committee”) in these Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code (Docket No. 256). On February 3, 2023, the U.S. Trustee appointed a reconstituted Creditors’ Committee (Docket No. 456). On March 23, 2023, the U.S Trustee appointed an official committee of equity security holders (Docket No. 724) (the “Equity Committee”). No trustee or examiner has been appointed in these Chapter 11 Cases pursuant to section 1104 of the Bankruptcy Code.

e. Judicial Notice. This Court takes judicial notice of the docket of these Chapter 11 Cases maintained by the Clerk of this Court, including all pleadings and other documents filed, all orders entered, all hearing transcripts, and all evidence and arguments made, proffered, or adduced at the hearings held before this Court during the pendency of the Chapter 11 Cases. Any resolution of objections to Confirmation of the Plan or final approval of the Disclosure Statement explained on the record at the Combined Hearing is hereby incorporated by reference. All unresolved objections, statements, informal objections, and reservations of rights, if any, related to the Plan, the Disclosure Statement, Confirmation of the Plan, or final approval of the Disclosure Statement are overruled on the merits and denied in their entirety.

f. Burden of Proof. Based on the record of the Chapter 11 Cases, each of the Debtors has met the burden of proving by a preponderance of the evidence each applicable element of sections 1129(a) and (b) of the Bankruptcy Code, including all other sections of the Bankruptcy Code referenced therein or implicated thereby.

g. Claims Bar Date. As evidenced by the affidavits filed at Docket Nos. 669, 679, 682, 683, 684, 690, 712, 717, 732, 733, 742, 747, 772, 885, 948, and 1518, Holders of Claims and Interests and Other Beneficial Owners were given notice and the opportunity to file Proofs of Claim against the Debtors in accordance with the procedures and deadlines set forth in the Order (I) Establishing Deadlines to File Proofs of Claim and (II) Approving Form and Manner of Notice Thereof (Docket No. 652).

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h. Principal Purpose. No Governmental Unit has requested that the Court refuse to confirm the Plan on the grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act. As evidenced by its terms, the principal purpose of the Plan is not such avoidance. Accordingly, the requirements of section 1129(d) of the Bankruptcy Code have been satisfied.

i. Adequacy of Disclosure Statement. The Disclosure Statement contains “adequate information,” as such term is defined in section 1125(a)(1) of the Bankruptcy Code, with respect to the Debtors, the Plan, and the transactions contemplated therein.

j. Solicitation. As described in and evidenced by the Solicitation Affidavits and the Solicitation Declaration, transmittal and service of the Solicitation Materials (collectively, the “Solicitation”) were timely, adequate, appropriate, and sufficient under the circumstances of these Chapter 11 Cases. The Solicitation (i) was conducted in good faith, (ii) complied with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules for the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Local Rules”), the Disclosure Statement Order, and all other applicable non-bankruptcy rules, laws, and regulations applicable to the Solicitation, (iii) was open, transparent, and inclusive, and (iv) was appropriate and satisfactory based upon the circumstances of these Chapter 11 Cases. The Released Parties and the Exculpated Parties acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including with respect to (1) the solicitation of acceptance or rejection of the Plan and (2) the participation in the offer, issuance, sale, or purchase of a security offered or sold under the Plan, and are entitled to the protections of section 1125(e) of the Bankruptcy Code and all other applicable protections and rights provided in the Plan and this Confirmation Order.

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k. Notice. As evidenced by the Solicitation Affidavits, the Certificates of Publication, and the Solicitation Declaration, all parties required to be given notice of the Combined Hearing (including the deadline for filing and serving objections to Confirmation of the Plan and final approval of the Disclosure Statement) have been given due, proper, adequate, timely, and sufficient notice of the Combined Hearing in accordance with the Disclosure Statement Order and in compliance with the Bankruptcy Code, the Bankruptcy Rules (including Bankruptcy Rule 3017(d)), the Bankruptcy Local Rules, and all other applicable non-bankruptcy rules, laws, and regulations, and such parties had an opportunity to appear and be heard with respect thereto. No other or further notice is required with respect thereto.

l. Voting Record Date. The Solicitation Materials and the Plan were distributed to Holders in the Voting Classes that held a Claim or Interest as of November 9, 2023 (the “Voting Record Date”). The establishment and notice of the Voting Record Date were reasonable and sufficient.

m. Tabulation. As described in the Solicitation Declaration, (i) the Holders of Claims or Interests in Class 1 (April Convertible Notes Secured Claims), Class 2 (August Convertible Notes Secured Claims), Class 3 (Miner Equipment Lender Secured Claims), Class 6 (Secured Mortgage Claims), Class 8B (Convenience Claims), Class 11 (Section 510(b) Claims), and Class 12 (Existing Common Interests) are Impaired under the Plan and each of the foregoing has voted to accept the Plan in the numbers and amounts required by section 1126 of the Bankruptcy Code, (ii) none of the Holders of Claims in Class 5 (M&M Lien Secured Claims) voted on the Plan, and (iii) the Holders of Claims in Class 8A (General Unsecured Claims) are Impaired under the Plan

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and voted to accept the Plan in the numbers and amounts required by section 1126 of the Bankruptcy Code at all but one Debtor entity, Core Scientific Mining LLC. All procedures used to tabulate the Ballots were fair, reasonable, and conducted in accordance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, the Procedures for Complex Chapter 11 Cases in the Southern District of Texas (effective as of October 18, 2023), the Disclosure Statement Order, and all other applicable non-bankruptcy rules, laws, and regulations. Pursuant to the Disclosure Statement Order, the other Classes of Claims against and Interests in the Debtors are presumed to accept the Plan.

n. Bankruptcy Rule 3016. In accordance with Bankruptcy Rule 3016(a), the Plan and all modifications thereto are dated and identify the Debtors as proponents of the Plan. The Debtors appropriately filed the Disclosure Statement and the Plan with this Court, thereby satisfying Bankruptcy Rule 3016(b). The discharge, release, injunction, and exculpation provisions in the Disclosure Statement and the Plan are set forth in bold and with specific and conspicuous language, thereby complying with Bankruptcy Rule 3016(c).

o. Cram Down Requirements. With respect to the one Class at Debtor Core Scientific Mining LLC that rejected the Plan, the requirements of section 1129(b) of the Bankruptcy Code have been satisfied and the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code. The Plan does not unfairly discriminate between such Class and similarly situated Classes of Claims. Furthermore, the Plan is fair and equitable with respect to the Class of Claims that rejected the Plan, as the Plan provides for the payment in full of Claims in such Class.

p. Only One Plan. The Plan (including previous versions thereof) is the only chapter 11 plan Filed in each of these Chapter 11 Cases and, accordingly, satisfies section 1129(c) of the Bankruptcy Code.

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q. Not Small Business Cases. These Chapter 11 Cases are not small business cases, and accordingly, section 1129(e) of the Bankruptcy Code does not apply to these Chapter 11 Cases.

r. Executory Contracts and Unexpired Leases. The Debtors have exercised reasonable business judgment in determining whether to assume or reject Executory Contracts and Unexpired Leases pursuant to Article VIII of the Plan. Each assumption of an Executory Contract or Unexpired Lease pursuant to Article VIII of the Plan shall be legal, valid, and binding upon the Debtors or Reorganized Debtors and their successors and assigns and all non-Debtor parties and their successors and assigns to such Executory Contract or Unexpired Lease. Moreover, the Debtors have cured, or provided adequate assurance that the Debtors or Reorganized Debtors or their successors and assigns, as applicable, will cure, defaults (if any) under or relating to each of the Executory Contracts and Unexpired Leases that are being assumed by the Debtors pursuant to the Plan.

s. Plan Supplement. The documents contained in the Plan Supplement comply and are consistent with the Bankruptcy Code and the terms of the Plan, and the filing and notice of such documents were good and proper and in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, the Disclosure Statement Order, and the facts and circumstances of these Chapter 11 Cases. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan and the RSA, the Debtors, with the consent of the Requisite Consenting Creditors, reserve the right to alter, amend, update, or modify the Plan Supplement at any time before the Effective Date (subject to the parties’ rights and obligations under the RSA).

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t. Retention of Causes of Action and Reservation of Rights. The Debtors filed with the Court the Schedule of Retained Causes of Action as Exhibit K to the Plan Supplement. Therefore, in accordance with section 1123(b)(3) of the Bankruptcy Code and section 10.8 of the Plan, except as otherwise explicitly released under the Plan or this Confirmation Order, the Reorganized Debtors shall have, retain, reserve, and be entitled to assert all rights of setoff or recoupment, and other legal or equitable defenses as fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ legal and equitable rights in respect of any Unimpaired Claim may be asserted after the Confirmation Date and Effective Date to the same extent as if the Chapter 11 Cases had not been commenced. The Debtors or the Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity not released pursuant to the Plan or this Confirmation Order.

u. Cure of Defaults. Article VIII of the Plan provides for the payment of Cure Amounts for each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan. The Debtors or the Reorganized Debtors, as applicable, have paid or will pay valid Cure Amounts in the ordinary course, except as otherwise agreed with the relevant counterparty.

v. Best Interest of Creditors. The liquidation analysis provided in the Initial Disclosure Statement as Exhibit C, and the other evidence presented, proffered, or adduced at the Combined Hearing, including the Blokh Declaration, (i) are persuasive and credible, (ii) have not been controverted by any evidence, and (iii) establish that each Holder of an Impaired Claim or Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

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w. Value. Based on the valuation analysis set forth in Exhibit D to the Initial Disclosure Statement, and the testimony presented, proffered, or adduced at the Combined Hearing, including the Singh Declaration, which this Court has determined to be credible, persuasive, and based on appropriate assumptions and valid analysis and methodology, this Court finds that the Enterprise Value (as defined in the Singh Declaration), a range for which is set forth in the Initial Disclosure Statement, is a reasonable and appropriate measure of the Reorganized Debtors’ enterprise value given the facts and circumstances of these Chapter 11 Cases.

x. Feasibility. The financial projections provided in the Initial Disclosure Statement as Exhibit E, and the other evidence presented, proffered, or adduced at the Combined Hearing, including the Bros Declaration, (i) are persuasive and credible, (ii) have not been controverted by any evidence, and (iii) establish that Confirmation of the Plan is not likely to be followed by liquidation or the need for further financial reorganization.

y. Directors. The directors of the Debtors shall be relieved of any and all duties with respect to the Debtors as of the Effective Date of the Plan. The identities and affiliations of the persons proposed to serve as the initial directors and officers of the Reorganized Debtors on and after the Effective Date have been fully disclosed to the extent such information is available, and the appointment to, or continuance in, such offices of such persons is consistent with the interests of Holders of Claims against and Interests in the Debtors and with public policy.

z. Release, Exculpation, and Injunction Provisions. The injunction, release, and exculpation provisions contained in the Plan and this Confirmation Order for the benefit of the Released Parties and Exculpated Parties, as applicable, are essential components of the Plan.

aa. Good and valid justifications have been demonstrated in support of the releases granted by the Debtors, the Debtors’ Estates, and the Reorganized Debtors (the “Debtor Releases”), and the Debtors have satisfied the business judgment standard with respect to the Debtor Releases. The Debtor Releases represent a valid exercise of the Debtors’ business judgment.

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bb. The releases contained in section 10.6(b) of the Plan (the “Third-Party Releases”) are appropriate. Holders of Claims and Interests, as well as Other Beneficial Owners, were duly informed of the Third-Party Releases, including through the Release Opt Out Forms, and given the opportunity to opt out. The release provisions contained in section 10.6(b) of the Plan are consensual under applicable law because (1) all Releasing Parties were given due and adequate notice thereof and sufficient opportunity and instruction to elect to opt out of such releases in accordance with the Disclosure Statement Order and paragraph 40 of the Procedures for Complex Cases in the Southern District of Texas, effective October 18, 2023 and (2) the releases therein are provided only by (i) the Debtors, (ii) the Reorganized Debtors, (iii) with respect to each of the foregoing Persons in clauses (i) through (ii), all Related Parties, (iv) the Released Parties, (v) Holders of all Claims and Interests who voted to accept the Plan, (vi) the Holders of all Claims or Interests whose vote to accept or reject the Plan was solicited but that did not vote either to accept or to reject the Plan and did not opt out of granting the releases set forth therein, (vii) the Holders of all Claims or Interests that voted, or were deemed, to reject the Plan or that were presumed to accept the Plan but did not opt out of granting the releases set forth therein, and (viii) the Holders of all Claims and Interests and all Other Beneficial Owners that were given notice of the opportunity to opt out of granting the releases set forth in the Plan but did not opt out. The Third-Party Releases are consensual and: (1) essential to the Confirmation of the Plan; (2) given in exchange for the good and valuable consideration provided by the Released Parties; (3) a good faith settlement and compromise of the Claims released by the Third-Party Releases; (4) in the best interests of the Debtors and the Debtors’ Estates; (5) fair, equitable, and reasonable; (6) given

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and made after due notice and opportunity for hearing; and (7) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third Party Releases, except as otherwise expressly set forth in the Plan. The Third-Party Releases are an integral part of the Plan that is overwhelmingly supported by the Classes entitled to vote on the Plan. Like the Debtor Releases, the Third-Party Releases facilitated participation in both the Plan and the chapter 11 process generally. The Third-Party Releases are instrumental to the Plan and were critical in incenting the parties to support the Plan. The Third-Party Releases are appropriately tailored under the facts and circumstances of the Chapter 11 Cases. Parties-in-interest have had a full opportunity to opt out of the Third-Party Releases. As such, the Third-Party Releases appropriately offer certain protections to parties that constructively participated in the Debtors’ restructuring process by, among other things, supporting the Plan and the Restructuring Transactions. Each of the (x) Notices of Non-Voting Status, which were sent to Holders of Claims and Interests in Classes not entitled to vote on the Plan (except with respect to Holders of Claims and Interests in Class 9 (Intercompany Claims) and Class 10 (Intercompany Interests)), (y) the Ballots, which were sent to Holders of Claims and Interests in Classes entitled to vote on the Plan, and (z) the Release Opt Out Forms, which were sent as an attachment to the Notice of Non-Voting Status and separately to Other Beneficial Owners, expressly included, in bold font, the terms of the Third-Party Releases, as set forth in section 10.6 of the Plan. The language of the Third-Party Releases was also emphasized using bold font in the Plan and the Disclosure Statement. The Notice of Non-Voting Status, the Ballots, and the Release Opt Out Form advised careful review and consideration of the terms of the Third-Party Releases, along with the exculpation and injunction provisions. The Debtors sufficiently put the Releasing Parties on notice of the Claims being released and the opt-out procedures.

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cc. The process described in the Solicitation Declaration and the Solicitation Affidavits that the Debtors and Stretto followed to identify the relevant parties on which to serve the applicable Ballot, Notice of Non-Voting Status, and/or Release Opt Out Form (i) is consistent with the industry standard and (ii) was reasonably calculated to ensure that each Holder of Claims or Interests in each Class was informed of its ability to opt out of the releases and the consequences for failing to timely do so. For the avoidance of doubt, any party that validly elected in the Release Opt Out Form or in the Ballot to opt out of the Third-Party Releases prior to any deadline to submit a Ballot, whether under any original or extended deadline, shall be neither a Released Party nor a Releasing Party under the Plan.

dd. Accordingly, as has been established based upon the record in these Chapter 11 Cases, the Supporting Declarations, and the evidence presented in connection with the Combined Hearing, the release provisions contained in Article X of the Plan (i) were integral to the agreements among the various parties in interest and are essential to the formulation and implementation of the Plan, as required by section 1123 of the Bankruptcy Code, (ii) are consistent with and permissible under applicable law, (iii) were given in exchange for good and valuable consideration provided by the Released Parties, (iv) are in the best interests of the Debtors, the Debtors’ Estates, Holders of Claims and Interests, and all other parties in interest, (v) were negotiated in good faith and at arm’s length, (vi) confer substantial benefits on the Debtors, the Debtors’ estate, and the Debtors’ creditors, and (vii) are fair, equitable, and reasonable, and failure to implement the Debtor Releases, Third-Party Releases, injunctions, and exculpation provisions set forth in the Plan and approved in this Confirmation Order would seriously impair and jeopardize the Debtors’ ability to confirm and implement the Plan, and the compromises and settlements provided therein.

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ee. The exculpation provisions contained in the Plan and this Confirmation Order are appropriately tailored to the circumstances of these Chapter 11 Cases and are appropriate under applicable law, including In re Highland Capital Mgmt., L.P., 48 F. 4th 419 (5th Cir. 2022), because they are supported by proper evidence, proposed in good faith, formulated following extensive good faith, arm’s-length negotiations with key constituents, and appropriately limited in scope. The Exculpated Parties reasonably relied upon the exculpation provisions as a material inducement to engage in postpetition negotiations with the Debtors and other key stakeholders that culminated in the Plan, the RSA Settlement, the GUC Settlement, the Miner Equipment Lender Settlement, the Brown Settlement, the Holliwood Settlement, the Foundry Settlement, and all other settlements and compromises therein that maximize value for the Debtors’ Estates. The record in these Chapter 11 Cases supports that the exculpation provisions are appropriately tailored to protect the Exculpated Parties from unnecessary litigation, and contain appropriate carve outs for actions determined by a Final Order to have constituted actual fraud, willful misconduct, or gross negligence.

ff. The record in these Chapter 11 Cases further supports that the Debtors’ current directors and officers exhibited the highest standards of professionalism and due diligence in the performance of their roles as directors and officers in these cases. The Debtors’ current directors and officers (i) were integral to the restructuring, (ii) exercised the highest level of prudent business judgment after exhaustive diligence in their decision making; (iii) owed duties only to the Debtors, the Debtors’ Estates, and this Court in their roles as directors and officers; and (iv) satisfied such duties fully, completely, professionally and admirably at all times throughout these Chapter 11 Cases.

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gg. The injunction provisions contained in the Plan are essential to the Plan and are necessary to implement the Plan and to preserve and enforce the discharge, release, and exculpation provisions of the Plan. The injunction provisions are appropriately tailored to achieve those purposes. Subject in all respects to Article XI of the Plan, no Entity or Person may commence or pursue a Claim or Cause of Action of any kind against any Released Party or Exculpated Party that arose or arises from, in whole or in part, a Claim or Cause of Action subject to section 10.6(a), section 10.6(b), or section 10.7 of the Plan, without this Court (i) first determining, after notice and a hearing, that such Claim or Cause of Action represents a colorable Claim for actual fraud, gross negligence, or willful misconduct against such Released Party or Exculpated Party and (ii) specifically authorizing such Entity or Person to bring such Claim or Cause of Action against such Released Party or Exculpated Party.

hh. The record of the Combined Hearing and the Chapter 11 Cases is sufficient to support the injunctions, releases, and exculpation provided for in the Plan, including sections 10.5, 10.6, and 10.7 of the Plan, and in this Confirmation Order. Accordingly, based upon the record of the Chapter 11 Cases, the representations of the parties, and/or the evidence proffered, adduced, and/or presented at the Combined Hearing, the injunctions, releases, and exculpation set forth in Article X of the Plan and in this Confirmation Order are consistent with the Bankruptcy Code and applicable law and are approved.

ii. Modifications to Plan. Pursuant to section 1127 of the Bankruptcy Code, the modifications to the Plan made after solicitation of the Plan or in this Confirmation Order (including those modifications announced on the record of the Combined Hearing) constitute technical or clarifying changes, changes with respect to particular Claims or Interests by agreement with Holders of such Claims or Interests, or such modifications do not materially and adversely

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affect or change the treatment of any other Claim or Interest under the Plan. Notice of these modifications was adequate and appropriate under the facts and circumstances of these Chapter 11 Cases. In accordance with Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of votes under section 1126 of the Bankruptcy Code, and they do not require that Holders of Claims or Interests be afforded any further opportunity to change previously cast acceptances or rejections of the Plan. Accordingly, the Plan is properly before this Court, and all votes cast with respect to the Plan prior to such modification shall be binding and shall apply with respect to the Plan.

jj. Compromises and Settlements. The Plan is deemed to constitute a motion under section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019 with respect to all settlements provided for therein, including the Plan Settlements. Entry of this Confirmation Order constitutes this Court’s approval of the terms of the Plan Settlements provided for under the Plan. In accordance with section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions, releases, and other benefits provided under the Plan and with the support of the various creditors, stakeholders, and other parties in interest, including the Ad Hoc Noteholder Group and its members, the Equity Committee and its members, the Creditors’ Committee and its members, B. Riley Commercial Capital, LLC, BRF Finance Co., LLC (together with B. Riley Commercial Capital, LLC, “B. Riley”), the Settling Miner Equipment Lenders, Brown Corporation, Holliwood LLC, and Foundry, the provisions of the Plan constitute a good faith compromise and settlement of all Claims, Causes of Action, disputes, and controversies released, settled, compromised, or otherwise resolved pursuant to the Plan. In addition, the compromises and Plan Settlements embodied in the Plan are integral to the Plan and preserve value by enabling the Debtors to avoid extended, value-eroding litigation that could delay the Debtors’

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emergence from chapter 11. Entry of this Confirmation Order constitutes this Court’s approval of the Plan Settlements and compromises, including the releases in connection with the Plan Settlements, and a finding by this Court that the Plan Settlements are fair, equitable, and reasonable and in the best interests of the Debtors, the Debtors’ Estates, and Holders of Claims and Interests because, among other things: (a) each of the Plan Settlements reflects a reasonable balance between the possible success of litigation with respect to each of the settled claims and disputes, on the one hand, and the benefits of fully and finally resolving such claims and disputes and allowing the Debtors to expeditiously exit chapter 11, on the other hand; (b) absent each of the Plan Settlements, there is a likelihood of complex and protracted litigation with the attendant expense, inconvenience, delay and uncertainty that has a possibility to derail the Debtors’ reorganization efforts and would jeopardize the Debtors’ ability to confirm and implement the Plan, and the compromises and settlements provided therein; (c) each of the parties supporting each of the Plan Settlements, including the Debtors, the Ad Hoc Noteholder Group and its members, the Equity Committee and its members, the Creditors’ Committee, B. Riley, the Settling Miner Equipment Lenders, Brown Corporation, Holliwood LLC, and Foundry, are represented by counsel that is recognized as being knowledgeable, competent, and experienced; (d) each of the Plan Settlements is the product of arm’s-length bargaining and good faith negotiations between sophisticated parties; and (e) each of the Plan Settlements will maximize the value of the Debtors’ Estates by preserving and protecting the ability of the Reorganized Debtors to continue operating outside of bankruptcy protection and in the ordinary course of business, and is essential to the successful implementation of the Plan. Based on the foregoing, the Plan Settlements satisfy the requirements of applicable Fifth Circuit law for approval of settlements and compromises pursuant to section 1123(b) of the Bankruptcy Code and Bankruptcy Rule 9019, and the Plan Settlements are hereby approved.

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kk. Exit Capital Structure. The evidentiary record demonstrates that the exit capital structure contemplated by the Plan, Plan Supplement, and the RSA is reasonable and appropriate and sufficient to fully perform all of the Debtors’ obligations under the Plan, as well as all obligations of the Reorganized Debtors under all assumed agreements. The terms and structure of the Exit Facility, New Secured Notes, New Secured Convertible Notes, Contingent Payment Obligations, Miner Equipment Lender Takeback Debt (Default), Miner Equipment Lender Takeback Debt (Election 2), Mortgage Takeback Debt, New Warrants, M&M Lien Takeback Debt, and GUC Contingent Payment Obligations, each as currently contemplated by the Plan (and any commitments, engagements, or similar arrangements with respect to the provisions, arrangement or structuring thereof), are fair and reasonable, reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties, are supported by reasonably equivalent value and fair consideration, and are in the best interests of the Debtors’ Estates and their creditors.

ll. Rights Offering. The Rights Offering was oversubscribed upon the subscription deadline and, as of the date hereof, the Debtors have received the full $55 million subscription from the Rights Offering. Accordingly, there is no ERO Shortfall, and there shall be no ERO Shortfall Equity Distribution.

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mm. Good Faith. The Debtors have proposed the Plan and all documents necessary to effectuate the Plan, contained in the Plan, or contemplated by the Plan, including the Plan Supplement (collectively, the “Plan Documents”) in good faith and not by any means forbidden by applicable law. The Debtors’ good faith is evident from the facts and record of these Chapter 11 Cases, the Solicitation Materials, the Supporting Declarations, the record of the Combined Hearing, and other proceedings held before this Court in these Chapter 11 Cases. The Plan Documents were negotiated at arm’s length in good faith among the Debtors, the Ad Hoc Noteholder Group, the Equity Committee, the Creditors’ Committee, B. Riley, the Settling Miner Equipment Lenders, the Released Parties, the Exculpated Parties, and each of the foregoing Person’s applicable Related Parties, each as applicable. The Debtors, the Ad Hoc Noteholder Group, the Equity Committee, the Creditors’ Committee, B. Riley, the Settling Miner Equipment Lenders, the Released Parties, the Exculpated Parties, and each of the foregoing Person’s applicable Related Parties have been and will be acting in good faith if they proceed to: (i) consummate the Plan and the agreements, settlements, transactions, distributions, and other transfers contemplated therein and in this Confirmation Order, including the funding or deemed funding (in each case, to the extent applicable), of (a) the Exit Facility pursuant to the terms and conditions of the Exit Facility Documents, (b) the New Secured Notes pursuant to the terms and conditions of the New Secured Notes Documents, (c) the New Secured Convertible Notes pursuant to the terms and conditions of the New Secured Convertible Notes Documents, (d) the Contingent Payment Obligations pursuant to the terms and conditions of the Contingent Payment Obligations Documents, (e) the Miner Equipment Lender Takeback Debt (Default) and Miner Equipment Lender Takeback Debt (Election 2) pursuant to the terms and conditions of the applicable New Miner Equipment Lender Debt Documents, (f) the debt related to the Reinstated Other Secured Claims pursuant to the terms and conditions of the Plan and the applicable Other Secured Claims Agreements, (g) the M&M Lien Takeback Debt pursuant to the terms and conditions of the Plan and the New M&M Lien Debt Term Sheet, (h) the debt incurred pursuant to the applicable M&M Lien Settlements in accordance with the terms and conditions thereof, (i) the Mortgage Takeback

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Debt pursuant to the terms and conditions of the Plan, (j) the New Warrants pursuant to the terms and conditions of the New Warrants Agreement, (k) the GUC Contingent Payment Obligations pursuant to the terms and conditions of the Plan and the GUC Contingent Payment Obligations Term Sheet; (ii) make any distributions pursuant to the terms and conditions of the Plan and this Confirmation Order, including any issuances of New Common Interests pursuant to the terms and conditions of the Plan and the New Corporate Governance Documents; (iii) carry out each of the Restructuring Transactions or any other transactions contemplated by the Plan, including those set forth in the Restructuring Transactions Exhibit, and the Rights Offering in accordance with the Rights Offering Procedures; and (iv) take any actions authorized by the Plan and this Confirmation Order.

nn. Satisfaction of Confirmation Requirements. The Plan satisfies the requirements for confirmation by a preponderance of the evidence, which is the applicable evidentiary standard for Confirmation, as set forth in section 1129 of the Bankruptcy Code.

oo. Likelihood of Satisfaction of Conditions Precedent to Effective Date. Each of the conditions precedent to the Effective Date, as set forth in Article IX of the Plan, has been or is reasonably likely to be satisfied or waived in accordance with the Plan.

ORDER

ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:

A.	Findings of Fact and Conclusions of Law

1. The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014. All findings of fact and conclusions of law announced by this Court on the record at the Combined Hearing in relation to Confirmation of the Plan and/or final approval of the Disclosure Statement are hereby incorporated into this Confirmation Order. To the extent that any finding of fact shall be determined to be a conclusion of law, it shall be deemed so, and vice versa.

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B.	Notice of the Combined Hearing, Solicitation, and Tabulation

2. Notice of the Combined Hearing, the Solicitation, and the tabulation of submitted Ballots and Release Opt Out Forms complied with the Disclosure Statement Order, were appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, uncontroverted, and were in compliance with the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules.

C.	Final Approval of Disclosure Statement

3. The Disclosure Statement is approved on a final basis as having adequate information as contemplated by section 1125(a)(1) of the Bankruptcy Code.

D.	Confirmation of Plan

4. The Plan and each of its provisions are confirmed pursuant to section 1129 of the Bankruptcy Code. The Plan Documents are hereby authorized and approved. The terms of the Plan and the Plan Documents are incorporated herein by reference and are an integral part of this Confirmation Order. The terms of the Plan, the Plan Documents, all exhibits thereto, and all other relevant and necessary documents shall be effective and binding as of the Effective Date upon the Debtors, the Reorganized Debtors, any and all Holders of Claims or Interests (irrespective of whether Holders of such Claims or Interests have, or are deemed to have, accepted the Plan), all Other Beneficial Owners, all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. Subject to the terms of the Plan, the Debtors are authorized to alter,

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amend, update, or modify the Plan Documents on or prior to the Effective Date, with the consent of the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA). The failure to specifically include or refer to any particular article, section, or provision of the Plan or the Plan Documents in this Confirmation Order shall not diminish or impair the effectiveness or enforceability of such article, section, or provision nor constitute a waiver thereof, it being the intent of this Court that the Plan is confirmed in its entirety and incorporated herein by this reference.

E.	Objections

5. Except as set forth herein, any objections (including any reservations of rights contained therein) to Confirmation of the Plan and/or final approval of the Disclosure Statement, including, but not limited to, the objections filed at Docket Nos. 1540, 1554, 1555, 1558, 1559, 1560, 1577, 1588, 1587, and 1698, or other responses or reservations of rights with respect to Confirmation of the Plan and/or final approval of the Disclosure Statement that have not been withdrawn or resolved prior to entry of this Confirmation Order shall be, and hereby are, overruled on the merits and denied. All objections to Confirmation of the Plan not Filed and served prior to the Objection Deadline, if any, are deemed waived and shall not be considered by the Court.

F.	No Action

6. Pursuant to the appropriate provisions of any applicable state’s general corporation or limited liability company laws, other applicable non-bankruptcy law, and section 1142(b) of the Bankruptcy Code, (i) no action of the respective directors, managers, members, stockholders, or other equity holders of the Debtors or Reorganized Debtors, as applicable, shall be required to authorize the Debtors to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan, including any Plan Document, and any contract, instrument, or other document to be executed, delivered, adopted, or amended in connection with

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the implementation of the Plan, including any Plan Document, and (ii) to the extent the Debtors or the Reorganized Debtors, as applicable, determine any Person or Entity is a necessary party to execute and deliver or join in the execution or delivery of any instrument required to effect a transfer of property dealt with by the Plan, including any Plan Document, or perform any other act in furtherance of the transactions contemplated by the Plan, including any Plan Document, and this Confirmation Order, and in furtherance of consummation of the Plan, and such Person or Entity is so informed by the Debtors or the Reorganized Debtors, as applicable, then such Person or Entity is directed to take such steps as necessary to comply with the foregoing and section 1142(b) of the Bankruptcy Code.

G.	Governmental Approvals Not Required

7. Except as otherwise expressly set forth herein, this Confirmation Order constitutes all approvals and consents required, if any, by the laws, rules, or regulations of any state or any other governmental authority with respect to the implementation and consummation of the Plan and the Plan Documents and any other acts that may be necessary or appropriate for the implementation or consummation of the Plan or the Plan Documents to the fullest extent permitted by law and nothing herein to the contrary shall diminish the authority of section 1142 of the Bankruptcy Code.

H.	Implementation and Effectiveness of Plan

8. On or before the Effective Date, the Debtors and the Reorganized Debtors, as applicable, and the appropriate officers, representatives, and members of the boards of managers or boards of directors thereof, as applicable, shall be authorized to and may issue, execute, deliver, file, or record such documents, securities, contracts, instruments, releases, and other agreements, including the Plan Documents, and take any other actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, including the

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Restructuring Transactions and all other actions delineated in Article V of the Plan or otherwise contemplated by the Plan or the Plan Documents, including the conversion, merger, or dissolution of any Debtor and including the transactions contemplated in the Restructuring Transactions Exhibit, without the need for any further approvals (including, without limitation, by any stockholder, member, equity holder, board of directors, or board of managers), authorization, or consents, except for those expressly required pursuant to the Plan. All actions contemplated by the Plan, including all actions in connection with any Plan Document, are hereby effective and authorized to be taken on, prior to, or after the Effective Date, as applicable, without further application to, or order of this Court, or further action by the respective officers, directors, managers, members, stockholders, or equity holders of the Debtors or Reorganized Debtors.

I.	Free and Clear

9. Except as otherwise provided in the Plan, the Plan Documents, the Plan Supplement, or this Confirmation Order, on and after the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all Assets of the Estates, including all claims, rights, and Causes of Action and any property acquired by the Debtors under or in connection with the Plan or the Plan Supplement, shall vest in each respective Reorganized Debtor, subject to the Restructuring Transactions, free and clear of all Claims, Liens, encumbrances, charges, and other interests (excluding, for the avoidance of doubt, Liens securing obligations under the Exit Facility, New Secured Notes, New Secured Convertible Notes, M&M Lien Takeback Debt, M&M Lien Settlements, Mortgage Takeback Debt, New Miner Equipment Debt Facilities (Default), and New Miner Equipment Lender Debt Facilities (Election 2)). Subject to the terms of the Plan, on and after the Plan Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property and prosecute, compromise, or settle any Claims, Interests, and Causes of Action without supervision of or approval by the Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by the Plan or this Confirmation Order.

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J.	Restructuring Transactions

10. On or before the Effective Date or as soon as reasonably practicable thereafter, the Debtors or Reorganized Debtors, as applicable, may take all actions consistent with this Confirmation Order and the Plan as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Restructuring Transactions, including the transactions set forth in the Restructuring Transactions Exhibit, and the issuance of the New Common Interests under and in connection with the Plan and the Plan Documents.

11. This Confirmation Order shall, and shall be deemed to, pursuant to sections 363, 1123, 1142, 1145, and 1146 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the Restructuring Transactions and the transactions set forth in the Restructuring Transactions Exhibit, and, to the extent such actions were taken before the Confirmation Date, such actions are ratified in all respects, and, in each case, no further approvals, authorization, or consents shall be required, except those expressly required pursuant to the Plan or this Confirmation Order. The Ad Hoc Noteholder Group and its members, Settling Miner Equipment Lenders, the Equity Committee and its members, the Creditors’ Committee and its members, B. Riley, the Released Parties, each of the foregoing Person’s Related Parties, and any other parties necessary to effectuate, to the fullest extent permitted under section 1142 of the Bankruptcy Code, any transactions approved by, contemplated by, or necessary to effectuate the Plan, shall be deemed to consent to any such transactions (subject to the parties’ rights and obligations under the RSA, the Plan, or this Confirmation Order).

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K.	Authorization and Issuance of Plan Securities

12. The Reorganized Debtors are authorized to issue, issue and reserve as treasury stock, or treat as if issued, as applicable, all Plan-related securities, including, but not limited to, the New Common Interests, the New Warrants, the New Secured Notes, the New Secured Convertible Notes, the Contingent Payment Obligations, and the GUC Contingent Payment Obligations (to the extent securities), in accordance with the terms of the Plan. Nothing herein shall be construed to deem anything that is not a security to be a security. All New Warrants, New Secured Notes, New Secured Convertible Notes, Contingent Payment Obligations, and New Common Interests (including those (i) issued upon the conversion of the New Secured Convertible Notes, if any, (ii) issued in connection with the Contingent Payment Obligations or the GUC Contingent Payment Obligations, if any, and (iii) issued upon exercise of the New Warrants) shall be, upon issuance, duly authorized, validly issued, fully paid, and non-assessable (as applicable). There is no ERO Shortfall, and thus there shall be no ERO Shortfall Equity Distribution.

L.	Securities Registration Exemption and Sufficiency of Plan and Confirmation Order

13. Except as set forth in decretal paragraph 14 hereof, the offer, issuance, and distribution under the Plan of the New Secured Convertible Notes, the New Secured Notes, the Contingent Payment Obligations, the GUC Contingent Payment Obligations (to the extent securities), the New Warrants, and the New Common Interests (including those (i) issued upon the conversion of the New Secured Convertible Notes, if any, (ii) issued in connection with the Contingent Payment Obligations or the GUC Contingent Payment Obligations, if any, and (iii) issued upon exercise of the New Warrants) shall be exempt, pursuant to section 1145 of the Bankruptcy Code, without further act or action by any Entity, from registration under (i) the Securities Act and (ii) any state or local law requiring registration for the offer, issuance, or distribution of Securities.

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14. The offer, sale, issuance, and distribution of the Rights Offering Shares (including with respect to the sale, issuance, and distribution of Rights Offering Shares in connection with the exercise of an oversubscription right, if any) to be issued pursuant to the Rights Offering shall be exempt, pursuant to section 1145 of the Bankruptcy Code, without further act or action by any Entity, from registration under (i) the Securities Act and (ii) any state or local law requiring registration for the offer, issuance, or distribution of Securities.

15. The offer, issuance and sale of the New Common Interests issued to the Backstop Parties under the Backstop Commitment Letter comprising the Backstop Commitment Premium is being made in reliance on the exemption pursuant to section 1145 of the Bankruptcy Code, without further act or action by any Entity, from registration under (i) the Securities Act and (ii) any state or local law requiring registration for the offer, issuance, or distribution of Securities.

16. The New Common Interests, including the Rights Offering Shares, the New Secured Convertible Notes, the New Secured Notes, the Contingent Payment Obligations, the GUC Contingent Payment Obligations (to the extent securities), the New Warrants, and the New Common Interests issued (i) upon conversion of the New Secured Convertible Notes, if any, (ii) in connection with the Contingent Payment Obligations or the GUC Contingent Payment Obligations, if any, and (iii) upon exercise of the New Warrants, may be resold without registration under the Securities Act or other federal securities laws pursuant to the exemption provided by section 4(a)(1) of the Securities Act, subject to (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, (ii) compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments, (iii) applicable regulatory approval, and (iv) the transfer provisions, if any, and other applicable provisions set forth in, as applicable, the New Corporate Governance Documents, the New Secured Convertible Notes Documents, the New Secured Notes Documents, the Contingent Payment Obligations Documents, the GUC Contingent Payment Obligations Term Sheet, and the New Warrants Agreement.

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17. The Reorganized Debtors shall reflect the ownership of the New Secured Convertible Notes, New Secured Notes, New Warrants, Contingent Payment Obligations, and New Common Interests through the facilities of DTC, in certificated form, or on the books and records of the Reorganized Debtors or the applicable agent or trustee. Subject to section 6.8 of the Plan, the Reorganized Debtors may elect, on or after the Effective Date, to reflect all or any portion of the ownership of New Secured Convertible Notes, New Secured Notes, Contingent Payment Obligations, New Warrants, New Common Interests, and New Common Interests issued (i) upon conversion of the New Secured Convertible Notes, if any, (ii) in connection with the Contingent Payment Obligations or the GUC Contingent Payment Obligations, if any, and (iii) upon exercise of the New Warrants, through the facilities of DTC, in certificated form, or on the books and records of the Reorganized Debtors or the applicable agent or trustee. In connection therewith, the Reorganized Debtors shall not be required to provide any further evidence other than the Plan or this Confirmation Order with respect to the treatment of such applicable New Common Interests, New Secured Convertible Notes or the New Common Interests issued upon conversion thereof, if any, New Secured Notes, Contingent Payment Obligations or the New Common Interests issued pursuant thereto or pursuant to the GUC Contingent Payment Obligations, if any, or New Warrants or New Common Interests issued pursuant thereto, as applicable, and the Plan or this Confirmation Order shall be deemed to be legal and binding obligations of the Reorganized Debtors in all respects.

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18. DTC and all other Persons shall be required to accept and conclusively rely upon the Plan and this Confirmation Order in lieu of a legal opinion regarding whether the New Common Interests, the New Secured Convertible Notes, the New Secured Notes, the Contingent Payment Obligations, the New Warrants, or the New Common Interests issued (i) upon conversion of the New Secured Convertible Notes, if any, (ii) in connection with the Contingent Payment Obligations or GUC Contingent Payment Obligations, if any, or (iii) upon exercise of the New Warrants, if any, are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

19. The Debtors need not provide any further evidence other than the Plan or this Confirmation Order with respect to the treatment of the securities to be issued under the Plan under applicable securities laws or the validity of any other transaction contemplated by the Plan or this Confirmation Order. Notwithstanding anything to the contrary in the Plan, this Confirmation Order, or otherwise, no Person or Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Common Interests, the New Secured Convertible Notes, the New Secured Notes, the Contingent Payment Obligations, the GUC Contingent Payment Obligations (to the extent securities), the New Warrants, or the New Common Interests issued (i) upon conversion of the New Secured Convertible Notes, if any, (ii) in connection with the Contingent Payment Obligations or the GUC Contingent Payment Obligations, if any, or (iii) upon exercise of the New Warrants, are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services or validly issued, fully paid, and non-assessable.

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M.	Approval of the New Corporate Governance Documents

20. The New Corporate Governance Documents are hereby approved. The Debtors and the Reorganized Debtors, as applicable, are authorized, without further approval of the Bankruptcy Court or any other party, to execute and deliver all agreements, documents, instruments, and certificates relating to the New Corporate Governance Documents, to modify, amend, supplement, and deliver all agreements, documents, instruments, and certificates relating to the governance documents of any other Debtor, and take such other actions as reasonably deemed necessary to perform their obligations under any of the foregoing. Each Holder of New Common Interests shall be deemed, without further notice or action, to have agreed to be bound by the New Corporate Governance Documents, as the same may be amended from time to time following the Effective Date in accordance with their terms.

N.	Approval of the New Warrants Agreement

21. The New Warrants Agreement is hereby approved. The Debtors and the Reorganized Debtors, as applicable, are authorized, without further approval of the Bankruptcy Court or any other party, to execute and deliver all agreements, documents, instruments, and certificates relating to the New Warrants Agreement and take such other actions as they reasonably deemed necessary to perform their obligations under any of the foregoing. Each Holder of New Warrants shall be deemed, without further notice or action, to have agreed to be bound by the New Warrants Agreement, as the same may be amended from time to time following the Effective Date in accordance with its terms.

O.	Authorization and Entry into the Exit Facility

22. On the Effective Date, the Reorganized Debtors shall be authorized to execute, deliver, and enter into the Exit Facility Documents without further (i) notice to or order or other approval of the Bankruptcy Court, (ii) act or omission under applicable law, regulation, order, or rule, (iii) vote, consent, authorization, or approval of any Person, or (iv) action by the Holders of Claims or Interests. The Exit Facility Documents shall constitute legal, valid, binding and authorized joint and several obligations of the applicable Reorganized Debtors, enforceable in

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accordance with their terms and such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination under applicable law, the Plan, or this Confirmation Order. The financial accommodations to be extended pursuant to the Exit Facility Documents (and other definitive documentation related thereto) are reasonable and are being extended, and shall be deemed to have been extended, in good faith and for legitimate business purposes.

23. This Confirmation Order approves the Exit Facility, the syndication thereof, the Exit Facility Commitment Letter, and the Exit Facility Documents, all transactions contemplated thereby (including the Designated Amount that will become obligations under the Exit Facility), and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, and authorization of the Reorganized Debtors to enter into, execute, and deliver the Exit Facility Documents and such other documents as may be required to effectuate the treatment afforded by the Exit Facility.

24. On the Effective Date, all Liens and security interests granted pursuant to, or in connection with, the Exit Facility Documents (i) shall be deemed to be approved and shall, without the necessity of the execution, recordation, or filing of mortgages, security agreements, control agreements, pledge agreements, financing statements, or other similar documents, be valid, binding, fully perfected, fully enforceable Liens on, and security interests in, the property described in the Exit Facility Documents, with the priorities established in respect thereof under applicable non-bankruptcy law and as provided for in the New Intercreditor Agreements, and (ii) shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law, the Plan, or this Confirmation Order.

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25. The Reorganized Debtors and the lenders on whose behalf Liens and security interests are granted under the Exit Facility Documents are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that perfection shall occur automatically on the Effective Date by virtue of the entry of this Confirmation Order and the occurrence of the Effective Date without the need for any filings or recordings) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

26. As consideration for providing the commitments under the Exit Facility Commitment Letter, on the Effective Date, the Backstop Put Option Payment (as defined in the Exit Facility Commitment Letter) shall be allocated among the Exit Facility Commitment Parties (as defined in the Exit Facility Commitment Letter) in accordance with the Exit Facility Commitment Letter.

P.	Authorization and Issuance of New Secured Convertible Notes

27. On the Effective Date, Reorganized Parent shall issue the New Secured Convertible Notes to Holders of Allowed Convertible Notes Secured Claims on the terms set forth in the Plan and the New Secured Convertible Notes Documents.

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28. On the Effective Date, the New Secured Convertible Notes Documents shall be executed and delivered. The Reorganized Debtors shall be authorized to execute, deliver, and enter into, and perform under the New Secured Convertible Notes Documents, including, without limitation, authentication orders delivered to the New Secured Convertible Notes Agent regarding the registration and delivery of the New Secured Convertible Notes, without the need for any further corporate or limited liability company action and without further action by the Holders of Claims or Interests. The New Secured Convertible Notes Documents shall constitute legal, valid, binding, and authorized obligations of Reorganized Parent and the other Reorganized Debtors party thereto, enforceable in accordance with their terms, and, except as provided for thereunder, such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) under applicable law, the Plan, or this Confirmation Order and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable nonbankruptcy law. The New Secured Convertible Notes Documents (and other definitive documentation related thereto) are reasonable and are being entered into, and shall be deemed to have been entered into, in good faith and for legitimate business purposes.

29. This Confirmation Order (i) approves the New Secured Convertible Notes Documents, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the applicable Reorganized Debtors in connection therewith, (ii) authorizes entry into and performance under the New Secured Convertible Notes Documents, and (iii) confirms that the Reorganized Debtors have full power to execute and deliver the New Secured Convertible Notes Documents to which they are parties and, in the case of the Reorganized Parent, to authorize, create, and issue the New Secured Convertible Notes.

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30. On the Effective Date, all Liens and security interests granted pursuant to, or in connection with the New Secured Convertible Notes Documents (i) shall be deemed to be approved and shall, without the necessity of the execution, recordation, or filing of mortgages, security agreements, control agreements, pledge agreements, financing statements, or other similar documents, be valid, binding, fully perfected, fully enforceable Liens on, and security interests in, the property described in the New Secured Convertible Notes Documents, with the priorities established in respect thereof under applicable non-bankruptcy law and as provided for in the New Intercreditor Agreements, and (ii) shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law, the Plan, or this Confirmation Order.

31. The Reorganized Debtors and the Holders on whose behalf Liens and security interests are granted under the New Secured Convertible Notes Documents are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that perfection shall occur automatically on the Effective Date by virtue of the entry of this Confirmation Order and the occurrence of the Effective Date without the need for any filings or recordings) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties. All Persons granted Liens and security interests under the New Secured Convertible Notes Documents shall be required to accept and conclusively rely upon the Plan and this Confirmation Order in lieu of a legal opinion regarding the New Secured Convertible Notes Documents, including without limitation any opinion required under Section 314(b)(1) of the Trust Indenture Act of 1939 (as amended) with respect to the initial issuance of the New Secured Convertible Notes on the Effective Date or the perfection of the security interests and liens under the New Secured Convertible Notes Documents as of the Effective Date.

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Q.	Authorization and Issuance of New Secured Notes

32. On the Effective Date, Reorganized Parent shall issue the New Secured Notes to Holders of Allowed April Convertible Notes Secured Claims on the terms set forth in the Plan and the New Secured Notes Documents.

33. On the Effective Date, the New Secured Notes Documents shall be executed and delivered. The Reorganized Debtors shall be authorized to execute, deliver, and enter into, and perform under the New Secured Notes Documents, including, without limitation, authentication orders delivered to the New Secured Notes Agent regarding the registration and delivery of the New Secured Notes, without the need for any further corporate or limited liability company action and without further action by the Holders of Claims or Interests. The New Secured Notes Documents shall constitute legal, valid, binding, and authorized obligations of Reorganized Parent and the other Reorganized Debtors parties thereto, enforceable in accordance with their terms, and, except as provided for thereunder, such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) under applicable law, the Plan, or this Confirmation Order and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable nonbankruptcy law. The New Secured Notes Documents (and other definitive documentation related thereto) are reasonable and are being entered into, and shall be deemed to have been entered into, in good faith and for legitimate business purposes.

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34. This Confirmation Order (i) approves the New Secured Notes Documents, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the applicable Reorganized Debtors in connection therewith, (ii) authorizes entry into and performance under the New Secured Notes Documents, and (iii) confirms that the Reorganized Debtors have full power to execute and deliver the New Secured Notes Documents to which they are parties and, in the case of the Reorganized Parent, to authorize, create and issue the New Secured Notes.

35. On the Effective Date, all Liens and security interests granted pursuant to, or in connection with the New Secured Notes Documents (i) shall be deemed to be approved and shall, without the necessity of the execution, recordation, or filing of mortgages, security agreements, control agreements, pledge agreements, financing statements, or other similar documents, be valid, binding, fully perfected, fully enforceable Liens on, and security interests in, the property described in the New Secured Notes Documents, with the priorities established in respect thereof under applicable non-bankruptcy law and as provided for in the New Intercreditor Agreements, and (ii) shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law, the Plan, or this Confirmation Order.

36. The Reorganized Debtors and the Holders on whose behalf Liens and security interests are granted under the New Secured Notes Documents are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that perfection shall occur automatically on

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the Effective Date by virtue of the entry of this Confirmation Order and the occurrence of the Effective Date without the need for any filings or recordings) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties. All Persons granted Liens and security interests under the New Secured Notes Documents shall be required to accept and conclusively rely upon the Plan and this Confirmation Order in lieu of a legal opinion regarding the New Secured Notes Documents, including without limitation any opinion required under Section 314(b)(1) of the Trust Indenture Act of 1939 (as amended) with respect to the initial issuance of the New Secured Notes on the Effective Date or the perfection of the security interests and liens under the New Secured Notes Documents as of the Effective Date.

37. The New Secured Convertible Notes Indenture and New Secured Notes Indenture comply with the Trust Indenture Act of 1939 (as amended) and are duly qualified thereunder.

R.	Authorization and Issuance of Contingent Payment Obligations

38. On the Effective Date, Reorganized Parent shall issue the Contingent Payment Obligations to Holders of Convertible Notes Secured Claims on the terms set forth in the Plan and the Contingent Payment Obligations Documents.

39. On the Effective Date, the Contingent Payment Obligations Documents shall be executed and delivered. The Reorganized Debtors shall be authorized to execute, deliver, and enter into, and perform under the Contingent Payment Obligations Documents without the need for any further corporate or limited liability company action and without further action by the Holders of Claims or Interests. The Contingent Payment Obligations Documents shall constitute legal, valid, binding, and authorized obligations of Reorganized Parent, enforceable in accordance with their terms, and, except as provided for thereunder, such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination

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(including equitable subordination) under applicable law, the Plan, or this Confirmation Order and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable nonbankruptcy law. The Contingent Payment Obligations Documents (and other definitive documentation related thereto) are reasonable and are being entered into, and shall be deemed to have been entered into, in good faith and for legitimate business purposes.

40. This Confirmation Order (i) approves the Contingent Payment Obligations Documents, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the applicable Reorganized Debtors in connection therewith and (ii) authorizes entry into and performance under the Contingent Payment Obligations Documents.

S.	Authorization and Issuance of GUC Contingent Payment Obligations

41. On the Effective Date, Reorganized Parent shall issue the GUC Contingent Payment Obligations to Holders of General Unsecured Claims in Class 8A on the terms set forth in the Plan and the GUC Contingent Obligations Term Sheet.

42. This Confirmation Order approves the GUC Contingent Payment Obligations, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the applicable Reorganized Debtors in connection therewith. If the Bankruptcy Court issues an order approving the Debtors Emergency Motion for Entry of an Order (I) Authorizing Assumption of the Legacy OG&E Agreement, as Amended and Restated by the A&R Agreement, and (II) Granting Related Relief (Docket No. 1711) (the “OG&E Settlement Motion”) prior to the Effective Date, then notwithstanding anything in the Plan (including section 5.23(b) thereof) or the Disputed Claims Estimation Motion to the contrary, Disputed Class 8A Claim Shares shall not include in the Disputed Claims Estimation Amount any amounts

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attributable to Oklahoma Gas and Electric Company (“OG&E”) in the Disputed Claims Motion ($8,537,017); instead, New Common Interests with a value, based on Plan Value, equal to $3,737,0173 (the “Subject New Common Interests”) will be treated as if issued (but not actually issued) on the Effective Date for purposes of computing distribution amounts to Holders of Allowed Claims and Existing Common Interests on the Effective Date. If the GUC Contingent Payment Obligations have not been terminated in accordance with the terms and provisions of the Plan and the GUC Contingent Payment Obligations Term Sheet, when payments are due thereunder, the Subject New Common Interests shall then be issued and used to satisfy the GUC Contingent Payment Obligations (if any) in accordance with section 5.23(c) of the Plan (which, for the avoidance of doubt, shall reduce the GUC Contingent Payment Obligations Maximum Amount on a dollar for dollar basis). For the avoidance of doubt, if the GUC Contingent Payment Obligations are terminated in accordance with the terms and provisions of the Plan and the GUC Contingent Payment Obligations Term Sheet, the Subject New Common Interests shall then be issued and distributed no less than annually to Holders of Allowed Claims and Existing Common Interests in Classes 11 and 12 in accordance with sections 4.12 and 4.13 of the Plan.

T.	Authorization and Entry into Miner Equipment Lender Debt Facilities

43. On the Effective Date, the applicable Reorganized Debtor(s) shall enter into the applicable New Miner Equipment Lender Debt Documents, if any. On the Effective Date, all Liens and security interests granted pursuant to, or in connection with the New Miner Equipment Lender Debt Documents (i) shall be deemed to be approved and shall, without the necessity of the execution, recordation, or filing of mortgages, security agreements, control agreements, pledge

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This amount represents the difference between (a) the value, based on Plan Value, of the New Common Interests proposed to be treated as if issued to OG&E pursuant to the Disputed Claims Estimation Motion ($8,537,017) and (b) the value, based on Plan Value, of the New Common Interests to be provided to OG&E pursuant to an order approving the OG&E Settlement Motion ($4,800,000).

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agreements, financing statements, or other similar documents, be valid, binding, fully-perfected, fully-enforceable Liens on, and security interests in, the property described in the New Miner Equipment Lender Debt Documents, with the priorities established in respect thereof under applicable non-bankruptcy law and as provided for in the applicable New Intercreditor Agreement (Miner Equipment Lenders, New Secured Notes, New Secured Convertible Notes, and Exit Facility), and (ii) shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law, the Plan, or this Confirmation Order.

44. On the Effective Date, the applicable New Miner Equipment Lender Debt Documents shall be delivered, if any. The Reorganized Debtors shall be authorized to execute, deliver, and enter into, and perform under the New Miner Equipment Lender Debt Documents without (i) the need for any further corporate or limited liability company action; (ii) notice to or order or other approval of the Bankruptcy Court; (iii) act or omission under applicable law, regulation, order, or rule; (iv) vote, consent, authorization, or approval of any Person; or (v) action by the Holders of Claims or Interests. The applicable New Miner Equipment Lender Debt Documents, if any, shall constitute legal, valid, binding and authorized obligations of the applicable Reorganized Debtor(s), enforceable in accordance with their terms and such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) under applicable law, the Plan, or this Confirmation Order and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable nonbankruptcy law. The New Miner Equipment Lender Debt Documents (and other definitive documentation related thereto) are reasonable and are being entered into, and shall be deemed to have been entered into, in good faith and for legitimate business purposes.

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45. This Confirmation Order (i) approves the New Miner Equipment Lender Debt Documents, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the applicable Reorganized Debtors in connection therewith and (ii) authorizes entry into and performance under the New Miner Equipment Lender Debt Documents.

46. The Reorganized Debtors and the Persons granted Liens and security interests under the New Miner Equipment Lender Debt Documents are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that perfection shall occur automatically on the Effective Date by virtue of the entry of this Confirmation Order and the occurrence of the Effective Date without the need for any filings or recordings) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties. All Persons granted Liens and security interests under the New Miner Equipment Lender Debt Documents shall be required to accept and conclusively rely upon the Plan and this Confirmation Order in lieu of a legal opinion regarding the New Miner Equipment Lender Debt Documents.

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U.	New Intercreditor Agreements

47. On the Effective Date, the Exit Agent, the New Secured Convertible Notes Agent, and the New Secured Notes Agent shall enter into, or be deemed to have entered into, the New Intercreditor Agreement (New Secured Convertible Notes, New Secured Notes, and Exit Facility). Each lender and/or Holder (as applicable) under the Exit Credit Agreement, the New Secured Convertible Notes Indenture, and the New Secured Notes Indenture shall be deemed to have directed the Exit Agent, the New Secured Convertible Notes Agent, or the New Secured Notes Agent, as applicable, to execute the New Intercreditor Agreement (New Secured Convertible Notes, New Secured Notes, and Exit Facility) and shall be bound to the terms of the New Intercreditor Agreement (New Secured Convertible Notes, New Secured Notes, and Exit Facility) from and after the Effective Date as if it were a signatory thereto.

48. On the Effective Date, each First Priority Lender (as defined in the New Intercreditor Agreement (Miner Equipment Lenders, New Secured Notes, New Secured Convertible Notes, and Exit Facility)) shall enter into, or be deemed to have entered into, a New Intercreditor Agreement (Miner Equipment Lenders, New Secured Notes, New Secured Convertible Notes, and Exit Facility) with the Exit Agent, the New Secured Convertible Notes Agent and the New Secured Notes Agent party to each such New Intercreditor Agreement (Miner Equipment Lenders, New Secured Notes, New Secured Convertible Notes, and Exit Facility). Each lender and/or Holder (as applicable) under the Exit Credit Agreement, the New Secured Convertible Notes Indenture, and the New Secured Notes Indenture shall be deemed to have directed the Exit Agent, the New Secured Convertible Notes Agent, or the New Secured Notes Agent, as applicable, to execute each New Intercreditor Agreement (Miner Equipment Lenders, New Secured Notes, New Secured Convertible Notes, and Exit Facility) and shall be bound to the terms of each such New Intercreditor Agreement (Miner Equipment Lenders, New Secured Notes, New Secured Convertible Notes, and Exit Facility) from and after the Effective Date as if it were a signatory thereto.

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V.	Claim Allowance and Disallowance

49. All Claims expressly Allowed or Disallowed pursuant to the Plan shall be Allowed or Disallowed, respectively, and the Claims and Noticing Agent is authorized to update the claims register maintained in the Chapter 11 Cases accordingly.

W.	Distributions

50. The Debtors, the Reorganized Debtors, and the Disbursing Agent, as applicable, are authorized and directed to make all distributions under the Plan pursuant to the terms of the Plan and to pay, as applicable, any fees and expenses approved by this Confirmation Order or any other order of this Court; provided, that the Debtors, the Reorganized Debtors, and the Disbursing Agent, as applicable, are authorized to make distributions under the Plan to a designated Affiliate of a Holder of an Allowed Claim or Existing Common Interest. For the avoidance of doubt, there are no Allowed M&M Lien Secured Claims in Class 5, and thus no M&M Lien Takeback Debt shall be issued pursuant to the Plan.

X.	Executory Contracts and Unexpired Leases

51. Pursuant to section 8.1 of the Plan, as of and subject to the occurrence of the Effective Date (except as otherwise provided herein or in the Plan) and the payment of any applicable Cure Amount, all Executory Contracts and Unexpired Leases to which any of the Debtors are parties, including those set forth on the Schedule of Assumed Contracts, and which have not expired by their own terms on or prior to the Confirmation Date, shall be deemed assumed by the applicable Reorganized Debtor(s) except for any Executory Contract or Unexpired Lease that: (a) previously has been assumed, assumed and assigned, or rejected pursuant to a Final Order of this Court; (b) is the subject of a separate (i) assumption motion filed by the Debtors or (ii) rejection motion filed by the Debtors, in each case under section 365 of the Bankruptcy Code before the Confirmation Date; or (c) is specifically designated as a contract or lease to be rejected on the Schedule of Rejected Contracts.

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52. Subject to (i) satisfaction of the conditions set forth in decretal paragraph 51 hereof, (ii) resolution of any disputes in accordance with decretal paragraph 56 hereof with respect to the Executory Contracts or Unexpired Leases subject to such disputes, and (iii) the occurrence of the Effective Date, this Confirmation Order shall constitute approval of the assumptions or rejections provided for in the Plan and the Plan Supplement pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Each Executory Contract and Unexpired Lease assumed or assumed and assigned pursuant to the Plan shall vest in and be fully enforceable by the applicable Reorganized Debtor or assignee in accordance with its terms, except as modified by any provision of the Plan, any order of this Court authorizing and providing for its assumption or assumption and assignment, or applicable law.

53. To the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed to be modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

54. The Debtors are authorized, on or before the Effective Date, to amend the Schedule of Rejected Contracts or the Schedule of Assumed Contracts, with the consent of the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA), to add or remove any Executory Contract or Unexpired Lease; provided that the Debtors or Reorganized

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Debtors, as applicable, may amend the Schedule of Rejected Contracts or Schedule of Assumed Contracts to add or delete any Executory Contracts or Unexpired Leases after such date to the extent agreed with the relevant counterparties and the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA) and entry of an order of the Bankruptcy Court.

55. If a counterparty to any Executory Contract or Unexpired Lease that the Debtors or Reorganized Debtors, as applicable, intend to assume or assume and assign is not listed on the applicable Cure Notice, the proposed Cure Amount for such Executory Contract or Unexpired Lease shall be deemed to be zero dollars ($0).

56. If there is an Assumption Dispute pertaining to assumption of an Executory Contract or Unexpired Lease (other than a dispute pertaining to a Cure Amount), such dispute shall be heard by this Court prior to such assumption being effective; provided that the Debtors or the Reorganized Debtors, as applicable, may settle any dispute regarding the Cure Amount or the nature thereof without any further notice to any party or any action, order, or approval of the Bankruptcy Court, except that such settlement shall be subject to the consent of the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA). To the extent an Assumption Dispute relates solely to the Cure Amount, the Debtors may assume and/or assume and assign the applicable Executory Contract or Unexpired Lease prior to the resolution of the Assumption Dispute.

57. Any counterparty to an Executory Contract or Unexpired Lease that does not timely object to the applicable Cure Notice within fourteen (14) days of service thereof shall be deemed to have assented to assumption of the applicable Executory Contract or Unexpired Lease notwithstanding any provision thereof that purports to (i) prohibit, restrict, or condition the transfer or assignment of such contract or lease; (ii) terminate or modify, or permit the termination or

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modification of, a contract or lease as a result of any direct or indirect transfer or assignment of the rights of any Debtor under such contract or lease or a change, if any, in the ownership or control to the extent contemplated by the Plan; (iii) increase, accelerate, or otherwise alter any obligations or liabilities of any Debtor or any Reorganized Debtor, as applicable, under such Executory Contract or Unexpired Lease; or (iv) create or impose a Lien upon any property or Asset of any Debtor or any Reorganized Debtor, as applicable. Each such provision shall be deemed to not apply to the assumption of such Executory Contract or Unexpired Lease pursuant to the Plan and counterparties to assumed Executory Contracts or Unexpired Leases that fail to object to the proposed assumption in accordance with the terms set forth in section 8.2(a) of the Plan, shall forever be barred and enjoined from objecting to the proposed assumption or to the validity of such assumption (including with respect to any Cure Amounts or the provision of adequate assurance of future performance), or taking actions prohibited by the foregoing or the Bankruptcy Code on account of transactions contemplated by the Plan.

58. Subject to resolution of any dispute regarding any Cure Amount, all Cure Amounts shall be satisfied promptly, or otherwise as soon as practicable, by the Debtors or Reorganized Debtors, as the case may be, upon assumption or assumption and assignment, as applicable, of the underlying Executory Contracts and Unexpired Leases. Assumption or assumption and assignment, as applicable, of any Executory Contract or Unexpired Lease pursuant to the Plan, or otherwise, shall result in the full and final satisfaction, settlement, release, and discharge of any Claims or defaults, subject to satisfaction of the Cure Amount, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the effective date of the assumption or assumption and assignment, as applicable. Any Proofs of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed or assumed and assigned, as applicable, shall be deemed Disallowed and expunged, without further notice to or action, order or approval of the Bankruptcy Court or any other Entity, upon the deemed assumption of such Executory Contract or Unexpired Lease.

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59. Upon an agreement between the Debtors and the counterparty to the relevant Executory Contract or Unexpired Lease, any Assumption Dispute may be adjourned to a hearing after the Combined Hearing.

60. If there is an Assumption Dispute or a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection under the Plan, the Debtors or Reorganized Debtors, as applicable, shall have sixty (60) days following entry of a Final Order resolving such Assumption Dispute to alter their treatment of such contract or lease by filing a notice indicating such altered treatment.

Y.	Reinstated Claims

61. Pursuant to section 7.11 of the Plan, any Holder of an Other Secured Claim in Class 4 that does not timely object to the applicable Cure Notice shall be deemed to have assented to the Reinstatement of its Claim and the proposed Cure Amount listed therein and shall be forever barred and enjoined from objecting to the Reinstatement of its Claim on the grounds that sections 1124(2)(A), (C), or (D) of the Bankruptcy Code have not been satisfied.

62. To the extent there is a dispute relating to the Cure Amount, the Debtors may Reinstate the applicable Other Secured Claim prior to the resolution of the Cure Amount dispute.

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Z.	Compromises and Settlements

63. The Plan is a good faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual and legal rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest.

64. The entry of this Confirmation Order constitutes this Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies referenced in decretal paragraph 63 hereof, as well as a finding by this Court that such compromise or settlement is in the best interests of the Debtors, the Debtors’ Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable. The compromises, settlements, and releases described herein and in the Plan are nonseverable from each other and from all other terms of the Plan. In accordance with and subject to the provisions of the Plan (including the consent rights thereunder), pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of this Court, after the Confirmation Date, (i) the Reorganized Debtors may compromise and settle any Claims against, and Interests in, the Debtors and the Debtors’ Estates and (ii) the Reorganized Debtors may compromise and settle Causes of Action against other Persons or Entities.

65. The provisions of the Plan Settlements constitute a good faith compromise and settlement among the Debtors and the applicable parties of all Claims, Causes of Action, Interests, and controversies among such parties, including all potential Claims, Causes of Action, Interests, and controversies between the Debtors and the Ad Hoc Noteholder Group, Equity Committee, Creditors’ Committee, B. Riley, Settling Miner Equipment Lenders, Brown Corporation, Holliwood LLC, Foundry, and each of the foregoing Person’s applicable Related Parties, and are in consideration of the value provided to the Estates by such parties pursuant to the Plan Settlements. The Plan shall be deemed a motion to approve the Plan Settlements as a good faith compromise and settlement of all of the Claims, Interests, Causes of Action and controversies described in the foregoing sentence pursuant to sections 363 and 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019. Entry of this Confirmation Order constitutes this Court’s approval of the Plan Settlements, as well as a finding by this Court that the Plan Settlements are in the best interests of the Debtors, the Debtors’ Estates, and Holders of Claims and Interests and are fair, equitable, and reasonable.

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66. Certain Claims and Causes of Action may exist between one or more of the Debtors and one or more of their Affiliates, which Claims and Causes of Action have been settled, and such settlement is reflected in the treatment of the Intercompany Claims and the Claims against and Interests in each Debtor entity. The Plan shall be deemed a motion to approve the good faith compromise and settlement of such Claims and Causes of Action pursuant to Bankruptcy Rule 9019.

67. Notwithstanding anything to the contrary in the Plan or Plan Supplement, the Debtors, the Ad Hoc Noteholder Group and its members, the Equity Committee and its members, the Creditors’ Committee and its members, B. Riley, the Settling Miner Equipment Lenders, Brown Corporation, Holliwood LLC, Foundry, and the Related Parties for each of the foregoing shall not incur liability for any Cause of Action or Claim related to any act or omission in connection with, relating to, or arising out of, in whole or in part, (1) the solicitation of acceptance or rejection of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, or (2) the participation, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security offered or sold under the Plan. No Entity or Person may commence or pursue a Claim or Cause of Action of any kind against any Debtor, Settling Miner Equipment Lender, the Ad Hoc Noteholder Group or its members, the Equity Committee or its members, B. Riley, the Creditors’ Committee or its members, Brown Corporation, Holliwood LLC, Foundry, or the Related Parties for each of the

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foregoing that arose or arises from, in whole or in part, a Claim or Cause of Action subject to this decretal paragraph 67 of this Confirmation Order, without this Court (i) first determining, after notice and a hearing, that such Claim or Cause of Action represents a colorable Claim that is not otherwise inconsistent with the terms and provisions of the Plan and this Confirmation Order or the Restructuring Transactions implemented by the Plan for actual fraud, gross negligence, or willful misconduct against any such Debtor, Settling Miner Equipment Lender, the Ad Hoc Noteholder Group, the Equity Committee, the Creditors’ Committee, B. Riley, Brown Corporation, Holliwood LLC, Foundry, or any of the foregoing Party’s Related Parties and such party is not exculpated pursuant to this provision; and (ii) specifically authorizing such Entity or Person to bring such Claim or Cause of Action against such Debtor, Settling Miner Equipment Lender, the Ad Hoc Noteholder Group, the Equity Committee, the Creditors’ Committee, B. Riley, Brown Corporation, Holliwood LLC, Foundry, or any of the foregoing Person’s Related Parties.

AA.	Conditions Precedent to Effective Date

68. The Plan shall not become effective unless and until all conditions set forth in section 9.1 of the Plan have been satisfied or waived pursuant to section 9.3 of the Plan.

BB.	Release, Exculpation, and Injunction Provisions

69. As of the Effective Date, except for the rights that remain in effect from and after the Effective Date to enforce the Plan or any Plan Document, all injunction, release, discharge, and exculpation provisions embodied in the Plan, including those contained in Article X, and in this Confirmation Order are hereby approved and shall be effective and binding on all Persons and Entities, to the extent provided in the Plan, without further order or action by this Court.

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70. No Person or Entity may assert a claim on any basis against any of the Debtors’ current directors and officers arising out of or related to their roles in these cases without first seeking authority from this Court. Any such request shall be made in writing with notice to all affected parties and shall include a proposed complaint setting forth any alleged claims and the detailed factual basis in support of such claims. Further, any such request shall include a proposed attorney fee reserve by such requesting Person or Entity, subject to court modification, that will be deposited to the Court’s registry to indemnify the applicable current directors and officers of the Debtors against costs associated with the successful defense of any claim that is allowed to proceed. The Court reserves jurisdiction to adjudicate any such claims to the maximum extent provided by applicable law.

CC.	Dissolution of Official Committees

71. On the Effective Date, any official committees appointed in these Chapter 11 Cases, including the Creditors’ Committee and the Equity Committee, shall dissolve; provided that, following the Effective Date, any such committees, including the Creditors’ Committee and the Equity Committee, shall continue in existence solely for the purposes of (i) Filing and prosecuting applications for allowance of Professional Fee Claims, (ii) seeking removal of the committee as a party in interest in any proceeding on appeal, and (iii) any appeals of this Confirmation Order. From and after the Effective Date, the Reorganized Debtors shall continue to pay, when due and payable in the ordinary course of business, the reasonable and documented fees and expenses of the Creditors’ Committee’s and Equity Committee’s respective Professionals solely to the extent arising out of or related to the foregoing without further order of the Bankruptcy Court. Upon the dissolution of any official committees appointed in these Chapter 11 Cases, including the Creditors’ Committee and the Equity Committee, such committee members and their respective Professionals shall cease to have any duty, obligation, or role arising from or related to these Chapter 11 Cases and shall be released and discharged from all rights and duties from or related to these Chapter 11 Cases; provided that, for the avoidance of doubt, any Claims or Causes of Action asserted by the Creditors’ Committee or the Equity Committee, whether direct or derivative

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(including any Claims seeking declaratory judgments) shall be withdrawn with prejudice and/or vest in the Debtors’ Estates, to be immediately fully and indefensibly released in accordance with section 10.6 of the Plan. The Reorganized Debtors shall no longer be responsible for paying any fees or expenses incurred by the members of the Creditors’ Committee and the Equity Committee or their respective Professionals after the Effective Date, except for the limited purposes identified above.

DD.	Retention of Jurisdiction

72. Subject to Article XI of the Plan, pursuant to sections 105(a) and 1142 of the Bankruptcy Code, this Court shall retain exclusive jurisdiction with respect to all matters arising from or related to these Chapter 11 Cases, the Plan, and the implementation of this Confirmation Order, including, without limitation, those matters set forth in Article XI of the Plan.

EE.	Statutory Fees

73. All fees due and payable pursuant to 28 U.S.C. § 1930(a) prior to the Effective Date shall be paid by the Debtors in full in Cash on the Effective Date. The Debtors shall file all monthly operating reports through the Effective Date. On and after the Effective Date, the Reorganized Debtors or any Disbursing Agent shall pay any and all such fees in full in Cash when due and payable, and shall file with this Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. Each Debtor shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. Notwithstanding anything to the contrary herein, the U.S. Trustee shall not be required to file a Proof of Claim or any other request for payment of quarterly fees.

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FF.	Documents, Mortgages, and Instruments

74. Each federal, state, commonwealth, local, foreign, or other governmental agency is hereby authorized to accept any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement, or consummate the transactions, including the Restructuring Transactions, contemplated by the Plan and this Confirmation Order and directed pursuant to section 1142 of the Bankruptcy Code to take such steps with respect to the foregoing to implement the transactions necessary to consummate the Plan.

GG.	Exemption from Certain Transfer Taxes

75. Pursuant to section 1146 of the Bankruptcy Code, (a) the issuance, transfer or exchange (including distribution) of any securities, instruments or documents, (b) the creation, filing or recording of any Lien, mortgage, deed of trust, or other security interest, (c) the making, assignment, filing or recording of any lease or sublease or the making or delivery of any deed, bill of sale, assignment or other instrument of transfer under, pursuant to, in furtherance of, or in connection with the Plan (thus including the Exhibits thereto and this Confirmation Order), including (i) any deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan or the reinvesting, transfer, or sale of any real or personal property of the Debtors pursuant to, in implementation of or as contemplated in the Plan and Restructuring Transactions Exhibit (whether to one or more of the Reorganized Debtors or otherwise), and (ii) any sale transactions or asset transfers permitted by this Court on or after the Confirmation Date through and including the Effective Date, (d) the grant of collateral under the New Secured Notes Documents, New Secured Convertible Notes Documents, the Exit Facility Documents, the M&M Lien Takeback Debt, the Mortgage Takeback Debt, and the New Miner Equipment Lender Debt Documents or release of any collateral pursuant to, in furtherance of, or in connection with the Plan, and (e) the issuance, renewal, modification, or securing of

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indebtedness, and the making, delivery or recording of any deed, mortgage or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, this Confirmation Order, shall constitute a “transfer under a plan” within the purview of section 1146 of the Bankruptcy Code and shall not be subject to or taxed under any law imposing any stamp or similar tax, including any documentary tax, document recording tax, deed stamps, conveyance fee or other similar tax, mortgage tax, real estate or other transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales tax, use tax, intangible tax or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city, or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to this Confirmation Order, be ordered and directed to accept such instrument without requiring the payment of any stamp or similar tax, including any documentary tax, document recording tax, deed stamps, conveyance fee or other similar tax, mortgage tax, real estate or other transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales tax, use tax, intangible tax or other similar tax or governmental assessment.

HH.	Reversal/Stay/Modification/Reconsideration/Vacatur of Order

76. Except as otherwise provided in this Confirmation Order, if any or all of the provisions of this Confirmation Order are hereafter reversed, modified, vacated, reconsidered, or stayed by subsequent order of this Court, or any other court, such reversal, stay, modification, reconsideration, or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority, or Lien incurred or undertaken by the Debtors, the Reorganized Debtors, or any other Person or Entity authorized or required to take action to implement the Plan, as applicable, prior to the effective date of such reversal, stay, modification, reconsideration, or vacatur. Notwithstanding any such reversal, stay, modification, reconsideration, or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Confirmation Order prior to the effective date of such reversal, stay, modification, reconsideration, or vacatur shall be governed in all respects by the provisions of this Confirmation Order, the Plan, the Plan Documents, or any amendments or modifications to the foregoing.

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II.	Provisions of Plan and Confirmation Order Nonseverable and Mutually Dependent

77. The provisions of the Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent.

JJ.	Headings

78. Headings utilized herein are for convenience and reference only, and do not constitute a part of the Plan or this Confirmation Order for any other purpose.

KK.	Governing Law

79. Except to the extent that the Bankruptcy Code or other federal law is applicable or to the extent that a Plan Document provides otherwise with respect to such document, the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of laws thereof (other than section 5-1401 and section 5-1402 of the New York General Obligations Law). The rights, duties, and obligations arising under the Plan Documents shall be governed by the applicable law set forth therein.

LL.	Applicable Non-Bankruptcy Law

80. Pursuant to sections 1123(a) and 1142 of the Bankruptcy Code, the provisions of this Confirmation Order, the Plan, the Plan Documents, and any other related documents or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

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MM.	Notice of Entry of Confirmation Order and Effective Date

81. In accordance with Bankruptcy Rules 2002 and 3020(c), as soon as reasonably practicable after the Confirmation Date, the Debtors shall serve notice of the entry of this Confirmation Order, substantially in the form attached as Exhibit B hereto (the “Confirmation Notice”), on all parties who hold a Claim or Interest in these cases, the U.S. Trustee, and any other known parties in interest. Such Confirmation Notice is hereby approved in all respects and shall be deemed good and sufficient notice of entry of this Confirmation Order.

82. As soon as reasonably practicable after the Effective Date, the Reorganized Debtors shall serve notice of the occurrence of the Effective Date, substantially in the form attached as Exhibit C hereto (the “Consummation Notice”), on all parties who hold a Claim or Interest in these cases, the U.S. Trustee, and any other known parties in interest. Such Consummation Notice is hereby approved in all respects and shall be deemed good and sufficient notice of occurrence of the Effective Date.

NN.	Final Order

83. This Confirmation Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof.

OO.	Waiver of Stay

84. The requirements under Bankruptcy Rule 3020(e) that an order confirming a plan is stayed until the expiration of fourteen (14) days after entry of the order are hereby waived. This Confirmation Order shall take effect immediately and shall not be stayed pursuant to the Bankruptcy Code, Bankruptcy Rules 3020(e), 6004(h), 6006(d), or 7062 or otherwise.

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PP.	Inconsistency

85. In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or this Confirmation Order). In the event of an inconsistency between the Plan and any other instrument or document created or executed pursuant to the Plan, or between the Plan and the Disclosure Statement, the Plan shall control. The provisions of the Plan and of this Confirmation Order shall be construed in a manner consistent with each other so as to effectuate the purposes of each; provided, that, if there is determined to be any inconsistency between any Plan provision and any provision of this Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of this Confirmation Order shall govern and any such provision of this Confirmation Order shall be deemed a modification of the Plan.

QQ.	Valid and Binding

86. All documents necessary to implement the Plan and all other relevant and necessary documents have been negotiated in good faith and at arm’s length and shall, upon completion of documentation and execution, be valid, binding, and enforceable agreements.

RR.	Term of Injunctions or Stays

87. Unless otherwise provided in the Plan or in this Confirmation Order, all injunctions or stays arising under or entered during these Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

SS.	Substantial Consummation

88. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101(2) and 1127(b) of the Bankruptcy Code.

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TT.	Closure of these Chapter 11 Cases

89. The Reorganized Debtors shall, after the full administration of these Chapter 11 Cases, file with this Court all documents required by Bankruptcy Rule 3022 and any applicable order of this Court to close these Chapter 11 Cases. As of the Effective Date, the Reorganized Debtors may submit separate orders to this Court under certification of counsel closing certain individual Chapter 11 Cases and changing the caption of these Chapter 11 Cases accordingly. Matters concerning Claims may be heard and adjudicated in a Debtor’s chapter 11 case that remains open regardless of whether the applicable Claim is against a Debtor in a chapter 11 case that is closed.

UU.	Miscellaneous Provisions.

90. Texas Comptroller. Notwithstanding anything else to the contrary in the Plan or this Confirmation Order, the Texas Comptroller of Public Accounts (the “Texas Comptroller”) reserves the following rights: (1) any statutory or common law setoff rights in accordance with 11 U.S.C. § 553; (2) any rights to pursue any non-debtor third parties for tax debts or claims; (3) the payment of interest on the Texas Comptroller’s allowed administrative expense tax claims, if any; and (4) to the extent that interest is payable with respect to any allowed administrative expense, priority, or secured tax claim of the Texas Comptroller, payment of the statutory rate of interest pursuant to Texas Tax Code § 111.060. In connection with the foregoing, any defenses, claims, counterclaims, affirmative defenses, and other rights that exist under applicable law in favor of the Debtors or Reorganized Debtors, as applicable, are preserved.

91. SEC. Notwithstanding any provision herein to the contrary, no provision of the Plan or this Confirmation Order (i) releases any non-Debtor Person or non-Debtor Entity (including any Released Party) from any claim or cause of action of the United States Securities and Exchange Commission (the “SEC”); or, (ii) enjoins, limits, impairs, or delays the SEC from commencing or continuing any claims, causes of action, proceedings, or investigations against any non-Debtor Person or non-Debtor Entity (including any Released Party) in any forum.

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92. CNB. Notwithstanding anything else to the contrary in this Confirmation Order, the Plan, or any Plan Documents, any existing and validly perfected lien of City National Bank (“CNB”) on Certificate of Deposit Account number ending in 2119, held with CNB, under that certain Commercial Credit Card Agreement (Retail Installment Credit Agreement) for Visa® Commercial Card that Debtor Core Scientific, Inc. applied for and agreed to on or around April 22, 2020, shall be Reinstated upon the Effective Date and all rights and obligations of the Debtors, the Reorganized Debtors, and CNB thereunder shall remain in full force and effect following the Effective Date.

93. Harco. On or about August 30, 2021, and January 11, 2022, respectively, Agreements of Indemnity (collectively, the “Indemnity Agreements”) were executed by Debtor, Core Scientific, Inc., as principal, in favor of International Fidelity Insurance Company, Harco National Insurance Company and/or Allegheny Casualty Company (“Surety”), in connection with certain surety bonds issued, or to be issued, by the Surety (“Surety Bonds”).

94. The Debtors, through their Broker, C.A. Shea & Company, Inc., arranged for the issuance by the Surety, post-petition, of a Customs Bond (Surety Bond # 0823709 – Shea Bond # 230118003) in the penal sum of $300,000 (the “Customs Bond”), on behalf of Debtor Core Scientific, Inc. Debtor Core Scientific, Inc. and the Surety also entered into that certain Cash Collateral Escrow Agreement (the “Cash Collateral Agreement”), and pursuant thereto, the Debtors wired to the Surety the sum of $300,000 as cash collateral to secure any bonded obligations, which cash the Surety is holding in an account (“Surety Collateral”). The Surety holds a first priority, duly perfected lien on and security interest in the Surety

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Collateral. Notwithstanding any other provisions of this Order, of the Plan, of the Plan Supplement, or otherwise, any rights and obligations arising under or in connection with (i) the Indemnity Agreements, (ii) the Surety Bonds, (iii) the Customs Bond, (iv) the Surety Collateral, and/or (v) the Cash Collateral Agreement (items (i), (ii), (iii), (iv), and (v), collectively, the “Surety Bond Agreements”) shall continue in full force and effect, and shall not be altered, modified, discharged, enjoined, impaired, or released by the Plan, the Plan Supplement, or this Confirmation Order.

95. Subject to the Debtors’ and Surety’s rights and defenses under the Surety Bond Agreements, the Debtors are authorized to maintain, continue, renew and/or obtain any surety bonds, and to maintain, continue, renew, and/or provide any collateral to Surety, without further order of this Court. Any such agreements entered into prior to the Effective Date shall be treated as Surety Bond Agreements under this Order. For the avoidance of doubt, nothing in the Plan, the Plan Supplement, or this Confirmation Order shall bar, alter, limit, impair, release, modify, enlarge, or enjoin any rights or obligations arising under or in connection with the Surety Bond Agreements.

96. For the avoidance of doubt: (i) the Surety Bond Agreements, including the Customs Bond, the Indemnity Agreements, and Cash Collateral Agreement shall not be cancelled pursuant to section 5.19 of the Plan and (ii) any liens held by the Surety on and security interests in the Surety Collateral shall not be cancelled pursuant to section 5.20 of the Plan.

97. Notes Agent. The Notes Agent is hereby authorized and directed to release any collateral or other property of the Debtors held by the Notes Agent and to take such actions as may be requested by the Debtors or the Reorganized Debtors to evidence the release of any Liens, including the execution, delivery, and filing, or recording (or authorization to file or record) of such release documents.

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98. Sphere. Subject to the Court’s entry of an Order approving the Debtors’ Emergency Motion for Order (I) Authorizing and Approving Settlement Among Debtors, Sphere 3D Corp., and Gryphon Digital Mining Inc., and (II) Granting Related Relief (Docket No. 1663) (the settlement embodied therein, the “Core-Sphere-Gryphon Settlement”), in the event of any conflict between the terms of the Core-Sphere-Gryphon Settlement, on the one hand, and the Plan (including, but not limited to, the exculpation and releases set forth in sections 10.5 and 10.6 of the Plan), the Plan Supplement, or this Confirmation Order, on the other hand, the terms of the Core-Sphere-Gryphon Settlement shall govern.

99. Foundry Settlement. The Foundry Settlement Agreement (Docket No. 1712), which is incorporated herein by reference, the transactions contemplated thereby, and all actions to be taken by the Debtors or Reorganized Debtors in connection therewith, are approved in accordance with the terms of the Foundry Settlement Approval Order. The Plan incorporates the Foundry Settlement Agreement, the Foundry Settlement Approval Order, and the transactions and agreements contemplated thereunder. As of the Effective Date, the applicable Reorganized Debtors shall assume the Foundry Hosting Agreements and pay the applicable Cure Amounts thereunder (if any). The Foundry Settlement Agreement, the Foundry Hosting Agreements and the Foundry Settlement Approval Order shall govern in the event of a conflict between any of the foregoing documents, on the one hand, and any other order, pleading, document or agreement, including the Plan, on the other hand. The automatic stay is modified or vacated to the extent necessary, required, or desirable to implement the Foundry Settlement Agreement, the Foundry Hosting Agreements, and/or the Foundry Settlement Approval Order, and/or to permit Foundry to

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enforce the terms thereof and exercise its rights and remedies thereunder. Nothing contained in the Plan and/or this Confirmation Order, including any release, discharge, exculpation, or injunction provision set forth therein or herein, shall affect, release, discharge, or waive the rights, interests, claims, remedies, and obligations of Foundry or the Debtors (i) arising from, under or relating to the Foundry Settlement Agreement, the Foundry Settlement Approval Order, and/or the Foundry Hosting Agreements, or (ii) arising from and after the Effective Date.

100. DIP Lender. Notwithstanding anything in the Plan or this Confirmation Order to the contrary, if at any time all or any part of the DIP Claims previously paid are or must be rescinded or returned by the DIP Agent or any DIP Lender or any such DIP Claim is Disallowed, in each case, for any reason whatsoever, such DIP Claim, to the extent that such payment is or must be rescinded or returned or such claim is Disallowed, shall be deemed to have continued in existence, notwithstanding the prior application thereof by the DIP Agent and/or the DIP Lenders, as applicable, and the DIP Loan Documents shall continue to be effective or be reinstated, as the case may be, as to such DIP Claim and be deemed owing by the Debtors and the Reorganized Debtors, all as through such application by the DIP Agent and/or the DIP Lenders as applicable, had not been made. The provisions of the foregoing sentence shall remain in full force and effect regardless of any termination of the DIP Claims owing under the DIP Loan Documents or the effectiveness of this Confirmation Order or the Plan.

Signed: January 16, 2024

  Houston, Texas

/s/ Christopher M. Lopez
CHRISTOPHER LOPEZ
UNITED STATES BANKRUPTCY JUDGE

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Exhibit A

Plan

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

§
In re:	§	Chapter 11
§
CORE SCIENTIFIC, INC., et al.,	§	Case No. 22-90341 (CML)
§
Debtors[1]	§	(Jointly Administered)
§

FOURTH AMENDED JOINT CHAPTER 11 PLAN OF

CORE SCIENTIFIC, INC. AND ITS AFFILIATED DEBTORS (WITH TECHNICAL MODIFICATIONS)

WEIL, GOTSHAL & MANGES LLP Clifford W. Carlson (24090024) Austin B. Crabtree (24109763) 700 Louisiana Street, Suite 3700 Houston, Texas 77002 Telephone: (713) 546-5000 Facsimile: (713) 224-9511

WEIL, GOTSHAL & MANGES LLP

Ray C. Schrock (admitted pro hac vice)

Ronit J. Berkovich (admitted pro hac vice)
767 Fifth Avenue

New York, New York 10153

Telephone: (212) 310-8000

Facsimile: (212) 310-8007

Attorneys for the Debtors and Debtors in Possession

Dated: January 15, 2024
Houston, Texas

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are as follows: Core Scientific Mining LLC (6971); Core Scientific, Inc. (3837); Core Scientific Acquired Mining LLC (6074); Core Scientific Operating Company (5526); Radar Relay, Inc. (0496); Core Scientific Specialty Mining (Oklahoma) LLC (4327); American Property Acquisition, LLC (0825); Starboard Capital LLC (6677); RADAR LLC (5106); American Property Acquisitions I, LLC (9717); and American Property Acquisitions VII, LLC (3198). The Debtors’ corporate headquarters is 210 Barton Springs Road, Suite 300, Austin, Texas 78704. The Debtors’ service address is 2407 S. Congress Ave, Suite E-101, Austin, Texas 78704.

i

(continued)

(continued)

(continued)

Each of Core Scientific, Inc.; Core Scientific Mining LLC; Core Scientific Acquired Mining LLC; Core Scientific Operating Company; Radar Relay, Inc.; Core Scientific Specialty Mining (Oklahoma) LLC; American Property Acquisition, LLC; Starboard Capital LLC; RADAR LLC; American Property Acquisitions I, LLC; and American Property Acquisitions VII, LLC (each, a “Debtor” and, collectively, the “Debtors”) proposes the following joint chapter 11 plan of reorganization pursuant to section 1121(a) of the Bankruptcy Code. Capitalized terms used herein shall have the meanings set forth in Article I.A. Holders of Claims and Interests may refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information, and projections of future operations, as well as a summary and description of the Plan, the settlements and transactions contemplated thereby, and certain related matters. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

ALL HOLDERS OF CLAIMS AND INTERESTS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE I. DEFINITIONS AND INTERPRETATION.

A. Definitions. The following terms shall have the respective meanings specified below:

1.1 “2018 Equity Plan” means the Core Scientific, Inc. 2018 Omnibus Incentive Plan f/k/a MineCo Holdings, Inc. 2018 Omnibus Incentive Plan.

1.2 “2021 Equity Plan” means the Core Scientific, Inc. 2021 Equity Incentive Plan.

1.3 “36th Street Miner Agreement” means that certain Equipment Schedule No. 13, dated December 17, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Core Scientific Holding Co. (now known as Core Scientific, Inc.), on one hand, and Liberty Commercial Finance LLC, on the other hand, issued in connection with the Liberty Master Lease Agreement and subsequently assigned by Liberty Commercial Finance LLC to 36th Street Capital Partners LLC pursuant to that certain Notice and Acknowledgement of Assignment. For the avoidance of doubt, (i) the 36th Street Miner Agreement is not an Unexpired Lease and is a financing agreement and (ii) the equipment that is the subject of the 36th Street Miner Agreement are Assets owned by the applicable Debtor.

1.4 “Ad Hoc Equity Group” has the meaning set forth in the Supplemental Verified Statement of the Ad Hoc Group of Equity Holders Pursuant to Bankruptcy Rule 2019 (Docket No. 604), as may be amended or supplemented from time to time.

1.5 “Ad Hoc Equity Group Substantial Contribution Claim” means a potential Claim by the Ad Hoc Equity Group for the reasonable and documented fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP in its capacity as counsel to the Ad Hoc Equity Group, in an amount not to exceed $1,500,000, for which the Ad Hoc Equity Group may seek allowance through a substantial contribution motion to be supported by the Debtors (subject to the parties’ rights and obligations under the RSA); provided, that the Ad Hoc Noteholder Group may object to any substantial contribution motion seeking allowance of any such potential Claim.

1.6 “Ad Hoc Noteholder Group” means the ad hoc group of certain Convertible Noteholders, or investment advisors, subadvisors, or managers of discretionary accounts that hold Convertible Notes, which is represented by the Ad Hoc Noteholder Group Advisors.

1.7 “Ad Hoc Noteholder Group Advisors” means (i) Paul Hastings LLP and (ii) Moelis & Company LLC.

1.8 “Administrative Expense Claim” means any Claim against any Debtor for a cost or expense of administration incurred during the Chapter 11 Cases of a kind specified under section 503(b) of the Bankruptcy Code and entitled to priority under sections, 507(a)(2), 507(b) or 1114(e)(2) of the Bankruptcy Code, including, without limitation, (i) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries or commissions for services and payments for good and other services and leased premises) and (ii) Professional Fee Claims. For the avoidance of doubt, the Backstop Commitment Premium payable to the respective Backstop Parties in accordance with Backstop Order, are Allowed Administrative Expense Claims; provided, that the Backstop Commitment Premium shall be satisfied in accordance with the terms of the Backstop Order.

1.9 “Affiliate” shall, with respect to an Entity, have the meaning set forth in section 101(2) of the Bankruptcy Code as if such Entity were a debtor in a case under the Bankruptcy Code.

1.10 “Allowed” means, with respect to any Claim, except as otherwise provided herein: (i) a Claim (or any portion thereof) that is evidenced by a Proof of Claim Filed by the applicable Bar Date established in the Chapter 11 Cases; (ii) a Claim that is listed in the Schedules as not contingent, not unliquidated, and not disputed, and for which no Proof of Claim has been timely Filed that asserts a Claim different in amount or priority from that listed in the Schedule (unless otherwise agreed by stipulation between the Debtors and the applicable Holder); (iii) a Claim Allowed pursuant to the Plan, including as settled or compromised pursuant to section 7.2 hereof, or a Final Order; or (iv) a Claim included on the Schedule of Allowed General Unsecured Claims; provided that with respect to a Claim described in clause (i) above, such Claim shall be considered Allowed only if and to the extent that (A) with respect to such Claim, no objection to the allowance thereof, and no request for estimation or other challenge, including pursuant to section 502(d) of the Bankruptcy Code or otherwise, has been interposed and not withdrawn by the Claim Objection Deadline, (B) an objection to such Claim is asserted and such Claim is subsequently allowed pursuant to a Final Order, or (C) such Claim is settled pursuant to a Final Order; provided, further that notwithstanding the foregoing, (x) unless expressly waived by the Plan, the Allowed amount of Claims shall be subject to and shall not exceed the limitations under or maximum amounts permitted by the Bankruptcy Code, including sections 502, 503, 506 or 507 of the Bankruptcy Code, to the extent applicable, and (y) the Reorganized Debtors shall retain all claims and defenses with respect to Allowed Claims that are Reinstated or otherwise Unimpaired pursuant to the Plan. If a Claim is Allowed only in part, any provisions hereunder with respect to Allowed Claims are applicable solely to the Allowed portion of such Claim. For the avoidance of doubt, a Proof of Claim Filed after the Bar Date shall not be Allowed for any purpose whatsoever absent entry of a Final Order allowing such late-Filed Claim and a Claim that has been Disallowed by a Final Order or settlement shall not be Allowed for any purpose whatsoever. “Allow,” “Allowing,” and “Allowance,” shall have correlative meanings.

1.11 “Allowed M&M Lien Secured Claims Amounts” means the amounts set forth on the M&M Lien Claims Schedule in the column titled “Amount of Allowed M&M Lien Secured Claim.”

1.12 “Allowed Miner Equipment Lender Deficiency Claims Amounts” means the amounts set forth on the Miner Equipment Lender Claims Schedule in the column titled “Allowed Deficiency Claim (as of the Petition Date).”

1.13 “Allowed Miner Equipment Lender Secured Claims Amounts” means the amounts set forth on the Miner Equipment Lender Claims Schedule in the column titled “Allowed Secured Claim (as of the Petition Date).”

1.14 “Allowed Secured Mortgage Claims Amounts” means the amounts set forth on the Secured Mortgage Claims Schedule in the column titled “Allowed Secured Claim (as of Petition Date).”

1.15 “Allowed Settled April Convertible Notes Secured Claims Amount” means the sum of (i) $350,000,000, plus (ii) accrued interest at the rate provided under the April Convertible Notes from January 15, 2024 through the Effective Date (if the Effective Date occurs after January 15, 2024), plus (iii) the aggregate Pro Rata Total Convertible Notes Share on account of the April Convertible Notes held by Holders of April Convertible Notes of any ERO Shortfall Equity Distribution Amount, plus (iv) the aggregate Pro Rata Total Convertible Notes Share on account of the April Convertible Notes held by Holders of April Convertible Notes of any First Incremental Convertible Noteholders Equity Distribution Amount and Second Incremental Convertible Noteholders Equity Distribution Amount.

1.16 “Allowed Settled August Convertible Notes Secured Claims Amount” means the sum of (i) $360,000,000, plus (ii) accrued interest at the rate provided under the August Convertible Notes from January 15, 2024 through the Effective Date (if applicable), plus (iii) the aggregate Pro Rata Total Convertible Notes Share on account of the August Convertible Notes held by Holders of August Convertible Notes of any ERO Shortfall Equity Distribution Amount, plus (iv) the aggregate Pro Rata Total Convertible Notes Share on account of the August Convertible Notes held by Holders of August Convertible Notes of any First Incremental Convertible Noteholders Equity Distribution Amount and Second Incremental Convertible Noteholders Equity Distribution Amount.

1.17 “Anchorage Agreements” means, collectively, (i) that certain Equipment Loan and Security Agreement, dated March 11, 2022, by and between Core Scientific, Inc. and Anchorage Lending CA, LLC and that certain Promissory Note, dated March 11, 2022, issued in connection therewith and (ii) that certain Equipment Loan and Security Agreement, dated May 23, 2022, by and between Core Scientific, Inc. and Anchorage Lending CA, LLC and that certain Promissory Note, dated May 23, 2022, issued in connection therewith.

1.18 “April Convertible Notes” means the secured convertible notes issued pursuant to the April NPA.

1.19 “April Convertible Notes Secured Claims” means any Claim arising under or related to the April NPA.

1.20 “April NPA” means that certain Secured Convertible Note Purchase Agreement, dated April 19, 2021, by and among Core Scientific Holding Co. (now known as Core Scientific, Inc.), as issuer, the guarantors thereof, the Notes Agent, and the purchasers of the notes issued thereunder, as may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time prior to the Effective Date, and including all related credit documents.

1.21 “Asset” means all of the rights, title, and interests of a Debtor in and to property of whatever type or nature, including real, personal, mixed, intellectual, tangible, and intangible property.

1.22 “Assumption Dispute” means an unresolved objection regarding assumption of an Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code, including objections based on the appropriate Cure Amount or “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code), or any other issue relating to assumption of an Executory Contract or Unexpired Lease.

1.23 “August Convertible Notes” means the secured convertible notes issued pursuant to the August NPA.

1.24 “August Convertible Notes Secured Claims” means any Claim arising under or related to the August NPA.

1.25 “August NPA” means that certain Convertible Note Purchase Agreement, dated on or about August 20, 2021, by and among Core Scientific Holding Co. (now known as Core Scientific, Inc.), as issuer, the guarantors thereof, the Notes Agent, and the purchasers of the notes issued thereunder, as may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time prior to the Effective Date, and including all related credit documents.

1.26 “Avoidance Actions” means any and all actual or potential Claims and Causes of Action to avoid or recover a transfer of property or an obligation incurred by the Debtors arising under chapter 5 of the Bankruptcy Code, including sections 502(d), 544, 545, 547, 548, 549, 550, 551, and 553(b) of the Bankruptcy Code and applicable non-bankruptcy law.

1.27 “Backstop Commitment” means a “Commitment” as defined in the Backstop Commitment Letter.

1.28 “Backstop Commitment Letter” means that certain Backstop Commitment Letter, dated as of November 16, 2023, entered into by the Debtors and the Backstop Parties, as the same may be amended, restated, or otherwise modified in accordance with its terms and the terms of the RSA, and approved by the Bankruptcy Court pursuant to the Backstop Order, which shall provide for a backstop of at least $30,000,000 of new money and shall be in form and substance acceptable to the Debtors, the Requisite Consenting Creditors, and the Equity Committee (subject to the parties’ rights and obligations under the RSA).

1.29 “Backstop Commitment Premium” means the dollar amount equal to twenty-percent (20%) of the aggregate Backstop Commitments to be paid to the Backstop Parties on the Effective Date in the form of New Common Interests, pursuant to the terms and conditions in this Plan and the Backstop Commitment Letter.

1.30 “Backstop Order” means the Order (I) Authorizing the Debtors to Enter into Backstop Commitment Letter, (II) Approving All Obligations Thereunder, and (III) Granting Related Relief (Docket No. 1444), which shall be in form and substance acceptable to the Debtors, the Requisite Consenting Creditors, and the Equity Committee (subject to the parties’ rights and obligations under the RSA).

1.31 “Backstop Parties” means those parties that agree to backstop the Rights Offering pursuant to the Backstop Commitment Letter, each in its respective capacity as such.

1.32 “Backstop Shares” means the Rights Offering Shares purchased by the Backstop Parties pursuant to their respective Backstop Commitments as set forth in and in accordance with the terms of the Backstop Commitment Letter.

1.33 “Ballot” means the form distributed to each Holder of a Claim or Interest in a Class entitled to vote on the Plan (as set forth herein), on which it is to be indicated, among other things, acceptance or rejection of the Plan.

1.34 “Bank of the West Agreement” means that certain Equipment Financing Agreement, dated March 15, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Bank of the West.

1.35 “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. § 101, et seq., as amended from time to time, as applicable to the Chapter 11 Cases.

1.36 “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, Houston Division having jurisdiction over the Chapter 11 Cases, and to the extent of any reference made under section 157 of title 28 of the United States Code or if the Bankruptcy Court is determined not to have authority to enter a Final Order on an issue, the District Court having jurisdiction over the Chapter 11 Cases under section 151 of title 28 of the United States Code.

1.37 “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the Supreme Court of the United States under section 2075 of title 28 of the United States Code and any Local Bankruptcy Rules of the Bankruptcy Court, in each case, as amended from time to time and applicable to the Chapter 11 Cases.

1.38 “Bar Date” means, collectively, the General Bar Date and the Governmental Bar Date.

1.39 “Bar Date Order” means the Order (I) Establishing Deadlines to File Proofs of Claim and (II) Approving Form and Manner of Notice Thereof (Docket No. 652).

1.40 “Barings Agreements” means, collectively, (i) that certain Collateral Schedule No. 1, dated March 24, 2022, by and between Core Scientific, Inc. and Barings BDC, Inc., issued in connection with that certain Master Security Agreement, dated March 24, 2022, by and between Core Scientific, Inc., on one hand, and Barings BDC, Inc., Barings Capital Investment Corporation, and Barings Private Credit Corp., on the other hand, and as amended by that certain Amendment No. 1 to Collateral Schedule No. 1, dated August 12, 2022, by and between Core Scientific Inc. and Barings BDC, Inc., (ii) that certain Collateral Schedule No. 2, dated March 24, 2022, by and between Core Scientific, Inc. and Barings Capital Investment Corporation, issued in connection with that certain Master Security Agreement, dated March 24, 2022, by and between Core Scientific, Inc., on one hand, and Barings BDC, Inc., Barings Capital Investment Corporation, and Barings Private Credit Corp., on the other hand, and as amended by that certain Amendment No. 1 to Collateral Schedule No. 2, dated August 12, 2022, by and between Core Scientific Inc. and Barings Capital Investment Corporation, (iii) that certain Collateral Schedule No. 3, dated March 24, 2022, by and between Core Scientific, Inc. and Barings Private Credit Corp., issued in connection with that certain Master Security Agreement, dated March 24, 2022, by and between Core Scientific, Inc., on one hand, and Barings BDC, Inc., Barings Capital Investment Corporation, and Barings Private Credit Corp., on the other hand, and as amended by that certain Amendment No. 1 to Collateral Schedule No. 3, dated August 12, 2022, by and between Core Scientific Inc. and Barings Private Credit Corp., (iv) that certain Collateral Schedule No. 4, dated April 27, 2022, by and between Core Scientific, Inc. and Barings BDC Inc., issued in connection with that certain Master Security Agreement, dated March 24, 2022, by and between Core Scientific, Inc., on one hand, and Barings BDC, Inc., Barings Capital Investment Corporation, and Barings Private Credit Corp., on the other hand, and as amended by that certain Amendment No. 1 to Collateral Schedule No. 4, dated August 12, 2022, by and between Core Scientific Inc. and Barings BDC Inc., (v) that certain Collateral Schedule No. 5, dated April 27, 2022, by and between Core Scientific, Inc. and Barings Capital Investment Corporation, issued in connection with that certain Master Security Agreement, dated March 24, 2022, by and between Core Scientific, Inc., on one hand, and Barings BDC, Inc., Barings Capital Investment Corporation, and Barings Private Credit Corp., on the other hand, and as amended by that certain Amendment No. 1 to Collateral Schedule No. 5, dated August 12, 2022, by and between Core Scientific Inc. and Barings Capital Investment Corporation, and (vi) that certain Collateral Schedule No. 6, dated April 27, 2022, by and between Core Scientific, Inc. and Barings Private Credit Corp., issued in connection with that certain Master Security Agreement, dated March 24, 2022, by and between Core Scientific, Inc., on one hand, and Barings BDC, Inc., Barings Capital Investment Corporation, and Barings Private Credit Corp., on the other hand, and as amended by that certain Amendment No. 1 to Collateral Schedule No. 6, dated August 12, 2022, by and between Core Scientific Inc. and Barings Private Credit Corp.

1.41 “Bitmain APA” means that certain Asset Purchase Agreement, dated September 5, 2023, by and between Bitmain Technologies Delaware Limited and Core Scientific, Inc., as amended by that certain Amendment to Asset Purchase Agreement, dated November 6, 2023; provided, that any further amendments to the Bitmain APA shall be in form and substance reasonably acceptable to the Debtors and the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA).

1.42 “Bitmain Transaction” means the transaction described in the Debtors’ Motion for Entry of an Order (I) Authorizing Core Scientific, Inc.’s Entry Into Asset Purchase Agreement and (II) Granting Related Relief (Docket No. 1497) and approved by the Bankruptcy Court pursuant to the Order (I) Authorizing Core Scientific, Inc.’s Entry Into Asset Purchase Agreement and (II) Granting Related Relief (Docket No. 1675), which approves, among other things, entry into the Bitmain APA and any related agreements, each of which shall be reasonably acceptable to the Requisite Consenting Creditors.

1.43 “BlockFi Agreements” means those certain Facility and Security Agreements, each dated December 30, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and BlockFi Lending LLC.

1.44 “Bremer Agreements” means (i) that certain Loan Agreement, dated October 4, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Bremer Bank, National Association, as amended by that certain 2021 Amendment to Loan Agreement, dated December 10, 2021, (ii) that certain Security Agreement, dated October 4, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Bremer Bank, National Association, as amended by that certain Leasehold Mortgage Modification Agreement and Extension Affidavit, dated December 10, 2021, (iii) those certain Promissory Notes, dated October 4, 2021, October 4, 2021, and December 10, 2021, issued in connection therewith, and (iv) those certain other Loan Documents (as defined in the Loan Agreement described in clause (i) hereof).

1.45 “Bremer Secured Claim” means the Claim held by Bremer Bank, National Association arising from the Bremer Agreements.

1.46 “Brown Agreement” means that certain Purchase Money Deed to Secured Debt, dated September 28, 2018, by and between American Property Acquisitions VI, LLC (and assigned by operation of law to American Property Acquisition, LLC, the sole member of American Property Acquisitions VI, LLC, following the dissolution of American Property Acquisitions VI, LLC) and Brown Corporation, securing the indebtedness evidenced by that certain Promissory Note, dated September 28, 2018, issued in connection therewith, which is secured by that certain facility leased by the Core Scientific Operating Company located in Dalton, Georgia.

1.47 “Brown Settlement” means the settlement of all Claims and controversies among the Debtors and Brown Corporation and the consideration given or received, as applicable, by each as set forth in the Plan and as summarized in section 5.14 hereof.

1.48 “Business Day” means any day other than a Saturday, Sunday, “legal holiday” (as defined in Bankruptcy Rule 9006(a)), or any other day on which banking institutions in New York, New York are authorized or required by law or other governmental action to close.

1.49 “Cash” means the legal tender of the United States of America.

1.50 “Causes of Action” means any action, claim, cross-claim, third-party claim, cause of action, controversy, dispute, proceeding, demand, right, lien, indemnity, contribution, guaranty, suit, obligation, liability, loss, debt, fee or expense, damage, interest, judgment, cost, account, defense, remedy, offset, power, privilege, proceeding, license and franchise of any kind or character whatsoever, known, unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively (including any alter ego theories), choate or inchoate, reduced to judgment or otherwise, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law (including, without limitation, under any state or federal securities laws). Causes of Action also includes: (i) any right of setoff, counterclaim or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (ii) the right to object to Claims or Interests; (iii) any claim pursuant to section 362 of the Bankruptcy Code; (iv) any claim or defense including fraud, mistake, duress and usury and any other defenses set forth in section 558 of the Bankruptcy Code; (v) any state law fraudulent transfers; and (vi) any Avoidance Actions.

1.51 “Chapter 11 Cases” means, with respect to a Debtor, such Debtor’s case under chapter 11 of the Bankruptcy Code commenced on the Petition Date in the Bankruptcy Court, jointly administered with all other Debtors’ cases under chapter 11 of the Bankruptcy Code.

1.52 “Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code, as against any Debtor.

1.53 “Claim Objection Deadline” means the deadline for objecting to Filed Proofs of Claim or scheduled claims, which shall be, unless otherwise extended pursuant to the Plan (i) the one hundred eightieth (180th) day following the later of (a) the Effective Date and (b) the date that a Proof of Claim is Filed or amended or a Claim is otherwise asserted or amended in writing by or on behalf of a Holder of such Claim; or (ii) such later date as may be fixed by the Bankruptcy Court; provided, however, that the Debtors may extend the Claim Objection Deadline for an additional ninety (90) days in their sole discretion upon the filing of a notice with the Bankruptcy Court, with further extensions thereafter permitted after notice and a hearing.

1.54 “Claims and Noticing Agent” means Stretto, Inc., the claims, noticing, and solicitation agent retained by the Debtors pursuant to the Order Authorizing the Employment and Retention of Stretto, Inc. as Claims, Noticing, and Solicitation Agent (Docket No. 28).

1.55 “Class” means any group of Claims or Interests classified as set forth in Article III of the Plan pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code.

1.56 “Collateral” means any Asset of an Estate that is subject to a Lien securing the payment or performance of a Claim, which Lien is not invalid and has not been avoided under the Bankruptcy Code or applicable nonbankruptcy law.

1.57 “Company” means, collectively, the Debtors and their non-Debtor Affiliates.

1.58 “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

1.59 “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order.

1.60 “Confirmation Hearing” means the hearing to be held by the Bankruptcy Court to consider Confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.61 “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which shall be in form and substance acceptable to the Debtors, the Requisite Consenting Creditors, and the Equity Committee (subject to the parties’ rights and obligations under the RSA), and reasonably acceptable to the Settling Miner Equipment Lenders (solely to the extent it materially affects the Settling Miner Equipment Lenders’ rights or Claims) and the Creditors’ Committee (solely to the extent it materially affects the GUC Settlement or treatment of General Unsecured Claims).

1.62 “Consenting Creditors” means the Convertible Noteholders that are party to the RSA, together with their respective successors and permitted assigns.

1.63 “Contingent Payment Obligations” means the contingent payment obligations to be issued pursuant to the Plan by Reorganized Parent to Holders of Convertible Notes Secured Claims that receive a distribution of New Common Interests pursuant to sections 4.1(c)(iii) or 4.2(c)(ii) hereof, on the terms and conditions set forth in the Contingent Payment Obligations Documents.

1.64 “Contingent Payment Obligations Agreement” means the contingent value rights agreement to be executed and delivered on the Effective Date pursuant to which Reorganized Parent shall issue the Contingent Payment Obligations (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof), which shall contain terms consistent with the Contingent Payment Obligations Term Sheet and shall otherwise be acceptable to the Debtors and the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA).

1.65 “Contingent Payment Obligations Documents” means, collectively, the Contingent Payment Obligations Agreement and all other agreements, documents, and instruments delivered or entered into pursuant thereto or in connection with the issuance of the Contingent Payment Obligations (in each case, as amended, restated, modified, or supplemented from time to time), each of which shall, to the extent applicable, contain terms consistent with the Contingent Payment Obligations Term Sheet and shall otherwise be acceptable to the Debtors and the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA).

1.66 “Contingent Payment Obligations Term Sheet” means that certain term sheet attached hereto as Exhibit D that sets forth the principal terms of the Contingent Payment Obligations.

1.67 “Convenience Claim” means any Claim that would otherwise be a General Unsecured Claim that is (i) Allowed in the Convenience Claim Amount or less as set forth on the Schedule of Allowed General Unsecured Claims or (ii) irrevocably reduced to the Convenience Claim Amount at the election of the Holder of an Allowed General Unsecured Claim evidenced on the Ballot timely and validly submitted by such Holder; provided that a General Unsecured Claim may not be subdivided into multiple Claims of the Convenience Claim Amount or less for purposes of receiving treatment as a Convenience Claim; provided, further, that Holders of Disputed Claims as of the Effective Date, including those subject to the Disputed Claims Estimation Motion, may not make the election in clause (ii) above, and any election made by such Holders on their Ballots shall be void.

1.68 “Convenience Claim Amount” means $10,000.

1.69 “Convertible Noteholders” means, collectively, the Holders of the April Convertible Notes and the Holders of August Convertible Notes.

1.70 “Convertible Noteholders Convenience Claims Ratio” means the quotient of (i) the aggregate number of New Common Interests issued to Holders of Allowed April Convertible Notes Secured Claims and Allowed August Convertible Notes Secured Claims pursuant to sections 4.1 and 4.2 and (ii) the maximum number of New Common Interests issued, treated as if issued, and issued and reserved as treasury stock under the Plan, including pursuant to sections 5.23(b) and (d) and 8.5(c)(iii) and (iv).

1.71 “Convertible Noteholders Equity Distribution” means New Common Interests with an aggregate value, based on Plan Value, equal to (i) $300,000,000 plus (ii) any accrued interest at the rate provided under the August Convertible Notes and April Convertible Notes, as applicable, from January 15, 2024 through the Effective Date in accordance with sections 1.15 and 1.16 hereof. For the avoidance of doubt, the $300,000,000 amount has been included for purposes of calculating distributions in accordance with sections 4.1 and 4.2 hereof, but in no event shall the aggregate value, based on Plan Value, of New Common Interests distributed pursuant to the Convertible Noteholders Equity Distribution exceed (i) $260,000,000 plus (ii) any accrued interest at the rate provided under the August Convertible Notes and April Convertible Notes, as applicable, from January 15, 2024 through the Effective Date in accordance with sections 1.15 and 1.16 hereof, after taking into account the Designated Amount that will become obligations under the Exit Facility.

1.72 “Convertible Notes” means, collectively, the August Convertible Notes and the April Convertible Notes.

1.73 “Convertible Notes Agreements” means, collectively, the April NPA and the August NPA.

1.74 “Convertible Notes Secured Claims” means, collectively, the April Convertible Notes Secured Claims and the August Convertible Notes Secured Claims.

1.75 “Creditors’ Committee” means the official committee of unsecured creditors of the Debtors, appointed by the U.S. Trustee in these Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code on January 9, 2023 (Docket No. 256) and reconstituted on February 3, 2023 (Docket No. 456), the membership of which may be further reconstituted from time to time.

1.76 “Cure Amount” means, as applicable, (i) the payment of Cash by the Debtors, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to (a) cure a monetary default by the Debtors in accordance with the terms of an Executory Contract or Unexpired Lease of the Debtors and (b) permit the Debtors to assume such Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code or (ii) the payment of Cash by the Debtors in an amount required by section 1124(2) of the Bankruptcy Code to Reinstate a Claim.

1.77 “D&O Policy” means, collectively, all insurance policies (including any “tail policy”) issued or providing coverage to any of the Debtors for current or former directors’, managers’, and officers’ liability, and all agreements, documents, or instruments related thereto.

1.78 “Debtor or Debtors” has the meaning set forth in the introductory paragraph of the Plan.

1.79 “Debtors in Possession” means the Debtors in their capacity as debtors in possession in the Chapter 11 Cases pursuant to sections 1101, 1107(a), and 1108 of the Bankruptcy Code.

1.80 “Default Miner Equipment Lender Treatment” has the meaning set forth in section 4.3 hereof.

1.81 “Default Mortgage Treatment” has the meaning set forth in section 4.6 hereof.

1.82 “Dell Agreements” means that certain Payment Agreement, dated February 25, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Dell Financial Services L.L.C.

1.83 “Designated Amount” means $40,000,000, which reflects the amount of Convertible Notes Secured Claims that will become obligations under the Exit Facility.

1.84 “DIP Agent” means B. Riley Commercial Capital, LLC, solely in its capacity as administrative agent and collateral agent under the DIP Credit Agreement, its successors, assigns, or any replacement agent appointed pursuant to the terms of the DIP Credit Agreement.

1.85 “DIP Claims” means all Claims held by the DIP Lenders or the DIP Agent on account of, arising under, or relating to the DIP Credit Agreement, the DIP Facility, or the DIP Order, including Claims for all principal amounts outstanding, and any and all fees, interest, expenses, indemnification obligations, reimbursement obligations, and other amounts due under the DIP Loan Documents, which, for the avoidance of doubt, shall include all “Replacement DIP Obligations” as such term is defined in the DIP Order.

1.86 “DIP Commitment” shall have the meaning ascribed to the term “DIP Term Loan Commitment” in the DIP Credit Agreement.

1.87 “DIP Credit Agreement” means that certain Senior Secured Super-Priority Replacement Debtor-in-Possession Loan and Security Agreement, dated February 27, 2023, by and among Core Scientific, Inc., as borrower, the other guarantors party thereto, the DIP Agent, and the DIP Lenders, as approved by the DIP Order, as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

1.88 “DIP Facility” means the multiple-draw term-loan credit facility with aggregate DIP Commitment of $70,000,000, as approved by the DIP Order.

1.89 “DIP Lenders” means the lenders from time to time party to the DIP Credit Agreement.

1.90 “DIP Loan Documents” means the Replacement DIP Loan Documents (as defined in the DIP Order).

1.91 “DIP Order” means, as applicable, the Final Order (I) Authorizing the Debtors to (A) Obtain Senior Secured Non-Priming Superpriority Replacement Postpetition Financing and (B) Use Cash Collateral, (II) Granting Liens and Providing Claims With Superpriority Administrative Expense Status, (III) Modifying the Automatic Stay, and (IV) Granting Related Relief (Docket No. 608) or the Order (I) Authorizing the Debtors on an Interim Basis to (A) Obtain Senior Secured Non-Priming Superpriority Replacement Postpetition Financing and (B) Use Cash Collateral, (II) Authorizing the Debtors to Refinance Existing Postpetition Financing on a Final Basis, (III) Granting Liens and Providing Claims With Superpriority Administrative Expense Status, (IV) Granting Adequate Protection to the Prepetition Secured Parties on a Final Basis, (V) Modifying the Automatic Stay, (VI) Scheduling a Final Hearing, and (VII) Granting Related Relief (Docket No. 447), authorizing the Debtors to enter into the DIP Credit Agreement and access the DIP Facility, as may be amended, supplemented or modified from time to time.

1.92 “Disallowed” means any Claim, or any portion thereof, that (i) has been disallowed by the Plan, Final Order, or settlement; (ii) is scheduled at zero or as contingent, disputed, or unliquidated on the Schedules and as to which no Proof of Claim has been timely Filed or deemed timely Filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court, including any claims bar date order, or otherwise deemed timely Filed under applicable law; (iii) is not scheduled on the Schedules and as to which no Proof of Claim has been timely Filed or deemed timely Filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely Filed under applicable law; (iv) has been withdrawn by agreement of the applicable Debtor and the Holder thereof; or (v) has been withdrawn by the Holder thereof. “Disallow” and “Disallowance” shall have correlative meanings.

1.93 “Disbursing Agent” means any Entity (including any applicable Debtor or Reorganized Debtor if it acts in such capacity) in its capacity as a disbursing agent under Article VI of the Plan.

1.94 “Disclosure Statement” means the disclosure statement for the Plan, in form and substance acceptable to the Debtors and the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA), as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, and all exhibits, schedules, supplements, modifications, amendments, annexes, and attachments to such disclosure statement.

1.95 “Disclosure Statement Approval Order” means the (i) Order (I) Scheduling Combined Hearing on (A) Adequacy of Disclosure Statement and (B) Confirmation of Plan; (II) Conditionally Approving Disclosure Statement and Form and Manner of Notice of Conditional Disclosure Statement Hearing; (III) Establishing Solicitation and Voting Procedures; (IV) Establishing Notice and Objection Procedures for Confirmation of Proposed Plan; (V) Approving Notice Procedures for the Assumption or Rejection of Executory Contracts and Unexpired Leases; (VI) Establishing Rights Offering Procedures; and (VII) Granting Related Relief (Docket No. 1426) and (ii) Order (I) Modifying Dates and Deadlines Set Forth in the Disclosure Statement Order and (II) Conditionally Approving the Debtors’ Disclosure Statement Supplement (Docket No. 1638), which may be amended and which shall be in form and substance acceptable to the Debtors and the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA).

1.96 “Disputed” means with respect to a Claim, (i) any Claim, which Claim is disputed under Section 7.1 of the Plan or as to which the Debtors have interposed and not withdrawn an objection or request for estimation that has not been determined by a Final Order; (ii) any Claim, proof of which was required to be Filed by order of the Bankruptcy Court but as to which a Proof of Claim was not timely or properly Filed by the applicable claims bar date; (iii) any Claim that is listed in the Schedules as unliquidated, contingent, or disputed, and as to which no request for payment or Proof of Claim has been Filed by the applicable claims bar date; or (iv) any Claim that is otherwise disputed by any of the Debtors or the Reorganized Debtors, as applicable, in accordance with applicable law or contract, which dispute has not been withdrawn, resolved or overruled by a Final Order. To the extent the Debtors dispute only the amount of a Claim, such Claim shall be deemed Allowed in the amount the Debtors do not dispute, if any, and Disputed as to the balance of such Claim.

1.97 “Disputed Claims Estimation Amount” means the maximum amount of each contingent, unliquidated, and Disputed Claim for purposes of distributions hereunder, as determined by the Bankruptcy Court pursuant to a Final Order granting the Disputed Claims Estimation Motion or any other Final Order of the Bankruptcy Court.

1.98 “Disputed Claims Estimation Motion” means the Debtors’ motion seeking to establish the Disputed Claims Estimation Amount and any other related relief.

1.99 “Disputed Class 8A Claim Shares” means the New Common Interests that are treated as if issued (but not actually issued) on the Effective Date on account of Disputed Claims in Class 8A in accordance with section 5.23(b) hereof solely for the purpose of calculating (i) the total number of New Common Interests to be distributed to Holders of Claims and Interests on the Effective Date and the maximum number of New Common Interests to be issued to Holders of Disputed Claims in Class 8A that subsequently become Allowed and (ii) the proper allocation of such New Common Interests among such Holders.

1.100 “Disputed Class 11 Claim Shares” means the New Common Interests and New Warrants that are treated as if issued (but not actually issued) on the Effective Date on account of Disputed Claims in Class 11 in accordance with section 5.23(b) hereof solely for the purpose of calculating (i) the total number of New Common Interests and New Warrants to be distributed to Holders of Claims and Interests on the Effective Date and the maximum number of New Common Interests and New Warrants to be issued to Holders of Disputed Claims in Class 11 that subsequently become Allowed and (ii) the proper allocation of such New Common Interests and New Warrants among such Holders.

1.101 “Distribution Record Date” means the record date for purposes of determining which (i) Holders of Allowed Claims are eligible to receive distributions under the Plan, which, unless otherwise specified, shall be the earlier of (a) the date that is two (2) Business Days before the Effective Date or such other date as is designated by the Debtors, with the consent of the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA) and (b) the date such Claim becomes Allowed and (ii) Holders of Existing Common Interests are eligible to receive distributions under the Plan, which, unless otherwise specified, shall be the Effective Date.

1.102 “DTC” means The Depository Trust Company.

1.103 “Effective Date” means, with respect to the Plan, the date that is a Business Day selected by the Debtors, with the consent of the Requisite Consenting Creditors and in consultation with the Equity Committee, on which: (i) no stay of the Confirmation Order is in effect and (ii) all conditions precedent specified in section 9.1 have been satisfied or waived (in accordance with section 9.3). Without limiting the foregoing, any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable after the Effective Date.

1.104 “Employee Arrangements” means all employment or employee-related arrangements, agreements, programs, and policies, and all compensation and benefits plans, policies, award letters, key employee retention agreements, and programs of the Debtors applicable to their respective employees, retirees, consultants, contractors, and non-employee directors, including all agreements with professional employer organizations, savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans (including equity and equity-based plans), welfare benefits plans, life and accidental death and dismemberment insurance plans, and the Unvested RSUs.

1.105 “Enterprise Value” means the total enterprise value of the Reorganized Debtors, which shall be $1,500,000,000.

1.106 “Entity” means an individual, corporation, partnership, limited liability partnership, limited liability company, association, joint stock company, joint venture, estate, trust, unincorporated organization, Governmental Unit or any political subdivision thereof, or other Person or other entity.

1.107 “Equity Committee” means the official committee of equity security Holders, appointed by the U.S. Trustee in these Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code on March 23, 2023 (Docket No. 724), the membership of which may be reconstituted from time to time.

1.108 “Equity Committee Fee Estimate” means an estimate of all unpaid Professional Fee Claims incurred or anticipated to be incurred by the Equity Committee as of the Effective Date.

1.109 “Equity Incentive Plans” means, collectively, the (i) 2018 Equity Plan and (ii) 2021 Equity Plan.

1.110 “ERO Shortfall” means the dollar amount equal to (i) $55,000,000 minus (ii) the total amount of proceeds raised in the Rights Offering.

1.111 “ERO Shortfall Equity Distribution” means New Common Interests with a value, based on Plan Value, equal to the ERO Shortfall Equity Distribution Amount; provided that, for the avoidance of doubt, there shall be no ERO Shortfall Equity Distribution if the ERO Shortfall is equal to $0.

1.112 “ERO Shortfall Equity Distribution Amount” means the dollar amount resulting from the following formula:

(a) the ERO Shortfall multiplied by 1.2 (“Line 1”);

(b) Line 1 divided by 0.7 (“Line 2”); and

(c) Line 2 minus the number that is two-percent (2%) of the Plan Equity Value;

provided, that if such dollar amount is less than $0, then the ERO Shortfall Equity Distribution Amount shall be $0.

1.113 “Estate or Estates” means individually or collectively, the estate or estates of the Debtors created under section 541 of the Bankruptcy Code upon the commencement of each Debtor’s Chapter 11 Case and all property (as defined in section 541 of the Bankruptcy Code) acquired by each Debtor after the Petition Date and before the Effective Date.

1.114 “Exculpated Parties” means each of the following in their capacity as such and, in each case, to the maximum extent permitted by law: (i) the Debtors; (ii) Equity Committee and each of its present and former members, each solely in their capacity as such (and as it relates to former members, solely with regard to the time period for which they served on the Equity Committee); and (iii) the Creditors’ Committee and each of its present and former members, each solely in its capacity as such (and as it relates to former members, solely with regard to the time period for which they served on the Creditors’ Committee).

1.115 “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.116 “Existing Common Interests” means (i) the common stock issued by Core Scientific, Inc. that existed immediately prior to the Effective Date, including any Restricted Stock and (ii) any Vested RSUs, in each case held by the Holders as reflected in the Debtors’ books and records as of the Distribution Record Date, including the records of the Debtors’ transfer agent(s), and/or DTC’s records. For the avoidance of doubt, Unvested RSUs and Stock Options shall not be considered Existing Common Interests.

1.117 “Exit Agent” means the administrative agent and collateral agent under the Exit Credit Agreement, which shall be acceptable to the Debtors and the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA).

1.118 “Exit Credit Agreement” means that certain Credit Agreement to be entered into in connection with the Exit Facility, to be dated as of the Effective Date, by and among Reorganized Parent, as borrower, the Exit Agent, and the Exit Lenders, which shall be in form and substance consistent with the Exit Facility Term Sheet and otherwise acceptable to the Debtors, the Requisite Consenting Creditors, and the Exit Lenders (subject to the parties’ rights and obligations under the RSA).

1.119 “Exit Facility” means the first-lien delayed draw term loan exit facility to be provided on the terms and conditions set forth in the Exit Facility Term Sheet and arising pursuant to the Exit Credit Agreement in an aggregate principal amount of $80,000,000, comprised of (i) $40,000,000 in new delayed draw term loan commitments, up to $20,000,000 of which shall be immediately available to satisfy the Allowed DIP Claims and $20,000,000 of which shall be undrawn as of the Effective Date, plus (ii) the Designated Amount on account of the Exit Lenders’ Allowed Convertible Notes Secured Claims.

1.120 “Exit Facility Commitment Letter” means that certain commitment letter provided by the Initial Exit Lenders, as the same may be amended, restated, or otherwise modified in accordance with its terms and the terms of the RSA, which shall be in form and substance acceptable to the Debtors, the Initial Exit Lenders, and the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA), pursuant to which the Initial Exit Lenders commit to provide the Exit Facility.

1.121 “Exit Facility Documents” means, collectively, the Exit Credit Agreement and all other loan documents, including all other agreements, documents, and instruments delivered or entered into pursuant thereto or in connection therewith (including any guarantee agreements and collateral documentation) (in each case, as amended, restated, modified, or supplemented from time to time), each of which shall, to the extent applicable, contain terms consistent with the Exit Facility Term Sheet and shall otherwise be acceptable to the Debtors, the Exit Lenders, and the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA).

1.122 “Exit Facility Term Sheet” means that certain term sheet that sets forth the principal terms of the Exit Facility and is attached hereto as Exhibit A, as may be supplemented, amended, or otherwise modified pursuant to the Exit Commitment Letter in accordance with its terms.

1.123 “Exit Lenders” means the lenders party to the Exit Credit Agreement on the Effective Date.

1.124 “Federal Judgment Rate” means the interest rate of 4.64% per annum as provided under 28 U.S.C. § 1961(a), calculated as of the Petition Date.

1.125 “File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court or, with respect to the filing of a Proof of Claim or proof of Interest, with the Claims and Noticing Agent.

1.126 “Final Equity Committee Fees Amount” means the sum of (i) the fees and expenses approved by the Bankruptcy Court and paid to the Equity Committee’s Professionals or Allowed by Final Order from the Petition Date through the Effective Date and (ii) any additional Professional Fee Claims of the Equity Committee that are incurred prior to the Effective Date and Allowed by Final Order after the Effective Date; provided, that the Final Equity Committee Fees Amount may not be higher than the sum of (a) the amounts listed in clause (i) and (b) the Equity Committee Fee Estimate.

1.127 “Final Order” means as applicable, an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the relevant subject matter, which (a) has not been reversed, stayed, modified, or amended, including any order subject to appeal but for which no stay of such order has been entered, and as to which the time to appeal, seek certiorari, or move for a new trial, reargument, reconsideration or rehearing has expired and as to which no appeal, petition for certiorari, or other proceeding for a new trial, reargument, reconsideration or rehearing has been timely taken, or (b) as to which any appeal that has been taken or any petition for certiorari or motion for reargument, reconsideration or rehearing that has been or may be Filed has been withdrawn with prejudice, resolved by the highest court to which the order or judgment was appealed or from which certiorari could be sought, or any request for new trial, reargument, reconsideration or rehearing has been denied, resulted in no stay pending appeal or modification of such order, or has otherwise been dismissed with prejudice; provided, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion under rules 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in another court of competent jurisdiction) or sections 502(j) or 1144 of the Bankruptcy Code has been or may be Filed with respect to such order or judgment.

1.128 “First Incremental Convertible Noteholders Equity Distribution” means New Common Interests with an aggregate value, based on Plan Value, equal to the First Incremental Convertible Noteholders Equity Distribution Amount.

1.129 “First Incremental Convertible Noteholders Equity Distribution Amount” means the amount of the Ad Hoc Equity Group Substantial Contribution Claim that is Allowed pursuant to a Final Order.

1.130 “Foundry” means Foundry Digital LLC.

1.131 “Foundry Allowed Claims” has the meaning set forth in section 5.16 hereof.

1.132 “Foundry Claims” means the Claims held by Foundry arising under or related to the A&R Purchase Agreement (as defined in the Foundry Settlement Agreement), including those set forth in the Foundry POCs.

1.133 “Foundry Hosting Agreements” means, collectively, (i) the Master Services Agreement, dated November 23, 2019, between Core Scientific Operating Company (f/k/a Core Scientific, Inc.) and Foundry (the “2019 Foundry MSA”), and each of the Orders (as defined in the 2019 Foundry MSA) entered into or executed between Core Scientific Operating Company or Core Scientific, Inc. (as applicable) pursuant to or in connection with the 2019 Foundry MSA, including the Master Services Agreement Order #5, Master Services Agreement Order #6 and Master Services Agreement Order #7, in each case, as amended, supplemented or modified in accordance with the terms thereof and (ii) the Master Services Agreement, dated September 21, 2022, between Core Scientific, Inc. and Foundry (the “2022 Foundry MSA”), and each of the Orders (as defined in the 2022 Foundry MSA) entered into or executed between Core Scientific Operating Company or Core Scientific, Inc. (as applicable) pursuant to or in with the 2022 Foundry MSA, including the Master Services Agreement Order #1, in each case, as amended, supplemented or modified in accordance with the terms thereof.

1.134 “Foundry POCs” means Proofs of Claim numbers 360 and 361, each in the amount of not less than $18,404,990.08, plus interest, filed by Foundry against certain of the Debtors.

1.135 “Foundry Settlement” means the settlement, transactions and agreements among the Debtors and Foundry, and the consideration given or received, as applicable, by each, as set forth in, and subject to the terms and conditions of, the Foundry Settlement Agreement.

1.136 “Foundry Settlement Agreement” means that certain Settlement Agreement, dated as of January 12, 2024, by and among Foundry, Core Scientific, Inc. and the other Debtors (together with all appendices, exhibits, and schedules thereto), which the Debtors shall have obtained or shall seek approval of from the Bankruptcy Court on or before the Confirmation Hearing and which shall be acceptable to the Requisite Consenting Creditors.

1.137 “Foundry Settlement Approval Order” has the meaning set forth in section 5.16 hereof.

1.138 “General Bar Date” means April 14, 2023, at 5:00 p.m. (prevailing Central Time), which is the deadline by which all Persons, except Governmental Units, were required to have Filed Proofs of Claim against the Debtors as established by the Bar Date Order.

1.139 “General Contract” means any agreement, contract, or purchase order between a Debtor that owns or leases real property and a General Contractor for the provision of labor, materials, equipment, and/or services in connection with the construction, development, or improvement of any real property owned or leased by such Debtor.

1.140 “General Contractor” means a Person contracting directly with any Debtor pursuant to a General Contract.

1.141 “General Contractor Unsecured Claim” means a Claim held by a General Contractor arising from a General Contract that is not a Secured Claim, which Claim shall be Allowed as a General Unsecured Claim in the amount set forth on the M&M Lien Claims Schedule in the column titled “Allowed Unsecured Claim Amount”.

1.142 “General Unsecured Claim” means any Claim that is not a Secured Claim, Priority Tax Claim, Priority Non-Tax Claim, Convenience Claim, Professional Fee Claim, DIP Claim, Intercompany Claim, Section 510(b) Claim, or an Administrative Expense Claim. For the avoidance of doubt, except as otherwise provided herein, all Miner Equipment Lender Deficiency Claims are General Unsecured Claims. Except as otherwise agreed upon pursuant to a settlement with the Debtors, any interest accruing on General Unsecured Claims from the Petition Date through the Effective Date shall accrue at the Federal Judgment Rate.

1.143 “Governmental Bar Date” means June 19, 2023, at 5:00 p.m. (prevailing Central Time), which is the deadline by which all Governmental Units were required to have Filed Proofs of Claim against the Debtors, as established by Bankruptcy Local Rule 3003-1 and ratified by the Bar Date Order.

1.144 “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

1.145 “GUC Contingent Payment Obligations” means the contingent payment obligations to be issued pursuant to the Plan by Reorganized Parent to Holders of General Unsecured Claims in Class 8A, on the terms and conditions set forth in the GUC Contingent Payment Obligations Term Sheet and the Plan.

1.146 “GUC Contingent Payment Obligations Maximum Amount” means New Common Interests with an aggregate value, based on Plan Value, equal to $7,100,000.

1.147 “GUC Contingent Payment Obligations Term Sheet” means that certain term sheet attached hereto as Exhibit L that sets forth the principal terms of the GUC Contingent Payment Obligations.

1.148 “GUC Settlement” means the settlement of all disputes, claims, and controversies between the Debtors, B. Riley Commercial Capital, LLC, BRF Finance Co., LLC (and any assignees thereof), the Creditors’ Committee, members of the Creditors’ Committee (except for any claims (i) held by the Debtors against Sphere 3D Corp. or (ii) held by Sphere 3D Corp. against the Debtors), and the consideration given or received, as applicable, by each as set forth in the Plan and as summarized in section 5.12 hereof.

1.149 “GUC Settlement Additional Equity Distribution Amount” means New Common Interests with an aggregate value, based on Plan Value, equal to (i) $3,296,0392 minus (ii) an amount of New Common Interests with a value, based on Plan Value, equal to the product of (x) the aggregate Allowed Convenience Claims and (y) the Convertible Noteholders Convenience Claims Ratio.

1.150 “Holder” means any Person holding (including as successor or assignee pursuant to a valid succession or assignment) a Claim or an Interest, as applicable, solely in its capacity as such.

1.151 “Holliwood Agreements” means that certain Purchase Money Mortgage, dated December 19, 2018, by and between American Property Acquisition, LLC and Holliwood LLC, securing the indebtedness evidenced by the Holliwood Note, which is secured by that certain facility owned by American Property Acquisition, LLC located in Calvert City, Kentucky.

1.152 “Holliwood Note” means that certain Promissory Note, dated December 19, 2018, by and between American Property Acquisition, LLC and Holliwood LLC.

1.153 “Holliwood Settlement” means the settlement of all Claims and controversies among the Debtors and Holliwood LLC and the consideration given or received, as applicable, by each as set forth in the Plan and as summarized in section 5.15 hereof.

1.154 “Impaired” means, with respect to a Claim, Interest, or Class of Claims or Interests, “impaired” within the meaning of such term in section 1124 of the Bankruptcy Code.

1.155 “Indemnification Obligation” means any existing or future obligation of any Debtor to indemnify current and former directors, officers, members, managers, agents or employees of any of the Debtors who served in such capacity, with respect to or based upon such service or any act or omission taken or not taken in any of such capacities, or for or on behalf of any Debtor, whether pursuant to agreement, the Debtors’ respective memoranda, articles or certificates of incorporation or formation, corporate charters, bylaws, operating agreements, limited liability company agreements, or similar corporate or organizational documents or other applicable contract or law in effect as of the Effective Date, excluding any obligation to indemnify any of the foregoing parties with respect to any act or omission for or on behalf of the Debtors arising out of any act or omission determined by a Final Order to constitute actual fraud, willful misconduct, or gross negligence.

1.156 “Indigo Agreement” means that certain Equipment Schedule No. 1, dated December 10, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Core Scientific Holding Co. (now known as Core Scientific, Inc.), on one hand, and Liberty Commercial Finance LLC, on the other hand, issued in connection with the Liberty Master Lease Agreement and subsequently assigned by Liberty Commercial Finance LLC to Indigo Direct Lending, LLC pursuant to that certain Notice and Acknowledgement of Assignment. For the avoidance of doubt, (i) the Indigo Agreement is not an Unexpired Lease and is a financing agreement and (ii) the equipment that is the subject of the Indigo Agreement are Assets owned by the applicable Debtor.

[2]

Based on the settled Claims as provided in the Schedule of Allowed General Unsecured Claims filed with the Notice of Filing of Second Amended Plan Supplement in Connection with Fourth Amended Joint Chapter 11 Plan of Core Scientific, Inc. and Its Affiliated Debtors (Docket No. 1623).

1.157 “Initial DIP Loan Documents” means the DIP Loan Documents as defined in the Interim Order (I) Authorizing the Debtors to (A) Obtain Senior Secured Priming Superpriority Postpetition Financing and (B) Use Cash Collateral, (II) Granting Liens and Providing Claims with Superpriority Administrative Expense Status, (III) Granting Adequate Protection to the Prepetition Secured Parties, (IV) Modifying the Automatic Stay, (V) Scheduling a Final Hearing, and (VI) Granting Related Relief (Docket No. 130).

1.158 “Initial Exit Lenders” means the parties that agree to backstop the Exit Facility pursuant to the Exit Facility Commitment Letter, each in its respective capacity as such.

1.159 “Initial KERP” means the Debtors’ key employee retention program that was approved by the Bankruptcy Court pursuant to the KERP Order.

1.160 “Initial Settling Miner Equipment Lenders” means 36th Street Capital Partners LLC; Anchorage Lending CA, LLC; Barings BDC, Inc.; Barings Capital Investment Corporation; Barings Private Credit Corp.; BlockFi Lending LLC; MassMutual Asset Finance LLC; Stonebriar Commercial Finance LLC; Trinity Capital Inc.; and Wingspire Equipment Finance LLC; provided, that any of the foregoing Persons will not be considered an Initial Settling Miner Equipment Lender if such Person does not (i) timely submit a Ballot accepting the Plan and (ii) support Confirmation of the Plan.

1.161 “Insured Litigation Claims” means any insured claims constituting General Unsecured Claims or Section 510(b) Claims, as applicable.

1.162 “Intercompany Claim” means any Claim against a Debtor held by another Debtor.

1.163 “Intercompany Interest” means an Interest in a Debtor held by another Debtor.

1.164 “Interests” means any equity in a Debtor as defined in section 101(16) of the Bankruptcy Code, including all ordinary shares, units, common stock, preferred stock, membership interest, partnership interest, or other instruments evidencing an ownership interest, or equity security (as defined in section 101(16) of the Bankruptcy Code) in any of the Debtors, whether or not transferable, and any restricted stock (including the Restricted Stock), warrant or right, contractual or otherwise, including, without limitation, equity-based employee incentives, grants, stock appreciation rights, Vested RSUs, performance shares/units, incentive awards, or other instruments issued to employees of the Debtors, to acquire any such interests in a Debtor that existed immediately before the Effective Date (in each case whether or not arising under or in connection with any employment agreement); provided, that the foregoing shall not apply to any entitlement to participate in or receive any Interests of the Reorganized Debtors; provided, further, that Interests shall include neither the Unvested RSUs nor the Stock Options.

1.165 “KERP Order” means the Order Approving and Authorizing Payments Under Key Employee Retention Plan (Docket No. 738).

1.166 “KERPs” means the Initial KERP and the Supplemental KERP.

1.167 “Liberty Master Lease Agreement” means that certain Master Equipment Lease Agreement #32109, dated June 3, 2021, by and between Liberty Commercial Finance LLC and Core Scientific, Inc. (now known as Core Scientific Operating Company).

1.168 “Liberty Miner Agreement” means that certain Equipment Schedule No. 16, dated December 22, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Core Scientific Holding Co. (now known as Core Scientific, Inc.), on one hand, and Liberty Commercial Finance LLC, on the other hand, issued in connection with the Liberty Master Lease Agreement. For the avoidance of doubt, (i) the Liberty Miner Agreement is not an Unexpired Lease and is a financing agreement and (ii) the equipment that is the subject of the Liberty Miner Agreement are Assets owned by the applicable Debtor.

1.169 “Liberty Non-Miner Agreements” means, collectively, (i) that certain Equipment Schedule No. 6, dated July 16, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Liberty Commercial Finance LLC, issued in connection with the Liberty Master Lease Agreement, (ii) that certain Equipment Schedule No. 7, dated July 16, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Liberty Commercial Finance LLC, issued in connection with the Liberty Master Lease Agreement, (iii) that certain Equipment Schedule No. 14, dated December 29, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Core Scientific Holding Co. (now known as Core Scientific, Inc.), on one hand, and Liberty Commercial Finance LLC, on the other hand, issued in connection with the Liberty Master Lease Agreement, and (iv) that certain Equipment Schedule No. 15, dated December 29, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Core Scientific Holding Co. (now known as Core Scientific, Inc.), on one hand, and Liberty Commercial Finance LLC, on the other hand, issued in connection with the Liberty Master Lease Agreement. For the avoidance of doubt, (i) the Liberty Non-Miner Agreements are not Unexpired Leases and are financing agreements and (ii) the equipment that is the subject of the Liberty Non-Miner Agreements are Assets owned by the applicable Debtor.

1.170 “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

1.171 “Local Bankruptcy Rules” means the Bankruptcy Local Rules for the United States Bankruptcy Court for the Southern District of Texas.

1.172 “M&M Lien” or “M&M Liens” means the mechanics’, materialmens’, workmens’, and repairmens’ Liens and other similar Liens and encumbrances arising under state law, including any Liens filed, asserted, or held by General Contractors and Subcontractors, encumbering any real property owned or leased by any Debtor, regardless of whether a Proof of Claim has been filed relating to such Liens, which Liens and encumbrances (i) may be determined to be validly perfected prepetition or may be deemed to be validly perfected prepetition pursuant to applicable state laws permitting relation back, in each case, if the applicable lienholder complied with the state law procedures required to perfect the same and (ii) allegedly satisfy the requirements of Bankruptcy Code section 546(b).

1.173 “M&M Lien Claims Schedule” means the schedule attached hereto as Exhibit I.

1.174 “M&M Lien Secured Claims” means, collectively, the Claims, the amount of which the Debtors’ books and records reflect are attributable to the provision by General Contractors and Subcontractors of labor, materials, equipment and/or services in connection with the construction, development or improvement of any real property owned or leased by any Debtor and for which such General Contractors and Subcontractors may be entitled to an M&M Lien, as set forth on the M&M Lien Claims Schedule in the column titled “Amount of Allowed M&M Lien Secured Claim,” in each case held by the applicable Holder, secured by the applicable Collateral, and in the applicable amounts as set forth on the M&M Lien Claims Schedule.

1.175 “M&M Lien Settlement” means any settlement of an M&M Lien Secured Claim approved by the Bankruptcy Court, each in accordance with the terms and provisions of the relevant settlement agreement, including the settlements approved by the Bankruptcy Court pursuant to the (i) Order Approving (I) Global Settlement Between Debtors and Condair Inc. and (II) Granting Related Relief (Docket No. 1057), (ii) Order Approving (I) Global Settlement Between Debtors and Huband-Mantor Construction, Inc. and (II) Granting Related Relief (Docket No. 1167), (iii) Order Approving (I) Global Settlement Between Debtors and JW Didado Electric LLC and (II) Granting Related Relief (Docket No. 1288), (iv) Order Approving (I) Global Settlement Between Debtors and Trilogy LLC and (II) Granting Related Relief (Docket No. 1289), (v) Order Approving (I) Global Settlement Between Debtors and Harper Construction Company, Inc. and (II) Granting Related Relief (Docket No. 1167), (vi) Order (I) Authorizing and Approving (A) Settlement Between Debtors and Maddox Industrial Transformer LLC, (B) Purchase of Transformers, (C) Rejection of Existing Purchase Orders, and (II) Granting Related Relief, (vii) Order (I) Authorizing (A) Assumption of McCarthy Contracts, as Amended in Accordance with the Settlement Agreement and (B) Entry Into the Settlement Agreement, and (II) Granting Related Relief, and (viii) any other settlement of an M&M Lien Secured Claim approved by the Bankruptcy Court, which settlement shall include terms that are acceptable to the Debtors and the Requisite Consenting Creditors (and any agreements reflecting such terms shall be in form and substance acceptable to the Requisite Consenting Creditors) (in each case, subject to the parties’ rights and obligations under the RSA).

1.176 “M&M Lien Takeback Debt” means the secured debt to be issued to each Holder of an M&M Lien Secured Claim (unless receiving a different form of consideration pursuant to an M&M Lien Settlement) by the applicable Debtor that owns or leases the real property validly encumbered by the applicable M&M Lien, in each case in the principal amount equal to the amount of the applicable Allowed M&M Lien Secured Claim Amount, on the terms and conditions set forth in the New M&M Lien Debt Term Sheet and which shall be in form and substance acceptable to the Debtors and the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA). The M&M Lien Takeback Debt issued by a Debtor to each such Holder of an M&M Lien Secured Claim shall (i) evidence such Holder’s M&M Liens encumbering an applicable real property owned or leased by such Debtor, (ii) be pari passu to all other M&M Lien Takeback Debt issued by such Debtor in respect of, and secured by, M&M Liens encumbering such applicable real property owned or leased by such Debtor, and (iii) be senior to all other Liens encumbering such applicable real property owned or leased by such Debtor.

1.177 “Management Incentive Plan” means a post-emergence equity-based management incentive plan to be determined by the New Board in its discretion, under which up to ten percent (10%) of the New Common Interests outstanding on a fully diluted basis issued on the Effective Date may be issued to members of the Reorganized Debtors’ management on the terms described in section 5.22 of the Plan.

1.178 “MassMutual Agreements” means, collectively, (i) that certain Schedule No. 001, dated December 15, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and MassMutual Asset Finance LLC, issued in connection with that certain Master Lease Agreement, dated December 3, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and MassMutual Asset Finance LLC, and as amended by that certain Amendment No. 1 to Schedule No. 001, dated August 12, 2022, by and between Core Operating Company and MassMutual Asset Finance LLC, (ii) that certain Schedule No. 002, dated December 15, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and MassMutual Asset Finance LLC, issued in connection with that certain Master Lease Agreement, dated December 3, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and MassMutual Asset Finance LLC, and as amended by that certain Amendment No. 1 to Schedule No. 002, dated August 12, 2022, by and between Core Scientific Operating Company and MassMutual Asset Finance LLC, (iii) that certain Schedule No. 003, dated December 15, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and MassMutual Asset Finance LLC, issued in connection with that certain Master Lease Agreement, dated December 3, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and MassMutual Asset Finance LLC, and as amended by that certain Amendment No. 1 to Schedule No. 003, dated August 12, 2022, by and between Core Scientific Operating Company and MassMutual Asset Finance LLC, (iv) that certain Schedule No. 004, dated December 15, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and MassMutual Asset Finance LLC, issued in connection with that certain Master Lease Agreement, dated December 3, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and MassMutual Asset Finance LLC, and as amended by that certain Amendment No. 1 to Schedule No. 004, dated August 12, 2022, by and between Core Scientific Operating Company and MassMutual Asset Finance LLC, and (v) that certain Schedule No. 005, dated December 15, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and MassMutual Asset Finance LLC, issued in connection with that certain Master Lease Agreement, dated December 3, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and MassMutual Asset Finance LLC, and as amended by that certain Amendment No. 1 to Schedule No. 005, dated August 12, 2022, by and between Core Scientific Operating Company and MassMutual Asset Finance LLC. For the avoidance of doubt, (i) the MassMutual Agreements are not Unexpired Leases and are financing agreements and (ii) the equipment that is the subject of the MassMutual Agreements are Assets owned by the applicable Debtor.

1.179 “Meridian Agreement” means that certain Equipment Lease Agreement, dated June 8, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Meridian Equipment Finance LLC. For the avoidance of doubt, (i) the Meridian Agreement is not an Unexpired Lease and is a financing agreement and (ii) the equipment that is the subject of the Meridian Agreement are Assets owned by the applicable Debtor.

1.180 “Miner Equipment Lender Agent” means the administrative agent and collateral agent under the New Miner Equipment Lender Debt Documents, which shall be shall be acceptable to the Debtors, the Settling Miner Equipment Lenders, and the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA).

1.181 “Miner Equipment Lender Agreements” means, collectively, the 36th Street Miner Agreement, the Anchorage Agreements, the Barings Agreements, the BlockFi Agreements, the Liberty Miner Agreements, the MassMutual Agreements, the Novak Agreements, the Stonebriar Agreement, the Trinity Agreements OpCo, and the Trinity Agreement Parent.

1.182 “Miner Equipment Lender Claims” means, collectively, the Miner Equipment Lender Secured Claims and Miner Equipment Lender Deficiency Claims listed on the Miner Equipment Lender Claims Schedule, in each case, held by the applicable Holder, arising pursuant to the applicable Miner Equipment Lender Agreement(s), secured by the applicable Collateral, and in the applicable amounts as set forth in the Miner Equipment Lender Claims Schedule. Any interest accruing on Miner Equipment Lender Claims from the Petition Date through the Effective Date shall accrue at the Federal Judgment Rate and shall be added to the Miner Equipment Lender Deficiency Claim, not the Miner Equipment Lender Secured Claim.

1.183 “Miner Equipment Lender Claims Schedule” means the schedule attached hereto as Exhibit J.

1.184 “Miner Equipment Lender Deficiency Claims” means, collectively, the Miner Equipment Lender Claims that are not Secured Claims.

1.185 “Miner Equipment Lender Secured Claims” means, collectively, Miner Equipment Lender Claims that are Secured Claims.

1.186 “Miner Equipment Lender Settlement” means the settlement of all Claims and controversies among the Debtors and the Settling Miner Equipment Lenders and the consideration given or received, as applicable, by each as set forth in the Plan, which settlement shall be on the terms set forth in section 5.13 hereof, the New Miner Equipment Lender Debt Term Sheet (Default), and the New Miner Equipment Lender Debt Term Sheet (Election 2), as applicable. To the extent the Miner Equipment Lender Settlement contains terms inconsistent with the New Miner Equipment Lender Debt Term Sheet (Default) or the New Miner Equipment Lender Debt Term Sheet (Election 2), as applicable, such terms shall be acceptable to the Debtors, the Settling Miner Equipment Lenders party thereto, and the Requisite Consenting Creditors (and any agreements reflecting such terms shall be in form and substance acceptable to the Debtors, the Settling Miner Equipment Lenders party thereto, and the Requisite Consenting Creditors) (in each case, subject to the parties’ rights and obligations under the RSA).

1.187 “Miner Equipment Lender Takeback Debt (Default)” means the secured debt to be issued by the Debtor that is party to the applicable Miner Equipment Lender Agreement to each Holder of a Miner Equipment Lender Secured Claim that is receiving the Default Miner Equipment Lender Treatment, in the principal amount of each applicable Holder’s Allowed Miner Equipment Lender Secured Claim Amount, on the terms and conditions set forth in the New Miner Equipment Lender Debt Documents (Default), which shall contain terms consistent with the New Miner Equipment Lender Debt Term Sheet (Default).

1.188 “Miner Equipment Lender Takeback Debt (Election 2)” means the secured debt to be issued by the Debtor that is party to the applicable Miner Equipment Lender Agreement to each Holder of a Miner Equipment Lender Secured Claim that elects and is entitled to receive Miner Equipment Lender Treatment Election 2, in each case, in the principal amount of eighty percent (80%) of each applicable Holder’s Allowed Miner Equipment Lender Claim as of the Effective Date, on the terms and conditions set forth in the New Miner Equipment Lender Debt Documents (Election 2), which shall contain terms consistent with the New Miner Equipment Lender Debt Term Sheet (Election 2).

1.189 “Miner Equipment Lender Treatment Election 1” has the meaning set forth in section 4.3 hereof.

1.190 “Miner Equipment Lender Treatment Election 2” has the meaning set forth in section 4.3 hereof.

1.191 “Mortgage Agreements” means, collectively, the Holliwood Agreements and the Brown Agreement.

1.192 “Mortgage Takeback Debt” means, collectively, the Mortgage Takeback Debt (Holliwood) and Mortgage Takeback Debt (Brown).

1.193 “Mortgage Takeback Debt (Brown)” means the secured debt to be issued by Core Scientific Operating Company to Brown Corporation, if Brown Corporation does not elect the Mortgage Treatment Election, in the principal amount of Brown Corporation’s Allowed Secured Mortgage Claim Amount, on the terms and conditions set forth in the Brown Agreement but with a maturity of December 31, 2025.

1.194 “Mortgage Takeback Debt (Holliwood)” means the secured debt to be issued by American Property Acquisition, LLC to Holliwood LLC, if Holliwood, LLC does not elect the Mortgage Treatment Election, in the principal amount of Holliwood, LLC’s Allowed Secured Mortgage Claim Amount, on the terms and conditions set forth in the Holliwood Agreements but with a maturity of December 31, 2025.

1.195 “Mortgage Treatment Election” has the meaning set forth in section 4.6 hereof.

1.196 “New Board” means the board of directors or managers of Reorganized Parent.

1.197 “New Common Interests” means the new common equity of Reorganized Parent to be issued (a) on the Effective Date or thereafter under the Plan or (b) as otherwise permitted pursuant to the Plan and the New Corporate Governance Documents.

1.198 “New Corporate Governance Documents” means the certificate of incorporation, certificate of formation, bylaws, limited liability company agreements, shareholder agreement (if any), operating agreement or other similar organizational or formation documents, as applicable, of the Reorganized Debtors, each of which shall be acceptable to the Debtors, the Requisite Consenting Creditors, and the Equity Committee (subject to the parties’ rights and obligations under the RSA).

1.199 “New Intercreditor Agreement (Miner Equipment Lenders, New Secured Notes, New Secured Convertible Notes, Exit Facility)” means that certain intercreditor agreement, to be entered into, or deemed entered into, on the Effective Date, by and among the New Secured Convertible Notes Agent, the New Secured Notes Agent, the Exit Agent, and the Miner Equipment Lender Agent, substantially in the form to be included in the Plan Supplement, which shall be in form and substance acceptable to the Settling Miner Equipment Lenders, the Debtors, and the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA).

1.200 “New Intercreditor Agreement (New Secured Convertible Notes, New Secured Notes, and Exit Facility)” means that certain intercreditor agreement, to be entered into, or deemed entered into, on the Effective Date, by and among the New Secured Convertible Notes Agent, the New Secured Notes Agent, and the Exit Agent, substantially in the form to be included in the Plan Supplement, which shall be in form and substance acceptable to the Debtors and the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA).

1.201 “New Intercreditor Agreements” means, collectively, the New Intercreditor Agreement (New Secured Convertible Notes, New Secured Notes, and Exit Facility) and the New Intercreditor Agreement (Settling Miner Equipment Lenders, New Secured Notes, New Secured Convertible Notes, Exit Facility).

1.202 “New M&M Lien Debt Term Sheet” means that certain term sheet attached hereto as Exhibit H that sets forth the principal terms of the M&M Lien Takeback Debt.

1.203 “New Miner Equipment Lender Debt Documents” means, as applicable, the New Miner Equipment Lender Debt Documents (Default), if any, and the New Miner Equipment Lender Debt Documents (Election 2), if any, in each case in form and substance reasonably acceptable to the Settling Miner Equipment Lenders party thereto and acceptable to the Debtors and the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA).

1.204 “New Miner Equipment Lender Debt Documents (Default)” means, collectively, the New Miner Equipment Lender Debt Facilities (Default) and all other agreements, documents, and instruments delivered or entered into pursuant thereto or in connection therewith (including any collateral documentation) (in each case, as amended, restated, modified, or supplemented from time to time in accordance with the terms thereof), each of which shall, to the extent applicable, contain terms consistent with the New Miner Equipment Lender Debt Term Sheet (Default) and be in form and substance otherwise reasonably acceptable to the Settling Miner Equipment Lenders party thereto and acceptable to the Debtors and the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA).

1.205 “New Miner Equipment Lender Debt Documents (Election 2)” means, collectively, the New Miner Equipment Lender Debt Facilities (Election 2) and all other agreements, documents, and instruments delivered or entered into pursuant thereto or in connection therewith (including any collateral documentation) (in each case, as amended, restated, modified, or supplemented from time to time in accordance with the terms thereof), each of which shall, to the extent applicable, contain terms consistent with the New Miner Equipment Lender Debt Term Sheet (Election 2) and be in form and substance otherwise reasonably acceptable to the Settling Miner Equipment Lenders party thereto and acceptable to the Debtors and the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA).

1.206 “New Miner Equipment Lender Debt Term Sheet (Default)” means that certain term sheet attached hereto as Exhibit E that sets forth the principal terms of the Miner Equipment Takeback Debt (Default).

1.207 “New Miner Equipment Lender Debt Term Sheet (Election 2)” means that certain term sheet attached hereto as Exhibit F that sets forth the principal terms of the Miner Equipment Takeback Debt (Election 2).

1.208 “New Miner Equipment Lender Debt Facilities (Default)” means those certain loan and security agreements, dated as of the Effective Date (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof), in each case, by and between the Debtor that is party to the applicable Miner Equipment Lender Agreement and the applicable Holder, which shall contain terms consistent with the New Miner Equipment Lender Debt Term Sheet (Default) and be in form and substance otherwise reasonably acceptable to the Debtors, the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA), and the Settling Miner Equipment Lenders party thereto.

1.209 “New Miner Equipment Lender Debt Facilities (Election 2)” means those certain loan and security agreements, dated as of the Effective Date (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof), in each case, by and between the Debtor that is party to the applicable Miner Equipment Lender Agreement and the applicable Holder, which shall contain terms consistent with the New Miner Equipment Lender Debt Term Sheet (Election 2) and be in form and substance otherwise reasonably acceptable to the Debtors, the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA), and the Settling Miner Equipment Lenders party thereto.

1.210 “New Secured Convertible Notes” means the secured convertible notes to be issued to Holders of Convertible Notes Secured Claims by Reorganized Parent, in the aggregate principal amount of $260,000,000, on the terms and conditions set forth in the New Secured Convertible Notes Documents.

1.211 “New Secured Convertible Notes Agent” means the trustee and collateral agent under the New Secured Convertible Notes Indenture, which shall be selected by the Requisite Consenting Creditors.

1.212 “New Secured Convertible Notes Documents” means, collectively, the New Secured Convertible Notes Indenture and all other “Note Documents” (as defined in the New Secured Convertible Notes Indenture), including all other agreements, documents, and instruments delivered or entered into pursuant thereto or in connection therewith (including any guarantee agreements and collateral documentation) (in each case, as amended, restated, modified, or supplemented from time to time), each of which shall, to the extent applicable, contain terms consistent with the New Secured Convertible Notes Term Sheet and shall otherwise be acceptable to the Debtors and the Requisite Consenting Creditors and reasonably acceptable to the Equity Committee (subject to the parties’ rights and obligations under the RSA).

1.213 “New Secured Convertible Notes Indenture” means that certain indenture, dated as of the Effective Date (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof), which shall contain terms consistent with the New Secured Convertible Notes Term Sheet and shall otherwise be acceptable to the Debtors and the Requisite Consenting Creditors and reasonably acceptable to the Equity Committee (subject to the parties’ rights and obligations under the RSA).

1.214 “New Secured Convertible Notes Term Sheet” means that certain term sheet attached hereto as Exhibit C that sets forth the principal terms of the New Secured Convertible Notes.

1.215 “New Secured Notes” means the secured notes to be issued to Holders of April Convertible Notes Secured Claims by Reorganized Parent, in the aggregate principal amount of $150,000,000, on the terms and conditions set forth in the New Secured Notes Documents.

1.216 “New Secured Notes Agent” means the trustee and collateral agent under the New Secured Notes Indenture, which shall selected by the Requisite Consenting Creditors.

1.217 “New Secured Notes Documents” means, collectively, the New Secured Notes Indenture and all other “Note Documents” (as defined in the New Secured Notes Indenture), including all other agreements, documents, and instruments delivered or entered into pursuant thereto or in connection therewith (including any guarantee agreements and collateral documentation) (in each case, as amended, restated, modified, or supplemented from time to time), each of which shall, to the extent applicable, contain terms consistent with the New Secured Notes Term Sheet and shall otherwise be acceptable to the Debtors and the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA).

1.218 “New Secured Notes Indenture” means that certain indenture, dated as of the Effective Date (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof), which shall contain terms consistent with the New Secured Notes Term Sheet and shall otherwise be acceptable to the Debtors and the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA).

1.219 “New Secured Notes Term Sheet” means that certain term sheet attached hereto as Exhibit B that sets forth the principal terms of the New Secured Notes.

1.220 “New Warrants Agreement” means a warrant agreement governing the New Warrants, substantially in the form to be included in the Plan Supplement, which shall contain terms consistent with the New Warrants Term Sheet and shall otherwise be acceptable to the Debtors, the Requisite Consenting Creditors, and the Equity Committee (subject to the parties’ rights and obligations under the RSA).

1.221 “New Warrants” means two tranches of warrants with the terms and subject to the conditions set forth in the New Warrants Agreement.

1.222 “New Warrants Term Sheet” means that certain term sheet attached hereto as Exhibit G that sets forth the principal terms of the New Warrants Agreement.

1.223 “Non-Miner Equipment Lender Claim (Bank of the West)” means the Claim held by Bank of the West arising from the Bank of the West Agreement.

1.224 “Non-Miner Equipment Lender Claim (Dell)” means the Claim held by Dell Financial Services L.L.C. arising from the Dell Agreements.

1.225 “Non-Miner Equipment Lender Claim (Indigo)” means the Claim held by Indigo Direct Lending, LLC arising from the Indigo Agreement.

1.226 “Non-Miner Equipment Lender Claim (Meridian)” means the Claim held by Meridian Equipment Finance LLC arising from the Meridian Agreement.

1.227 “Non-Miner Equipment Lender Claim (North Mill)” means the Claim held by North Mill Equipment Finance LLC arising from the North Mill Agreements.

1.228 “Non-Miner Equipment Lender Claim (North Star)” means the Claim held by North Star Leasing arising from the North Star Agreements.

1.229 “Non-Miner Equipment Lender Claim (Prime)” means the Claim held by Prime Alliance Bank, Inc. arising from the Prime Agreements.

1.230 “Non-Miner Equipment Lender Claim (Wingspire)” means the Claim held by Wingspire Equipment Finance LLC (f/k/a Liberty Commercial Finance LLC) arising from the Liberty Non-Miner Agreements.

1.231 “North Mill Agreements” means, collectively, the North Mill Agreement (Schedule 3) and the North Mill Agreement (Schedule 5). For the avoidance of doubt, (i) the North Mill Agreements are not Unexpired Leases and are financing agreements and (ii) the equipment that is the subject of the North Mill Agreements are Assets owned by the applicable Debtor.

1.232 “North Mill Agreement (Schedule 3)” means that certain Equipment Schedule No. 3, dated November 16, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Liberty Commercial Finance LLC, issued in connection with the Liberty Master Lease Agreement and subsequently assigned by Liberty Commercial Finance LLC to North Mill Equipment Finance LLC pursuant to that certain Notice and Acknowledgement of Assignment.

1.233 “North Mill Agreement (Schedule 5)” means that certain Equipment Schedule No. 5, dated November 16, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Liberty Commercial Finance LLC, issued in connection with the Liberty Master Lease Agreement and subsequently assigned by Liberty Commercial Finance LLC to North Mill Equipment Finance LLC pursuant to that certain Notice and Acknowledgement of Assignment.

1.234 “North Star Agreements” means that certain Amended and Restated Equipment Schedule No. 4, dated November 16, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Liberty Commercial Finance LLC, issued in connection with the Liberty Master Lease Agreement and subsequently assigned by Liberty Commercial Finance LLC to North Star Leasing pursuant to that certain Notice and Acknowledgement of Assignment. For the avoidance of doubt, (i) the North Star Agreements are not Unexpired Leases and are financing agreements and (ii) the equipment that is the subject of the North Star Agreements are Assets owned by the applicable Debtor.

1.235 “Notes Agent” means U.S. Bank National Association, as note agent and collateral agent under the April NPA and the August NPA, and any successor in such capacity.

1.236 “Notes Agent Fees and Expenses” means the claims for reasonable fees, indemnities, compensation, expenses, disbursements, advancements, and any other amounts due to the Notes Agent or its predecessor arising under the April NPA or August NPA, including, among other things, attorneys’ fees, expenses and disbursements, incurred by the Notes Agent or its predecessor prior to the Petition Date and through and including the Effective Date, and reasonable fees and expenses incurred in connection with distributions made pursuant to the Plan or the cancellation and discharge of the Convertible Notes.

1.237 “Novak Agreements” means that certain Term Loan and Purchase Money Security Agreement, dated January 30, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Jack Novak, and that certain Promissory Note, dated January 30, 2021, issued in connection therewith.

1.238 “Other Beneficial Owner” means any current or former beneficial owner of equity securities of Core Scientific, Inc., purchased during the period from January 3, 2022 through December 20, 2022, inclusive.

1.239 “Other Secured Claims” means, collectively, the Bremer Secured Claim, Non-Miner Equipment Lender Claim (Bank of the West), Non-Miner Equipment Lender Claim (Dell), Non-Miner Equipment Lender Claim (Indigo), Non-Miner Equipment Lender Claim (Meridian), Non-Miner Equipment Lender Claim (North Mill), Non-Miner Equipment Lender Claim (North Star), Non-Miner Equipment Lender Claim (Prime), and Non-Miner Equipment Lender Claim (Wingspire).

1.240 “Other Secured Claims Agreements” means, collectively, the Bremer Agreements, the Dell Agreements, the Indigo Agreement, the Liberty Non-Miner Agreements, the Meridian Agreement, the North Mill Agreements, the North Star Agreements, and the Prime Agreements.

1.241 “Person” means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, Governmental Unit, or other Entity.

1.242 “Petition Date” means, with respect to a Debtor, the date on which such Debtor commenced its Chapter 11 Case.

1.243 “Plan” means this joint chapter 11 plan, including all appendices, exhibits, schedules, and supplements hereto (including, without limitation, any appendices, schedules, and supplements to the Plan contained in the Plan Supplement), as the same may be amended, supplemented, or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof, which shall be acceptable to the Debtors, the Requisite Consenting Creditors, and the Equity Committee (with respect to any provisions affecting the rights or recovery of Holders of Existing Common Interests) and otherwise reasonably acceptable to the Equity Committee (subject to the parties’ rights and obligations under the RSA), the Settling Miner Equipment Lenders (solely to the extent it materially affects the Settling Miner Equipment Lenders’ rights or Claims), and the Creditors’ Committee (solely to the extent it materially affects the GUC Settlement or treatment of General Unsecured Claims).

1.244 “Plan Distribution” means the payment or distribution of consideration to Holders of Allowed Claims and Existing Common Interests under the Plan.

1.245 “Plan Documents” means any of the documents, other than the Plan, to be executed, delivered, assumed, or performed in connection with the occurrence of the Effective Date, including the documents to be included in the Plan Supplement, each of which shall be in form and substance acceptable to the Debtors and the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA).

1.246 “Plan Equity Value” means the Enterprise Value, minus the sum of the net debt (calculated by subtracting the excess cash balance from total debt and to be determined by the Debtors, the Requisite Consenting Creditors, the Creditors’ Committee, and the Equity Committee prior to the Effective Date) incurred pursuant to the Exit Facility (amount drawn as of the Effective Date), New Secured Notes, New Secured Convertible Notes, Miner Equipment Lender Takeback Debt (Default), Miner Equipment Lender Takeback Debt (Election 2), Reinstated Other Secured Claims Agreements, M&M Lien Takeback Debt, the M&M Lien Settlements, Mortgage Takeback Debt, and the promissory note to be issued pursuant to the Order (I) Authorizing Assumption and Performance of the Legacy Dalton Agreements, as Amended by the Dalton Settlement Agreement and (II) Granting Related Relief (Docket No. 1651).

1.247 “Plan Settlements” means, collectively, the RSA Settlement, the GUC Settlement, the Miner Equipment Lender Settlement, the Brown Settlement, the Holliwood Settlement, and the Foundry Settlement.

1.248 “Plan Supplement” means a supplemental appendix to the Plan containing certain documents and forms of documents, schedules, and exhibits relevant to the implementation of the Plan, as may be amended, modified, or supplemented from time to time in accordance with the terms hereof and the Bankruptcy Code and Bankruptcy Rules, which shall include, but not be limited to: (i) the New Corporate Governance Documents solely with respect to Reorganized Parent; (ii) the New Secured Convertible Notes Indenture; (iii) the New Secured Notes Indenture; (iv) the Contingent Payment Obligations Agreement; (v) the New Miner Equipment Lender Debt Documents; (vi) the Exit Facility Credit Agreement; (vii) the New Warrants Agreement; (viii) the New Intercreditor Agreement (Miner Equipment Lenders, New Secured Notes, New Secured Convertible Notes, Exit Facility); (ix) to the extent known, information required to be disclosed in accordance with section 1129(a)(5) of the Bankruptcy Code; (x) the Restructuring Transactions Exhibit; (xi) the Schedule of Retained Causes of Action; (xii) the Schedule of Rejected Contracts; (xiii) the Schedule of Assumed Contracts; and (xiv) the Schedule of Allowed General Unsecured Claims, each of which shall be in form and substance acceptable to the Debtors and Required Consenting Creditors (subject to the parties’ rights and obligations under the RSA); provided, that through the Effective Date, the Debtors, with the consent of the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA), shall have the right to amend the Plan Supplement and any schedules, exhibits, or amendments thereto, in accordance with the terms of the Plan and the RSA; provided, further, that the New Corporate Governance Documents of Reorganized Parent, the New Warrants Agreement, the form Registration Rights Agreement, if applicable and related documents shall also be in form and substance acceptable to the Equity Committee, and the New Secured Convertible Notes Documents shall also be in form and substance reasonably acceptable to the Equity Committee (subject to the parties’ rights and obligations under the RSA; provided, further, that the New Miner Equipment Lender Debt Documents shall be, in each case, in form and substance reasonably acceptable to the Settling Miner Equipment Lenders.

1.249 “Plan Value” means the value of a New Common Interest as of the Effective Date based on Plan Equity Value and taking into account the total number of New Common Interests (i) issued under the Plan to Holders of Allowed Claims and Existing Common Interests in Classes 1, 2, 3, 8A, 11, and 12 (but not including New Common Interests issued upon conversion, if any, of the New Secured Convertible Notes), (ii) treated as if issued pursuant to section 5.23 hereof, and (iii) issued and reserved as treasury stock pursuant to sections 8.5(c)(iii) and (iv) hereof; provided, however, Plan Value shall not take into account any New Common Interests issued under the Management Incentive Plan or issued upon exercise of the New Warrants, or any later issuance not specifically contemplated by the Plan.

1.250 “Prerequisite Condition” shall have the meaning ascribed to such term in Section 9.2 of the Plan.

1.251 “Prime Agreements” means, collectively, (i) that certain Equipment Schedule No. 2, dated November 16, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Liberty Commercial Finance LLC, issued in connection with the Liberty Master Lease Agreement and subsequently assigned by Liberty Commercial Finance LLC to Prime Alliance Bank, Inc. pursuant to that certain Notice and Acknowledgement of Assignment, (ii) that certain Equipment Schedule No. 8, dated December 10, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Core Scientific Holding Co. (now known as Core Scientific, Inc.), on one hand, and Liberty Commercial Finance LLC, on the other hand, issued in connection with the Liberty Master Lease Agreement and subsequently assigned by Liberty Commercial Finance LLC to Prime Alliance Bank, Inc. pursuant to that certain Notice and Acknowledgement of Assignment, and (iii) that certain Equipment Schedule No. 9, dated December 10, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Core Scientific Holding Co. (now known as Core Scientific, Inc.), on one hand, and Liberty Commercial Finance LLC, on the other hand, issued in connection with the Liberty Master Lease Agreement and subsequently assigned by Liberty Commercial Finance LLC to Prime Alliance Bank, Inc. pursuant to that certain Notice and Acknowledgement of Assignment. For the avoidance of doubt, (i) the Prime Agreements are not Unexpired Leases and are financing agreements and (ii) the equipment that is the subject of the Prime Agreements are Assets owned by the applicable Debtor.

1.252 “Priority Non-Tax Claim” means any Claim other than an Administrative Expense Claim or a Priority Tax Claim that is entitled to priority of payment as specified in section 507(a) of the Bankruptcy Code.

1.253 “Priority Tax Claim” means any Secured Claim or unsecured Claim of a Governmental Unit of the kind entitled to priority of payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.254 “Pro Rata Convertible Notes Equity Distribution Share” means the proportion of New Common Interests that a Holder of an Allowed Convertible Notes Claim will receive on account of the Convertible Noteholders Equity Distribution in relation to the New Common Interests that all Holders of Allowed Convertible Notes Claims will receive on account of the Convertible Noteholders Equity Distribution, in each case, after the taking into account the reduction of the Exit Lenders’ distribution of New Common Interests pursuant to the Convertible Noteholders Equity Distribution on account of the Designated Amount that will become obligations under the Exit Facility pursuant to sections 4.1 and 4.2 hereof.

1.255 “Pro Rata Equity Share” means the proportion that a Holder of an Allowed Section 510(b) Claim or a Holder of an Existing Common Interest bears to the aggregate amount of Allowed Claims in Class 11 and Existing Common Interests in Class 12, which shall value the Existing Common Interests in Class 12 as equal to one-hundred percent (100%) of the value, at Plan Value, of the New Common Interests in the Residual Equity Pool, the New Warrants (if applicable), and the Subscription Rights.

1.256 “Pro Rata Reduced Convertible Notes Share” means the proportion that a Holder of an Allowed Convertible Notes Claim bears to the aggregate amount of Allowed Claims in Class 1 and Class 2, after (i) reducing such Holder’s Claim amount, for purposes of the calculation, by the principal amount of New Secured Notes allocated to such Holder and (ii) reducing the aggregate amount of Allowed Claims in Class 1 and Class 2 by the aggregate principal amount of New Secured Notes to be issued under the Plan.

1.257 “Pro Rata Share” means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims and Disputed Claims in that Class and other Classes entitled to share in the same recovery as such Class under the Plan; provided, that the Pro Rata Share calculation for Class 8A shall include each Disputed Claim in the applicable Disputed Claims Estimation Amount, and, as a Disputed Claim is Allowed or Disallowed, shall thereafter be adjusted to reflect the removal of such Disputed Claim in the applicable Disputed Claims Estimation Amount and the inclusion of the Allowed Claim amount, if and to the extent Allowed.

1.258 “Pro Rata Total Convertible Notes Share” means the proportion that a Holder of an Allowed Convertible Notes Claim bears to the aggregate amount of Allowed Claims in Class 1 and Class 2.

1.259 “Professional” means an Entity (i) employed pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered on or after the Petition Date and before or on the Effective Date pursuant to sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code; or (ii) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code that are not Restructuring Fees and Expenses.

1.260 “Professional Fee Claims” means all Claims for fees and expenses (including transaction and success fees) incurred by a Professional on or after the Petition Date and before or on the Effective Date to the extent such fees and expenses have not been paid pursuant to an order of the Bankruptcy Court; provided, that any Professional Fee Claims of the Equity Committee shall be consistent with the RSA, the Agreed Order Directing the Appointment of an Official Committee of Equity Security Holders (Docket No. 642), and any subsequent order of the Court regarding the Professional Fee Claims of the Equity Committee.

1.261 “Professional Fee Claims Estimate” means the aggregate unpaid Professional Fee Claims through the Effective Date as estimated in accordance with section 2.7 of the Plan.

1.262 “Professional Fee Escrow” means an escrow account established and funded pursuant to section 2.6 of the Plan.

1.263 “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

1.264 “Reinstate, Reinstated, or Reinstatement” means, with respect to Claims and Interests, the treatment provided for in section 1124(2) of the Bankruptcy Code.

1.265 “Related Parties” means with respect to a Person, that Person’s current and former Affiliates, and such Person’s and its current and former Affiliates’ current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, predecessors, participants, successors, and assigns, subsidiaries, and each of their respective current and former equity holders, officers, directors, managers, principals, members, employees, agents, fiduciaries, trustees, advisory board members, financial advisors, partners, limited partners, general partners, attorneys, accountants, managed accounts or funds, management companies, fund advisors, investment bankers, consultants, representatives, and other professionals, and such Person’s respective heirs, executors, estates, and nominees, each in their capacity as such, and any and all other Persons or Entities that may purport to assert any Cause of Action derivatively, by or through the foregoing entities.

1.266 “Released Parties” means, collectively: (i) the Debtors; (ii) the Reorganized Debtors; (iii) the Equity Committee; (iv) the members of the Equity Committee that are party to the RSA, solely in their capacities as such; (v) the Backstop Parties; (vi) the Creditors’ Committee; (vii) the present and former members of the Creditors’ Committee, solely in their capacities as such; (viii) the Settling Miner Equipment Lenders; (ix) Brown Corporation; (x) Holliwood LLC; (xi) the Ad Hoc Noteholder Group; (xii) the Consenting Creditors; (xiii) the Exit Lenders; (xiv) the Notes Agent, solely in its capacity as such; (xv) Foundry Digital LLC; (xvi) B. Riley Commercial Capital, LLC; (xvii) BRF Finance Co., LLC; (xviii) the New Secured Convertible Notes Agent, solely in its capacity as such; (xix) the New Secured Notes Agent, solely in its capacity as such; and (xx) with respect to each of the foregoing Persons in clauses (i) through (xix), all Related Parties. Notwithstanding the foregoing, any Person that opts out of the releases set forth in section 10.6(b) of the Plan shall not be deemed a Released Party thereunder.

1.267 “Releasing Parties” means collectively, and in each case solely in their capacity as such, (i) the Debtors; (ii) the Reorganized Debtors; (iii) with respect to each of the foregoing Persons in clauses (i) through (ii), all Related Parties; (iv) the Released Parties; (v) the Holders of all Claims or Interests that vote to accept the Plan; (vi) the Holders of all Claims or Interests whose vote to accept or reject the Plan is solicited but that do not vote either to accept or to reject the Plan and do not opt out of granting the releases set forth herein; (vii) the Holders of all Claims or Interests that vote, or are deemed, to reject the Plan or that are presumed to accept the Plan but do not opt out of granting the releases set forth herein; and (viii) the Holders of all Claims and Interests and all Other Beneficial Owners that were given notice of the opportunity to opt out of granting the releases set forth herein but did not opt out.

1.268 “Reorganized Debtor” means a Debtor, or any successor or assign thereto, by merger, consolidation, reorganization, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Effective Date, including Reorganized Parent.

1.269 “Reorganized Parent” means, Core Scientific, Inc., a Delaware corporation, on and after the Effective Date.

1.270 “Requisite April Convertible Noteholders” means Consenting Creditors holding at least 50.1% of the aggregate outstanding amount of the April Convertible Notes held by Consenting Creditors.

1.271 “Requisite August Convertible Noteholders” means Consenting Creditors holding at least 50.1% of the aggregate outstanding amount of the August Convertible Notes held by Consenting Creditors.

1.272 “Requisite Consenting Creditors” means the Requisite April Convertible Noteholders and the Requisite August Convertible Noteholders.

1.273 “Residual Equity Pool” means the New Common Interests remaining following (i) any and all distributions of New Common Interests to (a) Holders of Allowed April Convertible Notes Secured Claims in Class 1 pursuant to section 4.1 hereof, (b) Holders of Allowed August Convertible Notes Secured Claims in Class 2 pursuant to section 4.2 hereof, (c) Holders of Allowed Miner Equipment Lender Secured Claims in Class 3 pursuant to section 4.3 hereof, (d) Holders of Allowed General Unsecured Claims in Class 8A pursuant to section 4.8 hereof, (e) Holders of Existing Common Interests that participate in the Rights Offering on account of Rights Offering Shares, (f) the Backstop Parties on account of the Backstop Commitment Premium and Backstop Shares (if any), and (g) the Exit Lenders on account of the Exit Facility in the event of an ERO Shortfall (if any), (ii) the issuance of New Common Interests pursuant to the Bitmain Transaction, (iii) the issuance and reservation as treasury stock of New Common Interests in an amount sufficient to issue to Holders of Unvested RSUs and Stock Options their requisite New Common Interests assuming that all Unvested RSUs will vest and all Stock Options are exercised, and (iv) the Disputed Class 8A Claim Shares that are treated as if issued (but not actually issued) for the purpose of calculating the total number of New Common Interests to be distributed to Holders of Claims and Interests on the Effective Date and the proper allocation of such New Common Interests among such Holders. For the avoidance of doubt, (x) the following shall dilute the Residual Equity Pool: the New Common Interests issued (a) upon conversion of the New Secured Convertible Notes, (b) upon exercise of the New Warrants, and (c) pursuant to the Management Incentive Plan, (y) following Allowance or Disallowance of Disputed Claims in Classes 8A and 11 and final determination of the Second Incremental Convertible Noteholders Equity Distribution Amount, the Residual Equity Pool shall include the New Common Interests distributable to Holders of Allowed Claims and Interests in Classes 11 and 12 in accordance with sections 5.23(b), (c), and (d) hereof, if any, and (z) if any New Common Interests distributable to Holders of Unvested RSUs, Stock Options, or Unvested Restricted Stock are later forfeited pursuant to the terms and conditions of the applicable RSU Award Agreement, Stock Option Award Agreement, or the restrictions/vesting conditions applicable to such Unvested Restricted Stock, respectively, then the Residual Equity Pool shall include the New Common Interests distributable to Holders of Allowed Claims and Interests in Classes 11 and 12 in accordance with sections 8.5(c)(i), (iii), and (iv) hereof.

1.274 “Restricted Stock” means restricted stock that is outstanding pursuant to the terms of the 2018 Equity Plan and the applicable individual Restricted Stock Award Agreement, including Unvested Restricted Stock and Vested Restricted Stock.

1.275 “Restricted Stock Award Agreement” means an award agreement by and between Core Scientific, Inc. (or any of its predecessors in interest, including MineCo Holdings, Inc.) and a grantee evidencing a grant of restricted stock pursuant to the 2018 Equity Plan.

1.276 “Restructuring Fees and Expenses” means the reasonable and documented fees, costs and expenses of the Ad Hoc Noteholder Group Advisors, the Settling Miner Equipment Lenders subject to the terms and conditions set forth in the Miner Equipment Lender Settlement, and the DIP Lenders, in each case, in connection with the negotiation, formulation, preparation, execution, delivery, implementation, consummation and/or enforcement of the Plan and/or the transactions contemplated hereby and, to the extent applicable, consistent with the terms and provisions of the DIP Order.

1.277 “Restructuring Transactions” means one or more transactions to occur on or prior to the Effective Date or as soon as reasonably practicable thereafter, that may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary or appropriate to effectuate the Plan, including: (i) the execution and delivery of any appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, formation, organization, dissolution, or liquidation containing terms that are consistent with the terms of the Plan, and that satisfy the requirements of applicable law and any other terms to which the applicable Persons may agree, including the documents comprising the Plan Supplement; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable Persons agree; (iii) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, amalgamation, consolidation, conversion, or dissolution pursuant to applicable state law; (iv) such other transactions that are required to effectuate the Restructuring Transactions Exhibit in the most tax efficient manner for the Debtors and Reorganized Debtors, including any mergers, consolidations, restructurings, conversions, dispositions, transfers, formations, organizations, dissolutions, or liquidations; (v) the issuance of securities, all of which shall be authorized and approved in all respects, in each case, without further action being required under applicable law, regulation, order or rule; (vi) any mergers, consolidations, restructurings, conversions, dispositions, transfers, formations, organizations, dissolutions, or liquidations necessary or appropriate to simplify or otherwise optimize the Debtors’ organizational structure; and (vii) all other actions that the applicable Persons determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

1.278 “Restructuring Transactions Exhibit” means a memorandum setting forth the transactions that are required to effectuate the Restructuring Transactions contemplated by the Plan and to be included in the Plan Supplement, which shall be in form and substance acceptable to the Debtors and the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA).

1.279 “Rights Offering” means the rights offering to be conducted pursuant to the Rights Offering Procedures in reliance upon the exemption from registration under the Securities Act provided in section 1145 of the Bankruptcy Code.

1.280 “Rights Offering Procedures” means the procedures in form and substance acceptable to the Backstop Parties, the Debtors, the Requisite Consenting Creditors and the Equity Committee (subject to the parties’ rights and obligations under the RSA) for the implementation of the Rights Offering, as approved by the Bankruptcy Court pursuant to the Backstop Order.

1.281 “Rights Offering Record Date” means November 16, 2023.

1.282 “Rights Offering Shares” means the New Common Interests purchased via the exercise of Subscription Rights (including oversubscription rights) pursuant to the Rights Offering Procedures.

1.283 “RSA” means that certain Restructuring Support Agreement, dated November 16, 2023 by and among the Debtors, the Consenting Creditors, the Equity Committee, and certain members of the Equity Committee (in their capacity as members of the Equity Committee).

1.284 “RSA Settlement” means the settlement of all Claims and controversies among the Debtors, the Consenting Creditors, the Equity Committee, and certain members of the Equity Committee (in their capacity as members of the Equity Committee), including regarding the amounts owing on account of the Repayment Amount (as defined in the April NPA and August NPA), and the consideration given or received, as applicable, by each as set forth in the Plan and as summarized in section 5.11 hereof.

1.285 “RSU” means a restricted stock unit that is outstanding pursuant to the terms of an Equity Incentive Plan and the applicable individual RSU Award Agreement.

1.286 “RSU Award Agreement” means an individual award agreement, by and between Core Scientific, Inc. (or any of its predecessors in interest, e.g., MineCo Holdings, Inc.) and a grantee evidencing a grant of RSUs pursuant to the 2018 Equity Plan or the 2021 Equity Plan, as applicable.

1.287 “Schedule of Allowed General Unsecured Claims” means the schedule of General Unsecured Claims that shall be Allowed as of the Effective Date to be included in the Plan Supplement, as the same may be amended, modified, or supplemented from time to time.

1.288 “Schedule of Assumed Contracts” means the schedule of Executory Contracts and Unexpired Leases to be assumed by the Debtors pursuant to the Plan and to be included in the Plan Supplement, as the same may be amended, modified, or supplemented from time to time, which shall be in form and substance acceptable to the Debtors and the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA).

1.289 “Schedule of Rejected Contracts” means the schedule of Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to the Plan, if any, and to be included in the Plan Supplement, as the same may be amended, modified, or supplemented from time to time, which shall be in form and substance acceptable to the Debtors and the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA).

1.290 “Schedule of Retained Causes of Action” means the schedule of Causes of Action to be retained by the Reorganized Debtors and to be included in the Plan Supplement, which shall be in form and substance acceptable to the Debtors and the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA).

1.291 “Schedules” means any schedules of Assets and liabilities, schedules of Executory Contracts and Unexpired Leases, and statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code, as the same may have been amended, modified, or supplemented from time to time.

1.292 “Section 510(b) Claims” means any Claim against any Debtor (i) arising from the rescission of a purchase or sale of an Interest of any Debtor or an Affiliate of any Debtor (including the Existing Common Interests); (ii) for damages arising from the purchase or sale of such Interest; or (iii) for reimbursement or contribution Allowed under section 502 of the Bankruptcy Code on account of such a Claim. For the avoidance of doubt, (i) any claims asserted or assertable against the Debtors in the Securities Class Action and (ii) Proofs of Claim Nos. 52, 54, 81, 82, 241, and 351 shall, in each case, constitute Section 510(b) Claims.

1.293 “Second Incremental Convertible Noteholders Equity Distribution” means New Common Interests with an aggregate value, based on Plan Value, equal to the Second Incremental Convertible Noteholders Equity Distribution Amount.

1.294 “Second Incremental Convertible Noteholders Equity Distribution Amount” means the amount by which the Final Equity Committee Fees Amount exceeds (i) $9,914,000 minus (ii) the product of (x) the aggregate Allowed Convenience Claims and (y) the Convertible Noteholders Convenience Claims Ratio.

1.295 “Second Incremental Convertible Noteholders Equity Distribution Temporary Calculation Amount” means the amount by which (i) the sum of (a) the fees and expenses approved by the Bankruptcy Court and paid to the Equity Committee from the Petition Date through the Effective Date plus (b) the Equity Committee Fee Estimate exceeds (ii) the difference between (a) $9,914,000 minus (b) the product of (x) the aggregate Allowed Convenience Claims and (y) the Convertible Noteholders Convenience Claims Ratio.

1.296 “Secured Claim” means a Claim (i) secured by a Lien on Collateral to the extent of the value of such Collateral as (a) set forth in the Plan, (b) agreed to by the Holder of such Claim and the Debtors, or (c) determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code exceeds the value of the Claim, or (ii) secured by the amount of any right of setoff of the Holder thereof in accordance with section 553 of the Bankruptcy Code.

1.297 “Secured Mortgage Claim (Brown)” means the Secured Claim held by Brown Corporation arising from the Brown Agreement.

1.298 “Secured Mortgage Claim (Holliwood)” means the Secured Claim held by Holliwood LLC arising from the Holliwood Agreements.

1.299 “Secured Mortgage Claims” means, collectively, the Secured Mortgage Claim (Brown) and the Secured Mortgage Claim (Holliwood).

1.300 “Secured Mortgage Claims Schedule” means the schedule attached hereto as Exhibit K.

1.301 “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

1.302 “Securities Class Action” means the class action pending in the United States District Court for the Western District of Texas, Austin Division, styled as Pang v. Levitt et al., Case No. 1:22-cv-01191.

1.303 “Security” means any Security, as such term is defined in section 101(49) of the Bankruptcy Code.

1.304 “Settling Miner Equipment Lenders” means the Initial Settling Miner Equipment Lenders and any other Holder of Miner Equipment Lender Claims that (i) timely submits a Ballot accepting the Plan, (ii) elects on its Ballot to become a Settling Miner Equipment Lender, each prior to the Voting Deadline, and (iii) supports Confirmation of the Plan.

1.305 “SIR” means self-insured retention or similar deductible.

1.306 “Solicitation Materials” means materials used in connection with the solicitation of votes on the Plan, including the Disclosure Statement, the Disclosure Statement Approval Order, and any procedures established by the Bankruptcy Court with respect to solicitation of votes on the Plan.

1.307 “Stock Option” means a stock option, whether vested or unvested, that is outstanding (and unexercised) pursuant to the terms of the 2018 Equity Plan and the applicable individual Stock Option Award Agreement.

1.308 “Stock Option Award Agreement” means an award agreement by and between Core Scientific, Inc. (or any of its predecessors in interest, including MineCo Holdings, Inc.) and a grantee evidencing a grant of stock options pursuant to the 2018 Equity Plan.

1.309 “Stonebriar Agreement” means that certain Equipment Finance Agreement #50324, dated March 22, 2022, by and between Core Scientific, Inc. and Liberty Commercial Finance LLC, and subsequently assigned by Liberty Commercial Finance LLC to Stonebriar Commercial Finance LLC pursuant to that certain Notice and Acknowledgment of Assignment. For the avoidance of doubt, (i) the Stonebriar Agreement is not an Unexpired Lease and is a financing agreement and (ii) the equipment that is the subject of the Stonebriar Agreement are Assets owned by the applicable Debtor.

1.310 “Subcontractor” means a Person that labors or has furnished labor, materials equipment and/or services to fulfill an obligation to a General Contractor or to a Subcontractor of any tier to perform all or part of the work required by a General Contract.

1.311 “Subscription Rights” means the right to participate in the Rights Offering.

1.312 “Subcontractor Claim” means a Claim held by a Subcontractor, which Claim shall be Disallowed.

1.313 “Subsequent Condition” shall have the meaning ascribed to such term in Section 9.2 of the Plan.

1.314 “Supplemental KERP” means the Debtors’ supplemental key employee retention program that was approved by the Bankruptcy Court pursuant to the Supplemental KERP Order.

1.315 “Supplemental KERP Order” means the Order Approving and Authorizing Implementation of Supplemental Non-Insider Key Employee Retention Plan (Docket No. 1293).

1.316 “Terminated RSA” means that certain Restructuring Support Agreement, dated December 22, 2022, by and among Core Scientific, Inc. and the Consenting Creditors (as defined in the Terminated RSA), which was terminated on February 9, 2023.

1.317 “Trading Order” means the Final Order Establishing Noticing Procedures and Approving Restrictions on (A) Certain Transfers of Interests in the Debtors, and (B) Claiming of Certain Worthless Stock Deductions, Pursuant to Section 362 and 105(a) of the Bankruptcy Code (Docket No. 120).

1.318 “Trinity Agreements OpCo” means, collectively, (i) that certain Equipment Financing Schedule No. 1, dated August 31, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Trinity Capital Inc., issued in connection with that certain Master Equipment Financing Agreement, dated August 31, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Trinity Capital Inc., (ii) that certain Equipment Financing Schedule No. 2, dated November 19, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Trinity Capital Inc., issued in connection with that certain Master Equipment Financing Agreement, dated August 31, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Trinity Capital Inc., and (iii) that certain Equipment Financing Schedule No. 3, dated December 10, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Trinity Capital Inc., issued in connection with that certain Master Equipment Financing Agreement, dated August 31, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Trinity Capital Inc.

1.319 “Trinity Agreement Parent” means that certain Equipment Financing Schedule No. 4, dated February 9, 2022, by and between Core Scientific, Inc. and Trinity Capital Inc., issued in connection with that certain Master Equipment Financing Agreement, dated August 31, 2021, by and between Core Scientific, Inc. (now known as Core Scientific Operating Company) and Trinity Capital Inc.

1.320 “U.S. Trustee” means the United States Trustee for Region 7.

1.321 “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.322 “Unimpaired” means, with respect to a Claim, Interest, or Class of Claims or Interests, not “impaired” within the meaning of section 1124 of the Bankruptcy Code.

1.323 “Unvested Restricted Stock” means any Restricted Stock that, as of immediately prior to the Effective Date, remains unvested pursuant to the terms of the 2018 Equity Plan and the applicable Restricted Stock Award Agreement.

1.324 “Unvested RSU” means any RSU that, as of immediately prior to the Effective Date, remains unvested pursuant to the terms of the applicable Equity Incentive Plan and RSU Award Agreement.

1.325 “Vested Restricted Stock” means any Restricted Stock that, as of immediately prior the Effective Date, has vested (but remains unsettled) in accordance with the terms of the applicable Equity Incentive Plan and Restricted Stock Award Agreement.

1.326 “Vested RSU” means any RSU that, as of immediately prior to the Effective Date, has vested (but remains unsettled) in accordance with the terms of the applicable Equity Incentive Plan and RSU Award Agreement.

1.327 “Voting Deadline” means the date and time as may be set by the Bankruptcy Court pursuant to the Solicitation Materials.

1.328 “Workers’ Compensation Programs” has the meaning as set forth in the Final Order (I) Authorizing Debtors to (A) Continue Insurance Programs and Surety Bond, (B) Pay Certain Obligations with Respect Thereto; (II) Granting Relief from the Automatic Stay with Respect to Workers’ Compensation Claims; and (III) Granting Related Relief (Docket No. 118).

B.	Interpretation; Application of Definitions and Rules of Construction.

For purposes herein: (i) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (ii) except as otherwise provided herein, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (iii) except as otherwise provided, any reference herein to an existing document or exhibit having been Filed or to be Filed shall mean that document or exhibit, as it may thereafter be amended, restated, supplemented, or otherwise modified in accordance with the Plan and/or the Confirmation Order, as applicable; (iv) unless otherwise specified herein, all references herein to “Articles” are references to Articles of the Plan or hereto; (v) unless otherwise stated herein, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (vi) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (vii) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (viii) unless otherwise specified, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the Plan; (ix) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (x) any docket number references in the Plan shall refer to the docket number of any document Filed with the Bankruptcy Court in the Chapter 11 Cases; (xi) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; (xii) except as otherwise provided herein, any reference to a document or agreement that is to be issued or entered into that is dependent on an election to be made pursuant to the Plan or an event occurring shall be deemed to be followed by the words “if applicable”; (xiii) any immaterial effectuating provisions may be interpreted by the Debtors, or after the Effective Date, the Reorganized Debtors, with the consent of the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA), in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; provided, that any effectuating provision that has an economic impact will not be considered “immaterial”; and (xiv) except as otherwise provided, any references to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter. To the extent that the treatment, allowance, or disallowance of any Claim herein is interpreted as a claim objection, the Plan shall be deemed a Claim objection to such Claim.

C.	Computation of Time

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next Business Day but shall be deemed to have been completed as of the required date.

D.	Reference to Monetary Figures.

All references in the Plan to monetary figures shall refer to the legal tender of the United States of America, unless otherwise expressly provided.

E.	Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or the Reorganized Debtors shall mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

F.	Controlling Document.

In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or the Confirmation Order). In the event of an inconsistency between the Plan and any other instrument or document created or executed pursuant to the Plan, or between the Plan and the Disclosure Statement, the Plan shall control. The provisions of the Plan and of the Confirmation Order shall be construed in a manner consistent with each other so as to effectuate the purposes of each; provided, that, if there is determined to be any inconsistency between any Plan provision and any provision of the Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order shall govern and any such provision of the Confirmation Order shall be deemed a modification of the Plan.

ARTICLE II. ADMINISTRATIVE EXPENSE CLAIMS, PROFESSIONAL FEE CLAIMS, DIP CLAIMS, AND PRIORITY TAX CLAIMS.

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims (including DIP Claims, Professional Fee Claims, Priority Tax Claims, and postpetition Intercompany Claims) have not been classified and, thus, are excluded from the classification of Claims and Interests set forth in Article III.

2.1. Administrative Expense Claims.

Except to the extent that a Holder of an Allowed Administrative Expense Claim agrees to different treatment, each Holder of an Allowed Administrative Expense Claim (other than a Professional Fee Claim or Restructuring Fees and Expenses) shall receive, in full and final satisfaction of such Claim, (i) Cash in an amount equal to such Allowed Administrative Expense Claim on, or as soon thereafter as is reasonably practicable, the later of (a) the Effective Date and (b) the first Business Day after the date that is thirty (30) calendar days after the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim or (ii) such other treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code; provided, however, Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as Debtors in Possession, shall be paid by the Debtors or the Reorganized Debtors, as applicable, in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any orders, course of dealing or agreements governing, instruments evidencing, or other documents relating to such transactions. For the avoidance of doubt, the Administrative Expense Claim asserted by Celsius Mining LLC shall not be an Allowed Administrative Expense Claim unless and until Allowed by a Final Order.

2.2. Professional Fee Claims.

(a) All Professionals seeking approval by the Bankruptcy Court of Professional Fee Claims shall (i) File, on or before (and no later than) the date that is forty-five (45) days after the Effective Date (unless extended by the Reorganized Debtors, in consultation with the Requisite Consenting Creditors), their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (ii) be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court or authorized to be paid in accordance with the order(s) relating to or allowing any such Professional Fee Claims; provided, that the Equity Committee’s Professionals seeking approval by the Bankruptcy Court of Professional Fee Claims shall File, on or before (and no later than) the date that is ten (10) days after the Effective Date, their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred.

(b) The Reorganized Debtors are authorized to pay compensation for services rendered or reimbursement of expenses incurred after the Effective Date in the ordinary course and without the need for Bankruptcy Court approval.

2.3. Priority Tax Claims.

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to less favorable treatment, each Holder of an Allowed Priority Tax Claim shall receive, in full and final satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Tax Claim, at the sole option of the Debtors or the Reorganized Debtors, as applicable, with the consent of the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA), (i) Cash in an amount equal to such Allowed Priority Tax Claim on, or as soon thereafter as is reasonably practicable, the later of (a) the Effective Date, to the extent such Claim is an Allowed Priority Tax Claim on the Effective Date, (b) the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, and (c) the date such Allowed Priority Tax Claim is due and payable in the ordinary course, or (ii) such other treatment reasonably acceptable to the Debtors or Reorganized Debtors (as applicable) with the consent of the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA) and consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code; provided that the Debtors and the Reorganized Debtors, as applicable, are authorized in their absolute discretion, but not directed, to prepay all or a portion of any such amounts at any time without penalty or premium. For the avoidance of doubt, Holders of Allowed Priority Tax Claims will receive interest on such Allowed Priority Tax Claims after the Effective Date in accordance with sections 511 and 1129(a)(9)(C) of the Bankruptcy Code.

2.4. DIP Claims.

In full and final satisfaction, settlement, release, and discharge of each Allowed DIP Claim, on the Effective Date, each holder of such Allowed DIP Claim shall receive either (a) payment in full in Cash or (b) such other treatment as to which the Debtors and the holder of such Allowed DIP Claims will have agreed upon in writing, with the consent of the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA). On the Effective Date, the DIP Facility and all DIP Loan Documents shall be deemed cancelled, all Liens granted to secure the Allowed DIP Claims shall be automatically terminated and of no further force and effect, and all collateral subject to such Liens shall be automatically released, in each case without further action by the DIP Agent or the DIP Lenders and all guarantees of the Debtors and Reorganized Debtors arising out of or related to the DIP Claims shall be automatically discharged and released, in each case without further action by the DIP Agent or the DIP Lenders. The DIP Agent and the DIP Lenders shall take all actions to effectuate and confirm such termination, release, and discharge as reasonably requested by the Debtors or the Reorganized Debtors, as applicable, or the Debtors or the Reorganized Debtors shall be permitted to file any applicable releases or terminations.

2.5. Restructuring Fees and Expenses and Notes Agent Fees and Expenses.

(a) The Restructuring Fees and Expenses incurred, or estimated to be incurred, up to and including the Effective Date, shall be paid in full in Cash on the Effective Date or as soon as reasonably practicable thereafter (to the extent not previously paid or satisfied during the course of the Chapter 11 Cases) without any requirement to File a fee application with the Bankruptcy Court or without any requirement for Bankruptcy Court review or approval. All Restructuring Fees and Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors at least three (3) days before the anticipated Effective Date; provided, however, that such estimates shall not be considered an admission or limitation with respect to such Restructuring Fees and Expenses. On the Effective Date, or as soon as practicable thereafter, final invoices for all Restructuring Fees and Expenses incurred prior to and as of the Effective Date shall be submitted to the Debtors.

(b) Pursuant to the August NPA and April NPA, all accrued and unpaid reasonable and documented Notes Agent Fees and Expenses incurred up to (and including) the Effective Date shall be paid in full in Cash on the Effective Date, in each case without (i) any reduction to recoveries of the holders of April Convertible Notes Secured Claims or August Convertible Notes Secured Claims, (ii) any requirement to File a fee application with the Bankruptcy Court, (iii) the need for itemized time detail, or (iv) any requirement for Bankruptcy Court review.

2.6. Professional Fee Escrow.

(a) As soon as reasonably practicable after the Confirmation Date and no later than the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow with Cash equal to the Professional Fee Claims Estimate, and no Liens, Claims, or interests shall encumber the Professional Fee Escrow in any way. The Professional Fee Escrow (including funds held in the Professional Fee Escrow) (i) shall not be and shall not be deemed property of the Debtors, the Debtors’ Estates, or the Reorganized Debtors and (ii) shall be held in trust for the Professionals; provided that funds remaining in the Professional Fee Escrow after all Allowed Professional Fee Claims have been irrevocably paid in full shall revert to the Reorganized Debtors. Allowed Professional Fee Claims shall be paid in Cash to such Professionals from funds held in the Professional Fee Escrow when such Claims are Allowed by an order of the Bankruptcy Court; provided that the Debtors’ obligations with respect to Professional Fee Claims shall not be limited nor deemed to be limited in any way to the balance of funds held in the Professional Fee Escrow, but subject to any order of the Bankruptcy Court capping the amount of any such fees.

(b) If the amount of funds in the Professional Fee Escrow is insufficient to fund payment in full of all Allowed Professional Fee Claims and any other Allowed amounts owed to Professionals, the deficiency shall be promptly funded to the Professional Fee Escrow from the Debtors’ Estates without any further action or order of the Bankruptcy Court, subject to any order of the Bankruptcy Court capping the amount of any such fees.

(c) Any objections to Professional Fee Claims shall be served and Filed no later than twenty-one (21) days after Filing of the final applications for compensation or reimbursement.

2.7. Professional Fee Claims Estimate.

Each Professional shall estimate in good faith its unpaid Professional Fee Claim and other unpaid fees and expenses incurred in rendering services to the Debtors, the Creditors’ Committee, or the Equity Committee, as applicable, before and as of the Effective Date and shall deliver such reasonable, good faith estimate to the Debtors no later than five (5) Business Days prior to the Effective Date; provided that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment of Filed Professional Fee Claims. If a Professional does not provide an estimate, the Debtors shall estimate in good faith the unpaid and unbilled fees and expenses of such Professional.

2.8. Post-Effective Date Fees and Expenses.

(a) Except as otherwise specifically provided in the Plan, on and after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash all reasonable legal, professional, or other fees and expenses related to implementation of the Plan incurred by the Debtors or the Reorganized Debtors, as applicable.

(b) Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention for services rendered after such date shall terminate, and the Debtors or the Reorganized Debtors, as applicable, may employ any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

ARTICLE III. CLASSIFICATION OF CLAIMS AND INTERESTS.

3.1. Classification in General.

A Claim or Interest is placed in a particular Class for all purposes, including voting, confirmation, and distribution under the Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code; provided that a Claim or Interest is placed in a particular Class for the purpose of receiving Plan Distributions only to the extent that such Claim or Interest is an Allowed Claim or Existing Common Interest in that Class and such Claim or Interest has not been satisfied, released, or otherwise settled prior to the Effective Date. All of the potential Classes for the Debtors are set forth herein. Certain of the Debtors may not have Holders of Claims or Interests in a particular Class or Classes, and such Claims shall be treated as set forth in section 3.6.

3.2. Summary of Classification of Claims and Interests.

The following table designates the Classes of Claims against and Interests in the Debtors and specifies which of those Classes are (a) Impaired or Unimpaired by the Plan, (b) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, and (c) presumed to accept or deemed to reject the Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims have not been classified. The classification of Claims and Interests set forth herein shall apply separately to each Debtor.

Class	Designation	Treatment	Entitled to Vote
1	April Convertible Notes Secured Claims	Impaired	Yes
2	August Convertible Notes Secured Claims	Impaired	Yes

Class	Designation	Treatment	Entitled to Vote
3	Miner Equipment Lender Secured Claims	Impaired	Yes
4	Other Secured Claims	Unimpaired	No (Presumed to Accept)
5	M&M Lien Secured Claims	Impaired	Yes
6	Secured Mortgage Claims	Impaired	Yes
7	Priority Non-Tax Claims	Unimpaired	No (Presumed to Accept)
8A	General Unsecured Claims	Impaired	Yes
8B	Convenience Claims	Impaired	Yes
9	Intercompany Claims	Unimpaired	No (Presumed to Accept)
10	Intercompany Interests	Unimpaired	No (Presumed to Accept)
11	Section 510(b) Claims	Impaired	Yes
12	Existing Common Interests	Impaired	Yes

3.3. Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect, diminish, or impair the rights of the Debtors or the Reorganized Debtors, as applicable, in respect of any Unimpaired Claims or Reinstated Claims, including all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims or Reinstated Claims; and, except as otherwise specifically provided in the Plan, nothing herein shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense that the Debtors had immediately prior to the Petition Date, against or with respect to any Claim that is Unimpaired (including, for the avoidance of doubt, any Claim that is Reinstated) by the Plan. Except as otherwise specifically provided in the Plan, the Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff, and other legal or equitable defenses that the Debtors had immediately prior to the Petition Date fully as if the Chapter 11 Cases had not been commenced, and all of the Reorganized Debtors’ legal and equitable rights with respect to any Reinstated Claim or Claim that is Unimpaired by this Plan may be asserted after the Confirmation Date and the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

3.4. Elimination of Vacant Classes.

Any Class of Claims against or Interests in a Debtor that, as of the commencement of the Confirmation Hearing, does not have at least one Holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from the Plan of such Debtor for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether such Debtor’s Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to that Class.

3.5. No Waiver.

Nothing contained in the Plan shall be construed to waive a Debtor’s or other Person’s right to object on any basis to any Disputed Claim.

3.6. Voting Classes; Presumed Acceptance by Non-Voting Classes.

If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Plan shall be presumed accepted by the Holders of such Claims or Interests in such Class.

3.7. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code.

The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors reserve the right to modify the Plan to the extent, if any, confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including to implement a merger of two or more Debtor Entities, the assignment of Assets from one Debtor Entity to one or more Debtor Entities, and/or other transactions.

ARTICLE IV. TREATMENT OF CLAIMS AND INTERESTS.

4.1. April Convertible Notes Secured Claims (Class 1).

(a) Classification: Class 1 consists of the April Convertible Notes Secured Claims.

(b) Allowance: In accordance with the RSA Settlement as incorporated into this Plan pursuant to section 1123(b)(3) of the Bankruptcy Code, on the Effective Date, each April Convertible Notes Secured Claim is Allowed pursuant to section 506(a) of the Bankruptcy Code in the amount of such Holder’s Pro Rata Share of the Allowed Settled April Convertible Notes Secured Claims Amount.

(c) Treatment: Except to the extent that a Holder of an Allowed April Convertible Notes Secured Claim agrees to a less favorable treatment of such Claim, each such Holder shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, on the Effective Date, or as soon as reasonably practicable thereafter, (i) such Holder’s Pro Rata Share of the New Secured Notes, (ii) such Holder’s Pro Rata Reduced Convertible Notes Share of (a) the New Secured Convertible Notes and (b) the Convertible Noteholders Equity Distribution, (iii) such Holder’s Pro Rata Convertible Notes Equity Distribution Share of the Contingent Payment Obligations, and (iv) such Holder’s Pro Rata Total Convertible Notes Share of (a) the ERO Shortfall Equity Distribution (if any), (b) the First Incremental Convertible Noteholders Equity Distribution (if any), and (c) the Second Incremental Convertible Noteholders Equity Distribution (if any); provided that any Holder of an Allowed April Convertible Notes Secured Claims that is an Exit Lender shall have its distribution of New Common Interests pursuant to the Convertible Noteholders Equity Distribution in the preceding clause (ii)(b) reduced on a dollar-for-dollar basis in the amount of its respective share of the Designated Amount on account of such Holder’s respective share of first-lien delayed draw term loans under the Exit Credit Agreement (for the avoidance of doubt without redistribution of such amounts so reduced being allocated to other Holders of Allowed Convertible Notes Claims); provided, further, that notwithstanding the foregoing, the distribution of the Second Incremental Convertible Noteholders Equity Distribution (if any) shall not occur until entry of a Final Order approving the Professional Fee Claims of the Equity Committee.

(d) Impairment and Voting: Class 1 is Impaired, and the Holders of April Convertible Notes Secured Claims in Class 1 are entitled to vote to accept or reject the Plan.

4.2. August Convertible Notes Secured Claims (Class 2).

(a) Classification: Class 2 consists of August Convertible Notes Secured Claims.

(b) Allowance: In accordance with the RSA Settlement as incorporated into this Plan pursuant to section 1123(b)(3) of the Bankruptcy Code, on the Effective Date, each August Convertible Notes Secured Claim is Allowed pursuant to section 506(a) of the Bankruptcy Code in the amount of such Holder’s Pro Rata Share of the Allowed Settled August Convertible Notes Secured Claims Amount.

(c) Treatment: Except to the extent that a Holder of an Allowed August Convertible Notes Secured Claim agrees to a less favorable treatment of such Claim, each such Holder shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, on the Effective Date, or as soon as reasonably practicable thereafter, (i) such Holder’s Pro Rata Reduced Convertible Notes Share of (a) the New Secured Convertible Notes and (b) the Convertible Noteholders Equity Distribution, (ii) such Holder’s Pro Rata Convertible Notes Equity Distribution Share of the Contingent Payment Obligations, and (iii) such Holder’s Pro Rata Total Convertible Notes Share of (a) the ERO Shortfall Equity Distribution (if any), (b) the First Incremental Convertible Noteholders Equity Distribution (if any), and (c) the Second Incremental Convertible Noteholders Equity Distribution (if any); provided that any Holder of an Allowed August Convertible Notes Secured Claims that is an Exit Lender shall have its distribution of New Common Interests pursuant to the Convertible Noteholders Equity Distribution in the preceding clause (i)(b) reduced on a dollar-for-dollar basis in the amount of its respective share of the Designated Amount on account of such Holder’s respective share of first-lien delayed draw term loans under the Exit Credit Agreement (for the avoidance of doubt without redistribution of such amounts so reduced being allocated to other Holders of Allowed Convertible Notes Claims); provided, further, that notwithstanding the foregoing, the distribution of the Second Incremental Convertible Noteholders Equity Distribution (if any) shall not occur until entry of a Final Order approving the Professional Fee Claims of the Equity Committee.

(d) Impairment and Voting: Class 2 is Impaired, and the Holders of August Convertible Notes Secured Claims in Class 2 are entitled to vote to accept or reject the Plan.

4.3. Miner Equipment Lender Secured Claims (Class 3).

(a) Classification: Class 3 consists of Miner Equipment Lender Secured Claims. Each Miner Equipment Lender Secured Claim shall be treated as a separate subclass of Class 3 for purposes of voting to accept or reject the Plan and receiving Plan Distributions.

(b) Allowance: Each Miner Equipment Lender Secured Claim and Miner Equipment Lender Deficiency Claim is Allowed pursuant to section 506(a) of the Bankruptcy Code and the Miner Equipment Lender Settlement, as applicable, in the applicable Allowed Miner Equipment Lender Secured Claims Amount and the applicable Allowed Miner Equipment Lender Deficiency Claims Amount, respectively. Each Claim that is expressly Disallowed as set forth on the Miner Equipment Lender Claims Schedule or otherwise inconsistent with the amounts set forth therein shall be Disallowed and expunged as of the Effective Date.

(c) Treatment: Except to the extent that a Holder of an Allowed Miner Equipment Lender Secured Claim (i) agrees to a less favorable treatment of such Claim or (ii) timely elects the Miner Equipment Lender Treatment Election 1 or Miner Equipment Lender Treatment Election 2 (each as set forth below) on or before the Voting Deadline, each such Holder shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, on the Effective Date, or as soon as reasonably practicable thereafter, such Holder’s applicable Miner Equipment Lender Takeback Debt (the “Default Miner Equipment Lender Treatment”).

Each Holder of an Allowed Miner Equipment Lender Claim may elect on its Ballot to receive on the Effective Date, or as soon as reasonably practicable thereafter, in lieu of the Default Miner Equipment Lender Treatment, in each case in full and final satisfaction, settlement, release, and discharge of such Holder’s Allowed Miner Equipment Lender Claim, New Common Interests with a value, based on Plan Value, equal to one hundred percent (100%) of such Holder’s Allowed Miner Equipment Lender Claim Amount (“Miner Equipment Lender Treatment Election 1”).

Each Holder of an Allowed Miner Equipment Lender Secured Claim that is a Settling Miner Equipment Lender may elect on its Ballot to receive on the Effective Date, or as soon as reasonably practicable thereafter, in lieu of the Default Miner Equipment Lender Treatment, in each case in full and final satisfaction, settlement, release, and discharge of such Holder’s Allowed Miner Equipment Lender Claim, such Holder’s applicable Miner Equipment Lender Takeback Debt (Election 2) (“Miner Equipment Lender Treatment Election 2”); provided, that any Holder electing Miner Equipment Lender Treatment Election 2 shall waive its recovery on account of its Allowed Miner Equipment Lender Deficiency Claim.

For the avoidance of doubt, the Allowed Miner Equipment Lender Deficiency Claim of each Holder of a Miner Equipment Lender Secured Claim that is receiving the Default Miner Equipment Lender Treatment shall be treated as a General Unsecured Claim in accordance with the terms and provisions set forth in section 4.8 of the Plan; provided, that any Holder electing Miner Equipment Lender Treatment Election 1 or Miner Equipment Lender Treatment Election 2 shall waive any recovery distributable pursuant to section 4.8 hereof on account of its Allowed Miner Equipment Lender Deficiency Claim.

(d) Impairment and Voting: Class 3 is Impaired, and the Holders of Miner Equipment Lender Secured Claims in Class 3 are entitled to vote to accept or reject the Plan.

4.4. Other Secured Claims (Class 4).

(a) Classification: Class 4 consists of Other Secured Claims. Each Other Secured Claim shall be treated as a separate subclass of Class 4 for purposes of voting to accept or reject the Plan and receiving Plan Distributions.

(b) Treatment: On the Effective Date, all Allowed Other Secured Claims shall be Reinstated in accordance with section 1124(2) of the Bankruptcy Code and the applicable Other Secured Claims Agreement and continued after the Effective Date in accordance with the terms and provisions of the applicable Other Secured Claims Agreement, subject to the procedures for Reinstated Claims set forth in section 7.11 of the Plan, including to determine the applicable Cure Amount.

(c) Impairment and Voting: Class 4 is Unimpaired, and the Holders of Other Secured Claims in Class 4 are not entitled to vote to accept or reject the Plan.

4.5. M&M Lien Secured Claims (Class 5).

(a) Classification: Class 5 consists of M&M Lien Secured Claims. Each M&M Lien Secured Claim shall be treated as a separate subclass of Class 5 for purposes of voting to accept or reject the Plan and receiving Plan Distributions.

(b) Allowance: Each M&M Lien Secured Claim is Allowed pursuant to section 506(a) of the Bankruptcy Code in the applicable Allowed M&M Lien Secured Claims Amount.

(c) Treatment: Except to the extent that a Holder of an Allowed M&M Lien Secured Claim agrees to a less favorable treatment of such Claim or settles such Claim pursuant to an M&M Lien Settlement (in which case, such Holder’s recovery shall be limited to the terms of the applicable M&M Lien Settlement and such Holder shall not be entitled to any recovery under the Plan), each such Holder shall receive, in full and final satisfaction, settlement, release, and discharge of such Allowed Claim, on the

Effective Date or as soon as reasonably practicable thereafter, such Holder’s applicable M&M Lien Takeback Debt; provided that to the extent any Subcontractor has filed an M&M Lien against a Debtor’s real property with respect to amounts which are secured, in duplication, by an M&M Lien filed by a General Contractor and evidenced by such General Contractor’s M&M Secured Lien Claim, as set forth on the M&M Lien Claims Schedule, (i) the Holder of the M&M Lien Secured Claim shall be the General Contractor, (ii) such Subcontractor shall not be entitled to a separate M&M Secured Lien Claim with respect to any such amounts secured in duplication, (iii) the Reorganized Debtors shall issue M&M Lien Takeback Debt with respect to any such amounts secured in duplication in favor of the General Contractor only as the Holder of the M&M Lien Secured Claim, (iv) the Reorganized Debtors shall repay the M&M Lien Takeback Debt issued to each such General Contractor by making payments directly to the General Contractor and each Subcontractor, pro rata in the percentages set forth next to each such General Contractor and Subcontractor on the M&M Lien Claims Schedule in the column titled “Pro Rata Percentage of applicable M&M Lien Takeback Debt to be repaid to such General Contractor or Subcontractor,” and (v) each payment made directly to a Subcontractor shall reduce the amount of such General Contractor’s M&M Secured Lien Claim, such General Contractor’s M&M Lien, and such Subcontractor’s M&M Lien, in each case on a dollar-for-dollar basis; provided, however, that upon delivery to the Debtors of a final and unconditional lien waiver and release duly executed by a Subcontractor, in recordable form and substance sufficient to permanently waive and release such Subcontractor’s M&M Liens, the Reorganized Debtors shall make all further payments on account of such M&M Lien Takeback Debt attributable to such Subcontractor’s pro rata percentages set forth next to such Subcontractor on the M&M Lien Claims Schedule directly to the Holder of such Allowed M&M Lien Secured Claim.

Unless and until there is an Event of Default (as defined in the New M&M Lien Debt Term Sheet) under the terms of the applicable M&M Lien Takeback Debt, each Person asserting an M&M Lien shall be precluded from foreclosing or otherwise enforcing such M&M Lien or otherwise taking adverse action against the applicable Debtor with regard to the amounts secured by such M&M Lien.

Any M&M Lien (i) of a Subcontractor, (ii) of a General Contractor, or (iii) otherwise securing an Allowed M&M Lien Secured Claim and/or M&M Lien Takeback Debt shall be (a) fixed, as of the Effective Date, in the amount set forth on the M&M Lien Claims Schedule in the column titled “Amount of Allowed M&M Lien,” (b) reduced on a dollar-for-dollar basis in the amount of each payment made on account of such M&M Lien pursuant to the terms of the M&M Lien Takeback Debt, and (c) fully and finally extinguished upon the repayment in full of all amounts payable under the applicable M&M Lien Takeback Debt, which extinguishment may be evidenced by recording in the applicable real property records a final, unconditional lien waiver, release of lien, and such other documents or certificates required to fully and unconditionally release any such M&M Lien. The Debtors and Reorganized Debtors, as applicable, are hereby authorized to record (and granted power of attorney to effectuate such recordation) such final, unconditional lien waiver, release of lien, and such other documents or certificates required to fully and unconditionally release any such M&M Lien in the applicable real property records, and each applicable clerk is directed to accept such documentation.

Any M&M Lien not on the M&M Lien Claims Schedule is hereby extinguished.

For the avoidance of doubt, all General Contractor Unsecured Claims shall be General Unsecured Claims Allowed in the amounts set forth on the M&M Lien Claims Schedule in the column titled “Allowed Unsecured Claim Amount” and treated in accordance with section 4.8 hereof.

(d) Impairment and Voting: Class 5 is Impaired, and the Holders of M&M Lien Secured Claims in Class 5 are entitled to vote to accept or reject the Plan.

4.6. Secured Mortgage Claims (Class 6).

(a) Classification: Class 6 consists of Secured Mortgage Claims. Each Secured Mortgage Claim shall be treated as a separate subclass of Class 6 for purposes of voting to accept or reject the Plan and receiving Plan Distributions.

(b) Allowance: Each Secured Mortgage Claim is Allowed pursuant to section 506(a) of the Bankruptcy Code and the Brown Settlement or Holliwood Settlement, as applicable, in the applicable Allowed Secured Mortgage Claims Amount.

(c) Treatment: Except to the extent that a Holder of an Allowed Secured Mortgage Claim (i) agrees to a less favorable treatment of such Claim or (ii) timely elects the Mortgage Treatment Election (as set forth below) on or before the Voting Deadline, each such Holder shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, on the Effective Date, or as soon as reasonably practicable thereafter, such Holder’s applicable Mortgage Takeback Debt (the “Default Mortgage Treatment”). The Mortgage Agreements (and any applicable related documents) of Holders of Allowed Secured Mortgage Claims receiving the Default Mortgage Treatment shall be deemed amended to include a maturity date of December 31, 2025. The Debtors and Reorganized Debtors, as applicable, are hereby authorized to record (and granted power of attorney to effectuate such recordation) any memorandum or such other documents or certificates required to effectuate such deemed amendment in the applicable real property records, and each applicable clerk is directed to accept such documentation.

Each Holder of an Allowed Secured Mortgage Claim may elect on its Ballot to receive, no later than sixty (60) days following the Effective Date, in lieu of the Default Mortgage Treatment, in each case in full and final satisfaction, settlement, release, and discharge of such Holder’s Allowed Secured Mortgage Claim, Cash in an amount equal to ninety-five percent (95%) of such Holder’s Allowed Secured Mortgage Claim Amount (the “Mortgage Treatment Election”).

Pursuant to the Brown Settlement, Brown Corporation has agreed to elect the Mortgage Treatment Election on its Ballot. Pursuant to the Holliwood Settlement, Holliwood LLC has agreed to elect the Default Mortgage Treatment on its Ballot.

(d) Impairment and Voting: Class 6 is Impaired, and the Holders of Secured Mortgage Claims in Class 6 are entitled to vote to accept or reject the Plan.

4.7. Priority Non-Tax Claims (Class 7).

(a) Classification: Class 7 consists of Priority Non-Tax Claims.

(b) Treatment: The legal, equitable, and contractual rights of the Holders of Priority Non-Tax Claims are unaltered by the Plan. Except to the extent that a Holder of an Allowed Priority Non-Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of such Allowed Priority Non-Tax Claim, at the option of the Debtors or the Reorganized Debtors, (i) each such Holder shall receive payment in Cash in an amount equal to such Claim, (ii) such Holder’s Allowed Priority Non-Tax Claim shall be Reinstated, or (iii) such Holder shall receive such other treatment so as to render such Holder’s Allowed Priority Non-Tax Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code.

(c) Impairment and Voting: Class 7 is Unimpaired, and the Holders of Priority Non-Tax Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Priority Non-Tax Claims are not entitled to vote to accept or reject the Plan, and the votes of such Holders will not be solicited with respect to Priority Non-Tax Claims.

4.8. General Unsecured Claims (Class 8A).

(a) Classification: Class 8A consists of General Unsecured Claims.

(b) Allowance: Each General Unsecured Claim listed on the Schedule of Allowed General Unsecured Claims is Allowed pursuant to section 506(a) of the Bankruptcy Code in the applicable amount set forth on the Schedule of Allowed General Unsecured Claims; provided, that if a Holder of an Allowed General Unsecured Claim elects on its timely and validly submitted Ballot to irrevocably reduce its Claim to the Convenience Claim Amount, then such Claim shall be Allowed in accordance with section 4.9(b) hereof. Each General Unsecured Claim not listed on the Schedule of Allowed General Unsecured Claims shall be resolved in accordance with Article VII hereof.

(c) Treatment: Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to a less favorable treatment of such Claim, each such Holder shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, on the later of (as applicable) (i) the Effective Date or as soon as reasonably practicable thereafter and (ii) on or before the first Business Day after the date that is thirty (30) calendar days after the date such General Unsecured Claim becomes an Allowed General Unsecured Claim, (x) New Common Interests with a value, based on Plan Value, equal to one-hundred percent (100%) of such Holder’s Allowed General Unsecured Claim, (y) such Holder’s Pro Rata Share of the GUC Settlement Additional Equity Distribution Amount, and (z) such Holder’s Pro Rata Share of the GUC Contingent Payment Obligations; provided, that to the extent that a Holder of a General Unsecured Claim against a Debtor holds any joint and several liability claims, guaranty claims, or other similar claims against any other Debtors arising from or relating to the same obligations or liability as such General Unsecured Claim, such Holder shall only be entitled to a distribution on one General Unsecured Claim against the Debtors in full and final satisfaction of all such Claims.

For purposes of this section 4.8, except as otherwise agreed upon pursuant to a settlement with the Debtors, the Allowed amount of any General Unsecured Claim shall include all interest accrued from the Petition Date through the date of distribution at the Federal Judgment Rate.

For the avoidance of doubt, the Allowed Miner Equipment Lender Deficiency Claim of each Holder of a Miner Equipment Lender Secured Claim that is receiving the Default Miner Equipment Lender Treatment shall be treated as an Allowed General Unsecured Claim under the Plan; provided, that any Holder electing Miner Equipment Lender Treatment Election 1 or Miner Equipment Lender Treatment Election 2 shall waive any recovery distributable pursuant to section 4.8 hereof on account of its Allowed Miner Equipment Lender Deficiency Claim.

(d) Impairment and Voting: Class 8A is Impaired, and the Holders of General Unsecured Claims in Class 8A are entitled to vote to accept or reject the Plan.

4.9. Convenience Claims (Class 8B).

(a) Classification: Class 8B consists of Convenience Claims.

(b) Allowance: Each Convenience Claim listed on the Schedule of Allowed General Unsecured Claims is Allowed pursuant to section 506(a) of the Bankruptcy Code in the applicable amount set forth on the Schedule of Allowed General Unsecured Claims. Each Convenience Claim that is irrevocably reduced to the Convenience Claim Amount at the election of the Holder of an Allowed General Unsecured Claim evidenced on the Ballot timely and validly submitted by such Holder is Allowed in the Convenience Claim Amount, inclusive of any postpetition interest.

(c) Treatment: Except to the extent that a Holder of an Allowed Convenience Claim agrees to a less favorable treatment of such Claim, each such Holder shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, on the Effective Date or as soon as reasonably practicable thereafter, Cash in an amount equal to such Holder’s Allowed Convenience Claim; provided, that to the extent that a Holder of a Convenience Claim against a Debtor holds any joint and several liability claims, guaranty claims, or other similar claims against any other Debtors arising from or relating to the same obligations or liability as such Convenience Claim, such Holder shall only be entitled to a distribution on one Convenience Claim against the Debtors in full and final satisfaction of all such Claims.

For purposes of this section 4.9, the Allowed amount of any Convenience Claim shall include all interest accrued from the Petition Date through the date of distribution at the Federal Judgment Rate.

(d) Impairment and Voting: Class 8B is Impaired, and the Holders of Convenience Claims in Class 8B are entitled to vote to accept or reject the Plan.

4.10. Intercompany Claims (Class 9).

(a) Classification: Class 9 consists of Intercompany Claims.

(b) Treatment: On the Effective Date, or as soon as practicable thereafter, all Intercompany Claims shall be adjusted, Reinstated, or discharged (each without any distribution) to the extent reasonably determined to be appropriate by the Debtors or Reorganized Debtors, as applicable, with the consent of the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA).

(c) Impairment and Voting: Holders of Class 9 Claims are Unimpaired and such Holders are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Intercompany Claims are not entitled to vote to accept or reject the Plan, and the votes of such Holders will not be solicited with respect to such Intercompany Claims.

4.11. Intercompany Interests (Class 10).

(a) Classification: Class 10 consists of Intercompany Interests.

(b) Treatment: On the Effective Date, and without the need for any further corporate or limited liability company action or approval of any board of directors, management, or shareholders of any Debtor or Reorganized Debtor, as applicable, all Intercompany Interests shall be unaffected by the Plan and continue in place following the Effective Date, solely for the administrative convenience of maintaining the existing corporate structure of the Debtors.

(c) Impairment and Voting: Class 10 is Unimpaired and such Holders are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Intercompany Interests are not entitled to vote to accept or reject the Plan, and the votes of such Holders will not be solicited with respect to such Intercompany Interests.

4.12. Section 510(b) Claims (Class 11).

(a) Classification: Class 11 consists of Section 510(b) Claims.

(b) Treatment: Except to the extent that a Holder of an Allowed Section 510(b) Claim agrees to a less favorable treatment of such Claim, each such Holder shall receive, in full and final satisfaction, settlement, release, and discharge of such Claim, on the Effective Date, or as soon as reasonably practicable thereafter, (i) such Holder’s Pro Rata Equity Share of the Residual Equity Pool, (ii) such Holder’s Pro Rata Equity Share of New Warrants, and (iii) in lieu of the right to participate in the Rights Offering, either Cash, New Common Interests, New Warrants, or some combination thereof, at the option of the Debtors or Reorganized Debtors, as applicable, in an amount equal to the value (if New Common Interests, at Plan Value) of the Subscription Rights that would have been distributable to such Holder if Subscription Rights were distributed to Holders in Class 11.

(c) Impairment and Voting: Section 510(b) Claims are Impaired, and the Holders of Section 510(b) Claims in Class 11 are entitled to vote to accept or reject the Plan.

4.13. Existing Common Interests (Class 12).

(a) Classification: Class 12 consists of Existing Common Interests.

(b) Treatment: Except to the extent that a Holder of an Existing Common Interest agrees to a less favorable treatment of such Interest, each such Holder shall receive, in full and final satisfaction, settlement, release, and discharge of such Interest, on the Effective Date, or as soon as reasonably practicable thereafter, (i) such Holder’s Pro Rata Equity Share of the Residual Equity Pool, (ii) such Holder’s Pro Rata Equity Share of the New Warrants, and (iii) the right to participate in the Rights Offering in accordance with the Rights Offering Procedures; provided, that with respect to any Existing Common Interests that are Unvested Restricted Stock, (x) such Holder’s treatment shall be (1) such Holder’s Pro Rata Equity Share of the Residual Equity Pool, (2) in lieu of New Warrants, New Common Interests with a value, based on Plan Value, equal to the value of the New Warrants that would have been distributable to such Holder if New Warrants were distributed to Holders of Unvested Restricted Stock, and (3) in lieu of the right to participate in the Rights Offering, New Common Interests with a value, based on Plan Value, equal to the value of the Subscription Rights that would have been distributable to such Holder if Subscription Rights were distributed to Holders of Unvested Restricted Stock, and (y) any New Common Interests distributed to Holders on account of such Unvested Restricted Stock will be subject to the same restrictions/vesting conditions applicable to such Unvested Restricted Stock as of the Effective Date.

(c) Impairment and Voting: Existing Common Interests are Impaired, and the Holders of Existing Common Interests in Class 12 are entitled to vote to accept or reject the Plan.

ARTICLE V. MEANS FOR IMPLEMENTATION.

5.1. Compromise and Settlement of Claims, Interests, and Controversies.

Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distribution, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Claim Holder or an Interest Holder may have with respect to any Allowed Claim or Interest or any distribution to be made on account of such Allowed Claim or Interest, including pursuant to the transactions set forth in the Restructuring Transactions Exhibit. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Allowed Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise, settlement, and transactions are in the best interests of the Debtors, their Estates, and Holders of Allowed Claims and Interests, and is fair, equitable, and is within the range of reasonableness. Subject to the provisions of this Plan governing distributions, all distributions made to Holders of Allowed Claims and Interests in any Class are intended to be and shall be final.

5.2. Continued Corporate Existence; Effectuating Documents; Corporate Action; Restructuring Transactions.

(a) Except as otherwise provided in the Plan or the Plan Documents, the Debtors shall continue to exist after the Effective Date as Reorganized Debtors as a separate corporation, limited liability company, partnership, or other form of entity, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form of entity, as the case may be, in accordance with the applicable laws of the respective jurisdictions in which they are incorporated or organized and pursuant to the respective certificate of incorporation or bylaws (or other analogous formation documents) in effect before the Effective Date or the New Corporate Governance Documents, as applicable, except to the extent such certificate of incorporation or bylaws (or other analogous formation, constituent, or governance documents) are amended by the Plan or otherwise, and to the extent any such document is amended, such document is deemed to be amended pursuant to the Plan and requires no further action or approval (other than any requisite filings required under applicable state or federal law).

(b) Notwithstanding anything herein to the contrary, on or about the Effective Date, or as soon as reasonably practicable thereafter, the Debtors or the Reorganized Debtors, as applicable, shall take all actions set forth in and contemplated by the Restructuring Transactions Exhibit, and enter into any transaction and may take all actions as may be necessary or appropriate to effectuate the transactions described in, approved by, contemplated by, or necessary or appropriate to effectuate the Plan, including the Restructuring Transactions and the Rights Offering. If a Restructuring Transaction is consummated that results in the merger of one or more Debtor entities issuing debt pursuant to the Plan, then the debt issued by such Debtor will be issued by the surviving Debtor entity.

(c) Upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects, including (i) the assumption of Executory Contracts and Unexpired Leases as provided herein, (ii) the selection of the managers, directors, or officers for the Reorganized Debtors, (iii) the distribution of the New Common Interests, (iv) the entry into or execution of the New Secured Convertible Notes Documents, the New Secured Notes Documents, the Contingent Payment Obligations Documents, New Miner Equipment Lender Debt Documents, the Exit Facility Documents, and the New Warrants Agreement, as applicable, in each case, including definitive documentation related thereto, (v) any necessary action with respect to the Management Incentive Plan in accordance with section 5.22 hereof, (vi) the consummation of the Rights Offering, and (vii) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date), in each case in accordance with and subject to the terms hereof.

(d) The Confirmation Order shall and shall be deemed to, pursuant to sections 363, 1123, and 1142 of the Bankruptcy Code, authorize and direct parties, as applicable, among other things, to take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the Restructuring Transactions.

(e) Each officer, member of the board of directors, or manager of the Debtors is (and each officer, member of the board of directors, or manager of the Reorganized Debtors shall be) authorized and directed to issue, execute, deliver, file, or record such contracts, securities, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, all of which shall be authorized and approved in all respects, in each case, without the need for any approvals, authorization, consents, or any further action required under applicable law, regulation, order, or rule (including, without limitation, any action by the stockholders or directors or managers of the Debtors or the Reorganized Debtors) except for those expressly required pursuant to the Plan.

(f) All matters provided for in the Plan involving the corporate or limited liability company structure of the Debtors or the Reorganized Debtors, and any corporate or limited liability company action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, managers, or officers of the Debtors or the Reorganized Debtors or by any other stakeholder, and with like effect as though such action had been taken unanimously by the stockholders, directors, managers, or officers, as applicable, of the Debtors or Reorganized Debtors.

5.3. Intercompany Interests.

On the Effective Date, the Intercompany Interests (i) shall be Reinstated for the ultimate benefit of the Holders of Claims that receive New Common Interests under the Plan, and shall receive no recovery or distribution, and (ii) without the need for any further corporate action or approval of any board of directors, board of managers, managers, management, or stockholders of any Debtor or Reorganized Debtor, as applicable, the certificates and all other documents representing the Intercompany Interests shall be deemed to be in full force and effect.

5.4. Authorization and Issuance of New Secured Convertible Notes.

(a) On the Effective Date, Reorganized Parent shall issue the New Secured Convertible Notes to Holders of Convertible Notes Secured Claims on the terms set forth in the Plan and the New Secured Convertible Notes Documents.

(b) On the Effective Date, the New Secured Convertible Notes Documents shall be executed and delivered. The Reorganized Debtors shall be authorized to execute, deliver, and enter into and perform under the New Secured Convertible Notes Documents without the need for any further corporate or limited liability company action and without further action by the holders of Claims or Interests. The New Secured Convertible Notes Documents shall constitute legal, valid, binding, and authorized obligations of Reorganized Parent, enforceable in accordance with their terms, and, except as provided for thereunder, such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) under applicable law, the Plan, or the Confirmation Order and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable nonbankruptcy law.

(c) Confirmation of the Plan shall be deemed (i) approval of the New Secured Convertible Notes Documents, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the applicable Reorganized Debtors in connection therewith and (ii) authorization to enter into and perform under the New Secured Convertible Notes Documents.

(d) On the Effective Date, all Liens and security interests granted pursuant to, or in connection with the New Secured Convertible Notes Documents (i) shall be deemed to be approved and shall, without the necessity of the execution, recordation, or filing of mortgages, security agreements, control agreements, pledge agreements, financing statements, or other similar documents, be valid, binding, fully perfected, fully enforceable Liens on, and security interests in, the property described in the New Secured Convertible Notes Documents, with the priorities established in respect thereof under applicable non-bankruptcy law and as provided for in the New Intercreditor Agreements, and (ii) shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law, the Plan, or the Confirmation Order.

(e) The Reorganized Debtors and the Persons granted Liens and security interests under the New Secured Convertible Notes Documents are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and the occurrence of the Effective Date without the need for any filings or recordings) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

5.5. Authorization and Issuance of New Secured Notes.

(a) On the Effective Date, Reorganized Parent shall issue the New Secured Notes to Holders of April Convertible Notes Secured Claims on the terms set forth in the Plan and the New Secured Notes Documents.

(b) On the Effective Date, the New Secured Notes Documents shall be executed and delivered. The Reorganized Debtors shall be authorized to execute, deliver, and enter into and perform under the New Secured Notes Documents without the need for any further corporate or limited liability company action and without further action by the holders of Claims or Interests. The New Secured Notes Documents shall constitute legal, valid, binding, and authorized obligations of Reorganized Parent, enforceable in accordance with their terms, and, except as provided for thereunder, such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) under applicable law, the Plan, or the Confirmation Order and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable nonbankruptcy law.

(c) Confirmation of the Plan shall be deemed (i) approval of the New Secured Notes Documents, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the applicable Reorganized Debtors in connection therewith and (ii) authorization to enter into and perform under the New Secured Notes Documents.

(d) On the Effective Date, all Liens and security interests granted pursuant to, or in connection with the New Secured Notes Documents (i) shall be deemed to be approved and shall, without the necessity of the execution, recordation, or filing of mortgages, security agreements, control agreements, pledge agreements, financing statements, or other similar documents, be valid, binding, fully perfected, fully enforceable Liens on, and security interests in, the property described in the New Secured Notes Documents, with the priorities established in respect thereof under applicable non-bankruptcy law and as provided for in the New Intercreditor Agreements, and (ii) shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law, the Plan, or the Confirmation Order.

(e) The Reorganized Debtors and the Persons granted Liens and security interests under the New Secured Notes Documents are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and the occurrence of the Effective Date without the need for any filings or recordings) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

5.6. Authorization and Issuance of the Contingent Payment Obligations.

(a) On the Effective Date, Reorganized Parent shall issue the Contingent Payment Obligations on the terms set forth in the Plan and the Contingent Payment Obligations Documents.

(b) On the Effective Date, the Contingent Payment Obligations Documents shall be executed and delivered. The Reorganized Debtors shall be authorized to execute, deliver, and enter into and perform under the Contingent Payment Obligations Documents without the need for any further corporate or limited liability company action and without further action by the holders of Claims or Interests. The Contingent Payment Obligations Documents shall constitute legal, valid, binding, and authorized obligations of Reorganized Parent, enforceable in accordance with their terms, and, except as provided for thereunder, such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) under applicable law, the Plan, or the Confirmation Order and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable nonbankruptcy law.

(c) Confirmation of the Plan shall be deemed (i) approval of the Contingent Payment Obligations Documents, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by applicable Reorganized Debtors in connection therewith and (ii) authorization to enter into and perform under the Contingent Payment Obligations Documents.

5.7. Authorization and Issuance of the GUC Contingent Payment Obligations.

(a) On the Effective Date, Reorganized Parent shall issue the GUC Contingent Payment Obligations on the terms set forth in the Plan and the GUC Contingent Obligations Term Sheet.

(b) Confirmation of the Plan shall be deemed approval of the GUC Contingent Payment Obligations, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by applicable Reorganized Debtors in connection therewith.

5.8. New Miner Equipment Lender Debt Facilities.

(a) On the Effective Date, the applicable Reorganized Debtors will enter into the New Miner Equipment Lender Debt Documents. On the Effective Date, all Liens and security interests granted pursuant to, or in connection with the New Miner Equipment Lender Debt Documents (i) shall be deemed to be approved and shall, without the necessity of the execution, recordation, or filing or mortgages, security agreements, control agreements, pledge agreements, financing statements, or other similar documents, be valid, binding, fully-perfected, fully-enforceable Liens on, and security interests in, the property described in the New Miner Equipment Lender Debt Documents, with the priorities established in respect thereof under applicable non-bankruptcy law and as provided for in the New Intercreditor Agreement (Miner Equipment Lenders, New Secured Notes, New Secured Convertible Notes, and Exit Facility), and (ii) shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law, the Plan, or the Confirmation Order.

(b) On the Effective Date, the New Miner Equipment Lender Debt Documents shall be delivered. The Reorganized Debtors shall be authorized to execute, deliver, and enter into and perform under the New Miner Equipment Lender Debt Documents without (i) the need for any further corporate or limited liability company action; (ii) notice to or order or other approval of the Bankruptcy Court; (iii) act or omission under applicable law, regulation, order, or rule; (iv) vote, consent, authorization, or approval of any Person; or (v) action by the Holders of Claims or Interests. The New Miner Equipment Lender Debt Documents shall constitute legal, valid, binding and authorized obligations of the applicable Reorganized Debtors, enforceable in accordance with their terms and such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) under applicable law, the Plan, or the Confirmation Order and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable nonbankruptcy law. The New Miner Equipment Lender Debt Documents (and other definitive documentation related thereto) are reasonable and are being entered into, and shall be deemed to have been entered into, in good faith and for legitimate business purposes.

(c) Confirmation of the Plan shall be deemed (i) approval of the New Miner Equipment Lender Debt Documents, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the applicable Reorganized Debtors in connection therewith and (ii) authorization to enter into and perform under the New Miner Equipment Lender Debt Documents.

(d) The Reorganized Debtors and the Persons granted Liens and security interests under the New Miner Equipment Lender Debt Documents are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order without the need for any filings or recordings) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

5.9. Exit Facility.

(a) On the Effective Date, the Reorganized Debtors shall be authorized to execute, deliver, and enter into the Exit Facility Documents without further (i) notice to or order or other approval of the Bankruptcy Court, (ii) act or omission under applicable law, regulation, order, or rule, (iii) vote, consent, authorization, or approval of any Person, or (iv) action by the Holders of Claims or Interests. The Exit Facility Documents shall constitute legal, valid, binding and authorized joint and several obligations of the applicable Reorganized Debtors, enforceable in accordance with its terms and such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination under applicable law, the Plan, or the Confirmation Order. The financial accommodations to be extended pursuant to the Exit Facility Documents (and other definitive documentation related thereto) are reasonable and are being extended, and shall be deemed to have been extended, in good faith and for legitimate business purposes.

(b) Confirmation of the Plan shall be deemed approval of the Exit Facility and the Exit Facility Documents, all transactions contemplated thereby (including the Designated Amount that will become obligations under the Exit Facility), and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, and authorization of the Reorganized Debtors to enter into, execute, and deliver the Exit Facility Documents and such other documents as may be required to effectuate the treatment afforded by the Exit Facility.

(c) On the Effective Date, all Liens and security interests granted pursuant to the Exit Facility Documents shall be (i) valid, binding, perfected, and enforceable Liens and security interests in the personal and real property described in and subject to such document, with the priorities established in respect thereof under applicable non-bankruptcy law and as provided for in the New Intercreditor Agreements and (ii) not subject to avoidance, recharacterization, or subordination under any applicable law, the Plan, or the Confirmation Order.

(d) The Reorganized Debtors and the Persons granted Liens and security interests under the Exit Facility Documents are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order without the need for any filings or recordings) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

(e) As consideration for providing the commitments under the Exit Facility Commitment Letter, on the Effective Date, the Put Option Premium (as defined in the Exit Facility Commitment Letter) shall be allocated among the Commitment Parties (as defined in the Exit Facility Commitment Letter) in accordance with the Exit Facility Commitment Letter.

5.10. New Intercreditor Agreements.

(a) On the Effective Date, the Exit Agent, the New Secured Convertible Notes Agent, and the New Secured Notes Agent shall enter into, or be deemed to have entered into, the New Intercreditor Agreement (New Secured Convertible Notes, New Secured Notes, and Exit Facility). Each lender under the Exit Credit Agreement, the New Secured Convertible Notes Indenture, and the New Secured Notes Indenture shall be deemed to have directed the Exit Agent, the New Secured Convertible Notes Agent, or the New Secured Notes Agent, as applicable, to execute the New Intercreditor Agreement (New Secured Convertible Notes, New Secured Notes, and Exit Facility) and shall be bound to the terms of the New Intercreditor Agreement (New Secured Convertible Notes, New Secured Notes, and Exit Facility) from and after the Effective Date as if it were a signatory thereto.

(b) On the Effective Date, the Exit Agent, the New Secured Convertible Notes Agent, the New Secured Notes Agent, and the Miner Equipment Lender Agent shall enter into, or be deemed to have entered into, the New Intercreditor Agreement (Miner Equipment Lenders, New Secured Notes, New Secured Convertible Notes, and Exit Facility). Each lender under the Exit Credit Agreement, the New Secured Convertible Notes Indenture, the New Secured Notes Indenture, the New Miner Equipment Lender Debt Facilities (Default), and the New Miner Equipment Lender Debt Facilities (Election 2) shall be deemed to have directed the Exit Agent, the New Secured Convertible Notes Agent, the New Secured Notes Agent, or the Miner Equipment Lender Agent, as applicable, to execute the New Intercreditor Agreement (Miner Equipment Lenders, New Secured Notes, New Secured Convertible Notes, and Exit Facility) and shall be bound to the terms of the New Intercreditor Agreement (Miner Equipment Lenders, New Secured Notes, New Secured Convertible Notes, and Exit Facility) from and after the Effective Date as if it were a signatory thereto.

5.11. RSA Settlement.

The Allowed amount and treatment of the Convertible Notes Secured Claims and treatment of Existing Common Interests under the Plan, together with the other terms and conditions set forth in the RSA, the Plan and the Confirmation Order (including the releases and exculpations set forth herein and in the Confirmation Order and the consent rights set forth herein and in the RSA and Confirmation Order (subject to the parties’ rights and obligations under the RSA)), reflects the proposed compromise and settlement pursuant to Bankruptcy Rule 9019 and section 1123 of the Bankruptcy Code of the Convertible Notes Secured Claims and Existing Common Interests. The RSA Settlement is incorporated into the Plan and includes (among other terms and conditions) the following material terms and conditions in consideration of the value provided by the respective and applicable party pursuant to the RSA Settlement:

a.	The April Convertible Notes Secured Claims shall be Allowed in the amount and receive the treatment set forth in section 4.1 hereof.

b.	The August Convertible Notes Secured Claims shall be Allowed in the amount and receive the treatment set forth in section 4.2 hereof.

c.	The Existing Common Interests shall receive the treatment set forth in section 4.13 hereof.

d.	The Exit Lenders shall provide the Exit Facility on the terms set forth in the Exit Facility Term Sheet.

e.

The Ad Hoc Noteholder Group shall support Confirmation of the Plan, and each of the Consenting Creditors shall timely submit Ballots accepting the Plan, subject to receipt of a Bankruptcy Court approved Disclosure Statement and the terms of the RSA.

f.

The Equity Committee shall support Confirmation of the Plan, and the members of the Equity Committee signatory to the RSA, in their capacity as Holders of Existing Common Interests, shall timely submit Ballots accepting the Plan, subject to entry of the Disclosure Statement Approval Order.

g.	The Equity Committee shall prepare a letter to Holders of Existing Common Interests recommending that such Holders vote in favor of the Plan, which shall be included in the Solicitation Materials.

h.	The members of the New Board shall be selected as provided in section 5.21 hereof.

i.	The parties to the RSA agree to use reasonable efforts to ensure that the Debtors emerge from chapter 11 no later than January 15, 2024.

5.12. GUC Settlement.

The treatment of General Unsecured Claims under the Plan, together with the other terms and conditions set forth in the Plan and the Confirmation Order (including the releases and exculpations set forth herein and in the Confirmation Order), reflects the proposed compromise and settlement pursuant to Bankruptcy Rule 9019 and section 1123 of the Bankruptcy Code of all disputes, claims, and controversies between the Debtors, the Creditors’ Committee, members of the Creditors’ Committee (except for any claims (i) held by the Debtors against Sphere 3D Corp. or (ii) held by Sphere 3D Corp. against the Debtors), B. Riley Commercial Capital, LLC, and BRF Finance Co., LLC (and any assignees thereof). The GUC Settlement is incorporated into the Plan and includes the following material terms and conditions in consideration of the value provided by the respective and applicable parties pursuant to the GUC Settlement:

a.	The General Unsecured Claims shall receive the treatment set forth in section 4.8 hereof.

b.	The Convenience Claims shall receive the treatment set forth in section 4.9 hereof.

c.

The Creditors’ Committee shall support Confirmation of the Plan, and (1) the members of the Creditors’ Committee that have Allowed General Unsecured Claims or have otherwise reached a settlement with the Debtors in their capacity as Holders of General Unsecured Claims and (2) B. Riley Commercial Capital, LLC and BRF Finance Co., LLC (and any assignees thereof), shall each timely submit Ballots accepting the Plan.

d.	The Creditors’ Committee shall prepare a letter to Holders of General Unsecured Claims recommending that such Holders vote in favor of the Plan, which shall be included in the Solicitation Materials.

5.13. Miner Equipment Lender Settlement.

The treatment of the Miner Equipment Lender Claims of the Settling Miner Equipment Lenders under the Plan, together with the other terms and conditions set forth in the Plan and the Confirmation Order (including the releases and exculpations set forth herein and in the Confirmation Order), reflects the proposed compromise and settlement pursuant to Bankruptcy Rule 9019 and section 1123 of the Bankruptcy Code of the Miner Equipment Lender Claims. The Miner Equipment Lender Settlement is incorporated into the Plan and includes the following material terms and conditions in consideration of the value provided by the respective and applicable parties pursuant to the Miner Equipment Lender Settlement as summarized below, which summary is subject to, and qualified entirely by reference to, the New Miner Equipment Lender Debt Documents:

a.	The Miner Equipment Lender Claims of the Settling Miner Equipment Lenders shall be Allowed on the Effective Date in the amounts set forth on the Miner Equipment Lender Claims Schedule.

b.

The Miner Equipment Lender Claims of the Settling Miner Equipment Lenders electing or otherwise receiving the Default Miner Equipment Lender Treatment shall receive the treatment set forth in sections 4.3 and 4.8 hereof. The Miner Equipment Lender Claims of the Settling Miner Equipment Lenders electing Miner Equipment Lender Treatment Election 1 or Miner Equipment Lender Treatment Election 2 shall receive the treatment set forth in section 4.3 hereof, and each such Settling Miner Equipment Lender agrees to waive any recovery distributable pursuant to section 4.8 hereof on account of its Allowed Miner Equipment Lender Deficiency Claim.

c.

Each Initial Settling Miner Equipment Lender shall be entitled to reasonable and documented fees and expenses; provided, that in no event shall the aggregate fees and expenses payable to all Settling Miner Equipment Lenders exceed $4,000,000, which shall be allocated by the Settling Miner Equipment Lenders among themselves with such allocation to be provided to the Debtors in writing no later than three (3) days before the Effective Date.

d.

The Settling Miner Equipment Lenders shall support Confirmation of the Plan and shall timely submit Ballots accepting the Plan, subject to receipt of a Bankruptcy Court approved Disclosure Statement; provided, that any changes to the Plan and Disclosure Statement are in form and substance reasonably acceptable to the Settling Miner Equipment Lenders (solely to the extent it materially affects the Settling Miner Equipment Lenders’ rights or claims) and incorporates the terms of and is consistent with the Miner Equipment Lender Settlement.

e.

The Debtors shall have sought or shall seek entry of the Confirmation Order confirming the Plan, which Confirmation Order and the Plan (i) shall be in form and substance reasonably acceptable to the Debtors and the Settling Equipment Lenders (each in its sole discretion) solely to the extent it materially affects the Settling Miner Equipment Lenders’ rights or claims, and (ii) shall incorporate the terms of the Miner Equipment Lender Settlement and all transactions and agreements thereunder.

Notwithstanding anything to the contrary contained in the Plan (including any Plan Document or Plan Supplement), including sections 5.19, 5.20, and 10.3 through 10.7 hereof, nothing herein shall, or shall be deemed to, (i) cancel, terminate, release, waive, discharge or affect the Miner Equipment Lender Settlement, the New Miner Equipment Lender Debt Documents and/or the transactions thereunder, and/or (ii) cancel, terminate, release, waive, discharge or affect any rights, claims, causes of action, remedies, interests or obligations of any of the Debtors, Reorganized Debtors or the Settling Miner Equipment Lenders (including their respective successors or assigns) (x) arising from and after the Effective Date and/or (y) under or related to the Miner Equipment Lender Settlement, the New Miner Equipment Lender Debt Documents, and/or any of the transactions contemplated thereunder.

5.14. Brown Settlement.

The treatment of the Secured Mortgage Claim (Brown) under the Plan, together with the other terms and conditions set forth in the Plan and the Confirmation Order (including the releases and exculpations set forth herein and in the Confirmation Order), reflects the proposed compromise and settlement pursuant to Bankruptcy Rule 9019 and section 1123 of the Bankruptcy Code of the Secured Mortgage Claim (Brown). The Brown Settlement is incorporated into the Plan and includes the following material terms and conditions in consideration of the value provided by the respective and applicable party pursuant to the Brown Settlement:

a.	The Secured Mortgage Claim (Brown) shall be Allowed on the Effective Date against Debtor American Property Acquisition, LLC in the amount of $187,819.93.

b.	The Secured Mortgage Claim (Brown) shall receive the treatment set forth in section 4.6 hereof.

c.	Brown Corporation shall support Confirmation of the Plan and shall timely submit a Ballot accepting the Plan, subject to receipt of a Bankruptcy Court approved Disclosure Statement.

5.15. Holliwood Settlement.

The treatment of the Secured Mortgage Claim (Holliwood) under the Plan, together with the other terms and conditions set forth in the Plan and the Confirmation Order (including the releases and exculpations set forth herein and in the Confirmation Order), reflects the proposed compromise and settlement pursuant to Bankruptcy Rule 9019 and section 1123 of the Bankruptcy Code of the Secured Mortgage Claim (Holliwood). The Holliwood Settlement is incorporated into the Plan and includes the following material terms and conditions in consideration of the value provided by the respective and applicable party pursuant to the Holliwood Settlement:

a.

The Secured Mortgage Claim (Holliwood) shall be Allowed on the Effective Date against Debtor American Property Acquisition, LLC in the amount of (i) $571,961.55, plus (ii) post-petition interest accruing at ten-percent (10%), plus (iii) reasonable and documented legal fees and expenses of Holliwood LLC relating to the Secured Mortgage Claim (Holliwood) and the Chapter 11 Cases not to exceed $25,000.

b.	The Secured Mortgage Claim (Holliwood) shall receive the treatment set forth in section 4.6 hereof.

c.	Holliwood LLC shall support Confirmation of the Plan and shall timely submit a Ballot accepting the Plan, subject to receipt of a Bankruptcy Court approved Disclosure Statement.

5.16. Foundry Settlement

The treatment of the Foundry Claims under the Plan, together with the other terms and conditions set forth in the Plan and the Confirmation Order (including the releases and exculpations set forth herein and in the Confirmation Order), subject to the terms and conditions of the Foundry Settlement Agreement, reflects the proposed compromise and settlement pursuant to Bankruptcy Rule 9019 and section 1123 of the Bankruptcy Code of the Foundry Claims. The Foundry Settlement and the Foundry Settlement Agreement are incorporated into the Plan as if fully set forth herein, and include the following material terms and conditions in consideration of the value provided by the respective and applicable party pursuant to the Foundry Settlement as summarized below, which summary is subject to, and qualified entirely by reference to, the Foundry Settlement Agreement:

a.	The Foundry Claims shall be listed on the Schedule of Allowed General Unsecured Claims and shall be Allowed on the Effective Date in the total amount of $5,500,000 (the “Foundry Allowed Claims”).

b.	The Foundry Allowed Claims shall receive the treatment provided to Holders of Allowed General Unsecured Claims in Class 8A set forth in section 4.8 hereof.

c.

The Debtors shall assume the Foundry Hosting Agreements, on the Effective Date, and shall perform thereunder and pay any cure amounts related thereto in accordance with the Foundry Settlement Agreement (which, as of the date hereof, the parties estimate to be $0).

d.	Foundry shall be a Released Party under the Plan.

e.

Foundry shall, subject to (i) the entry of an order by the Bankruptcy Court in form and substance acceptable to Foundry approving the Foundry Settlement (the “Foundry Settlement Approval Order”), (ii) the terms and conditions of the Foundry Settlement Agreement and (iii) Foundry’s receipt of a Bankruptcy Court approved Disclosure Statement, vote the Foundry Allowed Claims to accept the Plan; provided that such Plan and Disclosure Statement are each in form and substance reasonably acceptable to Foundry (solely to the extent it materially affects the Foundry Settlement or treatment of the Foundry Allowed Claims) and incorporate the terms of and are consistent with the Foundry Settlement Agreement; provided, further, that notwithstanding the foregoing, if (w) the Foundry Settlement Approval Order is not entered prior to the date set forth in the Foundry Settlement Agreement, (x) the Plan is inconsistent with Foundry Settlement Agreement, (y) any of the conditions to the Settlement Effective Date have not been satisfied, or (z) the Foundry Settlement Agreement is terminated, then, unless the Debtors are otherwise instructed or notified by Foundry, Foundry’s vote to accept the Plan, and/or any release or consent provided or deemed to be provided by Foundry, shall be deemed revoked, null and void, and of no force and effect, and Foundry shall be entitled to submit revised ballot(s), which shall be deemed timely submitted.

f.

The Debtors shall have sought or shall seek entry of the Confirmation Order confirming a Plan that incorporates the terms of the Foundry Settlement Agreement and includes Foundry as a Released Party, which Confirmation Order shall be in form and substance reasonably acceptable to the Debtors and Foundry (each in its sole discretion) solely to the extent it materially affects the Foundry Settlement or treatment of the Foundry Allowed Claims.

The summary above does not reflect all of the material terms of the Foundry Settlement, and the failure to include a particular term in the above summary shall not be construed as such term not being a material term of the Foundry Settlement. Notwithstanding anything to the contrary herein, or in any Plan Document or Plan Supplement, in the event of a conflict between the Foundry Settlement Agreement, on the one hand, and the Plan or any other document, agreement, pleading or order, on the other hand, the Foundry Settlement Agreement shall govern and control.

5.17. Rights Offering

(a) General. Following approval by the Bankruptcy Court of the Rights Offering Procedures, the Debtors will commence the Rights Offering in accordance therewith and, on the Effective Date, the Debtors shall consummate the Rights Offering subject to the terms and conditions of the Plan, the Rights Offering Procedures, the Backstop Commitment Letter, and the Confirmation Order. In accordance with the Backstop Commitment Letter and the Rights Offering Procedures, each holder of Existing Common Interests as of the Rights Offering Record Date shall have a Subscription Right to purchase for Cash their pro rata allocation of the New Common Interests to be issued pursuant to the Rights Offering. In addition, each Holder of Existing Common Interests shall have an oversubscription right to elect to purchase additional New Common Interests offered in the Rights Offering that are not timely, duly and validly subscribed for in the Rights Offering in accordance with the Rights Offering Procedures; provided, however, that no Holder may exercise an oversubscription right until it has fully exercised its Subscription Right.

(b) The right to participate in the Rights Offering may not be sold, transferred, or assigned. The Rights Offering shall be backstopped pursuant to the Backstop Commitment Letter in an amount that is no less than $30,000,000.

(c) Purpose. On the Effective Date, the proceeds of the Rights Offering may be used to (i) pay all reasonable and documented Restructuring Fees and Expenses, (ii) fund Plan Distributions, case administration expenses, and exit costs, including Professional Fee Claims, and (iii) provide the Reorganized Debtors with additional liquidity for working capital and general corporate purposes.

(d) Backstop Commitment. In accordance with the Backstop Commitment Letter and subject to the terms and conditions thereof, each of the Backstop Parties has agreed, severally but not jointly, to purchase for Cash, by funding its Backstop Commitments on or prior to the Backstop Funding Deadline (as defined in the Backstop Order), its respective Backstop Commitment Percentage (as defined in the Backstop Commitment Letter) of the unsubscribed New Common Interests offered in the Rights Offering.

(e) Backstop Commitment Premium. As consideration for providing the backstop commitment for the Rights Offering, on the Effective Date, the Backstop Commitment Premium shall be allocated among the Backstop Parties in accordance with the Backstop Commitment Letter.

5.18. Exemption from Securities Laws.

(a) Except as set forth in section 5.18(b) hereof, the offer, issuance, and distribution under the Plan of the New Secured Convertible Notes, the New Secured Notes, the Contingent Payment Obligations, the GUC Contingent Payment Obligations (to the extent securities), the New Warrants, and the New Common Interests (including those (i) issued upon the conversion of the New Secured Convertible Notes, if any, (ii) issued in connection with the Contingent Payment Obligations or the GUC Contingent Payment Obligations, if any, and (iii) issued upon exercise of the New Warrants) shall be exempt, pursuant to section 1145 of the Bankruptcy Code, without further act or action by any Entity, from registration under (i) the Securities Act and (ii) any state or local law requiring registration for the offer, issuance, or distribution of Securities.

(b) The offer, sale, issuance, and distribution of the Rights Offering Shares (including with respect to the sale, issuance, and distribution of Rights Offering Shares in connection with the exercise of an oversubscription right) to be issued pursuant to the Rights Offering shall be exempt, pursuant to section 1145 of the Bankruptcy Code, without further act or action by any Entity, from registration under (i) the Securities Act and (ii) any state or local law requiring registration for the offer, issuance, or distribution of Securities.

(c) The offer, issuance and sale of the New Common Interests issued to the Backstop Parties under the Backstop Commitment Letter comprising the Backstop Commitment Premium is being made in reliance on the exemption pursuant to section 1145 of the Bankruptcy Code, without further act or action by any Entity, from registration under (i) the Securities Act and (ii) any state or local law requiring registration for the offer, issuance, or distribution of Securities.

(d) The New Common Interests, including the Rights Offering Shares, the New Secured Convertible Notes, the New Secured Notes, the Contingent Payment Obligations, the GUC Contingent Payment Obligations (to the extent securities), the New Warrants, and the New Common Interests issued (i) upon conversion of the New Secured Convertible Notes, if any, (ii) in connection with the Contingent Payment Obligations or the GUC Contingent Payment Obligations, if any, and (iii) upon exercise of the New Warrants, may be resold without registration under the Securities Act or other federal securities laws pursuant to the exemption provided by section 4(a)(1) of the Securities Act, subject to (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, (ii) compliance with any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments, (iii)

applicable regulatory approval, and (iv) the transfer provisions, if any, and other applicable provisions set forth in, as applicable, the New Corporate Governance Documents, the New Secured Convertible Notes Documents, the New Secured Notes Documents, the Contingent Payment Obligations Documents, the GUC Contingent Payment Obligations Term Sheet, and the New Warrants Agreement.

(e) The Reorganized Debtors shall reflect the ownership of the New Secured Convertible Notes, New Secured Notes, New Warrants, Contingent Payment Obligations, and New Common Interests through the facilities of DTC, in certificated form, or on the books and records of the Reorganized Debtors or the applicable agent or trustee. Subject to section 6.8 hereof, the Reorganized Debtors may elect, on or after the Effective Date, to reflect all or any portion of the ownership of New Secured Convertible Notes, New Secured Notes, Contingent Payment Obligations, New Warrants, New Common Interests, and New Common Interests issued (i) upon conversion of the New Secured Convertible Notes, if any, (ii) in connection with the Contingent Payment Obligations or the GUC Contingent Payment Obligations, if any, and (iii) upon exercise of the New Warrants, through the facilities of DTC, in certificated form, or on the books and records of the Reorganized Debtors or the applicable agent or trustee. In connection therewith, the Reorganized Debtors shall not be required to provide any further evidence other than the Plan or Confirmation Order with respect to the treatment of such applicable New Common Interests, New Secured Convertible Notes or the New Common Interests issued upon conversion thereof, if any, the New Secured Notes, Contingent Payment Obligations, or the New Common Interests issued pursuant thereto or pursuant to the GUC Contingent Payment Obligations, if any, or New Warrants or New Common Interests issued pursuant thereto, as applicable, and such Plan or Confirmation Order shall be deemed to be legal and binding obligations of the Reorganized Debtors in all respects.

(f) DTC and all other Persons shall be required to accept and conclusively rely upon the Plan and the Confirmation Order in lieu of a legal opinion regarding whether the New Common Interests, the New Secured Convertible Notes, the New Secured Notes, the Contingent Payment Obligations, the New Warrants, or the New Common Interests issued (i) upon conversion of the New Secured Convertible Notes, if any, (ii) in connection with the Contingent Payment Obligations or GUC Contingent Payment Obligations, if any, or (iii) upon exercise of the New Warrants, if any, are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

(g) The Debtors need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the securities to be issued under the Plan under applicable securities laws or the validity of any other transaction contemplated by the Plan or the Confirmation Order. Notwithstanding anything to the contrary in the Plan or otherwise, no Person or Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Common Interests, the New Secured Convertible Notes, the New Secured Notes, the Contingent Payment Obligations, the GUC Contingent Payment Obligations (to the extent securities), the New Warrants, or the New Common Interests issued (i) upon conversion of the New Secured Convertible Notes, if any, (ii) in connection with the Contingent Payment Obligations or the GUC Contingent Payment Obligations, if any, or (iii) upon exercise of the New Warrants, are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services or validly issued, fully paid, and non-assessable.

5.19. Cancellation of Existing Securities and Agreements.

Except for the purpose of evidencing a right to a distribution under the Plan and except as otherwise set forth in the Plan, including with respect to Executory Contracts or Unexpired Leases that shall be assumed by the Reorganized Debtors, or any contract, instrument, or other agreement or document created in connection with the Plan, on the Effective Date, all Interests (including, for the avoidance of doubt, any warrants), agreements, instruments, notes, certificates, mortgages, security documents, and any other instruments or documents evidencing any Claim or Interest (other than Intercompany Interests that are not modified by the Plan and the Reinstated Other Secured Claims in Class 4) and any rights of any Holder in respect thereof shall be deemed cancelled, discharged, and of no force or effect, without any further act or action under any applicable agreement, instrument, document, law, regulation, order, or rule, and the obligations of the Debtors thereunder shall be deemed fully and finally satisfied, settled, released, and discharged. Notwithstanding the foregoing, any provision in any document, instrument, lease, or other agreement that causes or effectuates, or purports to cause or effectuate, a default, termination, waiver, or other forfeiture of, or by, the Debtors or their interests, as a result of the cancellations, terminations, satisfaction, releases, or discharges provided for in this section shall be deemed null and void and shall be of no force and effect, and the Debtors shall be entitled to continue to use (in accordance with the remaining provisions of such document, instrument, lease, or other agreement) any land, facilities, improvements, or equipment financed with the proceeds of the Mortgage Agreements, Miner Equipment Lender Agreements, or the Convertible Notes Agreements, as applicable. Nothing contained herein shall be deemed to cancel, terminate, release, or discharge the obligation of the Debtors or any of their counterparties (i) under any Executory Contract or Unexpired Lease to the extent such Executory Contract or Unexpired Lease has been assumed by the Debtors pursuant to a Final Order of the Bankruptcy Court or hereunder, (ii) relating to the Reinstated Other Secured Claims in Class 4, (iii) relating to allowing the Notes Agent to enforce its rights, claims, and interest vis-à-vis any party other than the Debtors or any Released Party, (iv) relating to allowing the Notes Agent to make distributions in accordance with the Plan (if any), as applicable, (v) relating to preserving any rights of the Notes Agent to payment of fees, expenses and indemnification obligations as against any money or property distributable to holders of April Convertible Secured Notes Claims or August Convertible Secured Notes Claims, (vi) relating to allowing the Notes Agent to enforce any obligations owed to it under the Plan and perform any rights or duties, if any, related thereto, (vii) relating to allowing the Notes Agent to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court; and (viii) relating to permitting the Notes Agent to perform any functions that are necessary to effectuate the foregoing; provided, further, that notwithstanding the foregoing, nothing in this section 5.19 shall affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan or result in any expense or liability to the Reorganized Debtors, except to the extent set forth in or provided for under the Plan.

5.20. Cancellation of Liens.

(a) Except as otherwise specifically provided herein, including sections 4.4 and 4.6 hereof, all notes, instruments, certificates evidencing debt of the Debtors and Existing Common Interests will be cancelled and obligations of the Debtors thereunder will be discharged and of no further force or effect, except for the purpose of allowing the applicable agents and trustees to receive distributions from the Debtors under the Plan and to make any further distributions to the applicable Holders on account of their Allowed Claims and Interests.

(b) After the Effective Date and following (i) the distributions to Holders on account of Allowed Convertible Notes Secured Claims and Allowed Miner Equipment Lender Secured Claims and/or (ii) with regard to Allowed M&M Lien Secured Claims, satisfaction of the applicable M&M Lien Takeback Debt, the Debtors or the Reorganized Debtors, at their expense, may, in their sole discretion, take any action necessary to terminate, cancel, extinguish, and/or evidence the release of any and all mortgages, deeds of trust, Liens, pledges, and other security interests with respect to the Convertible Notes Secured Claims, Miner Equipment Lender Secured Claims, and M&M Lien Secured Claims, including, without limitation, the preparation and filing of any and all documents necessary to terminate, satisfy, or release any mortgages, deeds of trust, Liens, pledges, and other security interests held by the Holders of the M&M Lien Secured Claims, Miner Equipment Lender Secured Claims, the Notes Agent, and/or Convertible Noteholders, including, without limitation, UCC-3 termination statements.

5.21. Officers and Boards of Directors.

(a) On the Effective Date, to the extent compliant with NASDAQ rules and the Delaware General Corporation Law, the New Board shall consist of seven (7) members and three (3) classes of directors which shall include the following:

(i) Class 1 shall consist of two (2) directors, initially being the current Chief Executive Officer and one (1) director selected by the Equity Committee, which must be reasonably acceptable to the Debtors, and each with an initial term to expire thirteen (13) months after the Effective Date;

(ii) Class 2 shall consist of two (2) directors, initially being two (2) directors selected by the Equity Committee, and each with an initial term to expire twenty-six (26) months after the Effective Date; and

(iii) Class 3 shall consist of three (3) directors, initially being three (3) directors selected by the Ad Hoc Noteholder Group, one (1) of which must be reasonably acceptable to the Debtors, and each with an initial term to expire thirty-nine (39) months after the Effective Date;

provided that each director selected by the Ad Hoc Noteholder Group and the Equity Committee must be independent as defined by the applicable NASDAQ and SEC rules; provided, further that if any director appointed by the Ad Hoc Noteholder Group resigns or is removed from the New Board for any reason including due to death or disability or for cause, any replacement for such director shall be chosen from a list of nominees provided by the Ad Hoc Noteholder Group on or prior to the Effective Date and, if none of the nominees on such list are available, such replacement shall be selected by a majority vote of the directors and shall be acceptable to the remaining Class 3 director. The composition of the boards of directors or board of managers of each Reorganized Debtor, as applicable, shall be disclosed prior to the Confirmation Hearing in accordance with section 1129(a)(5) of the Bankruptcy Code.

The chairperson of the New Board shall be determined by a simple majority of the New Board, without giving effect to the vote of the director selected as the new chairperson.

(b) The officers of the respective Debtors immediately before the Effective Date, as applicable, shall serve as the initial officers of each of the respective Reorganized Debtors on and after the Effective Date and in accordance with any employment agreement with the Reorganized Debtors and applicable non-bankruptcy law. After the Effective Date, the selection of officers of the Reorganized Debtors shall be as provided by their respective organizational documents.

(c) Except to the extent that a member of the board of directors or a manager, as applicable, of a Debtor continues to serve as a director or manager of such Debtor on and after the Effective Date, the members of the board of directors or managers of each Debtor prior to the Effective Date, in their capacities as such, shall have no continuing obligations to the Reorganized Debtors on or after the Effective Date and each such director or manager will be deemed to have resigned or shall otherwise cease to be a director or manager of the applicable Debtor on the Effective Date. After the Effective Date, the nomination and appointment of directors to the board of directors of Reorganized Parent will be in accordance with customary nomination procedures for public companies and in accordance with the New Corporate Governance Documents of Reorganized Parent. After the Effective Date, the New Corporate Governance Documents for Reorganized Parent shall provide that (i) the annual stockholders meeting to elect the members of the board of directors then up for election is to be held every thirteen (13) months, (ii) the vote of at least two (2) directors selected by the Ad Hoc Noteholder Group shall be required for any bankruptcy filing of any of the Reorganized Debtors and (iii) the provisions described in the foregoing clauses (i) and (ii) may only be amended with the consent of at least two (2) directors selected by the Ad Hoc Noteholder Group.

5.22. Management Incentive Plan.

On or as soon as reasonably practicable after the Effective Date, but in any event no later than ninety (90) days after the Effective Date, the New Board shall adopt the Management Incentive Plan. Up to ten percent (10%) of the New Common Interests on the Effective Date, on a fully diluted basis (including shares issuable under any employee incentive plan), will be reserved for issuance under the Management Incentive Plan. The participants in the Management Incentive Plan, the timing and allocations of the awards to participants, and the other terms and conditions of such awards (including, but not limited to, vesting, exercise prices, base values, hurdles, forfeiture, repurchase rights and transferability) shall be determined by the New Board in its discretion.

5.23. Authorization, Issuance, and Delivery of New Common Interests and New Warrants; New Listing.

(a) On the Effective Date, Reorganized Parent is authorized to issue, cause to be issued, and shall issue the New Common Interests and the New Warrants for distribution or reservation, as the case may be, in accordance with the terms of the Plan without the need for any further board, stockholder or other corporate action. All of the New Common Interests and New Warrants issuable under the Plan, including, but not limited to, (i) New Common Interests that may be issued upon conversion of the New Secured Convertible Notes, if any, in accordance with the terms and provisions of the applicable New Secured Convertible Notes Indenture, (ii) New Common Interests that may be issued in connection with the Contingent Payment Obligations or the GUC Contingent Payment Obligations, if any, (iii) New Common Interests that may be issued to Holders of Disputed Claims in Class 8A or Class 11 to the extent any such Claims become Allowed, (iv) New Common Interests that may be issued to Holders of General Unsecured Claims, Existing Common Interests, and Allowed Section 510(b) Claims to the extent that each Disputed Claim in Class 8A and Class 11 becomes Disallowed or otherwise Allowed in amount that is less than the applicable Disputed Claims Estimation Amount, and (v) New Common Interests that may be issued upon exercise of the New Warrants, when so issued, shall be duly authorized and validly issued. Reorganized Parent shall issue, reserve for issuance, or be deemed to have issued, as applicable, a sufficient number of common equity issuances to effectuate all issuances of New Common Interests contemplated by the Plan, including, but not limited to, (a) issuance pursuant to the Management Incentive Plan, (b) the issuance and reservation as treasury stock of New Common Interests in an amount sufficient to issue to Holders of Unvested RSUs and Stock Options assuming that all Unvested RSUs will vest and all Stock Options are exercised, (c) issuances pursuant to the Bitmain Transaction, (d) issuances in connection with the distribution of the First Incremental Convertible Noteholders Equity Distribution and Second Incremental Convertible Noteholders Equity Distribution, and (e) issuances in satisfaction of any Claims or that are Disputed as of the Effective Date. Following the Effective Date, Reorganized Parent shall be authorized to issue (i) New Common Interests to Holders of Disputed Claims in Class 8A or Class 11 to the extent that any such Claims become Allowed, (ii) additional New Common Interests to Holders of General Unsecured Claims, Existing Common Interests, and Allowed Section 510(b) Claims to the extent that each Disputed Claim in Class 8A and Class 11 becomes Disallowed or otherwise Allowed in an amount that is less than the applicable Disputed Claims Estimation Amount, (iii) additional New Common Interests to Holders of Allowed Claims in Class 1 and Class 2, as applicable, in connection with the Second Incremental Convertible Noteholders Equity Distribution and section 5.23(c), and (iv) additional New Common Interests to Holders of Allowed Claims and Existing Common Interests in Class 11 and Class 12 in accordance with sections 5.23(b), (c), and (d) hereof. Additionally, on the Effective Date, each holder of New Common Interests and New Warrants shall be deemed, without further notice or action, to have agreed to be bound by the New Corporate Governance Documents, which shall be deemed to be valid, binding, and enforceable in accordance with their terms, as the same may be amended from time to time following the Effective Date in accordance with their terms, and in each case without the need for execution by any party thereto other than Reorganized Parent. The New Corporate Governance Documents shall be binding on all Entities receiving New Common Interests (and their respective successors and assigns) or New Warrants (and their respective successors and assigns), whether received pursuant to the Plan or otherwise and regardless of whether such Entity executes or delivers a signature page to any New Corporate Governance Document.

(b) For purposes of computing distribution amounts to Holders of Allowed Claims and Existing Common Interests on the Effective Date, such that New Common Interests and New Warrants issued to Holders of Allowed Claims and Existing Common Interests on the Effective Date shall be issued on a diluted basis with a share count and allocation that takes into account the maximum number of New Common Interests that can be issued to Disputed Claims in Class 8A and Class 11 if subsequently Allowed, Disputed Class 8A Claim Shares and Disputed Class 11 Claim Shares shall be treated as if issued on the Effective Date on account of Disputed Claims in the Disputed Claims Estimation Amount. To the extent a Disputed Claim in Class 8A or Class 11 becomes an Allowed Claim, the Holder of such Claim shall receive (i) if such Disputed Claim is a General Unsecured Claim, (x) New Common Interests, and New Common Interests shall be issued, with a value, based on Plan Value, equal to the Allowed amount of such Claim, provided that such Allowed amount may not exceed the Disputed Claims Estimation Amount, (y) the Holder’s Pro Rata Share of the GUC Settlement Additional Distribution Amount (and New Common Interests shall be issued on account thereof), and (z) the Holder’s Pro Rata Share of the GUC Contingent Payment Obligations in accordance with the term and provisions of the GUC Contingent Payment Obligations Term Sheet and (ii) if such Disputed Claim is a Section 510(b) Claim, its Pro Rata Equity Share of the Residual Equity Pool and New Warrants. To the extent the Disputed Claim is either Disallowed or Allowed in an amount that is less than the Disputed Claims Estimation Amount for such Disputed Claim, (x) New Common Interests with a value, based on Plan Value, equal to (1) the Disputed Claims Estimation Amount minus (2) the amount in which the Disputed Claim is Allowed pursuant to a Final Order, shall then be issued and distributed no less than annually to Holders of Allowed Claims and Existing Common Interests in Classes 11 and 12 in accordance with sections 4.12 and 4.13 hereof, subject to section 5.23(c) hereof; provided, that the applicable Pro Rata Equity Share of New Warrants allocable to Disputed Section 510(b) Claims that are subsequently Disallowed or Allowed in an amount less than the Disputed Claims Estimation Amount shall then be issued and distributed no less than annually to Holders of Allowed Claims and Existing Common Interests in Classes 11 and 12 in accordance with sections 4.12 and 4.13 hereof, and (y) all Holders of Allowed General Unsecured Claims in Class 8A shall receive additional New Common Interests (which New Common Interests shall then be issued) in respect of their Pro Rata Share of the GUC Settlement Equity Distribution Amount based on the recalculation of the Pro Rata Share.

(c) If the GUC Contingent Payment Obligations have not been terminated in accordance with to the terms and provisions of the GUC Contingent Payment Obligations Term Sheet, then notwithstanding section 5.23(b)(x) hereof, the first New Common Interests that would otherwise be issued and distributed thereunder up to the GUC Contingent Payment Obligations Maximum Amount shall not be issued and distributed in accordance therewith. Upon termination of the GUC Contingent Payment Obligations, such New Common Interests shall be distributed in accordance with section 5.23(b)(x). If and when payments are due under the GUC Contingent Payment Obligations, (i) New Common Interests on account thereof shall be issued and distributed to Holders of Allowed General Unsecured Claims in accordance with their Pro Rata Share in an aggregate amount no greater than the GUC Contingent Payment Obligations Maximum Amount and (ii) any New Common Interests equal to the difference between the GUC Contingent Payment Obligations Maximum Amount and those distributed on account of the GUC Contingent Payment Obligations shall be issued and distributed in accordance with section 5.23(b). To the extent there are Disputed General Unsecured Claims that remain outstanding when payment becomes due and payable under the GUC Contingent Payment Obligations, then appropriate adjustments will be made on account of the Disputed General Unsecured Claims consistent with the treatment of Disputed General Unsecured Claims under this Plan.

(d) For purposes of computing distribution amounts to Holders of Allowed Claims and Existing Common Interests on the Effective Date, such that New Common Interests issued to Holders of Allowed Claims and Existing Common Interests on the Effective Date shall be issued on a diluted basis with a share count and allocation that takes into account the maximum number of New Common Interests that can be issued on account of the Second Incremental Convertible Noteholders Equity Distribution, New Common Interests shall be treated as if issued on the Effective Date on account of the Second Incremental Convertible Noteholders Equity Distribution in an amount equal to the Second Incremental Convertible Noteholders Equity Distribution Temporary Calculation Amount. Following approval of the Equity Committee’s Professional Fee Claims pursuant to a Final Order, (i) New Common Interests with a value, based on Plan Value, equal to the amount by which the Second Incremental Convertible Noteholders Equity Distribution Temporary Calculation Amount exceeds the Second Incremental Convertible Noteholders Equity Distribution Amount, if any, shall then be issued and distributed to Holders of Allowed Claims and Existing Common Interests in Classes 11 and 12 in accordance with sections 4.12 and 4.13 hereof and (ii) New Common Interests equal to the Second Incremental Convertible Noteholders Equity Distribution Amount shall then be issued and distributed as set forth in sections 4.1 and 4.2 hereof.

(e) Upon the Effective Date, the Reorganized Debtors anticipate that they will continue to be a reporting company under the Exchange Act, 15 U.S.C. §§ 78(a)–78(pp). The Reorganized Debtors anticipate using commercially reasonable efforts to have the New Common Interests listed on the NASDAQ, NYSE, or another nationally recognized exchange, as soon as reasonably practicable, subject to meeting applicable listing requirements following the Effective Date.

5.24. Nonconsensual Confirmation.

The Debtors intend to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code as to any Classes that reject or are deemed to reject the Plan.

5.25. Closing of the Chapter 11 Cases.

After the Effective Date, the Reorganized Debtors shall be authorized, but not directed, to submit an order to the Bankruptcy Court under certification of counsel that is in form and substance reasonably acceptable to the U.S. Trustee, the Reorganized Debtors, and the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA) that closes and issues a final decree for each of the Chapter 11 Cases.

5.26. Notice of Effective Date.

As soon as practicable, the Debtors shall File a notice of the occurrence of the Effective Date with the Bankruptcy Court.

ARTICLE VI. DISTRIBUTIONS.

6.1. Distributions Generally.

Except as otherwise provided in the Plan, the Disbursing Agent shall make all applicable Plan Distributions to the appropriate Holders of Allowed Claims and Existing Common Interests in accordance with the terms of the Plan. The Reorganized Debtors shall be authorized to cause partial distributions to be made on account of Allowed Claims and Existing Common Interests before all Claims are Allowed. The Reorganized Debtors shall also be authorized to cause distributions of New Common Interests following the Effective Date to carry out the terms of the Plan, including causing distributions to Holders of Claims in Classes 1 and 2 on account of the Second Incremental Convertible Noteholders Equity Distribution, Holders of Disputed Claims that become Allowed Claims, and Holders of Claims and Interests in Class 8A, 11, and 12, each in accordance with sections 5.23(b), (c), and (d) hereof.

6.2. Distribution Record Date.

As of the close of business on the Distribution Record Date, the various transfer registers for each of the Classes of Claims or Interests as maintained by the Debtors or their respective agents shall be deemed closed, and there shall be no further changes in the record Holders of any of the Claims or Interests. The Debtors or the Reorganized Debtors shall have no obligation to recognize any transfer of the Claims or Interests occurring on or after the Distribution Record Date. In addition, with respect to payment of any Cure Amounts or disputes over any Cure Amounts, neither the Debtors nor the applicable Disbursing Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable Executory Contract or Unexpired Lease as of the close of business on the Distribution Record Date, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim for a Cure Amount.

All distributions to Convertible Noteholders shall be deemed to be made to or by the Notes Agent. Regardless of whether such distributions are made by the Notes Agent or by the Disbursing Agent at the reasonable direction of the Notes Agent, the charging liens shall attach to the property to be distributed to the Convertible Noteholders in the same manner as if such distributions were made through the Notes Agent.

Notwithstanding anything in the Plan to the contrary, in connection with any distribution under the Plan to be effected through the facilities of DTC (whether by means of book-entry exchange, free delivery, or otherwise), the Debtors or the Reorganized Debtors, as applicable, shall be entitled to recognize and deal for all purposes under the Plan with Holders of Claims in each Class to the extent consistent with the customary practices of DTC used in connection with such distributions. All New Common Interests, New Secured Convertible Notes, New Secured Notes, New Warrants, or Contingent Payment Obligations to be distributed under the Plan pursuant to section 1145 of the Bankruptcy Code shall be issued in the names of such Holders or their nominees in accordance with DTC’s book-entry exchange procedures or on the books and records of the Reorganized Debtors or of the applicable agent or trustee; provided, that such New Common Interests, New Secured Convertible Notes, New Secured Notes, New Warrants, or Contingent Payment Obligations will only be issued in accordance with DTC book-entry procedures if the same are permitted to be held through DTC’s book-entry system. The New Common Interests, New Warrants, New Secured Convertible Notes, and New Secured Notes shall not initially be certificated.

6.3. Date of Distributions.

Except as otherwise provided in this Plan (including payments made in the ordinary course of the Debtors’ business) or as paid pursuant to a prior Bankruptcy Court order, on the Effective Date or, if a Claim or Interest is not Allowed on the Effective Date, on the date that such Claim or Interest becomes Allowed, or, in each case, as soon as reasonably practicable thereafter, or as otherwise determined in accordance with the Plan and Confirmation Order, including, without limitation, the treatment provisions of Article IV of the Plan and section 5.23 of the Plan, each Holder of an Allowed Claim or Existing Common Interest shall receive the full amount of the distributions that the Plan provides for Allowed Claims or Existing Common Interests in the applicable Class provided in the Plan; provided that the Reorganized Debtors may implement periodic distribution dates to the extent they determine them to be appropriate; provided, further, that the Reorganized Debtors may make distributions of New Common Interests following the Effective Date, including to (i) Holders of Disputed Claims that become Allowed Claims (including on account of the GUC Settlement Additional Equity Distribution Amount), (ii) Holders of Allowed Claims in Classes 1 and 2 on account of the Second Incremental Convertible Noteholders Equity Distribution, the New Secured Convertible Notes, and the Contingent Payment Obligations, (iii) Holders of Allowed General Unsecured Claims in Class 8A on account of the GUC Contingent Payment Obligations, (iv) Holders of Allowed Claims and Interests in Classes 11 and 12 in accordance with sections 5.23(b), (c), and (d) and sections 8.5(c)(i), (iii), and (iv) hereof, (v) Holders of Allowed Claims in Class 8A in accordance with sections 5.23(b) and (c) hereof (including on account of the GUC Settlement Additional Equity Distribution Amount), and (vi) Holders of Unvested RSUs and Stock Options in accordance with sections 8.5(c)(iii) and (iv), respectively. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VII; provided that any New Common Interest and any New Warrant that are issuable to Holders of Allowed Claims but are withheld from distribution on account of a Holder of a Disputed Claim shall not be issued until such time such Disputed Claim is resolved and the New Common Interests and/or New Warrants are to be distributed. Except as specifically provided in the Plan, Holders of Allowed Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date. Issuances in connection with the distribution of the Second Incremental Convertible Noteholders Equity Distribution shall be made as soon as practicable to the Holders of Allowed Claims in Classes 1, 2, 11, or 12, as applicable, after all Professional Fee Claims for the Professionals representing the Equity Committee are Allowed or Disallowed by Final Order.

6.4. Disbursing Agent.

All distributions under the Plan shall be made by the applicable Reorganized Debtor or applicable Disbursing Agent on or after the Effective Date or as otherwise provided herein. A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties, and all reasonable fees and expenses incurred by such Disbursing Agent directly related to distributions hereunder shall be reimbursed by the Reorganized Debtors.

6.5. Rights and Powers of Disbursing Agent.

(a) From and after the Effective Date, each Disbursing Agent, solely in its capacity as Disbursing Agent, shall be exculpated by all Entities, including, without limitation, Holders of Claims against and Interests in the Debtors and other parties in interest, from any and all claims, Causes of Action, and other assertions of liability arising out of the discharge of the powers and duties conferred upon such Disbursing Agent by the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except for actions or omissions to act arising out of the gross negligence or willful misconduct, fraud, malpractice, criminal conduct, or ultra vires acts of such Disbursing Agent. No Holder of a Claim or Interest or other party in interest shall have or pursue any claim or Cause of Action vested in a Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by such Disbursing Agent to be necessary and proper to implement the provisions hereof.

(b) Powers of Disbursing Agent. Each Disbursing Agent shall be empowered to: (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (ii) make all applicable distributions or payments provided for under the Plan; (iii) employ professionals to represent it with respect to its responsibilities; and (iv) exercise such other powers (A) as may be vested in such Disbursing Agent by order of the Bankruptcy Court (including any Final Order issued after the Effective Date) or pursuant to the Plan or (B) as deemed by such Disbursing Agent to be necessary and proper to implement the provisions of the Plan.

(c) Expenses Incurred on or After the Effective Date. Except as otherwise ordered by the Bankruptcy Court and subject to the written agreement of the Reorganized Debtors, the amount of any reasonable fees and expenses incurred by a Disbursing Agent on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement Claims (including for reasonable attorneys’ and other professional fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors in the ordinary course of business.

6.6. Expenses of Disbursing Agent.

Except as otherwise ordered by the Bankruptcy Court, any reasonable and documented fees and expenses incurred by a Disbursing Agent acting in such capacity (including reasonable and documented attorneys’ fees and expenses) on or after the Effective Date shall be paid in Cash by the Reorganized Debtors in the ordinary course of business.

6.7. No Postpetition Interest on Claims.

Except as otherwise specifically provided for in the Plan, the Confirmation Order, or another order of the Bankruptcy Court, postpetition interest shall not accrue or be paid on any Claims, and no Holder of a Claim shall be entitled to interest accruing on such Claim on or after the Petition Date.

6.8. Delivery of Distributions.

Subject to Bankruptcy Rule 9010, all distributions to any Holder of an Allowed Claim or Existing Common Interest shall be made to a Disbursing Agent, which shall transmit such distribution to the applicable Holders of Allowed Claims and Existing Common Interests as and when required by the Plan at (i) the address of such Holder on the books and records of the Debtors or their agents or (ii) at the address in any written notice of address change delivered to the Debtors or the Disbursing Agent, including any addresses including on any transfers of Claim Filed pursuant to Bankruptcy Rule 3001. In the event that any distribution to any Holder is returned as undeliverable, no further distributions shall be made to such Holder unless and until such Disbursing Agent is notified in writing of such Holder’s then-current address, at which time, or as soon thereafter as reasonably practicable, all currently-due, missed distributions shall be made to such Holder without interest. Nothing herein shall require any Disbursing Agent to attempt to locate Holders of undeliverable distributions and, if located, assist such Holders in complying with section 6.19 of the Plan.

Distributions of the New Common Interests, New Secured Convertible Notes, New Secured Notes, New Warrants, or Contingent Payment Obligations to be distributed under the Plan pursuant to section 1145 of the Bankruptcy Code will be made through the facilities of DTC in accordance with DTC’s customary practices; provided that such New Common Interests, New Secured Convertible Notes, New Secured Notes, New Warrants, or Contingent Payment Obligations will be issued in accordance with DTC book-entry procedures if the same are permitted to be held through DTC’s book-entry system. To the extent the Holders entitled to distributions of New Common Interests, New Secured Convertible Notes, New Secured Notes, New Warrants, or Contingent Payment Obligations do not have a DTC-eligible brokerage account and/or has not provided the Debtors or the Reorganized Debtors, as applicable, the required account details of their DTC-eligible brokerage account to receive such distribution through DTC, then the Reorganized Debtors shall take all such reasonable actions as may be required to cause the distributions of the New Common Interests, New Secured Convertible Notes, New Secured Notes, New Warrants, or Contingent Payment Obligations under the Plan on the books and records of the Reorganized Debtors or of the applicable agent, trustee, or transfer agent.

6.9. Distributions after Effective Date.

Distributions made after the Effective Date to (i) Holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims, (ii) Holders of Allowed Claims in Classes 1 and 2 on account of the Second Incremental Convertible Noteholders Equity Distribution, (iii) Holders of Allowed General Unsecured Claims in Class 8A on account of the GUC Contingent Payment Obligations in accordance with sections 5.23(b) and (c) hereof, (iv) Holders of Claims and Interests in Classes 11 and 12 in accordance with sections 5.23(b), (c), and (d) hereof, and (v) Holders of Allowed Claims in Class 8A in accordance with sections 5.23(b) and (c) hereof (including on account of the GUC Settlement Additional Equity Distribution Amount), shall, in each case, be deemed to have been made on the Effective Date.

6.10. Unclaimed Property.

One year from the later of (i) the Effective Date and (ii) the date that is ten (10) Business Days after the date of a distribution on an Allowed Claim or Existing Common Interest, all distributions payable on account of such Claim that are undeliverable or otherwise unclaimed shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and shall revert to the Reorganized Debtors or their successors or assigns, and all claims of any other Person (including the Holder of a Claim in the same Class) to such distribution shall be discharged and forever barred. The Reorganized Debtors and the Disbursing Agent shall have no obligation to attempt to locate any Holder of an Allowed Claim or Existing Common Interest other than by reviewing the Debtors’ books and records, including the records of the Debtors’ transfer agent(s), and the Bankruptcy Court’s Filings.

6.11. Time Bar to Cash Payments.

Checks issued by a Disbursing Agent in respect of Allowed Claims shall be null and void if not negotiated within ninety (90) days after the date of first issuance thereof. Thereafter, the amount represented by such voided check shall irrevocably revert to the Reorganized Debtors, and any Claim in respect of such voided check shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. Requests for re-issuance of any check shall be made to the applicable Disbursing Agent by the Holder of the Allowed Claim to which such check was originally issued, prior to the expiration of the ninety (90) day period.

6.12. Manner of Payment under Plan.

Except as otherwise specifically provided in the Plan, at the option of the Debtors or the Reorganized Debtors, as applicable, any Cash payment to be made hereunder by the Debtors or Reorganized Debtors may be made by a check or wire transfer or as otherwise required or provided in applicable agreements or customary practices of the Debtors.

6.13. Satisfaction of Claims.

Except as otherwise specifically provided in the Plan, any distributions and deliveries to be made on account of Allowed Claims or Existing Common Interests under the Plan shall be in complete and final satisfaction, release, settlement, and discharge of and exchange for such Allowed Claims or Existing Common Interests.

6.14. Fractional Stock and Notes.

No fractional New Common Interests shall be distributed. If any distributions of New Common Interests pursuant to the Plan would result in the issuance of a fractional share of New Common Interests, then the number of shares of New Common Interests to be issued in respect of such distribution will be calculated to one decimal place and rounded up or down to the closest whole share (with a half share or greater rounded up and less than a half share rounded down). The total number of shares of New Common Interests to be distributed in connection with the Plan shall be adjusted as necessary to account for the rounding provided for in this section 6.14. No consideration shall be provided in lieu of fractional shares that are rounded down. Neither the Reorganized Debtors nor the Disbursing Agent shall have any obligation to make a distribution that is less than one (1) share of New Common Interests. Fractional shares of New Common Interests that are not distributed in accordance with this section shall be returned to, and the ownership thereof shall vest in, the Reorganized Debtors. The New Secured Convertible Notes and New Secured Notes shall be issued in a denomination of $1.00 and integral multiples of $1.00 and any other amounts shall be rounded down.

6.15. Minimum Cash Distributions.

A Disbursing Agent shall not be required to make any distribution of Cash less than one hundred dollars ($100) to any Holder of an Allowed Claim; provided, however, that if any distribution is not made pursuant to this section 6.15, such distribution shall be added to any subsequent distribution to be made on behalf of such Holder’s Allowed Claim.

6.16. Setoffs and Recoupments.

(a) Each Debtor, Reorganized Debtor, or such entity’s designee as instructed by such Debtor or Reorganized Debtor, may, but shall not be required to, set off or recoup against any Claim, and any distribution to be made pursuant to the Plan on account of such Claim, any and all claims, rights, and Causes of Action of any nature whatsoever that a Debtor, Reorganized Debtor, or its successors may have against the Holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by a Debtor, a Reorganized Debtor, or its successor of any claims, rights, or Causes of Action that a Debtor, Reorganized Debtor, or its successor or assign may possess against the Holder of such Claim.

(b) In no event shall any Holder of Claims be entitled to set off any such Claim against any claim, right, or Cause of Action of the Debtor or Reorganized Debtor, unless (i) the Debtors or the Reorganized Debtors, as applicable, have consented or (ii) such Holder has Filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise. Notwithstanding the foregoing, this paragraph does not create any new rights to setoff or recoupment that did not exist under any applicable law or agreement in existence prior to the Effective Date.

6.17. Allocation of Distributions between Principal and Interest.

Except as otherwise provided in the Plan and subject to section 6.7 of the Plan or as otherwise required by law (as reasonably determined by the Reorganized Debtors), distributions with respect to an Allowed Claim shall be allocated first to the principal portion of such Allowed Claim (as determined for United States federal income tax purposes) and, thereafter, to the remaining portion of such Allowed Claim, if any, including accrued but unpaid interest.

6.18. No Distribution in Excess of Amount of Allowed Claim or Existing Common Interest.

Notwithstanding anything in the Plan to the contrary, no Holder of an Allowed Claim or Existing Common Interest shall receive, on account of such Allowed Claim or Existing Common Interest, Plan Distributions in excess of the Allowed amount of such Claim (plus any postpetition interest on such Claim solely to the extent permitted by the Plan) or Existing Common Interest.

6.19. Withholding and Reporting Requirements.

(a) Withholding Rights. In connection with the Plan, any Person issuing any instrument or making any distribution described in the Plan (or any other related agreement) or payment in connection therewith shall comply with all applicable withholding and reporting requirements imposed by any federal, state, local or non-U.S. taxing authority, and, notwithstanding any provision in the Plan to the contrary, any such Person shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of any distribution or payment to be made under or in connection with the Plan (or any other related agreement) to generate sufficient funds to pay applicable withholding taxes, using its own funds to pay any applicable withholding taxes and retaining a portion of the applicable distribution, withholding distributions pending receipt of information necessary or appropriate to facilitate such distributions or establishing any other mechanisms it believes are reasonable and appropriate. Any amounts withheld shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan. Notwithstanding the foregoing, each Holder of an Allowed Claim or Interest or any other Person that receives a distribution pursuant to the Plan or payment in connection therewith shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including, without limitation, income, withholding, and other taxes, on account of such distribution. Any party issuing any instrument or making any distribution pursuant to the Plan has the right, but not the obligation, to not make a distribution until such Holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such tax obligations. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances.

(b) Forms. Any party entitled to receive any property as an issuance or distribution under the Plan shall, upon request, deliver to the applicable Disbursing Agent or such other Person designated by the Reorganized Debtors (which Person shall subsequently deliver to the applicable Disbursing Agent any applicable Internal Revenue Service (“IRS”) Form W-8 or Form W-9 received) an appropriate IRS Form W-9 or an appropriate IRS Form W-8 and any other forms or documents reasonably requested by any Reorganized Debtor to reduce or eliminate any withholding required by any federal, state, or local taxing authority. If such request is made by the Reorganized Debtors, the Disbursing Agent, or such other Person designated by the Reorganized Debtors or a Disbursing Agent and such party fails to comply before the date that is 180 days after the request is made, the amount of such distribution shall irrevocably revert to the applicable Reorganized Debtor and any Claim in respect of such distribution shall be discharged and forever barred from assertion against such Reorganized Debtor or its respective property.

ARTICLE VII. PROCEDURES FOR DISPUTED CLAIMS.

7.1. Disputed Claims Generally.

Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed pursuant to the Plan or Final Order, including the Confirmation Order (when it becomes a Final Order) Allowing such Claim; provided, that prior to the Effective Date, the Debtors shall consult with the Equity Committee regarding the Allowance of any Disputed General Unsecured Claim in excess of $1,000,000. Except insofar as a Claim is Allowed under the Plan or was Allowed prior to the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall have and retain any and all rights and defenses such Debtor has with respect to any Disputed Claim. Any objections to Claims shall be served and Filed on or before the Claim Objection Deadline. All Disputed Claims not objected to by the end of such period shall be deemed Allowed unless such period is extended upon approval of the Bankruptcy Court.

7.2. Objections to Claims.

Except insofar as a Claim is Allowed under the Plan, the Debtors or Reorganized Debtors, as applicable, shall be entitled to object to Claims. Except as otherwise expressly provided in the Plan and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the Reorganized Debtors shall have the authority to (i) file, withdraw, or litigate to judgment objections to Claims, (ii) settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court, and (iii) administer and adjust the Debtors’ claims register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

7.3. Estimation of Claims.

The Debtor or Reorganized Debtors, as applicable, may at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, including in connection with the Disputed Claims Estimation Motion, regardless of whether the Debtors previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated, or Disputed Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtors or Reorganized Debtors, as applicable, may pursue supplementary proceedings to object to the allowance of such Claim. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before twenty-one (21) days after the date on which such Claim is estimated.

7.4. Adjustment to Claims Register Without Objection.

Any duplicate Claim or Interest or any Claim or Interest that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the claims register by the Debtors or Reorganized Debtors, as applicable, upon stipulation or any agreement in writing, including, without limitation, email correspondence, between the parties in interest without a Claims objection having to be Filed and without any further notice or action, order, or approval of the Bankruptcy Court.

7.5. Disallowance of Claims.

Any Claims held by Entities from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed Disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors or Reorganized Debtors, as applicable.

Except as otherwise provided herein or otherwise agreed by the Debtors or the Reorganized Debtors, as applicable, any and all Proofs of Claim Filed after the applicable Bar Date shall be deemed Disallowed and expunged as of the Effective Date without any further notice or action, order, or approval of the Bankruptcy Court, and Holders of such Claims or Interests may not receive any distributions on account of such Claims or Interests, unless the Bankruptcy Court shall have determined by a Final Order, on or before the Confirmation Hearing, that cause exists to extend the Bar Date as to such Proof of Claim on the basis of excusable neglect.

7.6. No Distributions Pending Allowance.

If an objection, motion to estimate, or other challenge to a Claim or Interest is Filed, no payment or distribution provided under the Plan shall be made on account of such Claim or Interest unless and until (and only to the extent that) such Disputed Claim or Interest becomes an Allowed Claim or Allowed Interest.

7.7. Distributions after Allowance.

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan, including the treatment provisions provided in Article IV and section 5.23 of the Plan. As soon as reasonably practicable after the date that the Final Order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Reorganized Debtors shall provide to the Holder of such Claim the distribution to which such Holder is entitled under the Plan as of the Effective Date.

7.8. Claim Resolution Procedures Cumulative.

All of the Claims, objection, estimation, and resolution procedures in the Plan are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently settled, compromised, withdrawn, or resolved in accordance with the Plan without further notice or Bankruptcy Court approval.

7.9. Single Satisfaction of Claims and Interests.

In no case shall the aggregate value of all property received or retained under the Plan on account of any Allowed Claim or Interest exceed 100 percent of the underlying Allowed Claim or Interest plus applicable interest required to be paid hereunder, if any.

7.10. Amendments to Claims.

On or after the Effective Date, except as provided in the Plan or the Confirmation Order, a Claim may not be Filed or amended without the prior authorization of (i) the Bankruptcy Court or (ii) the Reorganized Debtors, with the consent of the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA), and any other new or amended Claim or Proof of Claim Filed after the Effective Date shall be deemed Disallowed in full and expunged without any further action or notice to the Bankruptcy Court.

7.11. Procedures for Reinstated Claims.

(a) At least ten (10) days before the deadline to object to Confirmation of the Plan, the Debtors shall serve a notice on Holders of Other Secured Claims in Class 4 setting forth the proposed Cure Amount (if any) necessary to Reinstate such Claims. Any objection by a Holder of an Other Secured Claim in Class 4 to the proposed Cure Amount must be Filed, served, and actually received by the Debtors within fourteen (14) days of the service of the notice of proposed Cure Amount, or such shorter period as agreed to by the parties or authorized by the Bankruptcy Court. Any Holder of an Other Secured Claim in Class 4 that does not timely object to the notice of the proposed Cure Amount shall be deemed to have assented to the Reinstatement of its Claim and the proposed Cure Amount listed therein and shall be shall forever be barred and enjoined from objecting to the Reinstatement of its Claim on the grounds that sections 1124(2)(A), (C), or (D) of the Bankruptcy Code have not been satisfied.

(b) To the extent there is a dispute relating to the Cure Amount, the Debtors may Reinstate the applicable Other Secured Claim prior to the resolution of the Cure Amount dispute; provided that the Debtors or the Reorganized Debtors, as applicable, reserve Cash in an amount sufficient to pay the full amount reasonably asserted as the required Cure Amount by the Holder of the applicable Other Secured Claim (or such smaller amount as may be fixed or estimated by the Bankruptcy Court or otherwise agreed to by such Holder and the applicable Reorganized Debtor).

(c) Subject to resolution of any dispute regarding any Cure Amount, all Cure Amounts shall be satisfied on the Effective Date, or otherwise as soon as practicable thereafter, by the Debtors or Reorganized Debtors, as the case may be.

ARTICLE VIII. EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

8.1. General Treatment.

(a) As of and subject to the occurrence of the Effective Date and the payment of any applicable Cure Amount, and subject to section 8.5 of the Plan, all Executory Contracts and Unexpired Leases to which any of the Debtors are parties shall be deemed assumed, unless such contract or lease (i) was previously assumed or rejected by the Debtors, pursuant to Final Order of the Bankruptcy Court, (ii) previously expired or terminated pursuant to its own terms or by agreement of the parties thereto, (iii) is the subject of a motion to reject Filed by the Debtors on or before the Confirmation Date, or (iv) is specifically designated as a contract or lease to be rejected on the Schedule of Rejected Contracts.

(b) Subject to (i) satisfaction of the conditions set forth in section 8.1(a) of the Plan, (ii) resolution of any disputes in accordance with section 8.2 of the Plan with respect to the Executory Contracts or Unexpired Leases subject to such disputes, and (iii) the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions or rejections provided for in the Plan pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Each Executory Contract and Unexpired Lease assumed or assumed and assigned pursuant to the Plan shall vest in and be fully enforceable by the applicable Reorganized Debtor or assignee in accordance with its terms, except as modified by any provision of the Plan, any order of the Bankruptcy Court authorizing and providing for its assumption or assumption and assignment, or applicable law.

(c) To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

(d) The Debtors reserve the right, on or before the Effective Date, to amend the Schedule of Rejected Contracts or the Schedule of Assumed Contracts, with the consent of the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA), to add or remove any Executory Contract or Unexpired Lease; provided that the Debtors or Reorganized Debtors, as applicable, may amend the Schedule of Rejected Contracts or Schedule of Assumed Contracts to add or delete any Executory Contracts or Unexpired Leases after such date to the extent agreed with the relevant counterparties and the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA) and entry of an order of the Bankruptcy Court.

8.2. Determination of Assumption and Cure Disputes and Deemed Consent.

(a) The Debtors shall File, as part of the Plan Supplement, the Schedule of Rejected Contracts and the Schedule of Assumed Contracts. At least ten (10) days before the deadline to object to Confirmation of the Plan, the Debtors shall serve a notice on parties to Executory Contracts or Unexpired Leases to be assumed, assumed and assigned, or rejected reflecting the Debtors’ intention to potentially assume, assume and assign, or reject the contract or lease in connection with the Plan and, where applicable, setting forth the proposed Cure Amount (if any). If a counterparty to any Executory Contract or Unexpired Lease that the Debtors or Reorganized Debtors, as applicable, intend to assume or assume and assign is not listed on such a notice, the proposed Cure Amount for such Executory Contract or Unexpired Lease shall be deemed to be Zero Dollars ($0). Any objection by a counterparty to an Executory Contract or Unexpired Lease to the proposed assumption, assumption and assignment, or related Cure Amount must be Filed, served, and actually received by the Debtors within fourteen (14) days of the service of the assumption notice, or such shorter period as agreed to by the parties or authorized by the Bankruptcy Court. Any counterparty to an Executory Contract or Unexpired Lease that does not timely object to the notice of the proposed assumption of such Executory Contract or Unexpired Lease shall be deemed to have assented to assumption of the applicable Executory Contract or Unexpired Lease notwithstanding any provision thereof that purports to (i) prohibit, restrict, or condition the transfer or assignment of such contract or lease; (ii) terminate or modify, or permit the termination or modification of, a contract or lease as a result of any direct or indirect transfer or assignment of the rights of any Debtor under such contract or lease or a change, if any, in the ownership or control to the extent contemplated by the Plan; (iii) increase, accelerate, or otherwise alter any obligations or liabilities of any Debtor or any Reorganized Debtor, as applicable, under such Executory Contract or Unexpired Lease; or (iv) create or impose a Lien upon any property or Asset of any Debtor or any Reorganized Debtor, as applicable. Each such provision shall be deemed to not apply to the assumption of such Executory Contract or Unexpired Lease pursuant to the Plan and counterparties to assumed Executory Contracts or Unexpired Leases that fail to object to the proposed assumption in accordance with the terms set forth in this section 8.2(a), shall forever be barred and enjoined from objecting to the proposed assumption or to the validity of such assumption (including with respect to any Cure Amounts or the provision of adequate assurance of future performance), or taking actions prohibited by the foregoing or the Bankruptcy Code on account of transactions contemplated by the Plan.

(b) If there is an Assumption Dispute pertaining to assumption of an Executory Contract or Unexpired Lease (other than a dispute pertaining to a Cure Amount), such dispute shall be heard by the Bankruptcy Court prior to such assumption being effective; provided that the Debtors or the Reorganized Debtors, as applicable, may settle any dispute regarding the Cure Amount or the nature thereof without any further notice to any party or any action, order, or approval of the Bankruptcy Court, except that such settlement shall be with the consent of the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA).

(c) To the extent an Assumption Dispute relates solely to the Cure Amount, the Debtors may assume and/or assume and assign the applicable Executory Contract or Unexpired Lease prior to the resolution of the Assumption Dispute; provided that the Debtors or the Reorganized Debtors, as applicable, reserve Cash in an amount sufficient to pay the full amount reasonably asserted as the required Cure Amount by the non-Debtor party to such Executory Contract or Unexpired Lease (or such smaller amount as may be fixed or estimated by the Bankruptcy Court or otherwise agreed to by such non-Debtor party and the applicable Reorganized Debtor).

(d) Subject to resolution of any dispute regarding any Cure Amount, all Cure Amounts shall be satisfied promptly, or otherwise as soon as practicable, by the Debtors or Reorganized Debtors, as the case may be, upon assumption or assumption and assignment, as applicable, of the underlying Executory Contracts and Unexpired Leases. Assumption or assumption and assignment, as applicable, of any Executory Contract or Unexpired Lease pursuant to the Plan, or otherwise, shall result in the full and final satisfaction, settlement, release, and discharge of any Claims or defaults, subject to satisfaction of the Cure Amount, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time before the effective date of the assumption or assumption and assignment, as applicable. Any Proofs of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed or assumed and assigned, as applicable, shall be deemed disallowed and expunged, without further notice to or action, order or approval of the Bankruptcy Court or any other Entity, upon the deemed assumption of such Executory Contract or Unexpired Lease.

8.3. Rejection Claims.

Unless otherwise provided by an order of the Bankruptcy Court, Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be Filed with the Bankruptcy Court by the later of thirty (30) days from (i) the date of entry of an order of the Bankruptcy Court approving such rejection, (ii) the effective date of the rejection of such Executory Contract or Unexpired Lease, and (iii) the Effective Date. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed within such time shall be Disallowed pursuant to the Confirmation Order or such other order of the Bankruptcy Court, as applicable, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Estates, the Reorganized Debtors, or property of the foregoing parties, without the need for any objection by the Debtors or the Reorganized Debtors, as applicable, or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules, if any, or a Proof of Claim to the contrary. Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as General Unsecured Claims and may be objected to in accordance with the provisions of section 7.2 of the Plan and applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

8.4. Survival of the Debtors’ Indemnification Obligations.

(a) Notwithstanding anything in the Plan (including section 10.3 of the Plan), all Indemnification Obligations shall (i) remain in full force and effect, (ii) not be discharged, impaired, or otherwise affected in any way, including by the Plan, the Plan Supplement, or the Confirmation Order, (iii) not be limited, reduced or terminated after the Effective Date, and (iv) survive unimpaired and unaffected irrespective of whether such Indemnification Obligation is owed for an act or event occurring before, on or after the Petition Date; provided that the Reorganized Debtors shall not indemnify officers, directors, members, or managers, as applicable, of the Debtors for any claims or Causes of Action that are not indemnified by such Indemnification Obligation. All such obligations shall be deemed and treated as Executory Contracts to be assumed by the Debtors under the Plan and shall continue as obligations of the Reorganized Debtors. Any Claim based on the Debtors’ Indemnification Obligations shall not be a Disputed Claim or subject to any objection, in either case, by reason of section 502(e)(1)(B) of the Bankruptcy Code.

(b) In accordance with the foregoing, the Reorganized Debtors shall cooperate with current and former officers, directors, members, managers, agents, or employees in relation to the Indemnification Obligations assumed under the Plan, including responding to reasonable requests for information and providing access to attorneys, financial advisors, accountants, and other professionals with knowledge of matters relevant to any such claim covered by an Indemnification Obligation assumed under the Plan, including any claim or Cause of Action arising under any state or federal securities laws.

8.5. Employee Arrangements and Employee Obligations.

(a) With respect to the KERPs, any amounts outstanding pursuant to the terms and conditions of the individual participants’ KERP agreements shall be paid to such KERP participants within fifteen (15) days following the Effective Date, in accordance with the terms of such KERP agreements, consistent with the KERP Order and Supplemental KERP Order and in full satisfaction of the Debtors’ obligations under such KERP agreements.

(b) Unless otherwise listed on the Schedule of Rejected Contracts, all employment agreements and offer letters shall be deemed assumed on the Effective Date as Executory Contracts pursuant to sections 365 and 1123 of the Bankruptcy Code (which assumption shall include any modifications to such employments agreements). Any such assumption shall not trigger any applicable change of control, immediate vesting, termination, or similar provisions therein, including, e.g., any right to severance pay in connection with a change in control. No participant shall have rights under the assumed Employee Arrangements other than those existing immediately before such assumption (with respect to services performed prior to the Effective Date); provided that new rights may arise relating to the performance of services on or after the Effective Date pursuant to the terms of such assumed Employee Arrangements (e.g., go-forward salary and bonus) and any vesting of rights under such Employee Arrangements will be recognized as continuous through the Effective Date (e.g., annual bonus for calendar year 2023).

(c) As of the Effective Date, the Equity Incentive Plans will be terminated as to the issuance of any new equity awards under the plan and no new equity awards may be granted under the Equity Incentive Plans. Outstanding awards under the Equity Incentive Plans will be treated as follows:

(i)

Restricted Stock. Restricted Stock shall be Existing Common Interests treated in accordance with Class 12; provided that, as set forth in section 4.13 hereof, any New Common Interests distributed to Holders on account of Unvested Restricted Stock shall be subject to the same restrictions/vesting conditions applicable to such Unvested Restricted Stock as of the Effective Date; provided, that any New Common Interests distributable to Holders of Unvested Restricted Stock which are later forfeited shall be distributed no less than annually, on a Pro Rata Equity Share basis, to the Holders of Claims and Interests in Class 11 and Class 12. Consistent with the Equity Incentive Plans, for any Vested Restricted Stock for which tax withholding obligations have not been satisfied, the Debtors may reduce the number of New Equity Interests that would otherwise be deliverable as Plan Distributions on account of such Restricted Stock and pay the equivalent cash amount to the applicable tax authorities in respect of such tax obligations.

(ii)

Vested RSUs. Vested RSUs shall be deemed settled as of immediately prior to the Effective Date and shall be Existing Common Interests treated in accordance with Class 12. Consistent with the Equity Incentive Plans, for any Vested RSUs for which tax withholding obligations have not been satisfied, the Debtors may reduce the number of New Equity Interests that would otherwise be deliverable as Plan Distributions on account of such Vested RSUs and pay the equivalent cash amount to the applicable tax authorities in respect of such tax obligations.

(iii)

Unvested RSUs. RSU Award Agreements shall be treated as Executory Contracts under the Plan and deemed assumed on the Effective Date pursuant to sections 365 and 1123 of the Bankruptcy Code; provided, that the Unvested RSUs shall be the only outstanding RSUs under such RSU Award Agreements on the Effective Date (consistent with (b)(ii), above); provided further, that such RSU Award Agreements shall be subject to adjustment by the current Board of Directors of Debtor Core Scientific, Inc. such that the number of New Common Interests deliverable on account of Unvested RSUs, if and when such Unvested RSUs vest, shall be reduced such that it is equal to the proportion of New Common Interests that Holders of Existing Common Interests receive as Plan Distributions on account of their Existing Common Interests (in accordance with the treatment prescribed to Class 12 in section 4.13(b)(i) hereof) as compared to all New Common Interests distributed to all Holders of Claims and Interests under the Plan. Consistent with the Equity Incentive Plans, as and when the Unvested RSUs vest, to satisfy the holder’s withholding tax obligations, the Debtors may reduce the number of New Common Interests that would otherwise be deliverable on account of the assumed RSU Award Agreement and pay the equivalent cash amount to the applicable tax authorities in respect of such tax obligations. On the Effective Date, the Reorganized Debtors shall issue and reserve as treasury stock New Common Interests in an amount sufficient to issue to Holders of Unvested RSUs assuming that all Unvested RSUs will vest, which New Common Interests shall be distributed to the Holders of Unvested RSUs if and when such Unvested RSUs vest; provided, that any New Common Interests distributable to Holders of Unvested RSUs which are later forfeited pursuant to the terms and conditions of the applicable RSU Award Agreement shall be distributed no less than annually, on a Pro Rata Equity Share basis, to the Holders of Claims and Interests in Class 11 and Class 12.

(iv)

Stock Options. Stock Option Award Agreements shall be treated as Executory Contracts under the Plan and deemed assumed on the Effective Date pursuant to sections 365 and 1123 of the Bankruptcy Code; provided that such Stock Option Award Agreements shall be subject to adjustment by the current Board of Directors of Debtor Core Scientific, Inc. such that the aggregate number of New Common Interests deliverable if all Stock Options subject to the Stock Option Award Agreement were exercised shall be reduced such that it is equal to the proportion of New Common Interests that Holders of Existing Common Interests receive as Plan Distributions on account of their Existing Common Interests (in accordance with the treatment prescribed to Class 12 in section 4.13(b)(i) hereof) as compared to all New Common Interests distributed to all Holders of Claims and Interests under the Plan. On the Effective Date, the Reorganized Debtors shall issue and reserve as treasury stock New Common Interests in an amount sufficient to issue to Holders of Stock Options (other than unvested Stock Options held by Persons whose service with the Debtors will terminate on the Effective Date) assuming that all such Stock Options are exercised, which New Common Interests shall be distributed to the Holders of Stock Options if and when such Stock Options are exercised; provided, that any New Common Interests distributable to Holders of Stock Options which are later forfeited pursuant to the terms and conditions of the applicable Stock Option Award Agreement shall be distributed no less than annually, on a Pro Rata Equity Share basis, to the Holders of Claims and Interests in Class 11 and Class 12.

(d) As of the Effective Date, the Debtors and the Reorganized Debtors shall continue to honor their obligations under all applicable Workers’ Compensation Programs and in accordance with all applicable workers’ compensation Laws in states in which the Reorganized Debtors operate. Any Claims arising under Workers’ Compensation Programs shall be deemed withdrawn once satisfied without any further notice to or action, order, or approval of the Bankruptcy Court; provided that nothing in this Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action, or other rights under applicable Law, including non-bankruptcy Law, with respect to any such Workers’ Compensation Programs; provided, further, that nothing herein shall be deemed to impose any obligations on the Debtors in addition to what is provided for under applicable state Law.

(e) With respect to any Employee Arrangements that are Executory Contracts and are not otherwise addressed in this section 8.5 or listed on the Schedule of Rejected Contracts, all such Employee Arrangements shall be deemed assumed on the Effective Date pursuant to sections 365 and 1123 of the Bankruptcy Code; provided, that any Employee Arrangements that provide for or contemplate (in whole or in part) rights to Interests (whether actual or contingent) shall not be assumed pursuant to this section 8.5(e).

(f) With respect to any Employee Arrangements that are not Executory Contracts and are not otherwise addressed in this section 8.5, all such Employee Arrangements shall be continued in the ordinary course of business following the Effective Date; provided, that any Employee Arrangements that provide for or contemplate (in whole or in part) rights to Interests (whether actual or contingent) shall not be continued as a result of this section 8.5(f). For the avoidance of doubt, the Equity Incentive Plans will remain effective with respect to assumed RSU Award Agreements and Stock Option Award Agreements.

8.6. Insurance Policies/Claims Payable By Third Parties.

(a) All insurance policies to which any Debtor is a party as of the Effective Date, including any D&O Policy, shall be deemed to be and treated as Executory Contracts and shall be assumed by the applicable Debtors or the Reorganized Debtors and shall continue in full force and effect thereafter in accordance with their respective terms, and all such insurance policies shall vest in the Reorganized Debtors. Coverage for defense and indemnity under the D&O Policy shall remain available to all individuals within the definition of “Insured Persons” in any D&O Policy.

(b) In addition, after the Effective Date, all officers, directors, agents, or employees who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any D&O Policy (including any “tail” policy) for the full term of such policy regardless of whether such officers, directors, agents, and/or employees remain in such positions after the Effective Date, in each case, to the extent set forth in such policies.

(c) In addition, after the Effective Date, the Reorganized Debtors shall not terminate or otherwise reduce the coverage under any D&O Policy (including any “tail policy”) in effect as of the Petition Date, and any current and former directors, officers, members, managers, agents or employees of any of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such D&O Policy for the full term of such policy regardless of whether such members, managers, directors, and/or officers remain in such positions after the Effective Date to the extent set forth in such policies.

(d) In the event that the Debtors determine that an Allowed Claim is covered in full or in part under one of the Debtors’ insurance policies, no distributions under the Plan shall be made on account of such Allowed Claim unless and until, and solely to the extent that, (i) the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy, and (ii) an insurer authorized to issue a coverage position under such insurance policy, or the agent of such insurer, issues a formal determination, which the Debtors in their sole discretion do not contest, that coverage under such insurance policy is excluded or otherwise unavailable for losses arising from such Allowed Claim. Any proceeds available pursuant to one of the Debtors’ insurance policies shall reduce the Allowed amount of a Claim on a dollar-for-dollar basis. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court. If an applicable insurance policy has a SIR, the Holder of an Insured Litigation Claim shall have an Allowed General Unsecured Claim or a Section 510(b) Claim, as applicable, against the applicable Debtor’s Estate solely up to the amount of the SIR that may be established upon the liquidation of the Insured Litigation Claim. Such SIR shall be considered satisfied pursuant to the Plan through allowance of the General Unsecured Claim or Section 510(b) Claim, as applicable, solely in the amount of the applicable SIR, if any; provided, however that nothing herein obligates the Debtors or the Reorganized Debtors to otherwise satisfy any SIR under any insurance policy. Any recovery on account of the Insured Litigation Claim in excess of the SIR established upon the liquidation of the Claim shall be recovered solely from the Debtors’ insurance coverage, if any, and only to the extent of available insurance coverage and any proceeds thereof. Nothing in this Plan shall be construed to limit, extinguish, or diminish the insurance coverage that may exist or shall be construed as a finding that liquidated any Claim payable pursuant to an insurance policy. Nothing herein relieves any Entity from the requirement to timely File a Proof of Claim by the applicable claims bar date.

8.7. Intellectual Property Licenses and Agreements.

All intellectual property contracts, licenses, royalties, or other similar agreements to which the Debtors have any rights or obligations in effect as of the date of the Confirmation Order shall be deemed and treated as Executory Contracts pursuant to the Plan and shall be assumed by the respective Debtors and Reorganized Debtors and shall continue in full force and effect unless any such intellectual property contract, license, royalty, or other similar agreement otherwise is specifically rejected pursuant to a separate order of the Bankruptcy Court or is the subject of a separate rejection motion Filed by the Debtors in accordance with the Plan. Unless otherwise noted hereunder, all other intellectual property contracts, licenses, royalties, or other similar agreements shall vest in the Reorganized Debtors and the Reorganized Debtors may take all actions as may be necessary or appropriate to ensure such vesting as contemplated herein.

8.8. Assignment.

To the extent provided under the Bankruptcy Code or other applicable law, any Executory Contract or Unexpired Lease transferred and assigned hereunder shall remain in full force and effect for the benefit of the transferee or assignee in accordance with its terms, notwithstanding any provision in such Executory Contract or Unexpired Lease (including, without limitation, those of the type set forth in section 365(b)(2) of the Bankruptcy Code) that prohibits, restricts, or conditions such transfer or assignment. To the extent provided under the Bankruptcy Code or other applicable law, any provision that prohibits, restricts, or conditions the assignment or transfer of any such Executory Contract or Unexpired Lease or that terminates or modifies such Executory Contract or Unexpired Lease or allows the counterparty to such Executory Contract or Unexpired Lease to terminate, modify, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon any such transfer and assignment, constitutes an unenforceable anti-assignment provision and is void and of no force or effect.

8.9. Modifications, Amendments, Supplements, Restatements, or Other Agreements.

Unless otherwise provided herein or by separate order of the Bankruptcy Court, each Executory Contract and Unexpired Lease that is assumed shall include any and all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such Executory Contract or Unexpired Lease, without regard to whether such agreement, instrument, or other document is listed in the Schedule of Assumed Contracts.

8.10. Reservation of Rights.

(a) Neither the exclusion nor inclusion of any contract or lease by the Debtors on any exhibit, schedule, or other annex to the Plan or in the Plan Supplement, nor anything contained in the Plan, will constitute an admission by the Debtors that any such contract or lease is or is not in fact an Executory Contract or Unexpired Lease or that the Debtors or the Reorganized Debtors or their respective Affiliates has any liability thereunder.

(b) Except as otherwise provided in the Plan, nothing in the Plan will waive, excuse, limit, diminish, or otherwise alter any of the defenses, Claims, Causes of Action, or other rights of the Debtors or the Reorganized Debtors under any executory or non-Executory Contract or any unexpired or expired lease.

(c) Nothing in the Plan will increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtors or the Reorganized Debtors under any executory or non-Executory Contract or any unexpired or expired lease.

(d) If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection under the Plan, the Debtors or Reorganized Debtors, as applicable, shall have sixty (60) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease by filing a notice indicating such altered treatment.

ARTICLE IX. CONDITIONS PRECEDENT TO EFFECTIVE DATE.

9.1. Conditions Precedent to the Effective Date.

The following are conditions precedent to the Effective Date of the Plan:

(a) the Plan Supplement, in form and substance acceptable to the Debtors and the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA), and, with regard to certain of the documents in the Plan Supplement, in form and substance acceptable or reasonably acceptable, as applicable, to the Equity Committee (subject to the parties’ rights and obligations under the RSA), shall have been Filed;

(b) the Bankruptcy Court shall have entered the Confirmation Order, which shall be in form and substance (i) acceptable to (x) the Debtors, (y) the Requisite Consenting Creditors, and (z) the Equity Committee (subject to the parties’ rights and obligations under the RSA), (ii) solely to the extent it materially affects the Settling Miner Equipment Lenders’ rights or claims, reasonably acceptable to the Settling Miner Equipment Lenders, and (iii) solely to the extent it materially affects the GUC Settlement or treatment of General Unsecured Claims, reasonably acceptable to the Creditors’ Committee, and such Confirmation Order shall not have been reversed, stayed, amended, modified, dismissed, vacated or reconsidered;

(c) the Bankruptcy Court shall have entered the Backstop Order, in form and substance acceptable to the Debtors, the Backstop Parties, the Requisite Consenting Creditors, and the Equity Committee (subject to the parties’ rights and obligations under the RSA), and such order shall not have been reversed, stayed, amended, modified, dismissed, vacated, or reconsidered;

(d) the Backstop Commitment Letter shall provide for backstopped commitments of no less than $30,000,000 and shall remain in full force and effect and shall not have been terminated, and the parties thereto shall be in compliance therewith;

(e) the Exit Facility Commitment Letter shall remain in full force and effect and shall not have been terminated, and the parties thereto shall be in compliance therewith;

(f) (i) the Rights Offering shall have been conducted, in all material aspects, in accordance with the Rights Offering Procedures, which shall be in form and substance acceptable to the Debtors, the Requisite Consenting Creditors, and the Equity Committee (subject to the parties’ rights and obligations under the RSA), and (ii) the cash proceeds thereof (including from the funding of the Backstop Commitment) shall equal or exceed $30,000,000;

(g) all conditions precedent to the effectiveness of the New Secured Convertible Notes Documents, the New Secured Notes Documents, the Contingent Payment Obligations Documents, and the Exit Facility shall have been satisfied or waived in accordance with the terms thereof, and the New Secured Convertible Notes Documents, the New Secured Notes Documents, the Contingent Payment Obligations Documents, and the Exit Facility shall be in full force and effect and binding on all parties thereto;

(h) all conditions precedent to the effectiveness of the New Miner Equipment Lender Debt Documents shall have been satisfied or waived in accordance with the terms thereof, and the New Miner Equipment Lender Debt Documents shall be in full force and effect and binding on all parties thereto;

(i) the New Common Interests and New Warrants distributable on the Effective Date shall have been issued by the Reorganized Parent;

(j) the Professional Fee Escrow shall have been established and funded in Cash;

(k) no court of competent jurisdiction (including the Bankruptcy Court) or other competent governmental or regulatory authority shall have issued a final and non-appealable order making illegal or otherwise restricting, limiting, preventing, prohibiting, or materially affecting the consummation of any of the Restructuring Transactions;

(l) the Restructuring Fees and Expenses shall have been paid in full;

(m) the Debtors shall have implemented the Restructuring Transactions in a manner consistent in all material respects with the Plan; and

(n) all governmental and third-party approvals and consents necessary, if any, in connection with the transactions contemplated by the Plan shall have been obtained, not be subject to unfulfilled conditions, and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent, or otherwise impose materially adverse conditions on such transactions.

9.2. Timing of Conditions Precedent.

Notwithstanding when a condition precedent to the Effective Date occurs, unless otherwise specified in the Plan or any Plan Supplement document, for the purposes of the Plan, such condition precedent shall be deemed to have occurred simultaneously upon the completion of the applicable conditions precedent to the Effective Date; provided that to the extent a condition precedent (the “Prerequisite Condition”) may be required to occur prior to another condition precedent (a “Subsequent Condition”) then, for purposes of the Plan, the Prerequisite Condition shall be deemed to have occurred immediately prior to the applicable Subsequent Condition regardless of when such Prerequisite Condition or Subsequent Condition shall have occurred.

9.3. Waiver of Conditions Precedent.

(a) Except as otherwise provided herein, all actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously and no such action shall be deemed to have occurred prior to the taking of any other such action. Each of the conditions precedent of the Plan may be waived by the Debtors, with the consent of the Requisite Consenting Creditors and the Equity Committee with respect to the conditions set forth in section 9.1(b), (c), and (f)(i) hereof (subject to any rights and obligations under the RSA) (and, solely with respect to the conditions set forth in section 9.1(g) hereof, with the consent of the Settling Miner Equipment Lenders) and in consultation with the Creditors’ Committee, without notice, leave, or order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan.

(b) The stay of the Confirmation Order pursuant to Bankruptcy Rule 3020(e) shall be deemed waived by and upon the entry of the Confirmation Order, and the Confirmation Order shall take effect immediately upon its entry.

9.4. Effect of Failure of a Condition.

If the Effective Date does not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall (i) constitute a waiver or release of any Claims by or against or any Interests in the Debtors, (ii) prejudice in any manner the rights of any Person, or (iii) constitute an admission, acknowledgement, offer, or undertaking by the Debtors or any other Person.

ARTICLE X. EFFECT OF CONFIRMATION OF PLAN.

10.1. Vesting of Assets in the Reorganized Debtors.

Except as otherwise provided in the Plan or any Plan Document, on the Effective Date, pursuant to section 1141(b) and (c) of the Bankruptcy Code, all Assets of the Estates, including all claims, rights, and Causes of Action and any property acquired by the Debtors under or in connection with the Plan, shall vest in each respective Reorganized Debtor free and clear of all Liens, Claims, charges, or other interests or encumbrances unless expressly provided otherwise by the Plan or Confirmation Order. In addition, all rights, benefits, and protections provided to any of the Creditors’ Committee, the Debtors, or their Estates pursuant to the Plan, the Plan Supplement, or the Confirmation Order including, but not limited to, the release, exculpation, and injunction provisions provided in Article X of the Plan, shall vest in each respective Reorganized Debtor unless expressly provided otherwise by the Plan or the Confirmation Order. On and after the Effective Date, except as otherwise provided herein, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and pursue, compromise or settle any Claims (including any Administrative Expense Claims), Interests, and Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for professional fees, disbursements, expenses, or related support services without application to the Bankruptcy Court.

10.2. Binding Effect.

As of the Effective Date, the Plan shall bind all Holders of Claims against and Interests in the Debtors and their respective successors and assigns, notwithstanding whether any such Holders were (a) Impaired or Unimpaired under the Plan, (b) deemed to accept or reject the Plan, (c) failed to vote to accept or reject the Plan, or (d) voted to reject the Plan.

10.3. Discharge of Claims and Termination of Interests.

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in a contract, instrument, or other agreement or document executed pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in full and final satisfaction, settlement, release, and discharge, effective as of the Effective Date, of all Claims, Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and interests in, the Debtors or any of their Assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not (i) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (ii) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (iii) the Holder of such a Claim or Interest has voted to accept the Plan. Any default or “event of default” by the Debtors with respect to any Claim or Interest that existed immediately before or on account of the filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date with respect to a Claim that is Unimpaired by the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

10.4. Term of Injunctions or Stays.

Unless otherwise provided herein or in a Final Order of the Bankruptcy Court, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay. For the avoidance of doubt, the Trading Order shall remain enforceable beyond the Effective Date. The Trading Order has no applicability or effect with respect to the trading of New Common Interests, New Secured Convertible Notes, or New Secured Notes.

10.5. Injunction.

Except as otherwise expressly provided in the Plan or for distributions required to be paid or delivered pursuant to the Plan or the Confirmation Order, all Entities that have held, hold, or may hold Claims or Interests that have been released pursuant to Section 10.6(a) or Section 10.6(b), shall be discharged pursuant to Section 10.3 of the Plan, or are subject to exculpation pursuant to Section 10.7, and all Subcontractors and all other parties in interest are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Released Parties, and/or the Exculpated Parties (to the extent of the exculpation provided pursuant to Section 10.7 with respect to the Exculpated Parties): (i) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (ii) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (iii) creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests unless (x) such Entity has timely asserted such setoff right either in a Filed Proof of Claim, or in another document Filed with the Bankruptcy Court explicitly preserving such setoff or that otherwise indicates that such entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise or (y) such right to setoff arises under a postpetition agreement with the Debtors or an Executory Contract that has been assumed by the Debtors as of the Effective Date; and (v) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released, settled, and/or treated, entitled to a distribution, or cancelled pursuant to the Plan or otherwise Disallowed; provided that such persons who have held, hold, or may hold Claims against, or Interests in, a Debtor, a Reorganized Debtor, or an Estate shall not be precluded from exercising their rights and remedies, or obtaining the benefits, solely pursuant to and consistent with the terms of the Plan.

Subject in all respects to Section 11.1, no entity or person may commence or pursue a Claim or Cause of Action of any kind against any Released Party or Exculpated Party that arose or arises from, in whole or in part, the Chapter 11 Cases, the Debtors, the governance, management, transactions, ownership, or operation of the Debtors, the purchase, sale or rescission of any security of the Debtors or the Reorganized Debtors (which includes, for the avoidance of doubt, all claims and Causes of Action asserted or assertable in the Securities Class Action), the DIP Facility, the Convertible Notes Agreements, the Miner Equipment Lender Agreements, the Mortgage Agreements, the General Contracts, any and all agreements relating to M&M Liens, and any and all related agreements, instruments, and/or other documents, the formulation, preparation, dissemination, solicitation, negotiation, entry into, or filing of the Plan (including the Plan Supplement), the Disclosure Statement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Plan, the Plan Supplement, the Disclosure Statement, the Plan Settlements, the New Secured Convertible Notes Documents, the New Secured Notes Documents, the Contingent Payment Obligations Documents, the GUC Contingent Payment

Obligations Term Sheet, the New Miner Equipment Lender Debt Documents, the Exit Facility Documents, the New Warrants Agreement, the Rights Offering, the Backstop Commitment Letter, the Initial DIP Loan Documents, the DIP Facility, the Terminated RSA, the RSA, the Chapter 11 Cases, the pursuit of confirmation and consummation of the Plan, the administration and implementation of the Plan or Confirmation Order, including the issuance or distribution of securities pursuant to the Plan (including, but not limited to, the New Common Interests), or the distribution of property under the Plan, or any other agreement, act or omission, transaction, event, or other occurrence taking place on or before the Effective Date related or relating to the foregoing without the Bankruptcy Court (i) first determining, after notice and a hearing, that such Claim or Cause of Action represents a claim of willful misconduct, fraud or gross negligence against a Released Party or Exculpated Party and (ii) specifically authorizing such Entity or Person to bring such Claim or Cause of Action against any such Released Party or Exculpated Party. The Bankruptcy Court shall have sole and exclusive jurisdiction to determine whether a Claim or Cause of Action is colorable and, only to the extent legally permissible and as provided for in Section 11.1, shall have jurisdiction to adjudicate the underlying colorable Claim or Cause of Action.

10.6. Releases.

(a) Releases by the Debtors.

Notwithstanding anything contained in the Plan to the contrary, as of the Effective Date, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, the adequacy of which is hereby confirmed, including the obligations of the Debtors under the Plan and the contributions of the Released Parties to facilitate and implement the Plan, except as otherwise provided in the Plan or in the Confirmation Order, on and after the Effective Date, the Released Parties are deemed conclusively, absolutely, unconditionally and irrevocably, released and discharged by the Debtors, the Reorganized Debtors, and the Estates from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Debtors, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Debtors, the Reorganized Debtors, the Estates, or their Affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other Person, based on or relating to, or in any manner arising from, in whole or in part, the Chapter 11 Cases, the Debtors, the governance, management, transactions, ownership, or operation of the Debtors, the purchase, sale or rescission of any security of the Debtors or the Reorganized Debtors (which includes, for the avoidance of doubt, all claims and Causes of Action asserted or assertable in the Securities Class Action), the DIP Facility, the Convertible Notes Agreements, the Miner Equipment Lender Agreements, the Mortgage Agreements, the General Contracts, any and all agreements relating to M&M Liens, the formulation, preparation, dissemination, solicitation, negotiation, entry into, or filing of the Plan (including the Plan Supplement), the Disclosure Statement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Plan, the Plan Supplement, the Disclosure Statement, the Plan Settlements, the New Secured Convertible Notes Documents, the New Secured Notes Documents, the Contingent Payment Obligations Documents, the GUC Contingent Payment Obligations Term Sheet, the New Miner Equipment Lender Debt Documents, the Exit Facility Documents, the New Warrants Agreement, the Rights Offering, the Backstop Commitment Letter, the Initial DIP Loan Documents, the DIP Facility, the Terminated RSA, the RSA, the Chapter 11 Cases, the pursuit of confirmation and consummation of the Plan, the administration and implementation of the Plan or Confirmation Order, including the issuance or distribution of securities pursuant to the Plan (including, but not limited to, the New Common Interests), or the distribution of property under the Plan, or any other agreement, act or omission, transaction, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth in this Section 10.6(a) (i) shall only be applicable to the maximum extent permitted by law; (ii) shall not be construed as (a) releasing any Released Party from Claims or Causes of Action arising from an act or omission that is judicially determined by a Final Order to have constituted actual fraud (provided that actual fraud shall not exempt from the scope of these Debtor releases any Claims or Causes of Action arising under sections 544 or 548 of the Bankruptcy Code or state laws governing fraudulent or otherwise avoidable transfers or conveyances), willful misconduct, or gross negligence, (b) releasing any Released Party from Claims or Causes of Action held by the Debtors arising from an act or omission that is determined by a Final Order or by a federal government agency to have constituted a violation of any federal securities laws, or (c) releasing any post-Effective Date obligations of any party or Entity under the Plan, the Confirmation Order, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan; and (iii) shall not release or be construed as releasing (a) Harlin Dean or (b) Sphere 3D Corp., in its individual capacity, notwithstanding the inclusion of any of the foregoing within the definition of Released Parties hereunder.

(b) Releases by Holders of Claims and Interests.

Notwithstanding anything contained in the Plan to the contrary, as of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, except as otherwise provided in the Plan or in the Confirmation Order, to the fullest extent permissible under applicable law, as such law may be extended or integrated after the Effective Date, each Releasing Party, shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released, and discharged the Debtors, the Reorganized Debtors, and the Released Parties from any and all Claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative Claims or Causes of Action asserted or that may be asserted on behalf of the Debtors or their Estates, that such Entity would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, based on or relating to, or in any manner arising from, in whole or in part, any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, including any Claims or Causes of Action based on or relating to, or in any manner arising from, in whole or in part, the Chapter 11 Cases, the Debtors, the governance, management, transactions, ownership, or operation of the Debtors, the purchase, sale or rescission of any security of the Debtors or the Reorganized Debtors (which includes, for the avoidance of doubt, all claims and Causes of Action asserted or assertable in the Securities Class Action), the DIP Facility, the Convertible Notes Agreements, the Miner Equipment Lender Agreements, the Mortgage Agreements, the General Contracts, any and all agreements relating to M&M Liens, the formulation, preparation, dissemination, solicitation, negotiation, entry into, or filing of the Plan (including the Plan Supplement), the Disclosure Statement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Plan, the Plan Supplement, the Disclosure Statement, the Plan Settlements, the New Secured Convertible Notes Documents, the New Secured Notes Documents, the Contingent Payment Obligations Documents, the GUC Contingent

Payment Obligations Term Sheet, the New Miner Equipment Lender Debt Documents, the Exit Facility Documents, the New Warrants Agreement, the Rights Offering, the Backstop Commitment Letter, the Initial DIP Loan Documents, the DIP Facility, the Terminated RSA, the RSA, the Chapter 11 Cases, the pursuit of confirmation and consummation of the Plan, the administration and implementation of the Plan or Confirmation Order, including the issuance or distribution of securities pursuant to the Plan (including, but not limited to, the New Common Interests), or the distribution of property under the Plan, or any other agreement, act or omission, transaction, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth in this Section 10.6(b) (i) shall only be applicable to the maximum extent permitted by law; and (ii) shall not be construed as (a) releasing any Released Party from Claims or Causes of Action arising from an act or omission that is judicially determined by a Final Order to have constituted actual fraud (provided that actual fraud shall not exempt from the scope of these third-party releases any Claims or Causes of Action arising under sections 544 or 548 of the Bankruptcy Code or state laws governing fraudulent or otherwise avoidable transfers or conveyances), willful misconduct, or gross negligence, or (b) releasing any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

10.7. Exculpation.

Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from, any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out, in whole or in part, from the Petition Date through the Effective Date, of the Chapter 11 Cases, the Debtors, the governance, management, transactions, ownership, or operation of the Debtors, the purchase, sale or rescission of any security of the Debtors or the Reorganized Debtors, the DIP Facility, the Convertible Notes Agreements, the Miner Equipment Lender Agreements, the Mortgage Agreements, the General Contracts, any and all agreements relating to M&M Liens, and related agreements, instruments, or other documents, the formulation, preparation, dissemination, solicitation, negotiation, entry into, or filing of the Plan (including the Plan Supplement), the Disclosure Statement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Plan, the Plan Supplement, the Disclosure Statement, the Plan Settlements, the New Secured Convertible Notes Documents, the New Secured Notes Documents, the Contingent Payment Obligations Documents, the GUC Contingent Payment Obligations Term Sheet, the New Miner Equipment Lender Debt Documents, the Exit Facility Documents, the New Warrants Agreement, the Rights Offering, the Backstop Commitment Letter, the Initial DIP Loan Documents, the DIP Facility, the Terminated RSA, the RSA, the Chapter 11 Cases, the pursuit of confirmation and consummation of the Plan, the administration and implementation of the Plan or Confirmation Order, including the issuance or distribution of securities pursuant to the Plan (including, but not limited to, the New Common Interests), or the distribution of property under the Plan, or any other related agreement, except for Claims or Causes of Action arising from an act or omission that is judicially determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects, such Exculpated Parties shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities. The Exculpated Parties have, and upon completion of the Plan, shall be deemed to have, participated in good faith and in compliance with all applicable laws with regard to the solicitation and distribution of, consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the exculpations set forth in this Section 10.7 (i) shall only be applicable to the maximum extent permitted by law; and (ii) shall not be construed as (a) exculpating any Exculpated Party from Claims or Causes of Action arising from an act or omission that is judicially determined by a Final Order to have constituted actual fraud (provided that actual fraud shall not exempt from the scope of these exculpations any Claims or Causes of Action arising under sections 544 or 548 of the Bankruptcy Code or state laws governing fraudulent or otherwise avoidable transfers or conveyances), willful misconduct, or gross negligence, (b) exculpating any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, or (c) exculpating Sphere 3D Corp., in its individual capacity, from any postpetition conduct, Claims, or Causes of Action assertable in, arising from, or relating to Core Scientific, Inc., et al., v. Sphere 3D Corp. and Gryphon Digital Mining, Inc. (In re Core Scientific, et al.), Adv. Proc. 23-03252 or any Claims asserted by Sphere 3D Corp. against a Debtor.

10.8. Retention of Causes of Action/Transfer of Causes of Action and Reservation of Rights.

In accordance with section 1123(b) of the Bankruptcy Code, but subject in all respects to this Article X, the Reorganized Debtors shall have, retain, reserve and be entitled to assert, and may enforce all rights to commence and pursue, as appropriate, any and all claims or Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and such rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all rights of setoff or recoupment, and other legal or equitable defenses as fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ legal and equitable rights in respect of any Unimpaired Claim may be asserted after the Confirmation Date and Effective Date to the same extent as if the Chapter 11 Cases had not been commenced. The Debtors or the Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity not released pursuant to the Plan.

10.9. Ipso Facto and Similar Provisions Ineffective.

Any term of any prepetition policy, prepetition contract, or other prepetition obligation applicable to a Debtor shall be void and of no further force or effect with respect to any Debtor to the extent that such policy, contract, or other obligation is conditioned on, creates an obligation of the Debtor as a result of, or gives rise to a right of any Entity based on any of the following: (a) the insolvency or financial condition of a Debtor; (b) the commencement of the Chapter 11 Cases; (c) the Confirmation or consummation of the Plan, including any change of control that shall occur as a result of such consummation; or (d) the restructuring.

10.10. Solicitation of Plan.

As of the Confirmation Date (a) the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including without limitation, sections 1125(a) and (e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation and (b) the Debtors and each of their respective directors, officers, employees, Affiliates, agents, financial advisors, investment bankers, professionals, accountants, and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance, and solicitation will not be, liable at any time for any violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any Securities under the Plan.

10.11. Corporate and Limited Liability Company Action.

Upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects, including (i) the assumption of all employee compensation and Employee Arrangements of the Debtors as provided herein, (ii) the selection of the managers, directors, and officers for the Reorganized Debtors, (iii) the distribution of the New Common Interests, (iv) the entry into the New Secured Convertible Notes Documents, the New Secured Notes Documents, the Contingent Payment Obligations Documents, the New Miner Equipment Lender Debt Documents, the M&M Lien Takeback Debt, the Mortgage Takeback Debt, the Exit Facility Documents, and the New Warrants Agreement, and (v) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date), in each case in accordance with and subject to the terms hereof. All matters provided for in the Plan involving the corporate or limited liability company structure of the Debtors or the Reorganized Debtors, and any corporate or limited liability company action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Security holders, directors, managers, or officers of the Debtors or the Reorganized Debtors. On or (as applicable) before the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effect the transactions contemplated by the Plan) in the name of and on behalf of the Reorganized Debtors, including, but not limited to, (r) the New Secured Convertible Notes Documents, (s) the New Secured Notes Documents, (t) the Contingent Payment Obligations Documents, (u) the New Miner Equipment Lender Debt Documents, (v) the Exit Credit Agreement, (w) the New Warrants Agreement, (x) the New Corporate Governance Documents, and (y) any and all other agreements, documents, securities, and instruments relating to the foregoing. The authorizations and approvals contemplated by this section 10.11 shall be effective notwithstanding any requirements under non-bankruptcy law.

10.12. Waiver of Avoidance Actions.

The Reorganized Debtors shall be deemed to waive and release all Avoidance Actions that they may have in relation to any Holder of Allowed General Unsecured Claims and Allowed Convenience Claims affected by the Plan; provided, however, that the Reorganized Debtors shall retain the right to assert such Avoidance Actions as defenses or counterclaims with respect to any proofs of claim or in any Cause of Action brought by any such Holder.

ARTICLE XI. RETENTION OF JURISDICTION.

11.1. Retention of Jurisdiction.

On and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising in, arising under, and related to the Chapter 11 Cases for, among other things, the following purposes:

(a) to hear and determine motions and/or applications for the assumption, assumption and assignment, or rejection of Executory Contracts or Unexpired Leases, including Assumption Disputes, and the allowance, classification, priority, compromise, estimation, or payment of Claims resulting therefrom;

(b) to determine any motion, adversary proceeding, proceeding, application, contested matter, and/or other litigated matter pending on or commenced after the Confirmation Date;

(c) to hear and resolve any disputes arising from or related to (i) any orders of the Bankruptcy Court granting relief under Bankruptcy Rule 2004 or (ii) any protective orders entered by the Bankruptcy Court in connection with the foregoing;

(d) to ensure that distributions to Holders of Allowed Claims and Existing Common Interests are accomplished as provided for in the Plan and Confirmation Order and to adjudicate any and all disputes arising from or relating to distributions under the Plan;

(e) to consider the allowance, classification, priority, compromise, estimation, or payment of any Claim or any counterclaim related thereto;

(f) to enter, implement or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

(g) to issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(h) to hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(i) to hear and determine all Professional Fee Claims;

(j) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Plan Supplement, the Confirmation Order, any transactions or payments in furtherance of either, or any agreement, instrument, or other document governing or relating to any of the foregoing (including, but not limited to, the Rights Offering, the Rights Offering Procedures, the Backstop Commitment Letter, and the Escrow Account Agreement (as defined in the Backstop Commitment Letter));

(k) to take any action and issue such orders, including any such action or orders as may be necessary after entry of the Confirmation Order or the occurrence of the Effective Date, as may be necessary to construe, interpret, enforce, implement, execute, and consummate the Plan;

(l) to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(m) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code);

(n) to hear, adjudicate, decide, or resolve any and all matters related to Article X of the Plan, including, without limitation, the releases, discharge, exculpations, and injunctions issued thereunder;

(o) to resolve disputes concerning Disputed Claims or the administration thereof;

(p) to resolve any disputes concerning whether a Person had sufficient notice of the Chapter 11 Cases, the Disclosure Statement, any solicitation conducted in connection with the Chapter 11 Cases, any claims bar date established in the Chapter 11 Cases, or any deadline for responding or objecting to a Cure Amount, in each case, for the purpose of determining whether a Claim or Interest is discharged hereunder or for any other purposes;

(q) to hear and determine any other matters related to the Chapter 11 Cases and not inconsistent with the Bankruptcy Code or title 28 of the United States Code;

(r) to enter a final decree closing the Chapter 11 Cases;

(s) to recover all Assets of the Debtors and property of the Debtors’ Estates, wherever located; and

(t) to hear and determine any rights, claims, or Causes of Action held by or accruing to the Debtors pursuant to the Bankruptcy Code or pursuant to any federal statute or legal theory.

11.2. Courts of Competent Jurisdiction.

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising out of the Plan, such abstention, refusal, or failure of jurisdiction shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

ARTICLE XII. MISCELLANEOUS PROVISIONS.

12.1. Payment of Statutory Fees.

All fees due and payable pursuant to 28 U.S.C. § 1930(a) prior to the Effective Date shall be paid by the Debtors in full in Cash on the Effective Date. The Debtors shall File all monthly operating reports through the Effective Date. On and after the Effective Date, the Reorganized Debtors or any Disbursing Agent shall pay any and all such fees in full in Cash when due and payable, and shall File with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee. Each Debtor or Reorganized Debtor, as applicable, shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of that particular Debtor’s, or Reorganized Debtor’s, as applicable, case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. Notwithstanding anything to the contrary herein, the U.S. Trustee shall not be required to File a Proof of Claim or any other request for payment of quarterly fees.

12.2. Substantial Consummation of the Plan.

On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

12.3. Request for Expedited Determination of Taxes.

The Debtors and the Reorganized Debtors shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Petition Date through the Effective Date.

12.4. Exemption from Certain Transfer Taxes.

Pursuant to section 1146 of the Bankruptcy Code, (i) the issuance, transfer or exchange of any securities, instruments or documents, (ii) the creation, filing or recording of any Lien, mortgage, deed of trust, or other security interest, (iii) the making, assignment, filing or recording of any lease or sublease or the making or delivery of any deed, bill of sale, assignment or other instrument of transfer under, pursuant to, in furtherance of, or in connection with the Plan, including, without limitation, any deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan or the reinvesting, transfer, or sale of any real or personal property of the Debtors pursuant to, in implementation of or as contemplated in the Plan and Restructuring Transactions Exhibit (whether to one or more of the Reorganized Debtors or otherwise), (iv) the grant of collateral under the New Secured Convertible Notes Documents, the New Secured Notes Documents, the New Miner Equipment Lender Debt Documents, the M&M Lien Takeback Debt, the Mortgage Takeback Debt, and the Exit Facility, and (v) the issuance, renewal, modification, or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall constitute a “transfer under a plan” within the purview of section 1146 of the Bankruptcy Code and shall not be subject to or taxed under any law imposing any document recording tax, stamp tax, conveyance fee, or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales tax, use tax, or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city, or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax, or similar tax.

12.5. Amendments.

(a) Plan Modifications. The Plan may be amended, modified, or supplemented by the Debtors in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code; provided, that the Plan may only be amended, modified, or supplemented with the consent of the Requisite Consenting Creditors, the Equity Committee (with respect to any provisions affecting the rights or recovery of Holders of Existing Common Interests) (subject to the parties’ rights and obligations under the RSA), and the Creditors’ Committee (with respect to any provisions materially affecting the GUC Settlement or treatment of General Unsecured Claims). In addition, after the Confirmation Date, so long as such action does not materially and adversely affect the treatment of Holders of Allowed Claims or Existing Common Interests pursuant to the Plan or the Rights Offering, the Debtors may remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes of effects of the Plan, and any Holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan as amended, modified, or supplemented.

(b) Other Amendments. Prior to the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Plan and the documents contained in the Plan Supplement without further order or approval of the Bankruptcy Court; provided, that such adjustments or modifications may only be made with the consent of the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA).

12.6. Effectuating Documents and Further Transactions.

Each of the officers of the Reorganized Debtors is authorized, in accordance with his or her authority under the resolutions of the applicable member(s), board of directors or managers, to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

12.7. Revocation or Withdrawal of the Plan.

The Debtors reserve the right (after consultation with the Creditors’ Committee) to revoke or withdraw the Plan prior to the Effective Date as to any or all of the Debtors. If, with respect to a Debtor, the Plan has been revoked or withdrawn prior to the Effective Date, or if Confirmation or the occurrence of the Effective Date as to such Debtor does not occur on the Effective Date, then, with respect to such Debtor: (i) the Plan shall be null and void in all respects; (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount any Claim or Interest or Class of Claims or Interests), assumption of Executory Contracts or Unexpired Leases affected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void; and (iii) nothing contained in the Plan shall (a) constitute a waiver or release of any Claim by or against, or any Interest in, such Debtor or any other Person, (b) prejudice in any manner the rights of such Debtor or any other Person, or (c) constitute an admission of any sort by any Debtor or any other Person.

12.8. Severability of Plan Provisions.

If, before the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power (after consultation with the Creditors’ Committee) to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted, provided that any such alteration or interpretation shall be acceptable to the Debtors and the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA). Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is (i) valid and enforceable pursuant to its terms, (ii) integral to the Plan and may not be deleted or modified without the consent of the Debtors or the Reorganized Debtors (as the case may be) and the Requisite Consenting Creditors (subject to the parties’ rights and obligations under the RSA), and (iii) nonseverable and mutually dependent.

12.9. Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent a Plan Document provides otherwise, the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

12.10. Time.

In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

12.11. Dates of Actions to Implement the Plan.

In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

12.12. Immediate Binding Effect.

Notwithstanding any Bankruptcy Rule providing for a stay of the Confirmation Order or Plan, including Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and Plan Supplement shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors, the Holders of Claims and Interests, the Released Parties, each of their respective successors and assigns, including, without limitation, the Reorganized Debtors, all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions described in the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. All Claims shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim, Interest, or debt has voted on the Plan.

12.13. Deemed Acts.

Subject to and conditioned on the occurrence of the Effective Date, whenever an act or event is expressed under the Plan to have been deemed done or to have occurred, it shall be deemed to have been done or to have occurred without any further act by any party, by virtue of the Plan and the Confirmation Order.

12.14. Successor and Assigns.

The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor, or permitted assign, if any, of each Entity.

12.15. Entire Agreement.

On the Effective Date, the Plan, the Plan Supplement, and the Confirmation Order shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

12.16. Exhibits to Plan.

All exhibits, schedules, supplements, and appendices to the Plan (including the Plan Supplement) are incorporated into and are a part of the Plan as if set forth in full herein.

12.17. Dissolution of Creditors’ Committee and Equity Committee.

On the Effective Date, any official committees appointed in the Chapter 11 Cases, including the Creditors’ Committee and the Equity Committee, shall dissolve; provided that following the Effective Date, any such committees, including the Creditors’ Committee and the Equity Committee, shall continue in existence solely for the purposes of (i) Filing and prosecuting applications for allowance of Professional Fee Claims and (ii) seeking removal of the committee as a party in interest in any proceeding on appeal. Upon the dissolution of any official committees appointed in the Chapter 11 Cases, including the Creditors’ Committee and the Equity Committee, such committee members and their respective Professionals shall cease to have any duty, obligation, or role arising from or related to the Chapter 11 Cases and shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases; provided that for the avoidance of doubt, any Claims or Causes of Action asserted by the Creditors’ Committee or the Equity Committee, whether direct or derivative (including any Claims seeking declaratory judgments) shall be withdrawn with prejudice and/or vest in the Debtors’ Estates, to be immediately fully and indefensibly released in accordance with section 10.6 of the Plan.

12.18. Notices.

All notices, requests, and demands to or upon the Debtors to be effective shall be in writing (including by electronic transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or addressed as follows:

(a)	if to the Debtors or the Reorganized Debtors:

Core Scientific, Inc.

210 Barton Springs Road, Suite 300

Austin, Texas 78704

Attn:    Todd DuChene

Email:  tduchene@corescientific.com

  - and -

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attn:    Ray C. Schrock Ronit J. Berkovich

Email: ray.schrock@weil.com

            ronit.berkovich@weil.com

  - and -

700 Louisiana Street, Suite 3700

Houston, Texas 77002

Attn:    Alfredo R. Pérez

            Clifford W. Carlson

Email: alfredo.perez@weil.com

            clifford.carlson@weil.com

(b)	if to the Creditors’ Committee

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attn:    Brett H. Miller

            Todd M. Goren

            James H. Burbage

Email: bmiller@willkie.com

            tgoren@willkie.com

            jburbage@willkie.com

- and -

600 Travis Street

Houston, Texas 77002

Attn:    Jennifer J. Hardy

Email: jhardy2@willkie.com

(c)	if to the Equity Committee

Vinson & Elkins LLP

1114 Avenue of the Americas, 32nd Floor

New York, New York 10036

Attn:    David S. Meyer

            Lauren R. Kanzer

Email: dmeyer@velaw.com

            lkanzer@velaw.com

- and -

845 Texas Avenue, Suite 4700

Houston, Texas 77002

Attn:    Paul E. Heath

            Harry A. Perrin

            Matthew J. Pyeatt

            Kiran Vakamudi

Email: pheath@velaw.com

            hperrin@velaw.com

            mpyeatt@velaw.com

            kvakamudi@velaw.com

(d)	if to the DIP Agent:

B. Riley Commercial Capital, LLC

11100 Santa Monica Blvd., Suite 800

Los Angeles, California 90025

Attn:    Perry Mandarino

Email: pmandarino@brileyfin.com

- and -

Choate, Hall & Stewart LLP

Two International Place, 34th Floor

Boston, Massachusetts 02110

Attn:   John Ventola

Email: jventola@choate.com

(e)	If to the Ad Hoc Noteholder Group:

Paul Hastings LLP

600 Travis Street, 58th Floor

Houston, Texas 77002

Attn:    James T. Grogan III

Email: jamesgrogan@paulhastings.com

- and -

200 Park Avenue

New York, New York 10166

Attn:   Kristopher M. Hansen

            Sayan Bhattacharyya

            Emily Kuznick

            Joanne Lau

Email: krishansen@paulhastings.com

            sayanbhattacharyya@paulhastings.com

            emilykuznick@paulhastings.com

            joannelau@paulhastings.com

(f)	If to the U.S. Trustee:

Office of the United States Trustee

515 Rusk Avenue, Suite 3516

Houston, Texas 77002

Attn:    Jayson B. Ruff

            Alicia Barcomb

Email: Jayson.b.ruff@usdoj.gov

            aliciabarcomb@usdoj.gov

After the Effective Date, the Debtors have authority to send a notice to Entities providing that, to continue to receive documents pursuant to Bankruptcy Rule 2002, they must File a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests.

[Remainder of page intentionally left blank]

Dated: January 15, 2024

  Bellevue, Washington

Respectfully submitted,

By:	/s/ Michael Bros
Name: Michael Bros
Title: Authorized Signatory

On behalf of Core Scientific, Inc. and each of its Debtor affiliates

Exhibit A

Exit Facility Term Sheet

EXIT FACILITY TERM SHEET

(Non-Binding)

This document constitutes the Exit Facility Term Sheet referred to in that certain Fourth Amended Joint Chapter 11 Plan of Core Scientific, Inc. and Its Affiliated Debtors, filed on December 26, 2023 in Case No. 22 90341 (CML) (Bankr. S.D. Tex.) (together with and including all appendices, exhibits, schedules, annexes and other attachments and supplements thereto (including, without limitation, any appendices, exhibits, schedules, annexes, other attachments and supplements to the Plan contained in the Plan Supplement), in each case, as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms thereof, the “Plan”).

Set forth below is a high-level summary of certain indicative and non-binding terms and conditions applicable to the Exit Facility (as defined below) contemplated by the Plan, which terms and conditions shall be supplemented by, and amended or otherwise modified pursuant to, the Exit Facility Commitment Letter, the Exit Facility Documents, the RSA (as defined in the Plan) and any other applicable Definitive Documents (as defined in the RSA).

This document does not purport to address or summarize all of the terms, conditions, representations, warranties and other provisions of the Exit Facility or any related transactions, all of which shall be subject to further negotiation and agreement (if any) among the Exit Facility Commitment Parties and the Debtors, and which shall, to the extent agreed by them, be set forth in the Exit Facility Documents (as defined below). Nothing herein constitutes an offer, agreement, or commitment to provide the Exit Facility or any other financing, and nothing herein shall be binding on the Exit Facility Commitment Parties. Any person’s willingness to consider providing the Exit Facility shall be subject to satisfactory completion by such person of due diligence, receipt by such person of all approvals and consents, and the Exit Facility Documents being in full force and effect in form and substance acceptable to such person.

Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Plan; provided that, any capitalized terms not defined herein or in the Plan shall be agreed among the Debtors and the Exit Facility Commitment after the date hereof and set forth in the Exit Facility Commitment Letter or Exit Facility Documents, as the case may be. In the event of any conflict or inconsistency between any term contained in this document, on the one hand, and any term contained elsewhere in the Plan or in any other document, on the other hand, the terms of this document shall prevail and control.

Exit Facility:

Senior secured, first-lien term loan credit facility (the “Exit Facility”) comprising:

(a)   a “new money” credit facility, pursuant to which term loans in an aggregate principal amount equal to (i) $20 million shall be made available on the Closing Date, and (ii) $20 million shall be made available from time to time after the Closing Date, in each case, subject to satisfaction of certain conditions precedent (such loans, the “Exit Facility New Money Loans”, and the Exit Facility Lenders’ commitment in respect thereof, the “Exit Facility New Money Commitment”); and

(b)   a “cashless” credit facility, pursuant to which the Exit Facility Borrower shall be deemed to incur (without any actual funding by the Exit Facility Lenders), on the Closing Date, term loans in an aggregate principal amount equal to the Designated Amount (the “Exit Facility Roll-Up Loans”, and, together with the Exit Facility New Money Loans, and any other term loans issued or arising under the Exit Facility from time to time (including on account of payments in respect of the Exit Facility Upfront Payment, or in respect of any amount that is or becomes payable “in kind”), the “Exit Facility Loans”), which Exit Facility Roll-Up Loans shall be issued on account of the deemed satisfaction on the Effective Date of a portion of the Convertible Notes Secured Claims held (directly or indirectly) by the Exit Facility Lenders, in each case, as contemplated by the RSA and the Plan.

Borrower:	Reorganized Parent (the “Exit Facility Borrower”).

Guarantors:

The debt and other obligations of the Exit Facility Borrower under the Exit Facility shall be guaranteed on a senior basis by the following (collectively, the “Guarantors”):

(a)   each direct or indirect subsidiary of the Exit Facility Borrower (subject to limited exceptions as may be agreed by the Exit Facility Commitment Parties).

Exit Facility Lenders:	The Exit Facility Commitment Parties (and/or, in respect of each Exit Facility Commitment Party, at its election, one or more of its Affiliates that become(s) a party to the Exit Facility Credit Agreement as a lender under the Exit Facility) (collectively, the “Exit Facility Lenders”).

Administrative/Collateral Agent:

An institution selected by the Exit Facility Commitment Parties and reasonably acceptable to the Debtors will act as administrative agent and as collateral agent in respect of the Exit Facility, and will perform the tasks and duties, and will have the rights, powers and privileges, customarily associated with such roles (the “Exit Facility Agent”).

The Exit Facility Borrower shall compensate the Exit Facility Agent for, and shall reimburse the Exit Facility Agent in connection with costs, expenses and disbursements incurred by it in respect of, its role as administrative and collateral agent, in each case, on the terms set forth in a letter agreement to be entered into on the Closing Date among the Exit Facility Borrower, the Guarantors and the Exit Facility Agent and as otherwise set forth in the Exit Facility Credit Agreement.

Closing Date:	The date (occurring on or after the Effective Date) on which all conditions precedent to the effectiveness of the Exit Facility Credit Agreement set forth in the RSA and the Exit Facility Credit Agreement shall be satisfied (or waived by the Exit Facility Lenders in accordance with the Exit Credit Agreement) (the “Closing Date”).

Conditions Precedent Subsequent Draws:

The following conditions (and such other conditions satisfactory to the Exit Facility Commitment Parties and the Debtors and set forth in the Exit Facility Credit Agreement) shall be satisfied for each subsequent draw after the Closing Date:

1.  the Exit Facility Agent shall have received a customary certificate from a responsible officer of the Exit Facility Borrower certifying that, as of the date of the applicable draw, and on a pro forma basis, (a) all of the representations and warranties in the Exit Facility shall be true and correct in all material respects (but in all respects if such representation or warranty is qualified by “material” or “Material Adverse Effect”), (b) no default or event of default shall have occurred and be continuing, or would result therefrom and (c) the Borrower and its subsidiaries shall be solvent;

2.  the applicable draw shall not violate applicable laws or any court order or any Material Agreements (definition to be agreed in the definitive documentation);

3.  the Exit Facility Agent shall have received a borrowing notices in form and substance satisfactory to the Exit Facility Agent;

4.  pro forma compliance with financial covenants; and

5.  payment of all reasonable and documented fees and expenses owing to the Exit Facility Agent and the Lenders (including legal fees and expenses).

Maturity Date:

The Exit Facility shall mature on the earlier of (i) the third (3rd) anniversary of the Closing Date, and (ii) the date of any acceleration (the “Maturity Date”).

The outstanding principal amount of the Exit Facility, together with all accrued and unpaid interest, fees, premiums, and other amounts due thereon, will be due and payable in full in cash on the Maturity Date.

Use of Proceeds:

The proceeds of (a) the Exit Facility New Money Loans shall be used (i) on the Closing Date, to pay fees and expenses due and payable on the Closing Date to the Exit Facility Lenders, the Exit Facility Agent, the counsel and advisors to the foregoing, and such other persons as specified in the Exit Facility Credit Agreement, and (ii) after the Closing Date, for working capital and general corporate purposes, and (b) the Exit Facility Roll-Up Loans shall be deemed used on the Closing Date to satisfy certain amounts due to the Exit Facility Lenders on account of their Convertible Notes Secured Claims, as set forth in the RSA and the Plan.

Once repaid, the Exit Facility Loans may not be reborrowed.

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Exit Facility Documents:

The terms, conditions, and definitive documentation applicable to the Exit Facility, shall be in form and substance satisfactory to the Exit Facility Commitment Parties and the Debtors, and, subject to the foregoing, shall be consistent with this Term Sheet (as supplemented, amended or otherwise modified pursuant to the Exit Commitment Letter).

Subject to the above, the definitive documentation applicable to the Exit Facility shall comprise the following agreements, documents and instruments, in each case, in form and substance satisfactory to the Exit Facility Commitment Parties and the Debtors (collectively, the “Exit Facility Documents”) (i) a term loan agreement (the “Exit Facility Credit Agreement”), (ii) one or more guarantee agreements, security agreements, pledge agreements, and/or other agreements or instruments relating to the guarantees, collateral and other credit support to be provided for the Exit Facility (including, without limitation, one or more intercreditor and/or subordination agreements (collectively, the “Intercreditor Agreements”), mortgages, deeds of assignment or trust, and promissory notes), (iii) one or more agreements, documents and instruments relating to the creation, perfection and/or recordation of the liens and security interests securing the debt and other obligations under the Exit Facility (including, without limitation, account control agreements, powers of attorney, insurance policy endorsements, and UCC-1 financing statements, (iv) landlord access agreements (subject to commercially reasonably efforts to obtain the same), and (v) such other agreements, documents and instruments as may be customary for a financing of the type contemplated under the Exit Facility or as may otherwise be required by the Exit Facility Agent or Exit Facility Commitment Parties.

Collateral:	All debt and other obligations under the Exit Facility (“Exit Facility Obligations”) shall be secured by a valid and perfected lien and security interest on all assets and property of the Exit Facility Borrower and Guarantors (whether owned on the Closing Date or thereafter acquired), including all assets and property of the type that would constitute “collateral” for purposes of the debtor-in-possession credit facility provided to the Debtors during the Chapter 11 Cases, but excluding Excluded Assets (to be defined in the Exit Facility Credit Agreement in a manner acceptable to the Exit Facility Commitment Parties and the Debtors) (collectively, the “Collateral”).

Ranking:

The liens on the Collateral securing the Exit Facility Obligations shall rank senior to, and shall have priority over, all liens thereon securing the New Secured Notes, the New Convertible Notes, or any other debt or obligations of the Exit Facility Borrower or any subsidiary thereof (except any debt that is expressly permitted to rank pari passu with, or senior to, the Exit Facility, if, but solely to the extent, expressly specified in the Exit Facility and the Intercreditor Agreements).

For the avoidance of doubt, the Exit Facility shall have a first-priority lien on all new, unencumbered miner equipment purchased by the Exit Facility Borrower or any subsidiary thereof (excluding the first $52.5 million of miner equipment purchases required to be provided as collateral for the Settling Miner Equipment Lenders electing Miner Equipment Lender Treatment Election 2 pursuant to the Plan) and a second-priority lien on existing financed equipment and future financed equipment.

Exit Facility Upfront Payment:

As consideration for the Exit Facility Commitment Parties agreeing to provide the Exit Facility Borrower with the option to call for term loans to be funded to it under the Exit Facility up to the amount of the Exit Facility New Money Commitment, the Exit Facility Borrower shall pay to each Exit Facility Lender, on the Closing Date, its pro rata share of the following (collectively, the “Exit Facility Upfront Payment”):

•  a non-refundable payment in a Dollar amount equal to 3.0% of the Exit Facility New Money Commitment, which shall be payable on the Closing Date in cash (or, at the Exit Facility Borrower’s election, in the form of a corresponding principal amount of term loans, which shall be deemed issued under the Exit Facility on the Closing Date on a “cashless basis”, without any actual funding by the Exit Facility Lenders, and which term loans shall have the same terms as all Exit Facility New Money Loans issued on such date); and

3

•  a non-refundable payment in the form of common stock of Reorganized Parent in an amount equal to the lesser of (i) the quotient of (a) the ERO Shortfall (if any) multiplied by 1.2 (“Line 1”) and (b) Line 1 divided by 0.7 and (ii) two-percent (2%) of Plan Equity Value (the “ERO Shortfall Exit Fee”).

Each Exit Facility Commitment Party shall be deemed to have earned its pro rata share of the Exit Facility Upfront Payment in full as of the date that such Exit Facility Commitment Party executes that certain exit facility commitment letter (the “Exit Commitment Letter”), notwithstanding that payment thereof may be made on the Closing Date as set forth above.

If any Exit Facility Commitment Party designates any affiliate thereof to receive payment of the Exit Facility Upfront Payment due to such Exit Facility Commitment Party on its behalf, the Exit Facility Borrower shall make such payment in accordance with such designation.

Interest Rate:

All Exit Facility Loans shall accrue interest from the date when made/incurred (or deemed made/incurred) until payment in full thereof at a rate equal to 9.0% per annum (the “Applicable Rate”).

In addition, as of the date of occurrence of, and at all times during the continuance of, any Event of Default, all Exit Facility Loans, and all other accrued but unpaid obligations under the Exit Facility, shall accrue interest at a rate equal to the Applicable Rate plus 2.0% per annum (the “Default Rate”).

All interest shall be payable in cash on a quarterly basis, subject to a three (3) Business Day grace period. Interest accruing at the Default Rate shall be payable in cash on demand.

Ticking Fee:	As consideration for the Exit Facility Lenders with an Exit Facility New Money Commitment reserving capital sufficient to make Exit Facility New Money Loans after the Closing Date if requested by the Exit Facility Borrower, Exit Facility Borrower shall pay to the Exit Facility Agent, for the account of the Exit Facility Lenders with an Exit Facility New Money Commitment, in cash, an unused commitment fee in a Dollar amount equal to 1.0% per annum of the aggregate amount available under the Exit Facility New Money Commitment as of the last Business Day of each fiscal quarter (the “Ticking Fee”), which Ticking Fee shall be due and payable on the first Business Day of the immediately following fiscal quarter.

Amortization:	Equal quarterly instalments of $1,250,000 shall be payable on the first Business Day of each fiscal quarter (commencing with the first Business Day of the fourth (4th) fiscal quarter after the second anniversary of the Closing Date).

Optional Prepayments:	Permitted at any time without premium or penalty.

Mandatory Prepayments:

Outstanding Exit Facility Loans, together with all accrued and unpaid interest thereon, and any other accrued but unpaid amounts owing in respect thereof, shall be paid with, and in an amount equal to:

(a)   50% of Excess Cash Flow (to be defined in the Exit Facility Credit Agreement in a manner acceptable to the Exit Facility Commitment Parties and the Debtors), which payment shall be made within 10 Business Days of the date on which the annual audit is required to be delivered (commencing with the annual audit in respect of the fiscal year ending December 31, 2024);

(b)   100% of the net cash proceeds of any Asset Sale in respect of any property or assets of any Exit Facility Borrower or any subsidiary thereof, which payment shall be made within 10 Business Days of the date of receipt of such net cash proceeds, subject to the Reinvestment Right (to be defined in the Exit Facility Credit Agreement in a manner acceptable to the Exit Facility Commitment Parties and the Debtors);

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(c)   100% of the net cash proceeds of Casualty/Insurance Events (to be defined in the Exit Facility Credit Agreement in a manner acceptable to the Exit Facility Commitment Parties and the Debtors), which payment shall be made within 5 Business Days of the date of receipt of such net cash proceeds (subject to the Reinvestment Right);

(d)   100% of the net cash proceeds of Extraordinary Receipts (to be defined in the Exit Facility Credit Agreement in a manner acceptable to the Exit Facility Commitment Parties and the Debtors), which payment shall be made within 5 Business Days of the date of receipt of such net cash proceeds; and

(e)   100% of the net cash proceeds of (x) debt issuances or incurrences not permitted under the Exit Facility Credit Agreement, or (y) debt incurred in accordance with the Exit Facility Credit Agreement to refinance all or a portion of the Exit Facility, which payment shall be made not later than the Business Day immediately after the date on which such debt is incurred or issued; provided, that, for the avoidance of doubt, incurrence of debt not permitted under the debt/liens covenant will trigger an Event of Default under such covenant irrespective of whether prepayment is made.

Representations and Warranties:	To be satisfactory to the Exit Facility Commitment Parties and the Debtors and set forth in the Exit Facility Credit Agreement and other applicable Exit Facility Documents.

Reporting Covenants:

To be satisfactory to the Exit Facility Commitment Parties and the Debtors and set forth in the Exit Facility Credit Agreement.

Subject to the foregoing, to include requirement to deliver to the Exit Facility Agent (for distribution to the Exit Facility Lenders):

•  Within 120 days of fiscal year end: Annual financials (audited; without a going concern qualification other than (x) an upcoming maturity date under debt that is scheduled to mature within 1 year from the time of such report or (y) a prospective inability to satisfy the financial covenants at such time); MD&A; compliance certificate; annual forecast/projections.

•  Within 60 days of fiscal quarter end: Quarterly financials (unaudited); compliance certificate.

•  Within 5 BDs after each calendar month-end:

•  Operating report covering bitcoin production and other key metrics (including each line item currently reported on the Borrower’s website1).

•  Statement showing amount of unrestricted cash and cash equivalents held in deposit accounts subject to DACAs in favor of Collateral Agent, as well as amount/balance of Bitcoin and other cryptocurrencies, in each case, accompanied by certification of compliance with Minimum Liquidity covenant.

Affirmative Covenants:	To be satisfactory to the Exit Facility Commitment Parties and the Debtors and set forth in the Exit Facility Credit Agreement.

[1]	https://corescientific.com/press/core-scientific-announces-august-2023-production-and-operations-updates/

5

Negative Covenants:

To be satisfactory to the Exit Facility Commitment Parties and the Debtors and set forth in the Exit Facility Credit Agreement.

Subject to the foregoing, the negative covenants shall include limitations/prohibitions in respect of the following:

(a)   incurrence of debt/liens Indebtedness (subject to baskets and carve-outs satisfactory to the Exit Facility Commitment Parties and the Debtors and set forth in the Exit Facility Credit Agreement);

(b)   mergers, consolidations, liquidations, dissolutions and fundamental changes (other than a permitted reorganization to be agreed);

(c)   Dispositions;

(d)   dividends and other payments in respect of equity interests and other “restricted payments”;

(e)   investments, loans, advances, guarantees and acquisitions;

(f)   prepayments, purchases or redemptions of any subordinated or junior lien indebtedness for borrowed money;

(g)   transactions with affiliates;

(h)   modifications of organizational documents and documentation governing certain indebtedness;

(i) negative pledges and restrictive agreements;

(j) changes to fiscal year end;

(k)   conduct of business and immaterial subsidiaries;

(l) agreements that limit the Exit Facility Borrower’s or its subsidiaries’ ability to incur debt or liens or make restricted payments;

(m) releases of guarantors upon becoming an excluded subsidiary; and

(n)   creation or designation of unrestricted subsidiaries.

Financial Covenants:

Maximum Total Leverage Ratio

•  2024: 4.5x

•  2025: 3.0x

•  2026: 2.0x

Quarterly testing (including netting of up to $50 million of unrestricted cash held in deposit accounts subject to control agreements in favor of the Exit Facility Agent).

“EBITDA” definition to be satisfactory to the Exit Facility Commitment Parties and the Debtors and set forth in the Exit Facility Credit Agreement.

Minimum Liquidity

$25 million of (i) unrestricted cash held in accounts (including accounts with favorable return) subject to control agreements in favor of the Exit Facility Agent and (ii) the aggregate value in Dollars of the unrestricted Bitcoin owned by Debtors and held in a wallet maintained at Coinbase or another a custodian institution acceptable to the Exit Facility Commitment Parties and the Debtors, and subject to control agreements in favor of the Exit Facility Agent on such date of determination.

Tested end of month, with supporting evidence and certification of compliance to be included in monthly reporting package.

Cash Management: Exit Facility Agent to have a perfected lien over all deposit accounts (subject to carve-outs for trust accounts, escrow accounts, payroll and other employee benefits accounts, and certain other customary exclusions, as agreed to by the Debtors and the Exit Facility Commitment Parties and set forth in the Exit Facility Documents).

Events of Defaults:

To be satisfactory to the Exit Facility Commitment Parties and the Debtors and set forth in the Exit Facility Credit Agreement.

Subject to the foregoing, Events of Default shall include: (i) any nonpayment of principal when due; (ii) any nonpayment of interest, fees or other amounts after 3 Business Days; (iii) any representation or warranty shall be untrue or inaccurate in any material respect (or in any respect, if already qualified by materiality); (iv) (x) any material provision in the Exit Facility Documents (including any subordination

6

provision) ceasing to be in full force and effect, or any party thereto so asserting, or (y) any collateral document ceasing to create a valid and perfected first priority Lien (subject only to limited Liens that are expressly permitted to be senior by the Exit Facility Credit Agreement) on any material portion of the Collateral purported to be covered thereby, or any party thereto so asserting; (v) any breach of, default under, or failure to perform under, any covenant or other term or agreement of any Exit Facility Document (subject, in the case of certain affirmative covenants, to certain grace periods); (vi) any cross-default (including any failure to pay or breach) in respect of (x) indebtedness under the New Secured Notes and New Secured Convertible Notes, and (y) any other indebtedness with an aggregate amount outstanding in excess of $10 million, or any “termination event” or similar under any swap or hedging agreement with a value in excess of $10 million; (vii) any bankruptcy, insolvency or liquidation event in respect of the Exit Facility Borrower or any of its subsidiaries; (viii) certain ERISA events; (ix) undischarged or creditor action to enforce monetary judgments in excess of $10 million; and (x) a Change of Control.

“Change of Control” will be defined in the Exit Facility Credit Agreement in a manner acceptable to the Exit Facility Commitment Parties and the Debtors, but will be triggered if, at any time as of closing:

1.  any person/group (within the meaning of the Exchange Act), excluding Permitted Holders, shall (directly or indirectly) (i) obtain the power (whether or not exercised) to elect a majority of the members of the board of directors of the Borrower/Issuer (or any other direct/indirect parent thereof), or (ii) acquire beneficial ownership (within the meaning of the Exchange Act) or control of 35% or more (on a fully diluted basis) of the voting or economics power/interests in the capital stock of Borrower/Issuer (or any other direct/indirect parent thereof); or

2.  there is (directly or indirectly, and whether pursuant to a single transaction or series of related transactions) a sale or transfer of all or substantially all of the Borrower/Issuer’s assets; or

3.  any “change of control” or “fundamental change” (or any similar event) occurs for purposes of any agreement governing any other debt of any Obligor with an outstanding principal amount exceeding $10 million and results in an Event of Default or redemption/acceleration right.

“Permitted Holder” will be any person that, as of closing, owns a percentage of the common equity of the Reorganized Parent to be acceptable to the Exit Facility Commitment Parties and the Debtors and set forth in the Exit Facility Credit Agreement.

Expenses and Indemnification:	To be satisfactory to the Exit Facility Commitment Parties and the Debtors and set forth in the Exit Facility Credit Agreement.

Other Provisions:	To be satisfactory to the Exit Facility Commitment Parties and the Debtors and set forth in the Exit Facility Credit Agreement (to include customary provisions regarding increased costs, yank-a-bank, illegality, tax indemnities, waiver of trial by jury and other similar provisions).

Voting & Amendments:

“Sacred Rights” Matters	Consent of all affected Exit Facility Lenders to be required for such matters as shall be agreed by the Exit Facility Commitment Parties and the Debtors and set forth in the Exit Facility Credit Agreement.

“Required Lender” Matters	Consent of Exit Facility Lenders (except affiliates of the Borrower) holding more than 50% of outstanding Exit Facility Loans and undrawn Exit Facility Commitments to be required for any matter except a Sacred Right.

Assignments and Participations:	To be satisfactory to the Exit Facility Commitment Parties and the Debtors and set forth in the Exit Facility Credit Agreement.

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Other Terms and Conditions:	To be satisfactory to the Exit Facility Commitment Parties and the Debtors and set forth in the Exit Facility Credit Agreement.

Governing Law and Submission to Exclusive Jurisdiction:	State of New York.

Primary Counsel to Exit Facility Lenders:	Paul Hastings LLP

8

Exhibit B

New Secured Notes Term Sheet

New Secured Notes Term Sheet1

Set forth below is a high-level summary of certain key terms and conditions for the New Secured Notes, to be issued by the Issuer (as defined below) to each Holder of Convertible Notes Secured Claims pursuant to that certain joint chapter 11 plan, including all appendices, exhibits, schedules, and supplements thereto (including, without limitation, any appendices, schedules, and supplements to the Plan contained in the Plan Supplement) (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms thereof, the “Plan”), subject to the additional terms and conditions set forth in the RSA and the applicable Definitive Documents. This Term Sheet does not purport to summarize all of the terms, conditions, representations and other provisions with respect to the transactions referred to herein, which will be set forth in the New Secured Notes Documents, and further determined in accordance with the RSA and the Plan. Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Plan.

Issuer:	Reorganized Parent (the “Issuer”).

Guarantors:	All direct and indirect subsidiaries of the Issuer (subject to limited exceptions as may be agreed by the Requisite Consenting Creditors and the Debtors) (the “Guarantors”).

Trustee/Collateral Agent:	An entity acceptable to the Ad Hoc Noteholder Group and the Issuer, to be determined by the Requisite Consenting Creditors and the Debtors (the “New Secured Notes Agent”).

Closing Date:	The date (occurring on or as soon as reasonably practical after the Effective Date) on which all conditions precedent to the effectiveness of the New Secured Notes Indenture set forth in the New Secured Notes Documents shall be satisfied (or waived by the Ad Hoc Noteholder Group in accordance with the New Secured Notes Documents) (the “Closing Date”).

New Secured Notes:	Senior secured U.S. dollar denominated notes (the “New Secured Notes”, to be issued pursuant to an indenture, the “New Secured Notes Indenture”) in an aggregate principal amount of $150 million, on the terms and conditions set forth in the New Secured Notes Documents.

Maturity Date:	The New Secured Notes will mature on the fourth (4th) anniversary of the Closing Date (the “Maturity Date”). The full principal amount of the New Secured Notes and all accrued and unpaid interest and other amounts due thereon will be due on the Maturity Date or upon earlier acceleration pursuant to the terms of the New Secured Notes Documents.

New Secured Notes Documents:	The New Secured Notes Indenture, the New Secured Notes and related definitive documentation shall be in form and substance satisfactory to the Requisite Consenting Creditors and the Debtors, and, subject to the foregoing, shall be consistent with this Term Sheet, provided that such consent right by the Requisite Consenting Creditors shall (i) not be applied in a manner to make such documents inconsistent with the Restructuring Term Sheet and (ii) be subject to the parties’ rights and obligations under the Restructuring Support Agreement. Subject to the above, the definitive documentation applicable to the New Secured Notes shall include the following agreements, documents and instruments, in each case, in form and substance satisfactory to the Requisite Consenting Creditors and the Debtors (collectively, the “New Secured Notes Documents”): (i) a New Secured Notes Indenture (including guarantees of the New Secured Notes) and the New Secured Notes, (ii) security agreements, pledge agreements, and/or other agreements or instruments relating to the collateral and other credit support to be provided for the New Secured Notes (including, without limitation, one or more intercreditor agreements with respect to the Exit Facility and the New Secured Convertible Notes (collectively, the “Intercreditor Agreements”), mortgages, deeds of assignment or trust, and promissory notes), (iii) one or more agreements, documents and instruments relating to the creation, perfection and/or recordation of the liens and security interests securing the debt and other obligations under the New Secured Notes and related guarantees (including, without limitation, account control agreements, landlord access agreements, powers of attorney, insurance policy endorsements, and UCC-1 financing statements), and (iv) such other agreements, documents and instruments as may be customary for a financing of the type contemplated under the New Secured Notes Indenture or as may otherwise be requested by the New Secured Notes Agent or the Requisite Consenting Creditors. The documents referred to in the preceding paragraph and documents ancillary or related thereto are referred to as the “New Secured Notes Documents”.

[1]	To discuss implementation of agreed-upon Board rights with respect to New Secured Notes (i.e., term of longer of 3 years and maturity or payoff of New Secured Notes).

Interest Rate:	The New Secured Notes will bear interest at 12.5% per annum. Interest is payable in cash on March 15, June 15, September 15 and December 15 of each year, with the initial interest payment due on June 15, 2024.

Amortization:	None.

Optional Prepayments:	The New Secured Notes, including accrued interest, may be prepaid in whole or in part at any time and from time to time subject to a prepayment fee of (i) on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date, 1.00%, (ii) on or after the second anniversary of the Closing Date but prior to the third anniversary of the Closing Date, 2.00%, or (iii) on or after the third anniversary of the Closing Date, 3.00%, in each case, on the aggregate principal amount of the New Secured Notes so prepaid, repaid or refinanced. For the avoidance of doubt, no prepayment fee shall be applicable in connection with any prepayment, repayment or refinancing that occurs prior to the first anniversary of the Closing Date.

Mandatory Prepayments:

Limited to mandatory prepayments with (i) 50% of any cash proceeds, once such cash proceeds are equal to or greater than $50 million, upon exercise of Tranche 1 Warrants (as defined in the New Warrants Term Sheet), to be required no more than two (2) times per year or (ii) to the extent that any cash proceeds remain after the Issuer complies with any such mandatory prepayment requirements under the Exit Facility, 100% of the net cash proceeds of any “Asset Sale” (any disposition of the New Secured Notes’ collateral (the “Collateral”), in each case, within ten (10) Business Days of the date of receipt of such net cash proceeds, and in the case of clause (ii), subject to (x) applicable lien priorities, (y) the Reinvestment Right (as defined in the Exit Facility) and (z) certain exceptions for equipment replacements and similar transactions to be agreed among the Debtors and the Requisite Consenting Creditors.

Definitions used herein to be agreed in the definitive documentation by the Requisite Consenting Creditors and the Debtors.

Prepayment Premium:	In addition, as a result of acceleration of the New Secured Notes, the prepayment premium set forth in “Optional Prepayments” above shall apply.

Change of Control Offer:	If a Change of Control (definition to be agreed among the Debtors and the Requisite Consenting Creditors) occurs, the Issuer shall offer to purchase the New Secured Notes at 101%, plus accrued and unpaid interest, if any, to the repurchase date.

Security:	Secured by a valid and perfected lien and security interest on the Collateral (as defined in the Exit Term Sheet), with liens to be junior in priority to liens securing the Exit Facility provided by members of the Ad Hoc Noteholder Group and subject to the terms of the Intercreditor Agreement(s).

Affirmative Covenants:	Substantially consistent with the Exit Facility provided by the Ad Hoc Noteholder Group.

Negative Covenants:	Substantially consistent with the Exit Facility provided by the Ad Hoc Noteholder Group.

Crypto-Specific Covenants:	Substantially consistent with the Exit Facility provided by the Ad Hoc Noteholder Group.

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Representations and Warranties:	Substantially consistent with the Exit Facility provided by the Ad Hoc Noteholder Group.

Reporting Requirements:	Substantially consistent with the Exit Facility provided by the Ad Hoc Noteholder Group.

Events of Defaults:	Any cross-acceleration in respect of (x) indebtedness under the Exit Facility and/or New Convertible Notes, and (y) any other indebtedness (including any miner indebtedness) with an aggregate amount outstanding in excess of $10 million or any “termination event” or similar event under any swap or hedging agreement with a value in excess of $10 million; nonpayment of principal when due; nonpayment of interest, fees or other amounts after three (3) Business Days; (x) a material provision in the New Secured Notes Documents (including any subordination provision) ceasing to be in full force and effect, or any party thereto so asserting, or (y) any collateral document ceasing to create a valid and perfected second priority Lien (subject only to limited Liens that are expressly permitted to be senior by the New Secured Notes Documents) on any material portion of the Collateral purported to be covered thereby, or any party thereto so asserting; any breach of, default under, or failure to perform under, any covenant or other term or agreement of any New Secured Notes Document (subject, in the case of certain affirmative covenants, to certain grace periods); cessation of business; default with respect to the Contingent Payment Obligations; criminal convictions or subordination documents ceasing to be in full force and effect or the Issuer or any of its subsidiaries so asserting; any bankruptcy, insolvency or liquidation event in respect of the Issuer or any of its subsidiaries; certain ERISA events; undischarged or creditor action to enforce money judgments in excess of $10 million; and such other Events of Default to be agreed among the Debtors and the Requisite Consenting Creditors.

Expenses and Indemnification:	Usual and customary expense reimbursement, indemnification and other provision for facilities of this kind and satisfactory to the Requisite Consenting Creditors and the Debtors and set forth in the New Secured Notes Documents.

Other Provisions:	To be satisfactory to the Requisite Consenting Creditors and the Debtors and set forth in the New Secured Notes Documents (to include customary provisions regarding increased costs, illegality, tax indemnities, waiver of trial by jury and other similar provisions).

Amendments:	The New Secured Notes Indenture will include amendment provisions that are usual and customary for facilities this kind and substantially consistent with the Exit Facility provided by the Ad Hoc Noteholder Group. Consent of Holders holding greater than 50% of the outstanding notes under the New Secured Notes Indenture to be required for any matter except a sacred right, and Customary amendments for typos and other scrivener’s errors shall not require Holder consent.

Transferability:	New Secured Notes to be issued pursuant to Section 1145 of the Bankruptcy Code and a Trust Indenture Act-qualified indenture and shall (i) be freely tradeable, (ii) have a CUSIP and (iii) be issued through The Depository Trust Company.

Governing Law and Submission to Exclusive Jurisdiction: Primary Counsel to Ad Hoc Noteholder Group:	State of New York. Paul Hastings LLP.

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Exhibit C

New Secured Convertible Notes Term Sheet

New Secured Convertible Notes Term Sheet

Set forth below is a high-level summary of certain key terms and conditions for the New Secured Convertible Notes, to be issued by the Issuer (as defined below) to each Holder of Convertible Notes Secured Claims, pursuant to that certain joint chapter 11 plan, including all appendices, exhibits, schedules, and supplements thereto (including, without limitation, any appendices, schedules, and supplements to the Plan contained in the Plan Supplement) (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms thereof, the “Plan”), subject to the additional terms and conditions set forth in the RSA and the applicable Definitive Documents (as defined in the RSA). This Term Sheet does not purport to summarize all of the terms, conditions, representations and other provisions with respect to the transactions referred to herein, which will be set forth in the New Secured Convertible Notes Documents, and further determined in accordance with the RSA and the Plan. Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Plan.

Issuer:	Reorganized Parent (the “Issuer”).

Security Description:	Secured convertible notes to be issued to Holders of Convertible Notes Secured Claims (the “New Secured Convertible Notes”), on the terms and conditions set forth in the New Secured Convertible Notes Documents.

Guarantors:	All direct and indirect subsidiaries of the Issuer (subject to limited exceptions as may be agreed by the Ad Hoc Noteholder Group and the Debtors) (the “Guarantors”).

Trustee/Collateral Agent: Closing Date:	An entity acceptable to the Requisite Consenting Creditors, in their sole discretion The New Secured Convertible Notes Indenture will become effective and the New Secured Convertible Notes will be issued on the date (occurring on the Effective Date) on which all conditions precedent to the effectiveness of the New Secured Convertible Notes Indenture set forth in the New Secured Convertible Notes Documents shall be satisfied (or waived by the Ad Hoc Noteholder Group in accordance with the New Secured Convertible Notes Documents) (the “Closing Date”).

Initial Principal Amount:	$260,000,000.

New Secured Convertible Notes Documents:

The New Secured Convertible Notes Indenture, the New Secured Convertible Notes and related definitive documentation shall be in form and substance satisfactory to the Requisite Consenting Creditors and the Debtors, and, subject to the foregoing, shall be consistent with this Term Sheet, provided that such consent right by the Requisite Consenting Creditors shall (i) not be applied in a manner to make such documents inconsistent with the Restructuring Term Sheet (as defined in the RSA) and (ii) be subject to the parties’ rights and obligations under the RSA. Subject to the above, the definitive documentation applicable to the New Secured Convertible Notes shall include the following agreements, documents and instruments, in each case, in form and substance satisfactory to the Requisite Consenting Creditors and the Debtors: (i) a New Secured Convertible Notes Indenture (including guarantees of the New Secured Convertible Notes) and the New Secured Convertible Notes, (ii) security agreements, pledge agreements, and/or other agreements or instruments relating to the collateral and other credit support to be provided for the New Secured Convertible Notes (including, without limitation, one or more intercreditor agreements with respect to the Exit Facility and the New Secured Notes (collectively, the “Intercreditor Agreements”), mortgages, deeds of assignment or trust, and promissory notes), (iii) one or more agreements, documents and instruments relating to the creation, perfection and/or recordation of the liens and security interests securing the debt and other obligations under the New Secured Convertible Notes and related guarantees (including, without limitation, account control agreements, landlord access agreements, powers of attorney, insurance policy endorsements, and UCC-1 financing statements), and (iv) such other agreements, documents and instruments as may be customary for a financing of the type contemplated under the New Secured Convertible Notes Indenture or as may otherwise be requested by the New Secured Convertible Notes Agent or the Requisite Consenting Creditors.

The documents referred to in the preceding paragraph and documents ancillary or related thereto are referred to as the “New Secured Convertible Notes Documents”.

Calculated based on a per share price assuming a total enterprise value of $1,650,000,000 (the

Initial Conversion Price:	“Conversion Price”), subject to anti-dilution protections as described below.

Interest Rate:	Each New Secured Convertible Note will bear interest at either, at the Issuer’s option, (i) 10% per annum payable in cash (the “Cash Only Interest”) or (ii) 6% per annum payable in cash and 6% per annum payable-in-stock (the “Cash/PIK Interest”); provided that the payable-in-stock portion of the Cash/PIK Interest will be payable in New Common Interests using a price equal to the 20-consecutive trading day VWAP of the New Common Interests immediately preceding the 3 business days prior to the applicable interest payment date. Interest is payable on March 15, June 15, September 15 and December 15 of each year, with the initial interest payment due on June 15, 2024. The Issuer will elect 5 business days prior to each interest payment date whether to pay Cash Only Interest or the Cash/PIK Interest on such interest payment date.

Maturity Date:	Fifth anniversary of the Closing Date.

Amortization:	None.

Security:	Secured by a valid and perfected lien and security interest on the Collateral (as defined in the Exit Term Sheet), with liens to be junior in priority to liens securing the Exit Facility provided by members of the Ad Hoc Noteholder Group and New Secured Notes and will be subject to the terms of the Intercreditor Agreements.

Conversion at Option of Holders:

Holders may elect to convert their New Secured Convertible Notes into New Common Interests at any time prior to maturity at the then applicable Conversion Price. The Issuer may elect to deliver New Common Interests or a combination of both cash and New Common Interests (such cash consideration capped at an amount equal to the par value of the New Secured Convertible Notes being converted, and total consideration based upon the trading value of the New Common Interests at the time of conversion) upon any holder conversion election.

No holder drag-along rights.

Mandatory Conversion:	The New Secured Convertible Notes will mandatorily convert into New Common Interests at the then applicable Conversion Price if the Enterprise Value of the Issuer (which price per New Common Interest shall be determined as of the Closing Date) equals or exceeds $2.1 billion each day for 20-consecutive trading days (based on the daily VWAP of the New Common Interests).

Anti-Dilution Protection:	Adjustments to the Conversion Price for certain Specified Transactions (excluding in the case of below-market issuances, underwriting discounts, fees, commissions or similar discounts). Specified Transactions refer to (i) stock splits, (ii) dividends consisting of New Common Interests, (iii) other stock subdivisions, combinations or reclassifications, (iv) rights offerings at discount, (v) “below market” equity issuances, (vi) tender offers or exchange offers at a premium, (vii) dividends or distributions to all holders of New Common Interests of capital stock (other than New Common Interests), indebtedness, rights or warrants to purchase capital stock (other than New Common Interests) or property or cash, (viii) mergers or consolidations and (ix) spin-offs, in each case, including customary exceptions.

Repurchase at Option of Holders:

At the option of each holder, for all or part of its New Secured Convertible Notes, right to put New Secured Convertible Notes to Issuer in the event of a Fundamental Change at the principal amount thereof plus accrued interest to the repurchase date. A “Fundamental Change” shall be deemed to have occurred at the time after the New Secured Convertible Notes are originally issued if any of the following occurs:

1. any person or group (within the meaning of the Securities Exchange Act of 1934 (the “Exchange Act”)), excluding certain permitted holders, shall (directly or indirectly) (a) obtain the power (whether or not exercised) to elect a majority of the members of the board of directors of the Issuer (or any other direct/indirect parent thereof), or (b) acquire beneficial ownership (within the meaning of the Exchange Act) or control of 35% or more (on a fully diluted basis) of the voting or economic power/interests in the capital stock of the Issuer (or any other direct/indirect parent thereof); or

2

2. there is (directly or indirectly, and whether pursuant to a single transaction or series of related transactions) a sale or transfer of all or substantially all of the Issuer’s assets; or

3. any “change of control” or “fundamental change” (or any similar event) occurs for purposes of any agreement governing any other debt of the Issuer or any Guarantor with an outstanding principal amount exceeding $10 million; or

4. (a) the New Common Interests (or other property into which the New Secured Convertible Notes are then convertible) ceases to be listed on NYSE or NASDAQ, or (b) the Issuer’s stockholders or any subsidiary’s governing body approves any plan or proposal for the liquidation or dissolution of the Issuer or any of its direct or indirect subsidiaries.

Redemption:	Non-call for life.

Make-Whole Fundamental Change:	Customary make-whole fundamental change provision, including an increase in the conversion rate by a number of additional shares determined pursuant to a make-whole fundamental change table based on market convention for convertible note instruments.

Other Covenants:	Affirmative, negative and crypto-specific covenants substantially consistent with the New Secured Notes Documents.

Representations and Warranties:	None.

Reporting Requirements:	Consistent with the New Secured Notes Documents.

Amendments:	The New Secured Convertible Notes Indenture will include amendment provisions that are substantially consistent with the New Secured Notes Indenture.

Expenses and Indemnification:	The New Secured Convertible Notes Documents will include expense reimbursement, indemnification and other provisions that are substantially consistent with the New Secured Notes Documents.

Other Provisions:	The New Secured Convertible Notes Documents will include provisions regarding increased costs, illegality, tax indemnities, waiver of trial by jury and other similar provisions that are substantially consistent with the New Secured Notes Documents.

Events of Default:	Substantially consistent with the events of default provisions in the New Secured Notes Indenture, plus such defaults as are usual and customary for convertible notes.

Tradability / Liquidity:	The offer, issuance, and distribution of New Secured Convertible Notes (and the issuance of the New Common Interests upon conversion thereunder or in the event the Issuer elects the Stock-for-PIK Option) will be exempt, pursuant to section 1145 of the Bankruptcy Code from registration under the Securities Act and the New Secured Convertible Notes will be issued pursuant to a Trust Indenture Act-qualified indenture. The New Secured Convertible Notes (and the New Common Interests upon conversion thereunder) will be (i) freely tradeable, (ii) have a CUSIP and (iii) be issued through The Depository Trust Company. The Issuer will use commercially reasonable efforts to engage, at its expense, a third-party pricing service to mark to market, on a daily basis, the price of the New Secured Convertible Notes (at the specifications to be provided by the Holders), as long as the New Secured Convertible Notes are outstanding, and the derived pricing information will be furnished to the holders requesting such information on a daily basis.

Governing Law: Primary Counsel to Ad Hoc Noteholder Group:	New York. Paul Hastings LLP.

3

Exhibit D

Contingent Payment Obligations Term Sheet

Contingent Payment Obligations Term Sheet

Set forth below is a high-level summary of certain key terms and conditions for the Contingent Payment Obligations, to be issued by the Payor (as defined below) to each Holder of Convertible Notes Secured Claims that receives a distribution of New Common Interests pursuant to the Convertible Noteholders Equity Distribution,1 pursuant to that certain joint chapter 11 plan, including all appendices, exhibits, schedules, and supplements thereto (including, without limitation, any appendices, schedules, and supplements to the Plan contained in the Plan Supplement) (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms thereof, the “Plan”), subject to the additional terms and conditions set forth in the RSA and the applicable Definitive Documents (as defined in the RSA). This Term Sheet does not purport to summarize all of the terms, conditions, representations and other provisions with respect to the transactions referred to herein, which will be set forth in the Contingent Payment Obligations Agreement, and further determined in accordance with the RSA and the Plan. Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Plan.

Payor:	Reorganized Parent (the “Payor”).

Payee:	Each Holder of Convertible Notes Secured Claims that receives a distribution of New Common Interests pursuant to the Convertible Noteholders Equity Distribution or its transferee (each, a “Payee”).

Payment Amounts and Testing Periods:

The first testing period shall begin on the Effective Date of the Plan and end on the first anniversary of the Effective Date (the first anniversary of the Effective Date, the “First Testing Date”). Within forty-five (45) days following the First Testing Date, subject to the Dispute Resolution Procedures (as defined and as set forth below), the Payor shall pay to each Payee (the “Year 1 Contingent Payment Obligation”): Cash equal to such Payee’s Pro Rata Share of the lesser of (i) $43,333,333.33 and (ii) the difference between (a) $260,000,000 and (b) the Fair Market Value of the Convertible Noteholders Equity Distribution, without taking into account New Common Interests distributed on account of any accrued interest at the rate provided under the August Convertible Notes and April Convertible Notes, as applicable, from January 15, 2024 through the Effective Date in accordance with sections 1.15 and 1.16 of the Plan (the “CPO Measurement New Common Interests”), as determined below (the “First Anniversary Payment Amount”); for the avoidance of doubt, to the extent that the Fair Market Value of the CPO Measurement New Common Interests is equal to or in excess of $260,000,000 with respect to the First Testing Date (calculated in accordance with the section entitled “Fair Market Value”), Payor shall not owe any amounts to Payee, and the Year 1 Contingent Payment Obligation shall be extinguished.

The second testing period shall begin on the first anniversary of the Effective Date and end on the second anniversary of the Effective Date (the second anniversary of the Effective Date, the “Second Testing Date”). Within forty-five (45) days following the Second Testing Date, subject to the Dispute Resolution Procedures, the Payor shall pay to each Payee (the “Year 2 Contingent Payment Obligation”): Cash or New Common Interests, in the Reorganized Parent’s sole discretion, equal to such Payee’s Pro Rata Share of the lesser of (i) $43,333,333.33 and (ii) the difference between (a) $260,000,000 minus the First Anniversary Payment Amount and (b) the Fair Market Value of the CPO Measurement New Common Interests, as determined below (the “Second Anniversary Payment Amount”); for the avoidance of doubt, to the extent that the Fair Market Value of the CPO Measurement New Common Interests is equal to or in excess of $260,000,000 minus the First Anniversary Payment Amount, with respect to the Second Testing Date (calculated in accordance with the section entitled “Fair Market Value”), Payor shall not owe any amounts to Payee, and the Year 2 Contingent Payment Obligation shall be extinguished.

The third testing period shall begin on the second anniversary of the Effective Date and end on the third anniversary of the Effective Date (the third anniversary of the Effective Date, the “Third Testing Date” and, together with the First Testing Date and the Second Testing Date, each, a “Testing Date”). Within forty-five (45) days following the Third Testing Date, subject to the Dispute Resolution Procedures, the Payor shall pay to each Payee (the “Year 3

[1]

For the avoidance of doubt, the definition of “Convertible Noteholder Equity Distribution” in the Plan reflects (i) $300,000,000 plus (ii) any accrued interest at the rate provided under the August Convertible Notes and April Convertible Notes, as applicable, from January 15, 2024 through the Effective Date in accordance with sections 1.15 and 1.16 of the Plan, which has been included for purposes of calculating distributions in accordance with sections 4.1 and 4.2 of the Plan. However, in no event shall the aggregate value, based on Plan Value, of New Common Interests distributed pursuant to the Convertible Noteholders Equity Distribution exceed (i) $260,000,000 plus (ii) any accrued interest at the rate provided under the August Convertible Notes and April Convertible Notes, as applicable, from January 15, 2024 through the Effective Date in accordance with sections 1.15 and 1.16 of the Plan, after taking into account the Designated Amount that will become obligations under the Exit Facility.

Contingent Payment Obligation” and, together with the Year 1 Contingent Payment Obligation and Year 2 Contingent Payment Obligation, the “Contingent Payment Obligations”): Cash or New Common Interests, in the Reorganized Parent’s sole discretion, equal to such Payee’s Pro Rata Share of the lesser of (i) $43,333,333.33 and (ii) the difference between (a) $260,000,000 minus the sum of the First Anniversary Payment Amount and the Second Anniversary Payment Amount and (b) the Fair Market Value of the CPO Measurement New Common Interests, as determined below (the “Third Anniversary Payment Amount” and, together with the First Anniversary Payment Amount and the Second Anniversary Payment Amount, the “Payment Amounts”); for the avoidance of doubt, to the extent that the Fair Market Value of the CPO Measurement New Common Interests is equal to or in excess of $260,000,000 minus the First Anniversary Payment Amount and the Second Anniversary Payment Amount, with respect to the Third Testing Date (calculated in accordance with the section entitled “Fair Market Value”), Payor shall not owe any amounts to Payee, and the Year 3 Contingent Payment Obligation shall be extinguished.

Fair Market Value:

Fair Market Value of the CPO Measurement New Common Interests shall be determined by reference to:

a.   As it relates to the First Testing Date, the product of (i) the volume weighted average of the closing price over the consecutive sixty (60) calendar day period immediately prior to the First Testing Date multiplied by (ii) the number of New Common Interests that comprise the CPO Measurement New Common Interests;

b.  As it relates to the Second Testing Date, the product of (i) the volume weighted average of the closing price over the consecutive sixty (60) calendar day period immediately prior to the Second Testing Date multiplied by (ii) the number of New Common Interests that comprise the CPO Measurement New Common Interests; and

c.   As it relates to the Third Testing Date, the product of (i) the volume weighted average of the closing price over the consecutive sixty (60) calendar day period immediately prior to the Third Testing Date multiplied by (ii) the number of New Common Interests that comprise the CPO Measurement New Common Interests.

Calculation Agent:	The Payment Amounts shall be determined by a Calculation Agent, which Calculation Agent shall be mutually acceptable to the Debtors and the Ad Hoc Noteholder Group and shall be set forth in the Contingent Payment Obligations Agreement. The Calculation Agent shall determine the applicable Payment Amount and provide written notice to the Payor and each Payee of the applicable Payment Amount no later than fourteen (14) days following the applicable Testing Date. The Payor and each Payee shall have fourteen (14) days following the receipt of such notice to object to the Calculation Agent’s Payment Amount determination. Dispute resolution procedures (the “Dispute Resolution Procedures”) are to be agreed between the Debtors and the Ad Hoc Noteholder Group.

Assignability/Characterization:	The Contingent Payment Obligations shall (i) be freely assignable and publicly tradeable by each Payee, (ii) have a CUSIP, and (iii) be issued through The Depository Trust Company. The Contingent Payment Obligations will be exempt from registration under the Securities Act of 1933 pursuant to Section 1145 of the Bankruptcy Code. The Contingent Payment Obligations shall not be considered a “debt security.”

Exhibit E

New Miner Equipment Lender Debt Term Sheet (Default)

New Miner Equipment Lender Debt Term Sheet (Default)

Set forth below is a summary of certain key terms for the Miner Equipment Loans (as defined below), to be issued by the New Equipment Borrower (as defined below) to each Miner Equipment Lender (as defined below) that (i) is an existing lender under a Miner Equipment Lender Agreement described in the Plan (as defined below) and (ii) does not elect either Miner Equipment Lender Treatment Election 1 or Miner Equipment Lender Election 2 (each as defined in the Plan), pursuant to that certain joint chapter 11 plan, including all appendices, exhibits, schedules, and supplements hereto (including, without limitation, any appendices, schedules, and supplements to the Plan contained in the Plan Supplement), (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms thereof, the “Plan”). This summary of proposed terms and conditions does not purport to summarize all of the terms, conditions, representations and other provisions with respect to the transactions referred to herein, which will be set forth in the Miner Equipment Facility Documents (as defined below). Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Plan.

Borrower:	The Debtor that is party to the applicable Miner Equipment Lender Agreement (as defined in the Plan), a [•] [corporation] (the “New Equipment Borrower”).

Lender:	The Holder of a Miner Equipment Lender Secured Claim (the “Miner Equipment Lender”) that does not timely elect Miner Equipment Lender Treatment Election 1 or Miner Equipment Lender Treatment Election 2.

Closing Date:	The Effective Date.

Principal Amount:	The amount listed next to a Miner Equipment Lender’s name under the column “Principal of New Debt – Default Miner Equipment Lender Treatment” on Exhibit J of the Plan (the “Miner Equipment Facility Loan Amount”). For the avoidance of doubt, no Miner Equipment Lender that elects Miner Equipment Lender Treatment Election 1 or Miner Equipment Lender Treatment Election 2 is bound by the Miner Equipment Facility Loan Amount or the “Allowed Secured Claim (as of the Petition Date)” set forth on Exhibit J of the Plan in this proceeding or any future proceeding.

Miner Equipment Facility:	A senior secured U.S. dollar denominated term loan facility in an aggregate principal amount equal to the applicable Miner Equipment Facility Loan Amount (the “Miner Equipment Facility” and the loans made thereunder, the “Miner Equipment Loans”) to be issued in full and final satisfaction of the applicable Miner Equipment Lender Secured Claims upon the Effective Date.

Maturity Date:	The Miner Equipment Loans will mature five (5) years from the Effective Date.

Miner Equipment Facility Agreement Documents:	The Miner Equipment Facility will be documented in a loan and security agreement (the “Miner Equipment Facility Agreement”) and will be secured pursuant thereto. The document referred to in the preceding sentence and documents ancillary or related thereto are referred to as the “Miner Equipment Facility Documents.” The Miner Equipment Facility Documents will reflect the terms set forth therein and otherwise be in form and substance reasonably acceptable to the New Equipment Borrower and the applicable Miner Equipment Lender if such Miner Equipment Lender is a Settling Equipment Lender.

Interest Rate:

9.00% per annum, consisting of 5.00% cash and 4.00% paid-in-kind, subject to a three (3)-day grace period.

For Settling Equipment Lenders, upon the occurrence and during the continuance of an Event of Default (as defined below), the obligations under the Miner Equipment Facility shall bear interest at a rate equal to an additional 2.0% per annum over the rate otherwise applicable, with such interest being payable in cash on demand.

Scheduled Amortization

Commencing with the thirty-seventh (37th) month after the Effective Date:

(A) Beginning at the end of the first quarter following the third anniversary of the Effective Date: 30.00 % of the outstanding principal amount of the applicable Miner Equipment Loan (including PIK interest) as of the third anniversary of the Effective Date, payable quarterly;

(B) Beginning at the end of the first quarter following the fourth anniversary of the Effective Date: 30.00 % of the remaining outstanding principal amount of the applicable Miner Equipment Loan (including PIK interest) as of the third anniversary of the Effective Date, payable quarterly; and

(C) all remaining amounts outstanding shall be due on the Maturity Date.

Optional Prepayments:	No restrictions on optional prepayment, and the Miner Equipment Loans, including accrued interest, may be prepaid at any time and from time to time at par, without premium or penalty.

Mandatory Prepayments	Limited to net cash proceeds from sales of Equipment Collateral (as defined below) and net cash proceeds of casualty events; provided, that, at the New Equipment Borrower’s option, such disposed Equipment Collateral may be replaced by equipment assigned to the Miner Equipment Lender as Equipment Collateral, the value of which shall not exceed the reasonably equivalent value of the replaced Equipment Collateral.

Prepayment / Make Whole Premium:	None.

Equipment Collateral:

The Collateral securing the Miner Equipment Lender’s existing equipment loan/lease (the “Equipment Collateral”).

In connection with the Equipment Collateral, the Miner Equipment Lenders Agent shall collectively enter into an intercreditor agreement with the trustee, agent, and/or holders of the New Secured Notes, the New Secured Convertible Notes, and the Exit Facility.

Conditions Precedent:	The Miner Equipment Facility will become effective and the Miner Equipment Loans will be issued upon satisfaction (or waiver) of conditions precedent acceptable to the Miner Equipment Lenders including, without limitation: (i) the Miner Equipment Lender not timely electing Miner Equipment Lender Treatment Election 1 or Miner Equipment Lender Treatment Election 2 pursuant to the Plan; (ii) the applicable Miner Equipment Facility Documents being in form and substance reasonably acceptable to the applicable Miner Equipment Lender if such Miner Equipment Lender is a Settling Equipment Lender; and (iii) the occurrence of the Effective Date.

Covenants	Customary for an equipment loan.

Financial Covenants:	Customary for an equipment loan.

Representations and Warranties	Customary for an equipment loan.

Reporting:	Customary for an equipment loan.

Events of Default:	Customary for an equipment loan.

Governing Law and Submission to Exclusive Jurisdiction:	State of New York.

Professional Fees:	Capped at $4.0 million among the Settling Miner Equipment Lenders, as allocated among the Settling Miner Equipment Lenders.

2

Exhibit F

New Miner Equipment Lender Debt Term Sheet (Election 2)

New Miner Equipment Lender Debt Term Sheet (Election 2)

Set forth below is a summary of certain key terms for the Miner Equipment Facility Documents (as defined below), to be issued by the New Equipment Borrower (as defined below) to each Miner Equipment Lender (as defined below) that (i) is an existing lender under a Miner Equipment Lender Agreement described in the Plan (as defined below) and (ii) elects Miner Equipment Lender Treatment Election 2 (as defined in the Plan), pursuant to that certain joint chapter 11 plan, including all appendices, exhibits, schedules, and supplements hereto (including, without limitation, any appendices, schedules, and supplements to the Plan contained in the Plan Supplement), (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms thereof, the “Plan”). This summary of proposed terms and conditions does not purport to summarize all of the terms, conditions, representations and other provisions with respect to the transactions referred to herein, which will be set forth in the Miner Equipment Facility Documents. Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Plan.

Borrower:	The Debtor that is party to the applicable Miner Equipment Lender Agreement (as defined in the Plan), a [•] [corporation] (the “New Equipment Borrower”).

Lender:	The Holder of a Miner Equipment Lender Secured Claim (the “Miner Equipment Lender”) that timely elects Miner Equipment Lender Treatment Election 2.

Closing Date:	The Effective Date.

Original Principal Amount:	The amount listed next to a Miner Equipment Lender’s name under the column “Principal of New Debt – Miner Equipment Lender Treatment Election 2” on Exhibit J of the Plan, (the “Miner Equipment Facility Loan Amount”), which is equal to eighty percent (80%) of each Miner Equipment Lender Claim, and is subject to an aggregate cap of $[203,519,799.42].[1]

Miner Equipment Facility:	A senior secured U.S. dollar denominated term loan facility in an aggregate principal amount equal to the applicable Miner Equipment Facility Loan Amount (the “Miner Equipment Facility” and the loans made thereunder, the “Miner Equipment Loans”) secured by the Equipment Collateral (as defined below) to be deemed issued in full and final satisfaction of the applicable Miner Equipment Lender Secured Claims upon the Effective Date.

Maturity Date:	The Miner Equipment Loans will mature five (5) years from the Effective Date.

Miner Equipment Facility Agreement Documents:	The Miner Equipment Facility will be documented in a loan and security agreement (the “Miner Equipment Facility Agreement”) and will be secured pursuant thereto. The document referred to in the preceding sentence and documents ancillary or related thereto are referred to as the “Miner Equipment Facility Documents.” The Miner Equipment Facility Documents will reflect the terms set forth herein and otherwise be in form and substance reasonably acceptable to the applicable New Equipment Borrower and the applicable Miner Equipment Lender.

Interest Rate:

Interest shall be payable quarterly in arrears on the last day of each calendar quarter, subject to a three (3)-day grace period:

(A) during the first two (2) years of the term:

1.  13.0% annual interest, consisting of 3.0% cash interest and 10.0% paid-in-kind (the “Standard Interest Rate Payment”);

provided, that, at the New Equipment Borrower’s option, made with notice at least five (5) days prior to the due date of any interest payment during this period, the New Equipment Borrower may instead elect to pay such quarterly interest payment at a rate of:

1.  12.0% annual interest, consisting of 5.0% cash interest and 7.0% paid-in-kind; or

2.  8.0% annual interest payable in cash.

Should no timely election be made by the New Equipment Borrower for a quarterly interest payment during this period, then the New Equipment Borrower shall pay the Standard Interest Rate Payment.

(B) following the first two (2) years of the term, 10.0% annual interest payable in cash.

Upon the occurrence and during the continuance of an Event of Default (as defined below), the obligations under the Miner Equipment Facility shall bear interest at a rate equal to an additional 2.0% per annum over the rate otherwise applicable, with such interest being payable in cash on demand.

[1]

Represents approximately 80% of the aggregate projected $254.4 million Miner Equipment Lender Claims assuming an Effective Date of January 22, 2024. This figure will be updated prior to the Effective Date to reflect the actual aggregate Miner Equipment Lender Claims as of the Effective Date

Scheduled Amortization

Commencing with the twenty-fifth (25th) month after the Effective Date:

(A) Beginning at the end of the first quarter following the second anniversary of the Effective Date: 50.00 % of the aggregate outstanding principal amount of the applicable Miner Equipment Loan (including PIK interest) as of the second anniversary of the Effective Date, payable quarterly;

(B) Beginning at the end of the first quarter following the third anniversary of the Effective Date: 25.00 % of the aggregate outstanding principal amount of the applicable Miner Equipment Loan (including PIK interest) as of the second anniversary of the Effective Date, payable quarterly; and

(C) Beginning at the end of the first quarter following the fourth anniversary of the Effective Date: 25.00 % of the aggregate outstanding principal amount of the applicable Miner Equipment Loan (including PIK interest) as of the second anniversary of the Effective Date, payable quarterly.

Optional Prepayments:	No restrictions on optional prepayment, and the Miner Equipment Loans, including accrued interest, may be prepaid at any time and from time to time at par, without premium or penalty.

Mandatory Prepayments	Limited to (i) the Excess Cash Flow Sweep (as defined below) and (ii) net cash proceeds from sales of such sold Equipment Collateral (as defined below) and net cash proceeds of casualty events.

Prepayment / Make Whole Premium:	None.

Equipment Collateral:

(A) The existing collateral securing the Miner Equipment Lender’s existing equipment loan/lease (the “Existing Collateral”); and

(B) The Settling Miner Equipment Lenders that elect Miner Equipment Lender Treatment Election 2 will receive a duly-perfected and validly enforceable first-priority lien on the first $52,500,000 of new, non-financed miners acquired by the Reorganized Debtors following the Effective Date (the “Additional Collateral”); provided, that, the $52,500,000 of the Additional Collateral allocated to the Settling Equipment Lenders shall be reduced on a pro rata basis to the extent more than 25% (measured by allowed claim amount) of the Settling Equipment Lenders do not elect Miner Equipment Lender Takeback Debt (Election 2) calculated as (1) $52,500,000 multiplied by (2)(a) the quotient of (i) all Settling Equipment Lenders’ Allowed Miner Equipment Lender Claims (as of the Petition Date) electing Miner Equipment Lender Treatment Election 2 divided by (ii) the aggregate amount of all Allowed Miner Equipment Lender Claims of the Settling Equipment Lenders (as of the Petition Date) divided by (b) 75%;[2] provided, further, that each Settling Miner Equipment Lender that elects Miner Equipment Lender Treatment Election 2 shall hold a percentage interest in the Additional Collateral equal to the total aggregate hashing power of such lender’s Existing Collateral listed on Schedule 1 hereto as a percentage of the total aggregate hashing power of all the Existing Collateral securing the Settling Miner Equipment Lenders’ Miner Equipment Loans that elect Miner Equipment Lender Treatment Election 2 listed on Schedule 1 hereto (such clauses (A) and (B) above, together, the “Equipment Collateral”).

In connection with the Equipment Collateral, the Miner Equipment Lenders Agent shall collectively enter into an intercreditor agreement with the trustee, agent, and/or holders of the New Secured Notes, the New Secured Convertible Notes, and the Exit Facility.

[2]

For example, if 70% of the Settling Equipment Lenders (measured by allowed claim amounts) that held secured claims against the Debtors as of the petition date elect Miner Equipment Lender Treatment Election 2, the $52,500,000 of Additional Collateral shall be reduced by 6.67% (one (1) minus the quotient of 70% divided by 75%), or $3,500,000, such that the Settling Equipment Lenders electing Miner Equipment Lender Treatment Election 2 shall receive $49,000,000 of Additional Collateral rather than $52,500,000 of Additional Collateral. If 50% of the Settling Equipment Lenders (measured by allowed claim amounts) that held secured claims against the Debtors as of the petition date elect Miner Equipment Lender Treatment Election 2, the $52,500,000 of Additional Collateral shall be reduced by 33.33% (one (1) minus the quotient of 50% divided by 75%), or $17,500,000, such that the Settling Equipment Lenders electing Miner Equipment Lender Treatment Election 2 shall receive $35,000,000 of Additional Collateral rather than $52,500,000 of Additional Collateral.

2

Conditions Precedent:	The Miner Equipment Facility will become effective and the Miner Equipment Loans will be issued upon satisfaction (or waiver) of conditions precedent acceptable to the Miner Equipment Lenders including, without limitation: (i) the Miner Equipment Lender timely electing Miner Equipment Lender Treatment Election 2 pursuant to the Plan; (ii) the applicable Miner Equipment Facility Documents being in form and substance reasonably acceptable to the applicable Miner Equipment Lender if such Miner Equipment Lender elects Miner Equipment Lender Treatment Election 2 pursuant to the Plan; and (iii) the occurrence of the Effective Date.

Excess Cash Flow Sweep / Prepay	[TBD] (the “Excess Cash Flow Sweep”).

Asset Sales	The New Equipment Borrower may sell Equipment Collateral for fair market value to the extent that (i) the net cash proceeds of such sale are used to repay the New Equipment Loans as contemplated by the Mandatory Prepayments section above or (ii) it assigns replacement Equipment Collateral of reasonably equivalent value to the Miner Equipment Lender; provided that any such net cash proceeds used to repay the New Equipment Loans during the first 24 months after the Effective Date may be credited against future quarterly amortization payments beginning with the first quarterly amortization payment due following such sale; if net cash proceeds are in excess of the amount of the first quarterly amortization payment, any remaining proceeds will credit against the next quarterly amortization payment due, and then against subsequent quarterly amortization payments, in order of earliest due date, to the extent net cash proceeds are in excess of the amount of the quarterly amortization payment in a given quarter. For the avoidance of doubt, nothing in the New Miner Equipment Facility or New Miner Equipment Loans shall restrict the sale of any other assets or equipment by the New Equipment Borrower that is not Equipment Collateral.

Covenants	Customary for an equipment loan.

Financial Covenants:	Customary for an equipment loan.

Representations and Warranties	Customary for an equipment loan.

Reporting:	Customary for an equipment loan.

Events of Default:	Customary for an equipment loan.

Governing Law and Submission to Exclusive Jurisdiction:	State of New York.

Professional Fees:	Capped at $4.0 million among the Settling Miner Equipment Lenders, as allocated by the Settling Miner Equipment Lenders among themselves.

3

Exhibit G

New Warrants Term Sheet

New Warrants Term Sheet

Set forth below is a high-level summary of certain key terms and conditions for each tranche of New Warrants (as defined below), to be issued pursuant to that certain joint chapter 11 plan, including all appendices, exhibits, schedules, and supplements thereto (including, without limitation, any appendices, schedules, and supplements to the Plan contained in the Plan Supplement), as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms thereof (the “Plan”), subject to the additional terms and conditions set forth in the RSA and the applicable Definitive Documents, by the Issuer (as defined below) to each holder of existing common stock (“Existing Common Interests”) issued by Core Scientific, Inc. (the “Company”) and holders of Allowed Section 510(b) Claims (as defined in the Plan). This Term Sheet does not purport to summarize all of the terms, conditions, representations and other provisions with respect to the transactions referred to herein, which will be set forth in the final agreements with respect to each tranche of New Warrants, and further determined in accordance with the RSA and the Plan. Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Plan.

Issuer	Reorganized Parent (the “Issuer”)

Warrant Agent	Computershare Trust Company, N.A.

Tranche 1 Warrants	A number of Tranche 1 warrants (the “Tranche 1 Warrants”) exercisable for the purchase of up to thirty percent (30%) of the New Common Interests, assuming no exercise of the Tranche 2 Warrants (as defined below) (subject to dilution to the extent of the exercise of the Tranche 2 Warrants).

Tranche 2 Warrants	A number of Tranche 2 warrants (the “Tranche 2 Warrants” and, together with the Tranche 1 Warrants, the “New Warrants”) initially exercisable for the purchase of up to twenty percent (20%) of the New Common Interests, on a fully diluted basis.

Exercisability

Tranche 1 Warrants: Exercisable at any time following the Effective Date of the Plan (the “Issuance Date”) through the applicable expiration date.

Tranche 2 Warrants: Exercisable at any time following a TEV Triggering Event through the applicable expiration date.

“TEV Triggering Event” means the Issuer having a Total Enterprise Value (definition to be agreed) of or greater than $2,500,000,000, calculated based on a 20-consecutive trading day VWAP of the New Common Interests.

Exercise Price	Tranche 1 Warrants: The Tranche 1 Warrants will have an initial exercise price per share equal to the equity value of the Issuer implied by a Total Enterprise Value of $1,875,000,000 (the “Tranche 1 Initial Exercise Price”).

Tranche 2 Warrants: The Tranche 2 Warrants will have an exercise price per share equal to $0.01 (the “Tranche 2 Exercise Price” and, each of the Tranche 1 Initial Exercise Price (as may be adjusted pursuant to the anti-dilution provisions below) and the Tranche 2 Exercise Price, an “Exercise Price”).

Expiration	The Tranche 1 Warrants will expire on the third anniversary of the Issuance Date; and the Tranche 2 Warrants will expire on the fifth anniversary of the Issuance Date.

Payment of Exercise Price

The issuance of New Common Interests pursuant to the exercise of the New Warrants shall be subject to payment in full by the holder of such New Warrant of the applicable Exercise Price by delivery of a certified or official bank check or by wire transfer of immediately available funds in the amount of the aggregate Exercise Price for such New Common Interests.

Alternatively, each Tranche 2 Warrant may be exercised on a “cashless” basis pursuant to which a holder shall be entitled to receive for each Tranche 2 Warrant exercised, a number of New Common Interests equal to such number of New Common Interests with respect to such Tranche 2 Warrant then being exercised multiplied by a fraction equal to (x) the Fair Market Value (as of the exercise date) of one New Common Interest, minus the applicable Exercise Price, divided by (y) such Fair Market Value. The definition of “Fair Market Value” shall be agreed among the Company, the Equity Committee, and the Requisite Consenting Creditors.

Anti-Dilution	The Tranche 1 Initial Exercise Price, in the case of the Tranche 1 Warrants, and the number of New Common Interests for which the Tranche 2 Warrants are exercisable, in the case of the Tranche 2 Warrants, will be subject to customary anti-dilution provisions for (i) stock splits, (ii) dividends consisting of New Common Interests, (iii) other stock subdivisions, combinations or reclassifications, (iv) rights offerings at discount, (v) tender offers or exchange offers at a premium, (vi) dividends or distributions to all holders of New Common Interests of capital stock (other than New Common Interests), indebtedness, rights or warrants to purchase capital stock (other than New Common Interests) or property or cash, (vii) mergers or consolidations and (viii) spin-offs, in each case, including customary exceptions and except any transaction constituting a Change of Control Event (as defined below) (such transactions in clauses (i) – (viii), each a “Specified Transaction”). For the avoidance of doubt, the Tranche 1 Initial Exercise Price shall not be adjusted in the event New Common Interests are issued as a result of the exercise of the Tranche 2 Warrants.

Notices of Certain Events	If the Issuer establishes a record date arising from any Specified Transaction that requires an adjustment to the New Warrants, the Issuer shall, to the extent permissible and practicable, use commercially reasonable efforts to notify the holders of New Warrants at least 10 days prior to such record date. In addition, at least 20 days before the date of any Specified Transaction requiring an adjustment to the New Warrants (other than a cash dividend), the Issuer shall, to the extent permissible and practicable, use commercially reasonable efforts to notify the holders of New Warrants of such event.

Change of Control/Black-Scholes Protection

For the Tranche 1 Warrants, in a Change of Control Event, Black-Scholes protections will apply with respect to any component of consideration payable in such Change of Control Event that is not freely tradeable stock that is listed on a national securities exchange (such freely tradeable, listed stock, “Stock Consideration”). With respect to the component of any consideration payable in respect thereof that is Stock Consideration, the exercise price of the Tranche 1 Warrants shall be adjusted and the Tranche 1 Warrants shall be assumed by the purchaser or continuing company or applicable parent entity thereof, and will remain outstanding as obligations thereof after the applicable transaction date.

For the Tranche 2 Warrants, in a Change of Control Event, Black-Scholes protections will apply with respect to any component of consideration payable in such Change of Control Event that is not Stock Consideration, as if the Tranche 2 Warrants had a per share exercise price calculated as if the Company had an enterprise value of $2,100,000,000. With respect to the component of any consideration payable in respect thereof that is Stock Consideration in such Change of Control Event, the number of new Common Interests for which the Tranche 2 Warrants are exercisable and the exercise price shall be adjusted to a non-penny warrant as if the Company had an enterprise value of $2,100,000,000, and the Tranche 2 Warrants shall be assumed by the purchaser or continuing company or applicable parent entity thereof and will remain outstanding as obligations thereof after the applicable transaction date. The calculation of applicable Black-Scholes protections will only apply to those Tranche 2 Warrants remaining outstanding at the time of the Change of Control Event (i.e., while initially exercisable for the purchase of up to twenty percent (20%) of the New Common Interests on a fully diluted basis, this 20% figure shall be subject to reduction for any Tranche 2 Warrants exercised prior to the Change of Control Event).

“Change of Control Event” means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its subsidiaries taken as a whole to any Person or (ii) the consummation of any purchase offer, tender offer or exchange offer, or the Issuer consummates a stock or share purchase agreement or other business combination (including any merger or consolidation) the result of which is that any Person becomes the beneficial owner, directly or indirectly, of more than 50% of the voting stock of the Issuer, measured by voting power rather than number of shares.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

For purposes of the Black-Scholes protections described herein, volatility shall be the lower of (i) sixty percent (60%) and (ii) the six-month realized volatility of the New Common Interests prior to the applicable transaction date. Further, a calculation agent acceptable to the Requisite Consenting Creditors will be named in the New Warrant Agreement to make the required Black-Scholes calculations.

Section 1145	The New Warrants, and the New Common Interests issuable thereunder, will be exempt from registration under the Securities Act of 1933 pursuant to Section 1145 of the Bankruptcy Code.

Non-Voting; No Dividends	The New Warrants shall not have any rights with respect to cash dividends and will not have any voting rights, in each case, unless and until exercised for New Common Interests, in which case holders will have the same rights to cash dividends and voting rights as holders of New Common Interests.

Amendments	Other than a Specified Transaction, Change of Control Event, or other transaction set out above, including, for the avoidance of doubt, the Black-Scholes protections, that requires an adjustment to the New Warrants, any amendment to the New Warrant Agreement shall require the approval of the holders of not less than a majority of the New Warrants; provided that (i) absent the written consent of each Holder of New Warrants affected thereby, the New Warrant Agreement shall not be amended in respect of an increase of the Exercise Price or revising the expiration date of each New Warrant to an earlier date and (ii) the Issuer and Warrant Agent may amend the New Warrant Agreement without holder consent for certain customary matters such as curing ambiguities and correcting a manifest error.

Other Terms and Conditions	As are customary for transactions of this nature, including, but not limited to, satisfactory documentation, including a New Warrant Agreement.

Governing Law	New York

Exhibit H

New M&M Lien Debt Term Sheet

New M&M Lien Debt Term Sheet

This term sheet (the “Term Sheet”) is Exhibit H to the Fourth Amended Joint Chapter 11 Plan of Core Scientific, Inc. and Its affiliated Debtors (the “Plan”). Capitalized terms used but not defined herein have the meanings given to them in the Plan.

Set forth below are the principal terms of each M&M Lien Takeback Debt obligation (each, an “Obligation”) to be issued to each Debt Holder (as defined herein) in respect of each M&M Lien Secured Claim of such Debt Holder. The Obligations will be subject to (a) the approval of the Bankruptcy Court and (b) emergence by the Debtors from the Chapter 11 Cases on the Effective Date, in accordance with (i) the Plan and (ii) any order entered by the Bankruptcy Court authorizing the M&M Lien Takeback Debt, which may be part of the order confirming the Plan (the “Confirmation Order”).

Debt Issuer:	The applicable Debtor that owns or leases the real property encumbered by the M&M Liens which secure the M&M Lien Secured Claim (such Debtor, the “Issuer”), in each case, as set forth on Exhibit I attached to the Plan.

Debt Holder:	The General Contractor which is the Holder of the M&M Lien Secured Claim (the “Debt Holder”), in each case, as set forth on Exhibit I attached to the Plan.

Principal Amount:	The amount of the Debt Holder’s M&M Lien Secured Claim attributable to the applicable real property encumbered by the M&M Liens which secure such Debt Holder’s Allowed M&M Lien Secured Claim (such amount, the “Principal”), in each case, as set forth on Exhibit I attached to the Plan.

Payment Recipient:

With respect to Obligations in respect of M&M Lien Secured Claims attributable to amounts secured by M&M Liens of only the Debt Holder: the Debt Holder.

With respect to Obligations in respect of M&M Lien Secured Claims attributable to amounts secured by M&M Liens of the Debt Holder and, in duplication, by M&M Liens of one or more Subcontractors: Issuer shall make payments directly to each Debt Holder and Subcontractor, pro rata in the percentages set forth next to each such Debt Holder and Subcontractor on Exhibit I attached to the Plan; provided, however, that upon delivery to the Issuer of a final and unconditional lien waiver and release duly executed by a Subcontractor, in recordable form and substance sufficient to permanently waive and release such Subcontractor’s M&M Liens, the Issuer shall make all further payments on account of such Obligations attributable to such Subcontractor’s pro rata percentages set forth next to such Subcontractor on Exhibit I attached to the Plan directly to the Debt Holder.

Each payment made directly to a Subcontractor shall reduce the amount of such Obligation, such Debt Holder’s M&M Secured Lien Claim, such Debt Holder’s M&M Lien, and such Subcontractor’s M&M Lien, in each case on a dollar-for-dollar basis.

Interest Rate:	Interest shall accrue at a rate of five percent (5.00%) per annum.

Payment Date:	The Obligations shall be payable in quarterly installments, payable on the last of each calendar quarter (each such payment date, a “Payment Date”) beginning on the first such date to occur after the Effective Date (e.g., if the Effective Date is on October 1, the first monthly payment date will be December 31) (such initial payment date, the “Initial Payment Date”).

Maturity Date:	The date that is ten (10) years after the Initial Payment Date.

Scheduled Amortization:	Years 1–2: Interest only shall be payable. Years 3–10: The Principal shall be fully amortized and payable in equal monthly installments.

Collateral and Security:	Each Obligation shall be secured by the M&M Liens in favor of the Debt Holder that encumber the applicable property (the “Collateral”).

Voluntary Prepayments:

Each Issuer shall have the right, exercisable at any time and from time to time, to voluntarily prepay the M&M Lien Takeback Debt in whole or in part, without premium or penalty.

Any voluntary prepayment of the Obligations shall be applied in inverse or direct order of maturity in the discretion of, and as specified in a notice accompanying such prepayment from, the Issuer.

Automatic Release of Mechanic’s Liens:	Any M&M Lien (i) of a Subcontractor, (ii) of the Debt Holder, or (iii) otherwise securing an Obligation shall be fully and finally extinguished upon the repayment in full of the applicable Obligation. Upon repayment in full of an Obligation, the Issuer is authorized to record (and granted power of attorney to effectuate such recordation) final, unconditional lien waivers, releases of lien, and such other documents or certificates required to fully and unconditionally release any such M&M Lien in the applicable real property records, and each applicable clerk is directed to accept such documentation.

Events of Default:

The occurrence of the following event shall constitute an “Event of Default” by Issuer: Issuer fails to pay any quarterly installment on the Payment Date when such quarterly installment becomes due, and such failure continues for sixty (60) days after the Debt Holder gives written notice thereof to Issuer.

With respect to each Obligation, unless and until an Event of Default occurs, each Debt Holder and Subcontractor whose M&M Liens secure amounts attributable to M&M Lien Secured Claims in respect of such Obligation shall be barred from foreclosing or otherwise enforcing such M&M Lien or otherwise taking adverse action against the Issuer of such Obligation with regard to any amounts secured by such M&M Lien.

Governing Law:	With respect of each Obligation, the State in which the real property encumbered by the M&M Liens securing the M&M Lien Secured Claims in respect of such Obligations is situated.

Documentation:	Each M&M Lien Takeback Debt Obligation shall be automatically deemed to be issued upon the Effective Date of the Plan.

2

Exhibit I

M&M Lien Claims Schedule

M&M Lien Claims Schedule1

Real Property Owned or Leased by Debtors	Lienholder/ Claimant	General Contractor or Subcontractor	General Contractor under applicable General Contract which gives rise to the M&M Liens and/or Claims	Proof of Claim Numbers Filed by Lienholder/ Claimant	Allowed Unsecured Claim Amount	Amount of Allowed M&M Lien	Amount of Allowed M&M Lien Secured Claim (which shall equal the amount of M&M Lien Takeback Debt to be issued to each General Contractor)	Amount of applicable M&M Takeback Debt to be repaid directly to such General Contractor or Subcontractor	Pro Rata Percentage of applicable M&M Lien Takeback Debt to be repaid directly to such General Contractor or Subcontractor
N/A	None	None	None	None	None	None	None	None	None

[1]

Assuming the Court grants the relief requested in the Debtors’ Motion For Entry of An Order (I) Authorizing (A) Assumption of McCarthy Contracts, As Amended in Accordance with the Settlement Agreement and (B) Entry into the Settlement Agreement, and (II) Granting Related Relief (Docket No. 1580), each M&M Lien Secured Claim held by a General Contractor will be satisfied pursuant to the applicable M&M Lien Settlement. Furthermore, the Debtors intend to file an objection to any remaining M&M Lien Secured Claims held by Subcontractors (including those that are not otherwise satisfied pursuant an M&M Lien Settlement). Thus, subject to entry of an order sustaining such objection, there will be no M&M Lien Secured Claims held by Subcontractors, and Class 5 will be vacant in accordance with section 3.4 of the Plan.

2

Exhibit J

Miner Equipment Lender Claims Schedule

Miner Equipment Lender Claims Schedule

Holder	Agreement(s)	Proof of Claim Number	Allowed Miner Equipment Lender Claim (as of Effective Date)[1]	Allowed Miner Equipment Lender Secured Claim (as of Effective Date)	Allowed Miner Equipment Lender Deficiency Claim (as of Effective Date)[2]	Collateral (# of Miners)	Principal of New Debt
							Default Miner Equipment Lender Treatment[3]	Miner Equipment Lender Treatment Election 2[4]
36th Street Capital Partners, LLC	36th Street Miner Agreement	294	$4,275,420.19	$1,016,211.33	$3,259,208.85	970	$1,016,211.33	$3,420,336.15

[1]

In accordance with section 1.182 of the Plan, the amounts in this column include post-petition interest at the Federal Judgment Rate (as defined in the Plan) accruing on the applicable Miner Equipment Lender Claim through a projected Effective Date of January 23, 2024. The amounts reflected herein do not include any legal or advisor fees or expenses, which shall be treated pursuant to section 2.5 of the Plan in accordance with section 5.13 of the Plan, whereby each Initial Settling Miner Equipment Lender shall be entitled to reasonable and documented fees and expenses, paid in cash; provided, that in no event shall the aggregate fees and expenses payable to all Settling Miner Equipment Lenders exceed $4,000,000.

[2]

In accordance with section 1.182 of the Plan, the amounts in this column include post-petition interest at the Federal Judgment Rate (as defined in the Plan) accruing on the applicable Miner Equipment Lender Claim through a projected Effective Date of January 23, 2024.

[3]	Equal to Allowed Secured Claim as of a projected Effective Date of January 23, 2024.
[4]	Equal to 80% of the applicable Miner Equipment Lender Claim (as of a projected Effective Date of January 23, 2024).

2

Holder	Agreement(s)	Proof of Claim Number		Allowed Miner Equipment Lender Claim (as of Effective Date)[1]	Allowed Miner Equipment Lender Secured Claim (as of Effective Date)	Allowed Miner Equipment Lender Deficiency Claim (as of Effective Date)[2]	Collateral (# of Miners)	Principal of New Debt
								Default Miner Equipment Lender Treatment[3]	Miner Equipment Lender Treatment Election 2[4]
Anchorage Lending CA, LLC	Anchorage Agreements	362		$27,243,189.31	$4,732,276.58	$22,510,912.72	5,354	$4,732,276.58	$21,794,551.44
Barings (Consolidated)[5]	Barings (Consolidated)			$69,309,117.44	$12,316,472.00	$56,992,645.44	14,181	$12,316,472.00	$55,447,293.95
Barings BDC, Inc.	Barings Agreements	432	[6]
Barings Capital Investment Corporation	Barings Agreements	443	[7]

[5]	The Debtors have reflected the Barings entities on a consolidated basis. The Debtors may amend this schedule to reflect amounts allocated for each entity.
[6]	Any other Proofs of Claim filed by Barings BDC, Inc., including Proofs of Claim Nos. 438, 444, 453, 455, 460, 466, 467, 473, 477, and 478, are Disallowed.
[7]	Any other Proofs of Claim filed by Barings Capital Investment Corporation, including Proofs of Claim Nos. 440, 449, 451, 454, 457, 461, 463, 464, 472, and 475, are Disallowed.

3

Holder	Agreement(s)	Proof of Claim Number		Allowed Miner Equipment Lender Claim (as of Effective Date)[1]	Allowed Miner Equipment Lender Secured Claim (as of Effective Date)	Allowed Miner Equipment Lender Deficiency Claim (as of Effective Date)[2]	Collateral (# of Miners)	Principal of New Debt
								Default Miner Equipment Lender Treatment[3]	Miner Equipment Lender Treatment Election 2[4]
Barings Private Credit Corp.	Barings Agreements	442	[8]
BlockFi Lending LLC	BlockFi Agreements	447	[9]	$58,570,330.18	$15,064,256.50	$43,506,073.68	14,508	$15,064,256.50	$46,856,264.14
Jack Novak	Novak Agreements	224	[10]	$10,566,395.88	$0.00	$10,566,395.88	N/A	$0.00	$8,453,116.70
MassMutual Asset Finance LLC	MassMutual Agreements	298	[11]	$45,889,640.44	$14,899,759.00	$30,989,881.44	15,066	$14,899,759.00	$36,711,712.35

[8]	Any other Proofs of Claim filed by Barings Private Credit Corp., including Proofs of Claim Nos. 433, 446, 450, 452, 458, 462, 465, 470, 471, and 474, are Disallowed.
[9]	A Proof of Claim No. 423 filed by BlockFi Lending LLC is Disallowed.
[10]	Any other Proofs of Claim filed by Jack Novak, including Proof of Claim No. 201, are Disallowed.
[11]	Any other Proofs of Claim filed by MassMutual Asset Finance LLC, including Proof of Claim No. 319, are Disallowed.

4

Holder	Agreement(s)	Proof of Claim Number		Allowed Miner Equipment Lender Claim (as of Effective Date)[1]	Allowed Miner Equipment Lender Secured Claim (as of Effective Date)	Allowed Miner Equipment Lender Deficiency Claim (as of Effective Date)[2]	Collateral (# of Miners)	Principal of New Debt
								Default Miner Equipment Lender Treatment[3]	Miner Equipment Lender Treatment Election 2[4]
Stonebriar Commercial Finance LLC	Stonebriar Agreement	490		$7,621,518.92	$1,516,622.67	$6,104,896.25	1,465	$1,516,622.67	$6,097,215.13
Trinity Capital Inc.	Trinity Agreements OpCo	370		$18,232,228.22	$4,202,208.67	$14,030,019.55	4,001	$4,202,208.67	$14,585,782.57
Trinity Capital Inc.	Trinity Agreement Parent	371		$10,087,481.72	$1,781,078.00	$8,306,403.72	1,811	$1,781,078.00	$8,069,985.37
Wingspire Equipment Finance LLC (f/k/a Liberty Commercial Finance LLC)	Liberty Miner Agreements	402	[12]	$2,635,359.15	$1,113,778.67	$1,521,580.49	1,070	$1,113,778.67	$2,108,287.32

[12]

For the avoidance of doubt, the Allowed Claim amounts set forth in this schedule relate only to the Liberty Miner Agreements and not the Liberty Non-Miner Agreements. Wingspire Equipment Finance LLC’s Claim with regard to the Liberty Non-Miner Agreements is treated in Class 4 as set forth in section 4.4 of the Plan.

5

Exhibit K

Secured Mortgage Claims Schedule

Secured Mortgages Claims Schedule

Holder	Agreement(s)	Proof of Claim Number or Schedule Number	Allowed Secured Claim
Brown Corporation	Brown Agreement	502[1]	$187,819.93

Holliwood LLC	Holliwood Agreements	504	$571,961.55, plus (i) post-petition interest accruing at ten-percent (10%), plus (ii) reasonable and documented legal fees and expenses of Holliwood LLC relating to the Secured Mortgage Claim (Holliwood) and the Chapter 11 Cases not to exceed $25,000.

[1]	Proof of Claim No. 502 shall be deemed Allowed only against American Property Acquisition, LLC.

Exhibit L

GUC Contingent Payment Obligations Term Sheet

GUC Contingent Payment Obligations Term Sheet

Set forth below are the terms and conditions for the GUC Contingent Payment Obligations of the Reorganized Parent (as defined in the Plan) to each Holder of Allowed General Unsecured Claims pursuant to that certain joint chapter 11 plan, including all appendices, exhibits, schedules, and supplements thereto (including, without limitation, any appendices, schedules, and supplements to the Plan contained in the Plan Supplement) (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms thereof, the “Plan”). Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Plan.

Holder:	Each Holder of Allowed General Unsecured Claims (each, a “Holder”).

Testing Periods:	The “Testing Period” shall begin on the Effective Date of the Plan and end on the date that is eighteen (18) months following the Effective Date (the “Testing Date”).

Subject Amounts:

Within forty-five (45) days following the Testing Date, the Reorganized Parent shall pay to each Holder (the “GUC Contingent Payment Obligation”):

New Common Interests (the “Subject Amount”) equal to the lesser of (i) such Holder’s Pro Rata Share of the GUC Contingent Payment Obligations Maximum Amount and (ii) the difference between (a) the GUC Equity Distribution[1] at Plan Value and (b) the value of the GUC Equity Distribution as implied by the volume weighted average of the closing price of the GUC Equity Distribution during the sixty (60) trading days prior to the Testing Date.

Termination:	To the extent that the value of the GUC Equity Distribution, as implied by the volume weighted average of the closing price during any twenty (20) trading days over any consecutive thirty (30) trading day period during the Testing Period, is equal to or in excess of the GUC Equity Distribution at Plan Value, Reorganized Parent shall not owe any amounts to the Holder and the GUC Contingent Payment Obligation shall be immediately extinguished.

Source of Subject Amounts:	Pursuant to Section 5.23(c) of the Plan, the Subject Amount shall be distributed by the Reorganized Parent from New Common Interests that have been treated as if issued as Disputed Class 8A Claim Shares and Disputed Class 11 Claim Shares following the disallowance or allowance of claims in amounts less than the maximum amounts treated as if issued for Disputed Class 8A Claims and/or Disputed Class 11 Claims.

GUC Contingent Obligations to Allowed Disputed Class 8A Claims:	To the extent a Disputed Class 8A Claim is Allowed subsequent to the Effective Date, the holder of such allowed claim shall receive a GUC Contingent Payment Obligation pursuant to the terms herein, regardless as to whether the GUC Contingent Payment Obligations issued to other claim holders have otherwise terminated. For the avoidance of doubt, (i) the terms of the GUC Contingent Obligation shall come into effect, and the Testing Period shall begin, on the date such holder of an Allowed GUC Claim receives its GUC Equity Distribution and (ii) the Testing Date shall not be amended, revised, or otherwise modified for any GUC Contingent Obligation delivered to such holder of an Allowed Class 8A Claim.

Distribution of Excess Amounts to Class 11 and Class 12:	To the extent either (i) all potential GUC Contingent Payment Obligations are terminated prior to the Testing Date or (ii) the Subject Amount is the less than the GUC Contingent Payment Obligations Maximum Amount, the New Common Interests that are not distributable to Holders shall be distributed to holders of Class 11 and Class 12 Claims on a pro rata basis.

Calculation Agent:	The Subject Amounts shall be determined by a Calculation Agent, which Calculation Agent shall be mutually acceptable to the Debtors and the Creditors’ Committee and chosen prior to the Effective Date.

Assignability/Characterization:	The GUC Contingent Payment Obligations shall not be freely assignable, transferrable, or tradeable. The GUC Contingent Payment Obligations shall not be certificated. The GUC Contingent Payment Obligations shall not be considered a “security.”

Entire Agreement:	This Term Sheet, and the applicable related provisions of the Plan, constitute the full and entire understanding and agreement with regards to the GUC Contingent Payment Obligations.

[1]	“GUC Equity Distribution” means New Common Interests distributed to such Holder pursuant to Sections 4.8(c)(x) and (y) of the Plan.

Exhibit B

Confirmation Notice

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

§
In re:	§	Chapter 11
§
CORE SCIENTIFIC, INC., et al.,	§	Case No. 22-90341 (CML)
§
	§	(Jointly Administered)
Debtors.[1]	§
§

NOTICE OF ENTRY OF

ORDER (I) CONFIRMING FOURTH AMENDED JOINT

CHAPTER 11 PLAN OF CORE SCIENTIFIC, INC. AND ITS AFFILIATED

DEBTORS AND (II) APPROVING DISCLOSURE STATEMENT ON A FINAL BASIS

PLEASE TAKE NOTICE that on January [•], 2024, the Honorable Christopher M. Lopez, United States Bankruptcy Judge for the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), entered the Findings of Fact, Conclusions of Law, and Order (I) Approving Disclosure Statement on a Final Basis and (II) Confirming Fourth Amended Joint Chapter 11 Plan of Core Scientific, Inc. and Its Affiliated Debtors (Docket No. [•]) (the “Confirmation Order”) confirming the Fourth Amended Joint Chapter 11 Plan of Core Scientific, Inc. and Its Affiliated Debtors (With Technical Modifications), dated January 15, 2024 (Docket No. 1722) (as supplemented, the “Plan”).2

PLEASE TAKE FURTHER NOTICE that copies of the Confirmation Order, Plan, and Disclosure Statement may be obtained free of charge by visiting the website maintained by Stretto, Inc. (“Stretto”) at https://cases.stretto.com/CoreScientific. Parties may also obtain any documents filed in the Chapter 11 Cases for a fee via PACER at https://www.pacer.gov/. Please note that a PACER password and login are required to access documents via PACER.

PLEASE TAKE FURTHER NOTICE that the Plan and the provisions thereof are binding on the Debtors, the Reorganized Debtors, any Holder of a Claim against, or Interest in, the Debtors and such Holder’s respective successors and assigns, whether or not the Claim or Interest of such holder is impaired under the Plan and whether or not such Holder voted to accept the Plan.

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are as follows: Core Scientific Mining LLC (6971); Core Scientific, Inc. (3837); Core Scientific Acquired Mining LLC (6074); Core Scientific Operating Company (5526); Radar Relay, Inc. (0496); Core Scientific Specialty Mining (Oklahoma) LLC (4327); American Property Acquisition, LLC (0825); Starboard Capital LLC (6677); RADAR LLC (5106); American Property Acquisitions I, LLC (9717); and American Property Acquisitions VII, LLC (3198). The Debtors’ corporate headquarters is 210 Barton Springs Road, Suite 300, Austin, Texas 78704. The Debtors’ service address is 2407 S. Congress Ave, Suite E-101, Austin, Texas 78704.

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

Dated: January [•], 2024

  Houston, Texas

Respectfully submitted,

/s/ DRAFT
WEIL, GOTSHAL & MANGES LLP
Clifford W. Carlson (24090024)
Austin B. Crabtree (24109763) 700 Louisiana Street, Suite 3700
Houston, Texas 77002
Telephone: (713) 546-5000
Facsimile: (713) 224-9511
Email: Clifford.Carlson@weil.com
Austin.Crabtree@weil.com

-and-

WEIL, GOTSHAL & MANGES LLP
Ray C. Schrock (admitted pro hac vice)
Ronit J. Berkovich (admitted pro hac vice) 767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007
Email: Ray.Schrock@weil.com
Ronit.Berkovich@weil.com

Attorneys for Debtors and Debtors in Possession

2

Exhibit C

Consummation Notice

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

§
In re:	§	Chapter 11
§
CORE SCIENTIFIC, INC., et al.,	§	Case No. 22-90341 (CML)
§
	§	(Jointly Administered)
Debtors.[1]	§
§

NOTICE OF EFFECTIVE DATE OF

FOURTH AMENDED JOINT CHAPTER 11 PLAN OF

CORE SCIENTIFIC, INC. AND ITS AFFILIATED DEBTORS

PLEASE TAKE NOTICE that on January [•], 2024, the Honorable Christopher M. Lopez, United States Bankruptcy Judge for the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), entered the Findings of Fact, Conclusions of Law, and Order (I) Approving Disclosure Statement on a Final Basis and (II) Confirming Fourth Amended Joint Chapter 11 Plan of Core Scientific, Inc. and Its Affiliated Debtors (Docket No. [•]) (the “Confirmation Order”) confirming the Fourth Amended Joint Chapter 11 Plan of Core Scientific, Inc. and Its Affiliated Debtors (With Technical Modifications), dated January 15, 2024 (Docket No. 1722) (as supplemented, the “Plan”).2

PLEASE TAKE FURTHER NOTICE that on January [•], 2024 all conditions precedent to consummation of the Plan were satisfied or waived in accordance with Article IX of the Plan. Further, no stay of the Confirmation Order is in effect. Accordingly, January [•], 2024 is the Effective Date of the Plan. As of the Effective Date, the injunction set forth in section 10.5 of the Plan is now in place.

PLEASE TAKE FURTHER NOTICE that in accordance with section 8.1 of the Plan, on the Effective Date, except as otherwise provided in the Plan and subject to section 8.5 of the Plan governing Employee Arrangements, all Executory Contracts and Unexpired Leases to which any of the Debtors are parties shall be deemed to be assumed except for any Executory Contract or Unexpired Lease that (i) was previously assumed or rejected by the Debtors, pursuant to Final Order of the Bankruptcy Court, (ii) previously expired or terminated pursuant to its own terms or by agreement of the parties thereto, (iii) is the subject of a motion to reject Filed by the Debtors on or before the Confirmation Date, or (iv) is specifically designated as a contract or lease to be rejected on the Schedule of Rejected Contracts. As of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions or rejections provided for in the Plan pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are as follows: Core Scientific Mining LLC (6971); Core Scientific, Inc. (3837); Core Scientific Acquired Mining LLC (6074); Core Scientific Operating Company (5526); Radar Relay, Inc. (0496); Core Scientific Specialty Mining (Oklahoma) LLC (4327); American Property Acquisition, LLC (0825); Starboard Capital LLC (6677); RADAR LLC (5106); American Property Acquisitions I, LLC (9717); and American Property Acquisitions VII, LLC (3198). The Debtors’ corporate headquarters is 210 Barton Springs Road, Suite 300, Austin, Texas 78704. The Debtors’ service address is 2407 S. Congress Ave, Suite E-101, Austin, Texas 78704.

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

PLEASE TAKE FURTHER NOTICE that copies of the Confirmation Order, Plan and Disclosure Statement may be obtained free of charge by visiting the website maintained by Stretto, Inc. (“Stretto”) at https://cases.stretto.com/CoreScientific. Parties may also obtain any documents filed in the Chapter 11 Cases for a fee via PACER at https://www.pacer.gov/. Please note that a PACER password and login are required to access documents via PACER.

PLEASE TAKE FURTHER NOTICE that the Plan and the provisions thereof (including the exhibits and schedules thereto and all documents and agreements executed pursuant thereto or in connection therewith), the Plan Documents, the Plan Supplement, and the Confirmation Order are effective and enforceable and shall bind the Reorganized Debtors, the Released Parties, the Exculpated Parties, all Holders of Claims and Interests (irrespective of whether such Claims or Interests are Impaired under the Plan or whether the Holders of such Claims or Interests accepted or are deemed to have accepted the Plan), any other Person giving, acquiring, or receiving property under the Plan, any and all non-Debtor parties to Executory Contracts and Unexpired Leases with any of the Debtors, any other party in interest in the Chapter 11 Cases, and the respective heirs, executors, administrators, successors, or assigns, if any, of any of the foregoing. All settlements, compromises, releases (including, without limitation, the releases set forth in section 10.6 of the Plan), waivers, discharges, exculpations, and injunctions set forth in the Plan are effective and binding on any Person or Entity that may have had standing to assert any settled, compromised, released, waived, discharged, exculpated, or enjoined Causes of Action.

[Remainder of Page Intentionally Left Blank]

2

Dated: January [•], 2024

   Houston, Texas

Respectfully submitted,

/s/ DRAFT
WEIL, GOTSHAL & MANGES LLP
Clifford W. Carlson (24090024)
Austin B. Crabtree (24109763) 700 Louisiana Street, Suite 3700
Houston, Texas 77002
Telephone: (713) 546-5000
Facsimile: (713) 224-9511
Email: Clifford.Carlson@weil.com
Austin.Crabtree@weil.com

-and-

WEIL, GOTSHAL & MANGES LLP
Ray C. Schrock (admitted pro hac vice)
Ronit J. Berkovich (admitted pro hac vice) 767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007
Email: Ray.Schrock@weil.com
Ronit.Berkovich@weil.com

Attorneys for Debtors
and Debtors in Possession

3